SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



            _____________________________________________________



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):

                               January 10, 1996


                               URS CORPORATION
            (Exact name of registrant as specified in its charter)

                  1-7567                       94-1381538
           (Commission File Number)          (I.R.S. Employer
                                           Identification Number)


                                   Delaware

                (State or other jurisdiction of incorporation)


                       100 California Street, Suite 500
                    San Francisco, California  94111-4529
            (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:
                                (415) 774-2700







                           Exhibit Index on Page 4



                                Page 1 of 424






            Item 5.   Other Events.
                      ------------
                 On January 10, 1996, URS Corporation ("URS") and Greiner Engineering, Inc. ("Greiner") executed an Agreement and Plan of Merger, dated as of January 10, 1996, pursuant to which URS Acquisition Corporation, a wholly-owned subsidiary of URS, will be merged with and into Greiner and each outstanding share of the Common Stock of Greiner will be converted into the right to receive (i) 0.298 shares of the Common Stock of URS, and
       (ii) $13.50 in cash, for an aggregate acquisition price of approximately $63.5 million and 1.4 million shares of URS common stock (the "Acquisition"). As a result of the Acquisition, Greiner will become a wholly-owned subsidiary of URS. The transaction remains subject to Greiner stockholder approval and other closing conditions.

                 URS also executed a Credit Agreement, dated as of January 10, 1996, by and among URS, as Borrower, the Financial Institutions listed therein as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders, pursuant to which the Lenders will make secured term loans aggregating $50 million which will mature in 2002 and 2003 and provide a secured $20 million revolving credit facility expiring in 1999 to finance the Acquisition and to provide for the working capital needs of URS thereafter.

            Item 7.   Financial Statements, Pro Forma Financial
                      Information and Exhibits.
                      -----------------------------------------
                 (c)  The following exhibits are furnished in
       accordance with the provisions of Item 601 of Regulation S-K:

                 Exhibit Number      Exhibit
                 --------------      -------
                      2(a)           Agreement and Plan of Merger,
                                     dated as of January 10, 1996,
                                     between URS Corporation, URS
                                     Acquisition Corporation Greiner
                                     Engineering, Inc., a Nevada
                                     corporation

                      20(a)          Press Release issued January 11,
                                     1996

                      99(a)          Credit Agreement, dated as of
                                     January 10, 1996, by and among
                                     URS Corporation, the Financial
                                     Institutions listed therein as
                                     Lenders, and Wells Fargo Bank,
                                     National Association, as
                                     Administrative Agent for the
                                     Lenders





                                Page 2 of 424


                                  SIGNATURE
                                  ---------


                 Pursuant to the requirements of the Securities
       Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Dated:  January 12, 1996

                                URS CORPORATION


                                By:  /s/ Kent P. Ainsworth
                                     --------------------------
                                     Kent P. Ainsworth
                                     Vice President and
                                     Chief Financial Officer
                                     (Principal Accounting Officer)





































                                Page 3 of 424


                              INDEX TO EXHIBITS
                              -----------------

       Exhibit                                           Sequentially
       Number         Exhibit                            Numbered Page
       ---------------------------------------------------------------
       2(a)           Agreement and Plan of Merger,             5
                      dated as of January 10, 1996,
                      between URS Corporation, URS
                      Acquisition Corporation Greiner
                      Engineering, Inc., a Nevada
                      corporation

       20(a)          Press Release issued                     59
                      January 11, 1996

       99(a)          Credit Agreement, dated as of            61
                      January 10, 1996, by and among
                      URS Corporation, the Financial
                      Institutions listed therein as
                      Lenders, and Wells Fargo Bank,
                      National Association, as
                      Administrative Agent for the
                      Lenders

































                                Page 4 of 424


                                  Exhibit 2(a)
                                  ------------













                           AGREEMENT AND PLAN OF MERGER

                                      AMONG

                            GREINER ENGINEERING, INC.,

                                 URS CORPORATION,

                                       AND

                           URS ACQUISITION CORPORATION


                                 January 10, 1996




























                                Page 5 of 424


                                TABLE OF CONTENTS

         RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . .   1

         AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .   2

         ARTICLE 1.     THE MERGER . . . . . . . . . . . . . . . . .   2

              1.1       Merger of the Subsidiary into Greiner  . . .   2
              1.2       Effective Time of the Merger . . . . . . . .   2
              1.3       Effects of the Merger  . . . . . . . . . . .   2

         ARTICLE 2.     EFFECT OF MERGER ON CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS  . . . . . .   4

              2.1       Conversion of the Greiner Common Stock.  . .   4
              2.2       Conversion of the Subsidiary Common Stock  .   7
              2.3       Cancellation of Treasury Shares  . . . . . .   7
              2.4       Withholding Tax  . . . . . . . . . . . . . .   8

         ARTICLE 3.     CLOSING  . . . . . . . . . . . . . . . . . .   8

               3.1      Closing; Closing Date  . . . . . . . . . . .   8

         ARTICLE 4.     REPRESENTATIONS AND WARRANTIES OF GREINER  .   8

               4.1      Organization . . . . . . . . . . . . . . . .   8
               4.2      Capitalization . . . . . . . . . . . . . . .   9
               4.3      Subsidiaries . . . . . . . . . . . . . . . .   9
               4.4      Material Investments . . . . . . . . . . .    10
               4.5      Authority Relative to this Agreement . . . .  11
               4.6      Consents and Approvals; No Violations  . . .  11
               4.7      Greiner SEC Reports and Financial
                        Statements . . . . . . . . . . . . . . . . .  12
               4.8      Information Supplied . . . . . . . . . . . .  13
               4.9      Absence of Material Adverse and Other
                        Changes  . . . . . . . . . . . . . . . . . .  14
               4.10     Litigation . . . . . . . . . . . . . . . . .  14
               4.11     Absence of Undisclosed Liabilities . . . . .  15
               4.12     No Default . . . . . . . . . . . . . . . . .  15
               4.13     Properties, Liens, Etc.  . . . . . . . . . .  16
               4.14     Taxes  . . . . . . . . . . . . . . . . . . .  16
               4.15     Benefit Plans  . . . . . . . . . . . . . . .  17
               4.16     Employment Matters; Labor Relations  . . . .  21
               4.17     Intellectual Property  . . . . . . . . . . .  22
               4.18     Insurance  . . . . . . . . . . . . . . . . .  24
               4.19     Compliance with Applicable Law . . . . . . .  24
               4.20     Certain Contracts and Arrangements . . . . .  24
               4.21     Prohibited Payments  . . . . . . . . . . . .  25
               4.22     Powers of Attorney . . . . . . . . . . . . .  26
               4.23     Environmental Matters  . . . . . . . . . . .  26
               4.24     Regulatory Matters . . . . . . . . . . . . .  27

                                Page 6 of 424


               4.25     Immigration Reform and Control Act . . . . .  27
               4.26     Board Approvals; Opinion of Financial
                        Advisor  . . . . . . . . . . . . . . . . . .  28
               4.27     Brokers  . . . . . . . . . . . . . . . . . .  28
               4.28     Disclosure . . . . . . . . . . . . . . . . .  28
               4.29     Reliance . . . . . . . . . . . . . . . . . .  28

         ARTICLE 5.     REPRESENTATIONS AND WARRANTIES OF URS  . . .  28

               5.1      Organization . . . . . . . . . . . . . . . .  28
               5.2      Capitalization . . . . . . . . . . . . . . .  29
               5.3      Authority Relative to this Agreement . . . .  30
               5.4      Consents and Approvals; No Violations  . . .  30
               5.5      URS SEC Reports and Financial Statements . .  31
               5.6      Information Supplied . . . . . . . . . . . .  32
               5.7      Board Approvals; Opinion of Financial
                        Advisor  . . . . . . . . . . . . . . . . . .  32
               5.8      Brokers  . . . . . . . . . . . . . . . . . .  32
               5.9      Disclosure . . . . . . . . . . . . . . . . .  33

         ARTICLE 6.     PRE-CLOSING COVENANTS  . . . . . . . . . . .  33

              6.1       Covenants of All Parties . . . . . . . . . .  33
                        6.1.1     Advice of Changes  . . . . . . . .  33
                        6.1.2     Regulatory Approvals . . . . . . .  33
                        6.1.3     Confidentiality  . . . . . . . . .  33
                        6.1.4     Best Efforts . . . . . . . . . . .  34
                        6.1.5     Credit Agreement . . . . . . . . .  34

              6.2       Covenants of Greiner . . . . . . . . . . . .  34
                        6.2.1     Conduct of Business Pending
                                  Merger . . . . . . . . . . . . . .  34
                        6.2.2     Stockholders' Meeting; Proxy
                                  Statement  . . . . . . . . . . . .  37
                        6.2.3     Acquisition Proposals  . . . . . .  37
                        6.2.4     Maintenance of Business  . . . . .  38
                        6.2.5     Access . . . . . . . . . . . . . .  38
                        6.2.6     Liability Insurance  . . . . . . .  39

               6.3      Covenants of URS . . . . . . . . . . . . . .  39
                        6.3.1     Registration Statement . . . . . .  39
                        6.3.2     Listing Agreement  . . . . . . . .  39

         ARTICLE 7.     CONDITIONS TO CONSUMMATION OF THE MERGER . .  40

               7.1      Conditions to Obligations of Greiner . . . .  40
                        7.1.1     Representations and
                                  Warranties True at Closing . . . .  40
                        7.1.2     Covenants Performed  . . . . . . .  40
                        7.1.3     Certificate  . . . . . . . . . . .  40
                        7.1.4     Approval of Stockholders . . . . .  40
                        7.1.5     Opinion of Counsel . . . . . . . .  40

                                Page 7 of 424


                        7.1.6     Form S-4 . . . . . . . . . . . . .  41
                        7.1.7     Merger Documents . . . . . . . . .  41
                        7.1.8     Material Adverse Changes . . . . .  41
                        7.1.9     HSR Filing . . . . . . . . . . . .  41

               7.2      Conditions to Obligations of URS and
                        the Subsidiary . . . . . . . . . . . . . . .  41
                        7.2.1     Representations and
                                  Warranties True at Closing . . . .  42
                        7.2.2     Covenants Performed  . . . . . . .  42
                        7.2.3     Certificate  . . . . . . . . . . .  42
                        7.2.4     Approval of Stockholders . . . . .  42
                        7.2.5     Opinion of Counsel . . . . . . . .  42
                        7.2.6     Form S-4 . . . . . . . . . . . . .  43
                        7.2.7     Merger Documents . . . . . . . . .  43
                        7.2.8     Material Adverse Changes . . . . .  43
                        7.2.9     HSR Filing . . . . . . . . . . . .  43
                        7.2.10    Consents . . . . . . . . . . . . .  43
                        7.2.11    No Litigation  . . . . . . . . . .  43
                        7.2.12    Credit Agreement . . . . . . . . .  43

         ARTICLE 8.     ADDITIONAL AGREEMENTS  . . . . . . . . . . .  44

              8.1       Public Announcements . . . . . . . . . . . .  44
              8.2       Confidentiality  . . . . . . . . . . . . . .  44
              8.3       Additional Agreements  . . . . . . . . . . .  44
              8.4       Use of Name  . . . . . . . . . . . . . . . .  44
              8.5       Employee Matters   . . . . . . . . . . . . .  44
              8.6       Non-Liability of Agents and Stockholders . .  45
              8.7       Greiner Engineering, Inc. Performance Plan
                        and Employee Stock Ownership Plan  . . . . .  45

         ARTICLE 9.     TERMINATION  . . . . . . . . . . . . . . . .  46

              9.1       Termination  . . . . . . . . . . . . . . . .  46
              9.2       Effect of Termination and Abandonment  . . .  47
              9.3       Amendment  . . . . . . . . . . . . . . . . .  47
              9.4       Extension; Waiver  . . . . . . . . . . . . .  47

         ARTICLE 10.    MISCELLANEOUS  . . . . . . . . . . . . . . .  48

              10.1      Survival of Representations and Warranties .  48
              10.2      Entire Agreement; Modification; Waiver . . .  48
              10.3      Counterparts . . . . . . . . . . . . . . . .  48
              10.4      Assignment . . . . . . . . . . . . . . . . .  48
              10.5      Fees and Expenses  . . . . . . . . . . . . .  48
              10.6      Notices  . . . . . . . . . . . . . . . . . .  49
              10.7      Governing Law  . . . . . . . . . . . . . . .  50
              10.8      Further Action . . . . . . . . . . . . . . .  50
              10.9      No Third Party Beneficiary . . . . . . . . .  50
              10.10     Effect of Headings . . . . . . . . . . . . .  50
              10.11     Severability . . . . . . . . . . . . . . . .  50

                                Page 8 of 424


                          Agreement and Plan of Merger
                          ----------------------------

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                   THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is entered into as of January 10, 1996, by and among GREINER ENGINEERING, INC., a Nevada corporation ("Greiner"), URS CORPORATION, a Delaware corporation ("URS"), and URS ACQUISITION CORPORATION, a Nevada corporation (the "Subsidiary"). Greiner is sometimes referred to herein as the "Surviving Corporation" and Greiner and the Subsidiary are sometimes collectively referred to herein as the "Constituent Corporations."

         RECITALS
         --------
              A. Greiner is a corporation duly organized and existing under the laws of the State of Nevada, having as of the date hereof authorized capital stock consisting of (i) 20,000,000 shares of common stock, par value $0.50 per share (the "Greiner Common Stock"), of which as of the date hereof, 4,704,642 are issued and outstanding, 121,092 are issued and held in treasury, and 15,174,266 are reserved for issuance, and
         (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding.

              B. URS is a corporation duly organized and existing under the laws of the State of Delaware, having as of the date hereof authorized capital stock consisting of (i) 20,000,000 shares of common stock, par value $0.01 per share (the "URS Common Stock"), of which as of the date hereof, 7,167,591 are issued and outstanding, 287,000 are issued and held in treasury, and 12,545,409 are reserved for issuance, and
         (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding.

              C. The Subsidiary is a corporation duly organized and existing under the laws of the State of Nevada, having as of the date hereof authorized capital stock consisting of 100 shares of common stock, par value $1.00 per share (the "Subsidiary Common Stock"), all of which have been issued to, and are owned by, URS.

              D. URS, Greiner and the Subsidiary have determined that it is advisable that the Subsidiary be merged with and into Greiner on the terms and conditions set forth herein and pursuant to the applicable statutes and regulations (the "Merger").

                                Page 9 of 424


              E. The respective boards of directors of Greiner, URS and the Subsidiary have authorized and approved the execution, delivery and the performance of this Agreement and the transactions contemplated hereby, and the board of directors of Greiner has directed that this Agreement be submitted to the stockholders of Greiner for consideration of and vote upon the approval of this Agreement.

         AGREEMENT
         ---------
                   NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and subject to the terms and conditions hereof, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE 1.

                                    THE MERGER
                                    ----------
              Section  1.1   MERGER OF THE SUBSIDIARY INTO GREINER.
         Upon the terms and subject to the conditions set forth in this
         Agreement, and in accordance with the Nevada Business Corporation Law set forth in Title 7 of the Nevada Revised Statues (the "Nevada Law"), at the Effective Time of the Merger (as defined in Section 1.2 below), the Subsidiary shall be merged with and into Greiner, and the separate existence of the Subsidiary shall thereupon cease, and Greiner shall continue its corporate existence as the surviving corporation of the Merger under the laws of the State of Nevada under the name of Greiner Engineering, Inc., and Greiner shall succeed to and assume all the rights and obligations of the Subsidiary in accordance with the Nevada Law.

              Section 1.2 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, as soon as practicable after the Closing Date, the parties shall file articles of merger, certificate of merger or other appropriate documents (in any such case, the "Merger Documents"), executed in accordance with the relevant provisions of the Nevada Law and shall make all other filings or recordings required under the Nevada Law. The Merger shall become effective at such time as the Merger Documents are duly filed with the Secretary of State of the State of Nevada, or at such other time as the parties hereto shall agree should be specified in the Merger Documents (the "Effective Time of the Merger").

              Section 1.3 EFFECTS OF THE MERGER. At the Effective Time of the Merger:

                                Page 10 of 424


                   (a)  the separate corporate existence of the
         Subsidiary shall cease and the Subsidiary shall be merged with and into Greiner, which shall be the Surviving Corporation, and all of the assets of the Subsidiary shall become the property of Greiner as the Surviving Corporation of the Merger, subject to the liabilities of the Subsidiary as of the Effective Time of the Merger;

                   (b) the Articles of Incorporation of Greiner, as in effect immediately prior to the Effective Time of the Merger, shall be the Articles of Incorporation of the Surviving
         Corporation, and may be amended thereafter as provided by law;

                   (c) the by-laws of Greiner, as in effect immediately prior to the Effective Time of the Merger, shall be the by-laws of the Surviving Corporation; such by-laws may be amended thereafter in accordance with their terms and as provided by law;

                   (d) the directors of the Subsidiary immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and by-laws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their successors are elected and duly qualified; if at the Effective Time of the Merger, any of the foregoing persons shall for any reason be unwilling or unable to serve, the resulting vacancy shall be filled as provided in such by-laws;

                   (e) the officers of Greiner immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation, each of such officers to hold office, subject to the applicable provisions of the Articles of Incorporation and by-laws of the Surviving Corporation, at the pleasure of the board of directors of the Surviving Corporation and until their successors are elected and duly qualified; and

                   (f) the Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of each of the Constituent Corporations; and all the property, real, personal or mixed, including causes of action and every other asset of each of the Constituent Corporations, shall vest in the Surviving Corporation without further act or deed. The Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Corporations. No liability or obligation due or to become due, claim or demand for any cause existing against either of the Constituent Corporations, or any stockholder, officer or director thereof, shall be released or impaired by the Merger. No action or proceeding, whether civil or criminal, then

                                Page 11 of 424


         pending by or against the Constituent Corporations, or any stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, or the Surviving Corporation may be substituted in such action or special proceeding in place of the Constituent Corporations.

                                    ARTICLE 2.

                        EFFECT OF MERGER ON CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS
                         -------------------------------
              Section 2.1  CONVERSION OF THE GREINER COMMON STOCK.

                   (a) CONVERSION; MERGER CONSIDERATION. At the Effective Time of the Merger, each share of the Greiner Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive (i) 0.298 shares of the URS Common Stock, and (ii) $13.50 in cash, all of which shall be payable upon the surrender of the certificate(s) formerly representing such shares of Greiner Common Stock. The cash and the URS Common Stock so deliverable is hereinafter collectively referred to as the "Merger Consideration."

                   (b) FRACTIONAL SHARES. No fractional shares of the URS Common Stock will be issued as a result of the Merger. In lieu of the issuance of any fractional shares of the URS Common Stock, holders of shares of the Greiner Common Stock who would otherwise have been entitled to receive a fraction of a share of the URS Common Stock shall be entitled to receive, from URS, an amount of cash, without interest, equal to the closing price of the URS Common Stock as reported on the New York Stock Exchange on the trading day immediately preceding the Closing
         Date as listed in The Wall Street Journal, multiplied by the
                           -----------------------
         fraction of a share of the URS Common Stock to which such
         holder would otherwise have been entitled.

                   (c) OPTIONS. At the Effective Time of the Merger, all options to purchase Greiner Common Stock (the "Greiner Options") issued under the 1981 Stock Option Plan of Greiner Engineering, Inc. (the "1981 Greiner Plan") or under the 1991 Stock Option Plan of Greiner Engineering, Inc. (the "1991 Greiner Plan") which remain outstanding at that time (whether or not previously exercisable or vested) shall, by virtue of the Merger, and without any further action on the part of Greiner or any holder of said Greiner Options, be cancelled. If, at the Effective Time of the Merger, the Exercise Price per share with respect to any Greiner Option (whether or not previously exercisable or vested) so cancelled (the "Exercise

                                Page 12 of 424


         Price") is less than the sum of (x) $13.50 per share, plus
         (y) 0.298 multiplied by the closing price per share of the URS Common Stock as reported on the New York Stock Exchange on the trading day immediately preceding the Closing Date as listed in The Wall Street Journal (the "Merger Value"), then the holder
         -----------------------
         of such Greiner Option shall be paid as soon as practicable following the Closing Date cash in an amount per each share of Greiner Common Stock subject to such option equal to the excess, if any, of the Merger Value over the Exercise Price. Notwithstanding anything to the contrary in this Section 2.1(c), pursuant to the terms of Section 6(b) of the 1981 Greiner Plan and Section 6(b) of the 1991 Greiner Plan, promptly following execution of this Agreement, Greiner shall give each holder of the Greiner Options (whether or not previously exercisable or vested) written notice that such Greiner Options will be cancelled in connection with the Merger and, shall permit said holders to exercise their Greiner Options and purchase Greiner Common Stock pursuant to the terms of the 1981 Greiner Plan and/or the 1991 Greiner Plan, as the case may be.

                   (d)  SURRENDER OF CERTIFICATES AND RECEIPT OF
         CONSIDERATION.
                        (1)  APPOINTMENT OF EXCHANGE AGENT; EXCHANGE
         FUND. As of the Effective Time of the Merger, URS shall deposit, or shall cause to be deposited with an exchange agent selected by URS and reasonably satisfactory to Greiner (the "Exchange Agent"), for the benefit of holders of the Greiner Common Stock, for exchange in accordance with this Article 2,
         (i) certificates representing the number of shares of the URS Common Stock issuable as part of the Merger Consideration, and
         (ii) cash in an amount equal to the aggregate cash component of the Merger Consideration, and (iii) cash to be paid in lieu of the issuance of fractional shares (such cash and certificates for the shares of URS Common Stock are hereinafter referred to collectively as the "Exchange Fund").

                        (2)  NOTICE TO GREINER STOCKHOLDERS.    As soon
         as reasonably practicable after the Effective Time of the Merger, URS shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates representing the Greiner Common Stock (A) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates for shares of the Greiner Common Stock shall pass, only upon delivery of the certificates for the shares of the Greiner Common Stock to the Exchange Agent, and shall be in such form and have such other provisions as URS may reasonably specify, and (B) instructions for use in effecting the surrender of the certificates for the shares of the Greiner Common Stock in exchange for the Merger Consideration.

                                Page 13 of 424


                        (3) SURRENDER OF GREINER STOCK CERTIFICATES. Upon surrender of a certificate for shares of the Greiner Common Stock (a "Greiner Stock Certificate") for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by URS, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor the number of whole shares of the URS Common Stock to which the holder of the Greiner Common Stock is entitled pursuant to this Article 2 plus that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Section 2.1, after giving effect to any required withholding tax, and the Greiner Stock Certificate for the shares of the Greiner Common Stock so surrendered shall forthwith be cancelled.

                        (4)  LIMITATIONS.  Notwithstanding any other
         provision of this Agreement, until holders of Greiner Stock Certificates representing shares of the Greiner Common Stock have surrendered them for exchange as provided herein, (1) no dividends or other distributions shall be paid with respect to any shares represented by such Certificates and no payment for fractional shares shall be made, and (2) without regard to when such Greiner Stock Certificates are surrendered for exchange as provided herein, no interest shall be paid on any dividends or other distributions or any payment for fractional shares. Upon surrender of a Greiner Stock Certificate, there shall be paid to the holder of such Greiner Stock Certificate the amount of any dividends or other distributions which theretofore became payable, but which were not paid by reason of the preceding sentence, with respect to the number of whole shares of URS Common Stock represented by the Greiner Stock Certificate or Certificates issued upon such surrender. If any certificate for URS Common Stock is to be issued in a name other than in which the Greiner Stock Certificate surrendered in exchange therefore is registered, it shall be a condition of such exchange that the person requesting such exchange pay any transfer or other taxes required by reason of the issuance of certificates for such shares of URS Common Stock in a name other than that of the registered holder of the Greiner Stock Certificate surrendered, or establish to the satisfaction of Greiner that such tax has been paid or is not applicable. Certificates of URS Common Stock issued to holders of Greiner Common Stock issued under a Greiner restricted stock plan shall bear legends substantially similar to the legends presently on the Greiner Common Stock Certificates and as required by applicable law.

                        (5) PAYMENT. The Exchange Agent shall within 15 business days of receipt of such Greiner Stock Certificate pay the holder of such Certificate, in immediately available

                                Page 14 of 424


         funds, the amount of cash into which the shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.1, and the Greiner Stock Certificate so surrendered shall be cancelled. In the event of a transfer of ownership of shares of Greiner Common Stock that is not registered in the transfer records of Greiner, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Greiner Stock Certificate or establish to the satisfaction of the Greiner that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.1, each Greiner Stock Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the amount of the Merger Consideration, without interest, into which the shares theretofore represented by such Greiner Stock Certificate shall be converted pursuant to Section 2.1. No interest will be paid or will accrue on the cash payable upon the surrender of any Greiner Stock Certificate.

                   (e) CANCELLATION OF THE GREINER COMMON STOCK. At the Effective Time of the Merger, all of the authorized and outstanding shares of the Greiner Common Stock shall be cancelled and cease to represent any interest in Greiner and such holders shall cease to have any rights of a stockholder of Greiner. From and after the Effective Time of the Merger, the holders of shares of the Greiner Common Stock outstanding immediately prior to the Effective Time of the Merger as such holders shall be entitled to receive only the Merger Consideration. From the Effective Time of the Merger, the holders of the shares of the Greiner Common Stock which shall be converted into the URS Common Stock pursuant to Section 2.1(a) shall have all of the rights of holders of the number of shares of the URS Common Stock into which such Greiner Common Stock has been converted.

              Section 2.2 CONVERSION OF THE SUBSIDIARY COMMON STOCK. At the Effective Time of the Merger, each share of the Subsidiary Common Stock outstanding immediately prior to the Effective Time of the Merger shall be converted into one (1) share of a newly-created class of $1.00 par value common stock of the Surviving Corporation.

              Section 2.3 CANCELLATION OF TREASURY SHARES. Any share of the Greiner Common Stock held in the treasury of Greiner at the Effective Time of the Merger shall be cancelled and retired at the Effective Time of the Merger and no shares shall be issuable with respect thereto.

                                Page 15 of 424


              Section 2.4  WITHHOLDING TAX.  The right of any
         shareholder to receive the Merger Consideration shall be subject to and reduced by the amount of any required tax withholding obligation.


                                   ARTICLE 3.

                                    CLOSING
                                    -------
              Section 3.1 CLOSING; CLOSING DATE. Unless this Merger Agreement shall have been terminated and the Merger abandoned pursuant to the provisions of Article 9, a closing ("Closing") shall take place at the offices of Messrs. Sheppard, Mullin, Richter & Hampton, Four Embarcadero Center, Suite 1700, San Francisco, CA 94111, at 10:00 A.M., California time, on the business day following approval of the Greiner stockholders as contemplated by Section 6.2.2, or at such other time and place as may be agreed upon in writing by the parties hereto (the "Closing Date").

                                    ARTICLE 4.

                    REPRESENTATIONS AND WARRANTIES OF GREINER
                    -----------------------------------------
              Except as otherwise disclosed to URS in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Greiner Disclosure Letter"), Greiner represents and warrants to URS and the Subsidiary as follows:

              Section 4.1 ORGANIZATION. Each of Greiner and the Greiner Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease, and operate its properties, and to carry on its business as now being conducted, except where the failure to be so organized, existing, and in good standing or to have such power and authority would not have a Greiner Material Adverse Effect (as defined below). Each of Greiner and the Greiner Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except in any such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Greiner Material Adverse Effect (defined below) on the Business Condition (defined below) of Greiner. For purposes of this
         Agreement:  (a) "Greiner Material Adverse Effect" means, when

                                Page 16 of 424


         used in connection with Greiner, any change or effect that is materially adverse to the Business Condition of Greiner, other than changes or effects resulting from (i) changes attributable to conditions affecting the engineering business generally,
         (ii) changes in general economic conditions, or (iii) changes attributable to the announcement or pendency of the Merger; and
         (b) "Business Condition" with respect to an entity shall mean the business, financial condition, results of operations, or assets (without giving effect to the consequences of the transactions contemplated by this Agreement) of such entity and its Subsidiaries taken as a whole.

              Section 4.2 CAPITALIZATION. The authorized capital stock of Greiner consists of 20,000,000 shares of Greiner Common Stock, par value $0.50 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share (the "Greiner Preferred Stock"). As of the date hereof, (i) 4,704,642 shares of Greiner Common Stock are issued and outstanding,
         (ii) options to acquire 377,650 shares of Greiner Common Stock are outstanding under all stock option plans and agreements of Greiner, (iii) 737,300 shares of Greiner Common Stock (including shares of Greiner Common Stock issuable upon exercise of the options identified in clause (ii) above) are reserved for issuance pursuant to all employee plans of Greiner, and (iv) there are no shares of Greiner Preferred Stock outstanding. All of the issued and outstanding shares of Greiner Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above or as specified in Section 4.2 of the Greiner Disclosure Letter, as of the date of this Agreement there are no shares of capital stock of Greiner issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Greiner to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. Except as provided in this Agreement or as set forth in Section 4.2 of the Greiner Disclosure Letter, after the Effective Time of the Merger, Greiner will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

              Section 4.3 SUBSIDIARIES. Section 4.3 of the Greiner Disclosure Letter identifies each corporation or other entity of which Greiner, directly or indirectly, owns or controls voting securities or other interests which are sufficient to elect a majority of the board of directors or others performing similar functions of such corporation or other entity (a "Greiner Subsidiary") and sets forth for each Greiner
         Subsidiary: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock; and (iii) the number of issued and outstanding shares of capital stock. Greiner owns directly or indirectly each of the outstanding

                                Page 17 of 424


         shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Greiner Subsidiary) of each of the Greiner Subsidiaries. Each of the outstanding shares of capital stock of each of the Greiner Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock of each Greiner Subsidiary is owned, directly or indirectly, by Greiner, free and clear of all liens, pledges, security interests, claims, or other encumbrances of any nature whatsoever ("Liens"). There are not now, and at Closing there will not be, (a) any issued or outstanding securities convertible into or exchangeable for, or any options, warrants, calls, subscriptions or other rights (preemptive or otherwise) to acquire, any shares of capital stock of any of the Greiner Subsidiaries; or (b) any agreements or contractual commitments obligating Greiner, or restricting Greiner's rights, to transfer, sell, or vote, the capital stock of the Greiner Subsidiaries owned by it, directly or indirectly.

              Section 4.4  MATERIAL INVESTMENTS.  Except as set forth in
         Section 4.4 of the Greiner Disclosure Letter, Greiner does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation (other than a Greiner Subsidiary), partnership, joint venture or other business association or entity that is material to Greiner. With respect to those entities indicated on Section 4.4 of the Greiner Disclosure Letter, Greiner has heretofore delivered to URS financial statements (audited to the extent available) and interim unaudited financial statements of each of such entities (through the most recently concluded fiscal quarter for each of such persons) and, to the best knowledge of Greiner, such financial statements fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto or in Section 4.4 of the Greiner Disclosure Letter), the financial condition of each thereof as at and the results of operations for the periods so indicated (subject to normal year-end adjustments in the case of the interim unaudited financial statements), and Greiner's disclosures with respect to its investment in each such entities otherwise included in the Greiner SEC Reports (as defined below) do not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or which are necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 4.4 of the Greiner Disclosure Letter, Greiner (or, as indicated thereon, a Greiner Subsidiary) has good and marketable title to the securities evidencing its investment in the entities indicated in Section

                                Page 18 of 424


         4.4 of the Greiner Disclosure Letter, which have been validly issued and are fully paid and nonassessable and are held by Greiner or a Greiner Subsidiary free and clear of any Lien, restraint on alienation, or any other restriction with respect of the transferability or assignability thereof (other than restrictions on transfer imposed by Federal or state securities laws).

              Section 4.5  AUTHORITY RELATIVE TO THIS AGREEMENT.
         Greiner has all requisite corporate power and authority to enter into this Agreement and subject, in the case of this Agreement, to approval of this Agreement by the stockholders of Greiner and to the consents and approvals set forth in Section
         4.6 below, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Greiner and the consummation by Greiner of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Greiner, including the unanimous approval of the Board of Directors of Greiner, and no other corporate proceedings on the part of Greiner are necessary to authorize this Agreement or the transactions contemplated hereby (except for approval by the stockholders of Greiner). This Agreement has been duly and validly executed and delivered by Greiner and constitutes a valid and binding agreement of Greiner, enforceable against Greiner in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

              Section 4.6  CONSENTS AND APPROVALS; NO VIOLATIONS.
         Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the HSR Act, Securities Act and Exchange Act, collectively, the "Governmental Requirements"), state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, state and local laws and regulations relating to licensing, and the filing of the Documents of Merger as required by the Nevada Law, no filing with, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority ("Government Entity") is necessary for the execution, delivery and performance of this Agreement by Greiner or the transactions contemplated by this Agreement. Neither the execution, delivery nor performance of this Agreement by Greiner, nor the consummation by Greiner of the transactions contemplated hereby, nor compliance by Greiner with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-Laws of Greiner or the Articles or

                                Page 19 of 424


         Certificate of Incorporation, as the case may be, or By-Laws of any of the Greiner Subsidiaries, (ii) except as set forth in
         Section 4.6(ii) of the Greiner Disclosure Letter, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Greiner or any of the Greiner Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, (iii) except as set forth in Section 4.6(iii) of the Greiner Disclosure Letter, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Greiner, any Greiner Subsidiary or any of their properties or assets, (iv) except as set forth in Schedule 4.6(iv) of the Greiner Disclosure Letter, result in the creation or imposition of any Lien on any asset of Greiner or any Greiner Subsidiary, or (v) except as set forth in Section 4.6(v) of the Greiner Disclosure Letter, cause the suspension or revocation of any certificates of need, accreditation, registrations, licenses, permits and other consents or approvals of governmental agencies or accreditation organizations, except in the case of clauses (ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a Greiner Material Adverse Effect.

              Section 4.7 GREINER SEC REPORTS AND FINANCIAL STATEMENTS. Greiner has delivered or made available to URS true and complete copies of each registration statement, report and proxy or information statement, including, without limitation, its Annual Reports to Stockholders incorporated in material part by reference in certain of such reports, in the form (including exhibits and any amendments thereto) required to be filed with the Securities and Exchange Commission ("SEC") since January 1, 1992 (collectively, the "Greiner SEC Reports"). Except as set forth in Section 4.7 of the Greiner Disclosure Letter, as of the respective dates such Greiner SEC Reports were filed or, if any such Greiner SEC Reports were amended, as of the date such amendment was filed, each of the Greiner SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, and
         (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Greiner

                                Page 20 of 424


         (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1992, 1993 and 1994 and Quarterly Reports on Form 10-Q for all interim periods subsequent thereto (the "Greiner Financial Statements") fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Greiner and the Greiner Subsidiaries as of its date and the consolidated results of operations and cash flows for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). There has been no change in Greiner's accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Greiner Financial Statements, except as described in the notes thereto.

              Section 4.8 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Greiner or the Greiner Subsidiaries, auditors, attorneys, financial advisors, or other consultants or advisors for inclusion in (a) the registration statement on Form S-4, and any amendment thereto, to be filed under Securities Act with the SEC by URS in connection with the issuance of the URS Common Stock in or as a result of the Merger (the "Form S-4"), or (b) the proxy statement and any amendment or supplement thereto to be distributed in connection with Greiner's meeting of stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the Form S-4, the "Proxy Statement/Form S-4"), will: (i) in the case of the Proxy Statement and any amendment or supplement thereto, (1) at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and (2) at the time of Greiner's meeting of stockholders, and (ii) in the case of the Form S-4, as amended or supplemented, (x) at the time it becomes effective, (y) at the time of any post-effective amendment thereto, and (z) at the time of the meeting of the stockholders of Greiner, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Greiner agrees to correct as promptly as practicable any such information provided by it that shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to Greiner's stockholders to the extent required by applicable law. The Proxy Statement/Form S-4 shall comply as to form in all material respects with the provisions of all applicable laws, including the provisions of the Exchange Act and the rules and

                                Page 21 of 424


         regulations of the SEC thereunder, except that no representation is made by Greiner with respect to information supplied by URS specifically for inclusion therein.

              Section 4.9 ABSENCE OF MATERIAL ADVERSE AND OTHER CHANGES. Except as contemplated by this Agreement, and except as set forth in Section 4.9 of the Greiner Disclosure Letter, since September 30, 1995, Greiner and the Greiner Subsidiaries have conducted their business in the ordinary course, consistent with past practices, and there has not been:
         (a) any event or occurrence that has resulted in a Greiner Material Adverse Effect, or any development or combination of developments of which Greiner has knowledge that is reasonably likely, in Greiner's commercially reasonable judgment, to result in a Greiner Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other capital distributions in respect of any of its capital stock, except for regular cash dividends to holders of Greiner Common Stock in amounts and at times consistent with prior practice, or any redemption or repurchase or other acquisition of any shares of its capital stock, (c) any increase in the regular compensation of any of the officers or employees of Greiner or the Greiner Subsidiaries, except such increases as have been granted in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews, promotions and related compensation increases), (d) any incurrence, assumption or guarantee by Greiner or any of the Greiner Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practices, (e) any transaction or commitment made, or any contract or agreement entered into, by Greiner or any of the Greiner Subsidiaries (including the acquisition or disposition of any assets) or any relinquishment by Greiner or any of the Greiner Subsidiaries of any contract or other right, in either case, material to Greiner's business taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement, (f) any change in any method of accounting or accounting practice by Greiner or any of the Greiner Subsidiaries, except for any such change after the date hereof required by reason of a mandatory concurrent change in GAAP, (g) any loss or damage to the properties or assets of Greiner or the Greiner Subsidiaries which has resulted or is reasonably likely to result in a Greiner Material Adverse Effect, or (h) any agreement or any commitment to take any of the actions described in this Section 4.9.

              Section 4.10 LITIGATION. Except for litigation disclosed in the notes to the financial statements included in the Greiner SEC Reports or as set forth in Section 4.10 of the Greiner Disclosure Letter, there is no suit, action or proceeding (whether at law or equity, before or by any Federal,

                                Page 22 of 424


         state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the best knowledge of Greiner, threatened against or affecting Greiner or any of the Greiner Subsidiaries, the outcome of which, in the reasonable judgment of Greiner, is likely individually or in the aggregate to have a Greiner Material Adverse Effect, or which challenges the validity of this Agreement or seeks to prevent, enjoin, materially alter or materially delay the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Greiner or any of the Greiner Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

              Section 4.11 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities or obligations which are accrued or reserved against in the Greiner Financial Statements (or reflected in the notes thereto) or which were incurred after September 30, 1995 in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement, Greiner and the Greiner Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto).

              Section 4.12  NO DEFAULT.  Except as set forth in
         Section 4.12 of the Greiner Disclosure Letter, neither Greiner nor any of the Greiner Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or default under) any term, condition or provision of (a) its Articles or Certificate of Incorporation, as the case may be, or By-Laws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan, lease, commitment or other instrument or obligation to which Greiner or any of the Greiner Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Greiner or any of the Greiner Subsidiaries or any of their properties or assets, or (d) any certificate of need, accreditation, registration, license, permit and other consent or approval of governmental agencies or accreditation organization, except in the case of clauses (b), (c) and (d) above for violations, breaches or defaults which would not individually or in the aggregate have a Greiner Material Adverse Effect.

                                Page 23 of 424


              Section 4.13 PROPERTIES, LIENS, ETC. Greiner and the Greiner Subsidiaries own all of their tangible and intangible property, real and personal, free and clear of any Liens, except for statutory mechanics' and materialmens' liens, liens for current taxes not yet delinquent, and liens and encumbrances which do not confer upon the secured parties rights to property which, if exercised upon default, would have a Greiner Material Adverse Effect. All plants, structures and material equipment owned or leased by Greiner or the Greiner Subsidiaries and used in the operation of their business are in satisfactory condition and repair for the requirements of such business as presently conducted. Neither Greiner nor any of the Greiner Subsidiaries have received notice, or have knowledge of, any pending, threatened or contemplated condemnation proceeding, or of any sale or other disposition in lieu of condemnation, affecting any real property owned or leased by Greiner or any of the Greiner Subsidiaries.

              Section 4.14 TAXES. Except as set forth in Section 4.14 of the Greiner Disclosure Letter:

                   (a)  Greiner and each of the Greiner Subsidiaries has
         (i) timely filed (or has had timely filed on its behalf) or will cause to be timely filed all material Tax Returns (as defined below) required by applicable law to be filed by any of them for tax years ended prior to the date of this Agreement and all such Tax Returns and amendments thereto are or will be true, complete, and correct in all material respects, (ii) has paid (or has had paid on its behalf) all Taxes due or has properly accrued or reserved for all such Taxes for such periods, and (iii) has accrued for all Taxes for periods subsequent to the periods covered by such Tax Returns.

                   (b) There are no material liens for Taxes upon the assets of Greiner or any of the Greiner Subsidiaries, except liens for Taxes not yet due.

                   (c)  There are no material deficiencies or
         adjustments for Taxes that have been proposed or assessed by any Tax Authority (as defined below) against Greiner or any of the Greiner Subsidiaries and which remain unpaid.

                   (d) The Federal income tax returns of Greiner and each of the Greiner Subsidiaries have been examined by the Internal Revenue Service for all past taxable years and periods to and including the years set forth in Section 4.14 of the Greiner Disclosure Letter, and all material deficiencies finally assessed as a result of such examinations have been paid. Section 4.14 of the Greiner Disclosure Letter sets forth
         (i) all taxable years and periods of Greiner and the Greiner Subsidiaries that are presently under Audit (as defined below) or in respect of which Greiner or any of the Greiner

                                Page 24 of 424


         Subsidiaries has been notified in writing by the relevant Tax Authority that it will be Audited, (ii) the taxable years of Greiner and the Greiner Subsidiaries in respect of which the statutory period of limitations for the assessment of Federal, state and local income or franchise Taxes has expired, and
         (iii) all waivers extending the statutory period of limitation applicable to any material Tax Return filed by Greiner or any of the Greiner Subsidiaries for any taxable period ending prior to the date of this Agreement.

                   (e) Prior to the date hereof, Greiner and the Greiner Subsidiaries have disclosed all material Tax sharing, Tax indemnity, or similar agreements to which Greiner or any of the Greiner Subsidiaries is a party to, is bound by, or has any obligation or liability for Taxes.

                   (f) As used in this Agreement, (i) "Audit" shall mean any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes, (ii) "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, (iii) "Tax Authority" shall mean the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes, and
         (iv) "Tax Returns" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.


              Section 4.15  BENEFIT PLANS.

              (a) Section 4.15 of the Greiner Disclosure Letter lists each Greiner Plan. With respect to each of the Greiner Plans, Greiner has heretofore delivered or made available to URS true and complete copies of each of the following documents: (i) a copy of each written plan (including all amendments thereto) or a description of each unwritten plan; (ii) a copy of the annual report, if required under ERISA, with respect to each Greiner Plan for the last three years; (iii) a copy of the actuarial report, if required under ERISA, with respect to each Greiner Plan for the last three years and any interim actuarial reports or calculations provided by the actuary since the date of the most recent annual actuarial report; (iv) the most recent summary plan description and all succeeding summaries of material modifications for each Greiner Plan for which a summary plan description is required; (v) if the Greiner Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements

                                Page 25 of 424


         thereof; and (vi) the most recent determination letter issued with respect to each Qualified Greiner Plan. Each of the Greiner Plans has been operated and administered in all material respects in accordance with their terms and with all applicable laws, including Federal and state securities laws. Each Greiner Plan intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and nothing has occurred since the date of such letter that would adversely affect such qualification or exemption.

              (b) Section 4.15 of the Greiner Disclosure Letter lists each Greiner Benefit Arrangement. With respect to each of the Greiner Benefit Arrangements, Greiner has heretofore delivered to or made available to URS true and complete copies of each written plan (including all amendments thereto) or a description of each unwritten plan. Each Greiner Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules, and regulations, including, without limitation, ERISA and the Code, that are applicable to such Greiner Benefit Arrangement, including Federal and state securities laws.

              (c) Neither Greiner nor the Greiner Subsidiaries nor any of their ERISA Affiliates has been involved in any transaction, taken any action, or failed to take any action that could cause Greiner or the Greiner Subsidiaries to be subject to any liability that would likely cause a Greiner Material Adverse Effect. No fiduciary of any Greiner Plan or Greiner Benefit Arrangement has taken any action that would result in such fiduciary being liable for the payment of damages under ERISA
         Section 409 and that would result in any material liability for Greiner, the Greiner Subsidiaries or URS.

              (d) Except with respect to contributions to Greiner Plans under Section 412 that are current and not past due, neither Greiner nor the Greiner Subsidiaries has incurred (directly or indirectly) prior to the Closing any current obligation to pay
         (i) any liability under Title IV of ERISA or (ii) any liability under Section 412 of the Code that remains unpaid at the date of signing of this Agreement. There is no "unfunded pension liability," i.e., excess of the value of benefits earned to date over assets, with respect to Employee Benefit Plans subject to Title IV of ERISA. All premiums owed to the Pension Benefit Guaranty Corporation with respect to any Employee Benefit Plan subject to Title IV have been paid.

              (e) None of Greiner, the Greiner Subsidiaries, or their ERISA Affiliates is making or accruing an obligation to make

                                Page 26 of 424


         contributions or has, on or after January 1, 1980, made or accrued an obligation to make contributions to a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

              (f) Full payment has been made of all amounts that Greiner and the Greiner Subsidiaries are required to pay as contributions to the Employee Benefit Plans as of the last day of the most recent fiscal year of each of the plans ended prior to the date of this Agreement.

              (g) No Greiner Plan or Greiner Benefit Arrangement provides or ever provided benefits, including without limitation, death or medical benefits (whether or not insured and whether or not funded), with respect to current or former employees of Greiner and the Greiner Subsidiaries beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA,
         (iii) deferred compensation benefits accrued as liabilities on the books of Greiner and disclosed heretofore to URS, or
         (iv) benefits the full cost of which are borne by the current or former employee (or his or her beneficiary)). The consummation of the transactions contemplated hereby will not
         (i) entitle any current or former employee of Greiner or the Greiner Subsidiaries to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to any such employee or former employee.

              (h) With respect to Greiner Plans and Greiner Benefit Arrangements, all reports, forms, and other documents required to be filed with any governmental authority or distributed to plan participants (including, without limitation, summary plan descriptions, Forms 5500, and summary annual reports) have been timely filed (if applicable) and distributed (if applicable) and were accurate.

              (i) There are no pending, threatened, or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any Greiner Plans or Greiner Benefit Arrangements. No Greiner Plans or Greiner Benefit Arrangements are presently under audit or examination (nor has notice been received of a potential audit) by the Internal Revenue Service, the Department of Labor, or PBGC, nor are there any matters pending with respect to any Greiner Plan with the Internal Revenue Service under its Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs.

              (j) No "prohibited transaction," as such term is defined in Code Section 4975 and ERISA Section 406, has occurred with

                                Page 27 of 424


         respect to any Greiner Plan or Greiner Benefit Arrangement that could subject such plan, any fiduciary thereof, Greiner, the Greiner Subsidiaries or URS to a material penalty for such prohibited transaction imposed by ERISA Section 502 or a material tax imposed by Code Section 4975.

              (k) Any bonding required by applicable provisions of ERISA with respect to any Greiner Plan or Greiner Benefit Arrangement has been obtained and is in full force and effect.

              (l)  For purposes of this Section 4.15:

                        (1) "Greiner Benefit Arrangement" means each employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral, formal or informal) providing for insurance coverage (including any self-insured arrangements), cafeteria benefits under Section 125 of the Code, fringe benefits (including but not limited to paid holidays, personal leave, employee discount, educational benefit, or similar programs), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or postretirement insurance or health benefits, compensation or benefits that (i) is not a Greiner Plan, (ii) is or has been entered into, maintained, or contributed to by Greiner or its ERISA Affiliates, and (iii) covers, or within the last five years covered and has further or continuing obligations, any employee of Greiner or any Greiner Subsidiary.

                        (2) "Greiner Plan" means any Employee Benefit Plan or "multiemployer plan" as defined in Section 4001(a)(3) of ERISA (a) maintained or contributed to by or on behalf of Greiner or any Greiner Subsidiary, whether currently or within the six years prior to the Closing Date, or (b) in which any employee of Greiner or any Greiner Subsidiary has participated, as an employee of Greiner or any Greiner Subsidiary, within the six years prior to the Closing Date, or under which any such employee has accrued and remains entitled to any benefit.

                        (3) "Employee Benefit Plan" means any deferred compensation, retirement, severance, health, or other plan or program constituting an "employee benefit plan" as defined in
         Section 3(3) of ERISA maintained or previously maintained for current or former employees of Greiner or the Greiner Subsidiaries, or any ERISA Affiliate of Greiner or the Greiner Subsidiaries or in which any such employees participate or participated, other than a Multiemployer Plan.

                        (4)  "ERISA" means the Employee Retirement
         Income Security Act of 1974, as amended, and all regulations

                                Page 28 of 424


         and published interpretations promulgated thereunder, as in effect from time to time.

                        (5)  "ERISA Affiliate" means each person (as
         defined in Section 3(9) of ERISA) that, together with Greiner or a Greiner Subsidiary, would be treated as a single employer under Section 4001(b) of ERISA or that would be deemed to be a member of the same "controlled group" within the meaning of
         Section 414(b), (c), (m), and (o) of the Code (provided, however, that when the subject of the provision is a Multiemployer Plan only subsections (b) and (c) of Section 414 shall be taken into account).

              Section 4.16  EMPLOYMENT MATTERS; LABOR RELATIONS.

                   (a) Section 4.16 of the Greiner Disclosure Letter sets forth a true and complete list of the names, classifications, dates of hire and base compensation for the year ending December 31, 1995, of each employee of Greiner and the Greiner Subsidiaries whose base compensation exceeds $75,000 per annum.

                   (b) With respect to current or former employees of Greiner and the Greiner Subsidiaries,

                        (i)  Each of Greiner and the Greiner
         Subsidiaries is in substantial compliance with all applicable laws respecting employment and employment practices, and occupational safety and health, except for such violations, if any, that in the aggregate have not had and would not have a Greiner Material Adverse Effect. There is no charge or compliance action pending or threatened against or with respect to Greiner or any of the Greiner Subsidiaries before the Equal Employment Opportunity Commission or any state, local, or foreign agency responsible for the prevention of unlawful employment practices as to which there is a reasonable likelihood of adverse determination. None of Greiner nor any of the Greiner Subsidiaries has received notice of the intent of any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation, and, to Greiner's knowledge, no such investigation is in progress.

                        (ii) The employees of Greiner and the Greiner Subsidiaries are not represented by any labor union, nor are there any collective bargaining agreements or any other types of agreements with labor unions otherwise in effect with respect to such employees, nor are any collective bargaining agreements currently being negotiated, and, to Greiner's knowledge, no union organizational campaign is in progress. None of Greiner or the Greiner Subsidiaries is engaged in any unfair labor practices as defined in the National Labor

                                Page 29 of 424


         Relations Act or other applicable law, ordinance, or regulation. There is no unfair labor practice charge or complaint against any of Greiner or the Greiner Subsidiaries pending or, to Greiner's knowledge, threatened before the National Labor Relations Board. There is no labor strike, lockout, slow-down or work stoppage pending or threatened against Greiner or any of the Greiner Subsidiaries. None of Greiner and the Greiner Subsidiaries has experienced any significant work stoppage or been party to any proceedings before the National Labor Relations Board for the past three years.

              Section 4.17  INTELLECTUAL PROPERTY.

                   (a) Except as set forth in Section 4.17 of the Greiner Disclosure Letter, and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually and in the aggregate, would not have a Greiner Material Adverse Effect:

                        (i) Greiner and the Greiner Subsidiaries own, or are licensed or otherwise have the right to use (in each case, clear of any lien or encumbrance of any kind) all Intellectual Property (as defined below) that in any material respect is used or proposed to be used in the business of Greiner and the Greiner Subsidiaries.

                        (ii) No claims are pending, or to the knowledge of Greiner, threatened that Greiner or any of the Greiner Subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property owned by and/or licensed to Greiner or the Greiner Subsidiaries.

                        (iii) To the knowledge of Greiner, no person is infringing on or otherwise violating any right of Greiner or any Greiner Subsidiary with respect to any Intellectual Property owned by and/or licensed to Greiner or the Greiner Subsidiaries, PROVIDED, that the foregoing representation is qualified to the extent of publicly known problems of general applicability with respect to software piracy and copyright protection.

                        (iv) None of the former or current members of management or key personnel of Greiner or any Greiner Subsidiary, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of designs, computer software or other Intellectual Property of Greiner or the Greiner Subsidiaries, has asserted in writing any claim against Greiner or any of the Greiner Subsidiaries in connection with the involvement of such persons in the conception and development of any design, computer software or

                                Page 30 of 424


         other Intellectual Property, and no such claim, to the knowledge of Greiner, has been threatened.

                        (v)  The execution and delivery of this
         Agreement, compliance with its terms and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any violation or default (with or without notice or the lapse of time) or give rise to any right, license or encumbrance relating to the Intellectual Property, or any right of termination, cancellation, or acceleration of any material Intellectual Property right or obligation.

                   (b) For purposes of this Agreement, "Intellectual Property" means (a) trademarks (registered on unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application;
         (b) inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; (c) nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; (d) writings and other works, whether copyrighted, copyrightable or not in any jurisdiction;
         (e) registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof;
         (f) any similar intellectual property or proprietary rights and computer programs and software (including source code, object code and data); (g) licenses, immunities, covenants not to sue and the like relating to the foregoing; and (h) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

                   (c) Except for the name "Greiner" and the Greiner logo, there are no (i) material domestic and foreign registered trademarks, registered copyrights and patents, and applications for registration of any of the foregoing; (ii) material trade names, service marks, service names, logos and assumed names which are owned by Greiner or any of the Greiner Subsidiaries, as the case may be, and that are used or proposed to be used in the business of Greiner and the Greiner Subsidiaries as currently conducted; or (iii) material licenses and other agreements to which Greiner or any Greiner Subsidiary is a party and pursuant to which Greiner is authorized to use any Intellectual Property. To the knowledge of Greiner, all registered Intellectual Property has been validly issued or registered and is subsisting. Neither Greiner nor the Greiner Subsidiaries have taken or omitted to take any act which act or omission might have the effect of waiving or impairing any of the rights of Greiner to practice and enforce any patent, or to

                                Page 31 of 424


         use and enforce any trademark or copyright listed on
         Section 4.17 of the Greiner Disclosure Letter.

              Section 4.18 INSURANCE. Section 4.18 of the Greiner Disclosure Letter contains a complete and correct list and accurate summary description of all insurance policies and material completion bonds (including, without limitation, professional liability coverage) maintained by or on behalf of or covering Greiner and the Greiner Subsidiaries, their assets or operations, or the conduct of their business. Greiner has made available to URS complete and correct copies of all the declaration sheets or binders (if declaration sheets are not yet issued) relating to such policies and bonds. Except as noted on Section 4.18 of the Greiner Disclosure Letter, all such policies and bonds are in full force and effect, no notices of cancellation or nonrenewal have been received with respect thereto, and all premiums due thereon have been paid. Greiner and the Greiner Subsidiaries have complied in all material respects with the provisions of such policies and bonds. Such policies and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to the business conducted by Greiner and the Greiner Subsidiaries.

              Section 4.19. COMPLIANCE WITH APPLICABLE LAW. Greiner and the Greiner Subsidiaries are not in violation of, or to Greiner's knowledge, are neither under investigation with respect to nor have been threatened to be charged with or given notice of any violation of, any applicable laws, ordinances, rules and regulations of any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity") applicable to Greiner or any Greiner Subsidiary, except for such violations, if any, that, in the aggregate, have not had and would not, in the reasonable judgment of Greiner, be likely to have a Greiner Material Adverse Effect.

              Section 4.20.  CERTAIN CONTRACTS AND ARRANGEMENTS.
         Section 4.20 of the Greiner Disclosure Letter lists all of the following agreements to which Greiner or any of the Greiner Subsidiaries is a party ("Material Agreements"):

                   (a) Each partnership, joint venture or other similar agreement or arrangement to which Greiner or any Greiner
         Subsidiary is a party that has involved or is expected to involve an annual sharing of revenues of $5,000,000 or more to other persons;

                   (b) Each lease for real or personal property in which the amount of payments which Greiner or a Greiner
         Subsidiary is required to make on an annual basis is $500,000 or more;

                                Page 32 of 424


                   (c)  Each agreement of Greiner and the Greiner
         Subsidiaries relating to indebtedness for borrowed money
         (whether incurred, assumed, guaranteed or secured by any asset) in an aggregate outstanding principal amount of $1,000,000 or more;

                   (d) Each other agreement, license or franchise which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the closing of the Merger, or the consummation of the transactions contemplated hereby or thereby, and the loss of which would, individually or in the aggregate with other such agreements, licenses, or franchises, have a Greiner Material Adverse Effect;

                   (e)  Each agreement of Greiner or the Greiner
         Subsidiaries with or for the benefit of any affiliate of Greiner with annual payments of $50,000 or more;

                   (f) Each contract containing covenants purporting to materially limit the freedom of Greiner or any Greiner Subsidiary to compete in any line of business or in any geographic area; and

         All Material Agreements are valid, binding and enforceable in accordance with their terms and none of Greiner or the Greiner Subsidiaries nor, to the knowledge of Greiner, any other party thereto, is in default under any of such agreements, nor, to the knowledge of Greiner, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute any event of default by Greiner or the Greiner Subsidiaries or any other party thereto other than with respect to any of the foregoing such defaults, if any, that would not, individually or in the aggregate, have a Greiner Material Adverse Effect. To Greiner's knowledge, none of the parties to the contracts identified in this Section have terminated, or have expressed an intent to reduce materially or terminate presently or in the future, such contracts.

              Section 4.21 PROHIBITED PAYMENTS. Greiner has not, with respect to the opportunities, business or operation of Greiner,
         (a) entered into any understanding agreement or arrangement, written or oral, under or pursuant to which bribes, kickbacks, rebates, payoffs or other forms of illegal payments have been or will be made, provided for or suffered, either directly or indirectly, through agents, brokers or other intermediaries,
         (b) made any illegal payment or contribution of moneys, services or property to any political party, candidate or elected official, directly or indirectly, for any purpose or
         (c) directly or indirectly engaged in any activity prohibited by the Foreign Corrupt Practices Act of 1977.

                                Page 33 of 424


              Section 4.22 POWERS OF ATTORNEY. Greiner has not given a power of attorney, except for revocable powers of attorney routinely granted in the ordinary course of business which related to routine representations before governmental agencies or given in connection with the qualification to conduct business in other jurisdictions.

              Section 4.23  ENVIRONMENTAL MATTERS.

                        (a)  (i)  Greiner and each of the Greiner
         Subsidiaries hold, and are in substantial compliance with, all Environmental Permits, and with all applicable Environmental Laws, except where the failure to hold such permits or to be in compliance would not have a Greiner Material Adverse Effect.

                             (ii) Neither Greiner nor any of the Greiner
         Subsidiaries has received any written request for information, or has been notified that it is a potentially responsible party, under the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state law with respect to any on-site or off-site location.

                             (iii) No notice, notification, demand,
         request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review (collectively, "Environmental Notices") is pending, or to Greiner's knowledge, threatened by any governmental entity or other person with respect to any (1) alleged violation by Greiner or any of the Greiner Subsidiaries of any Environmental Law or liability thereunder or (2) alleged failure by Greiner or any of the Greiner Subsidiaries to have any Environmental Permit, except, in each case, for Environmental Notices that would not have a Greiner Material Adverse Effect.

                             (iv) To Greiner's knowledge, there have
         been no discharges, emissions or releases of Hazardous
         Substances by Greiner which are or were reportable under Environmental Laws, other than such discharges, emissions or releases that would not have a Greiner Material Adverse Effect.

                   (b) There has been no material environmental investigation of Greiner, study, audit, test, review or other analysis (including any Phase I environmental assessments) conducted of which Greiner has knowledge in relation to any real property or lease which has not been delivered to URS prior to the date hereof. Neither Greiner nor any of the Greiner Subsidiaries is subject to any judgment, decree or order relating to compliance with, or the cleanup of regulated substances under, any applicable Environmental Law.

                                Page 34 of 424


                   (c) For purposes of this Agreement: (i) the term "Environmental Laws" means any and all applicable Federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, judicial orders, decrees, codes, injunctions, permits, consent decrees, consent orders and governmental restrictions, now in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof; (ii) the term "Environmental Permits" means all permits licenses, authorizations, certificates and approvals of governmental authorities relating to or required by Environmental Laws and necessary or proper for the business of Greiner and the Greiner Subsidiaries as currently conducted; and (iii) "Hazardous Substance" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

              Section 4.24 REGULATORY MATTERS. Greiner has filed or otherwise provided all reports, data, other information and applications which are required to be filed with or otherwise provided to the U.S. Environmental Protection Agency (the "EPA"), the U.S. Occupational Safety and Health Administration ("OSHA"), and any other Federal, state, local or foreign governmental authorities with jurisdiction and all regulatory approvals in respect thereof are in full force and effect on the date hereof, the failure to file or provide which or obtain which would, in the aggregate, result in a Greiner Material Adverse Effect.

              Section 4.25  IMMIGRATION REFORM AND CONTROL ACT.

                   (a) Greiner has fully complied with the verification requirements and the recordkeeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA").

                   (b) To the best knowledge and belief of Greiner and the Greiner Subsidiaries, the information and documents on which Greiner relied in complying with IRCA are true and correct.

                   (c)  There have not been any discrimination
         complaints filed against Greiner pursuant to IRCA.

                                Page 35 of 424


              Section 4.26 BOARD APPROVALS; OPINION OF FINANCIAL ADVISOR. The Board of Directors of Greiner (at a meeting duly called and held or pursuant to valid written consent) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of Greiner and its stockholders. Greiner has received the opinion of Houlihan, Lokey, Howard & Zukin, Inc. ("HL"), Greiner's financial advisor, or another financial advisor selected by Greiner and reasonably acceptable to URS, substantially to the effect that the Merger consideration to be paid to holders of the Greiner Common Stock in the Merger is fair to such stockholders from a financial point of view.

              Section 4.27 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's fee or commission payable by Greiner in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Greiner.

              Section 4.28 DISCLOSURE. No representation or warranty by Greiner in this Agreement, the schedules hereto or any certificates delivered pursuant to the terms hereof, contains or will contain an untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

              Section 4.29 RELIANCE. The foregoing representations and warranties are made by Greiner with the knowledge and expectation that URS is placing reliance thereon.


                                    ARTICLE 5.

                      REPRESENTATIONS AND WARRANTIES OF URS
                      -------------------------------------
              Except as otherwise disclosed to Greiner in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "URS Disclosure Letter"), URS and the Subsidiary represent and warrant to Greiner as follows:

              Section 5.1 ORGANIZATION. Each of URS and the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease, and operate its properties, and to carry on its business as now being conducted, except where the failure to be so organized, existing, and in good standing or to have such power and authority would not have a URS Material

                                Page 36 of 424


         Adverse Effect. Each of URS and the Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except in any such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a URS Material Adverse Effect on the Business Condition of URS. For purposes of this Agreement, "URS Material Adverse Effect" means, when used in connection with URS, any change or effect that is materially adverse to the Business Condition of URS, other than changes or effects resulting from (i) changes attributable to conditions affecting the engineering business generally, (ii) changes in general economic conditions, or (iii) changes attributable to the announcement or pendency of the Merger.

              Section 5.2 CAPITALIZATION. The authorized capital stock of URS consists of 20,000,000 shares of URS Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share (the "URS Preferred Stock"). As of the date hereof, (i) 7,167,591 shares of URS Common Stock are issued and outstanding, (ii) options to acquire 1,166,324 shares of URS Common Stock are outstanding under all stock option plans and agreements of URS, (iii) 1,559,665 shares of URS Common Stock (including shares of URS Common Stock issuable upon exercise of the options identified in clause (ii) above) are reserved for issuance pursuant to all employee plans of URS, and (iv) there are no shares of URS Preferred Stock outstanding. All of the issued and outstanding shares of URS Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. All of the URS Common Stock reserved for issuance in exchange for the shares of the Greiner Common Stock at the Effective Time of the Merger in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. The authorized capital stock of the Subsidiary consists of 100 shares of the Subsidiary Common Stock, par value $1.00 per share, all of which shares are validly issued and outstanding, fully paid and nonassessable and are owned by URS. Except as set forth above or as specified in Section 5.2 of the URS Disclosure Letter, as of the date of this Agreement there are no shares of capital stock of URS issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating URS to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. Except as provided in this Agreement or as set forth in Section 5.2 of the URS Disclosure Letter, after the Effective Time of the Merger, URS will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

                                Page 37 of 424


              Section 5.3  AUTHORITY RELATIVE TO THIS AGREEMENT.   Each
         of URS and the Subsidiary has all requisite corporate power and authority to enter into this Agreement and subject, in the case of this Agreement, to the consents and approvals set forth in
         Section 5.4 below, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by URS and the Subsidiary and the consummation by URS and the Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of URS and the Subsidiary, including the unanimous approval of their respective Boards of Directors, and no other corporate proceedings on the part of URS or the Subsidiary are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by URS and the Subsidiary and consti-tutes a valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, except that such enforceability may be subject to (i) bank-ruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and
         (ii) general equitable principles.

              Section 5.4  CONSENTS AND APPROVALS; NO VIOLATIONS.
         Except for the applicable requirements of the Governmental Requirements, state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, state and local laws and regulations relating to licensing, and the filing of the Documents of Merger as required by the Nevada Law, no filing with, and no permit, authorization, consent or approval of, any Government Entity is necessary for the execution, delivery and performance of this Agreement by URS and the Subsidiary of the transactions contemplated by this Agreement. Neither the execution, delivery nor performance of this Agreement by URS and the Subsidiary, nor the consummation by URS and the Subsidiary of the transactions contemplated hereby, nor compliance by URS and the Subsidiary with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of URS or the Subsidiary or the Articles or Certificate of Incorporation, as the case may be, or By-Laws of any of the URS Subsidiaries, (ii) except as set forth in Section 5.4(ii) of the URS Disclosure Letter, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which URS or any of the URS Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected,

                                Page 38 of 424


         (iii) except as set forth in Section 5.4(iii) of the URS Disclosure Letter, violate any order, writ, injunction, decree, statute, rule or regulation applicable to URS, any URS Subsidiary or any of their properties or assets, (iv) except as set forth in Section 5.4(iv) of the URS Disclosure Letter, result in the creation or imposition of any Lien on any asset of URS or any URS Subsidiary, or (v) except as set forth in
         Section 5.4(v) of the URS Disclosure Letter, cause the suspension or revocation of any certificates of need, accreditation, registrations, licenses, permits and other consents or approvals of governmental agencies or accreditation organizations, except in the case of clauses (ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a URS Material Adverse Effect.

              Section 5.5  URS SEC REPORTS AND FINANCIAL STATEMENTS.
         URS has delivered to Greiner true and complete copies of each registration statement, report and proxy or information statement, including, without limitation, its Annual Reports to Stockholders incorporated in material part by reference in certain of such reports, in the form (including exhibits and any amendments thereto) required to be filed with SEC since January 1, 1992 (collectively, the "URS SEC Reports"). Except as set forth in Section 5.5 of the URS Disclosure Letter, as of the respective dates such URS SEC Reports were filed or, if any such URS SEC Reports were amended, as of the date such amendment was filed, each of the URS SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of URS (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three fiscal years ended October 31, 1992, 1993 and 1994, and to be included on Form 10-K for the fiscal year ended
         October 31, 1995, when filed, and Quarterly Reports on
         Form 10-Q for all interim periods subsequent thereto (the "URS Financial Statements") fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of URS and the URS Subsidiaries as of its date and the consolidated results of operations and cash flows for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). There has been no change in URS's accounting policies or methods of making

                                Page 39 of 424


         accounting estimates or changes in estimates that are material to the URS Financial Statements, except as described in the notes thereto.

              Section 5.6 INFORMATION SUPPLIED. None of the information supplied or to be supplied by URS, the URS Subsidiaries, auditors, attorneys, financial advisors, other consultants or advisors or the Subsidiary for inclusion in the Form S-4 or the Proxy Statement/Form S-4, will, in the case of the Proxy Statement and any amendment or supplement thereto, at the time of the mailing of the Proxy Statement and any amendment or supplement thereto, and at the time of any meeting of stockholders of Greiner to vote upon this Agreement and the transactions contemplated hereby, or in the case of the Form S-4, as amended or supplemented, at the time it becomes effective and at the time of any post-effective amendment thereto contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement/Form S-4 or any amendment or supplement thereto or any earlier communication (including the Proxy Statement/Form S-4) to stockholders of Greiner with respect to the transactions contemplated by this Agreement.
         The Form S-4 and the Proxy Statement/Form S-4 will comply as to form in all material respects with the provisions of all applicable laws including the provisions of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation is made by URS with respect to information supplied by Greiner specifically for inclusion therein.

              Section 5.7 BOARD APPROVALS; OPINION OF FINANCIAL ADVISOR. The Boards of Directors of URS and the Subsidiary (at meetings duly called and held or pursuant to valid written consents) have unanimously determined that the transactions contemplated hereby are fair to and in the best interests of URS and the Subsidiary and the stockholders of URS. URS has received the opinion of Morgan Stanley & Co. Incorporated ("MS"), URS's financial advisor, substantially to the effect that the Merger consideration to be paid to holders of the Greiner Common Stock in the Merger is fair to URS from a financial point of view.

              Section 5.8 BROKERS. No broker, finder or investment banker (other than MS) is entitled to any brokerage, finder's fee or commission payable by URS in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of URS.

                                Page 40 of 424


              Section 5.9 DISCLOSURE. No representation or warranty by URS in this Agreement, the schedules hereto or any certificates delivered pursuant to the terms hereof, contains or will contain an untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE 6.

                              PRE-CLOSING COVENANTS
                              ---------------------

              Section 6.1 COVENANTS OF ALL PARTIES. During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time of the Merger, each of the parties hereto covenants and agrees as follows;

                        6.1.1  ADVICE OF CHANGES.  Each party shall
         promptly advise each of the other parties in writing (i) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

                        6.1.2 REGULATORY APPROVALS. Each party shall execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, Federal, state or local or foreign, which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, filings under the HSR Act. Each party shall use its best efforts to obtain all such authorizations, approvals and consents.

                        6.1.3  CONFIDENTIALITY.    Each party shall hold
         in confidence all nonpublic information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof. Each party shall continue to abide by the terms of the confidentiality agreement between URS and Greiner in effect as of the date hereof.

                                Page 41 of 424


                        6.1.4 BEST EFFORTS. Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its best efforts to take or cause to be taken all actions, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) using all reasonable efforts to obtain all necessary waivers, consents and approvals from third parties,
         (ii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and thereby, and (iii) executing and delivering such instruments, and taking such other actions as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

                        6.1.5 CREDIT AGREEMENT. The parties hereto shall take all actions as may be reasonably necessary to fulfill the covenants and conditions set forth in that certain Credit Agreement dated as of January 10, 1996 (the "Credit Agreement"), by and among URS, as Borrower, the lenders listed therein as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

              Section 6.2 COVENANTS OF GREINER. During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time of the Merger, Greiner agrees (except as expressly contemplated by this Agreement or with the prior written consent of URS) that:

              6.2.1  CONDUCT OF BUSINESS PENDING MERGER.

                   (a) ORDINARY COURSE. Greiner and the Greiner Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees, and preserve their relationships with customers, suppliers and others having business dealings with Greiner and the Greiner Subsidiaries. Greiner shall promptly notify URS of any event or occurrence or emergency not in the ordinary course of business, of Greiner or the Greiner Subsidiaries, and material and adverse to the Business Condition of Greiner. Neither Greiner nor any of the Greiner Subsidiaries shall (except with the prior written consent of URS):

                        (i) accelerate, amend or change the period of exercisability or vesting of options granted under any stock

                                Page 42 of 424


         option plans or restricted stock, stock bonus or other awards (including any discretionary acceleration of the exercise periods by Greiner's Board of Directors permitted under such plans) or authorize cash payments in exchange for any options, restricted stock, stock bonus or other awards granted under any of such plans;

                        (ii) grant any severance or termination pay to any officer or director or, except in the ordinary course of business consistent with past practices, to any employee of Greiner or any Greiner Subsidiary;

                        (iii) except in the ordinary course of business consistent with past practices and other than transfers between or among Greiner and any Greiner Subsidiary, transfer to any person or entity any rights to the Greiner Intellectual
         Property Rights;

                        (iv) commence a lawsuit other than: (1) for the routine collection of bills; (2) in such cases where Greiner in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of Greiner's business, provided Greiner consults with URS prior to filing such suit; or (3) for a breach of this Agreement; and

                        (v) enter into one or more leases which extend for a period of two years beyond the date of this Agreement and which obligate the Company to pay aggregate gross rent in excess of $500,000.

                   (b) DIVIDENDS; CHANGES IN STOCK. Greiner shall not, and it shall not permit any of the Greiner Subsidiaries to,
         (i) declare or pay any dividends on or make other capital distributions in respect of any of its capital stock, except for intercompany dividends or regular quarterly cash dividends in an amount which shall not exceed $0.075 per share to holders of Greiner Common Stock and at times consistent with prior practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, any shares of its capital stock.

                   (c) ISSUANCES OF SECURITIES. Greiner shall not, and it shall not permit any of the Greiner Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into such shares, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interests in such capital stock.

                                Page 43 of 424


                   (d) GOVERNING DOCUMENTS. Greiner shall not, nor shall it cause or permit any of the Greiner Subsidiaries to, amend its articles or certificate of incorporation or by-laws.

                   (e) NO ACQUISITIONS. Greiner shall not, and it shall not permit any of the Greiner Subsidiaries to acquire, or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

                   (f) NO DISPOSITIONS. Other than sales or licenses of products or technology in the ordinary course of business consistent with prior practice, Greiner shall not, and it shall not permit any of the Greiner Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, except for such dispositions in the ordinary course of business or in amounts which are not material, in the aggregate, to the business of Greiner.

                   (g) INDEBTEDNESS. Greiner shall not, and shall not permit any of the Greiner Subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or sell any debt securities or warrants or rights to acquire any debt securities of Greiner or any of the Greiner Subsidiaries or guarantee any debt securities of others, except in the ordinary course of business consistent with past practices.

                   (h) PLANS; COMPENSATION. Except as otherwise provided in this Agreement, Greiner shall not, and shall not permit any of the Greiner Subsidiaries to, adopt or amend in any material respect any Greiner Plan or pay any pension or retirement allowance not required by any existing Greiner Plan. Greiner shall not and shall not permit any Greiner Subsidiary to, enter into any employment contracts, pay any special bonuses or special remuneration to officers, directors or employees, or increase the salaries, wage rates or fringe benefits of (i) any of its officers or employees whose compensation exceeded $150,000 during the fiscal year ending December 31, 1995, or (ii) any of its other officers and employees other than pursuant to scheduled reviews under Greiner's or the Greiner Subsidiary's normal compensation review cycle, in all cases consistent with existing policies and past practice.

                   (i) TAX MATTERS. Greiner shall not make any tax election that would have a Greiner Material Adverse Effect or settle or compromise any income tax liability of Greiner or any of the Greiner Subsidiaries that would have a Greiner Material Adverse Effect.

                                Page 44 of 424


                   (j) DISCHARGE OF LIABILITIES. Greiner shall not, and it shall not permit any of the Greiner Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations, except in the ordinary course of business or in amounts which are not material, individually or in the aggregate, to the business of Greiner.

                   (k) MATERIAL AGREEMENTS. Except in the ordinary course of business, neither Greiner nor any of the Greiner Subsidiaries shall modify, amend, or terminate any Material Agreement or waive, release or assign any material rights or claims under such Material Agreement.

                   (l) AGREEMENT. Neither Greiner nor any of the Greiner Subsidiaries shall agree or commit to do any of the actions described in this Section 6.2.1.

                   6.2.2 STOCKHOLDERS' MEETING; PROXY STATEMENT. Greiner shall hold a meeting of its stockholders at the earliest practicable date to submit this Agreement and related matters for their consideration and approval, which approval shall be recommended by Greiner's Board of Directors (subject to the fiduciary obligations of its directors and officers). Greiner shall send to its stockholders, for the purpose of considering and voting upon the Merger, a Proxy Statement satisfying all requirements of applicable state and Federal laws, and Greiner shall be solely responsible for any statement, information or omission in said Proxy Statement relating to it or its affiliates.

                   6.2.3 ACQUISITION PROPOSALS. From the date hereof until the earlier of the termination of this Agreement or the consummation of the Merger, Greiner and the Greiner Subsidiaries will not, and will cause their respective officers, directors, employees, agents and representatives not to, directly or indirectly, encourage, solicit, accept, initiate or conduct discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, limited liability company, person or other entity or group concerning the acquisition of all or a substantial part of the assets, business or capital stock of Greiner, whether through purchase, merger, consolidation, exchange or any other business combination (each of the foregoing, an "Acquisition Proposal"). Notwithstanding anything to the contrary in the preceding sentence, nothing herein shall prevent Greiner and its officers and directors, from responding to and considering unsolicited firm offers for any such transaction from persons other than URS if and to the extent that, in the written opinion of Greiner's outside counsel, failure to do so would be reasonably likely to constitute a violation of applicable law or a breach of the

                                Page 45 of 424


         fiduciary duties of Greiner's directors to Greiner's stockholders. Greiner shall immediately provide written notice to URS of the terms and other details of any such unsolicited inquiry or proposal relating to an Acquisition Proposal. In the event that Greiner or any of its officers or directors enters into any such negotiations or discussions for any reason which thereby constitute a breach of this Section 6.2.3, Greiner shall immediately reimburse URS for all expenses and costs incurred by URS in connection with the transactions contemplated by this Agreement. In the event that Greiner or any of its officers or directors shall enter into any letter of intent, understanding or other agreement with a party other than URS relating to the acquisition of all or a substantial part of the assets, business or capital stock of Greiner, whether through purchase, merger, consolidation, exchange or any other business combination, either in violation of the no-shop agreement set forth in this Section or within nine (9) months after termination of this Agreement for any reason, then immediately upon entering into such letter of intent, understanding or other agreement, Greiner shall pay to URS a termination fee in the amount of $5.0 million (the "Termination Fee"); provided, however, that such Termination Fee shall not be payable if, prior to the entry by Greiner into such letter of intent, understanding or other agreement, URS has unilaterally declined to close the Merger. The parties acknowledge and agree that the expense reimbursement obligation and Termination Fee described in this Section shall not be the exclusive remedy to URS in the event of a breach by Greiner of this Agreement, and, in any such event, URS shall be entitled, in addition to receiving such payments, to equitable remedies, including, without limitation, specific performance and enjoining of any actions determined to be in breach of this Agreement.

                   6.2.4 MAINTENANCE OF BUSINESS. Greiner will use its best efforts to carry on and preserve its business and its relationships with clients, customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If Greiner becomes aware of a deterioration in the relationship with any client, customer, supplier or key employee, it will promptly bring such information to the attention of URS in writing and, if requested by URS, will use its best efforts to restore the relationship.

                   6.2.5 ACCESS. Greiner shall afford to URS and to URS's financial advisors, legal counsel, accountants, financing sources and other authorized representatives access during normal business hours to all of its books, records, properties, offices and personnel.

                                Page 46 of 424


                   6.2.6  LIABILITY INSURANCE.

                        (a)  On or before the Closing Date, Greiner
         shall procure (subject to the approval of URS) continuing directors' and officers' liability coverage (tail coverage) for directors and officers of Greiner who have served as directors and officers of Greiner or its affiliates (the "Greiner D & O Policy"), prior to the Effective Time of the Merger, with respect to acts or failures to act prior to the Effective Time of the Merger. Said policy shall have a term of not less than three (3) years after the Closing Date.

                        (b)  On or before the Closing Date, Greiner
         shall procure (subject to the approval of URS) continuing fiduciary liability coverage (tail coverage) for employees of Greiner who have served as fiduciaries under any Greiner Plan (the "Greiner Fiduciary Policy") prior to the Effective Time of the Merger, with respect to acts or failures to act prior to the Effective Time of the Merger. Said policy shall have a term that shall expire not less than one (1) year after the expiration of the term of the ESOP portion of The Performance Plan and Stock Ownership Plan of Greiner Engineering, Inc.

              Section 6.3 COVENANTS OF URS. During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time of the Merger, URS and the Subsidiary agree (except as expressly contemplated by this Agreement or with the prior written consent of Greiner) that:

                   6.3.1 REGISTRATION STATEMENT.   The URS Common Stock
         to be issued in the Merger shall be registered under the 1933 Act on Form S-4. As promptly as practicable after the date hereof, URS shall prepare and file with the SEC the Form S-4 and any other documents required by the 1933 Act in connection with the Merger. URS shall use its best efforts to have the Form S-4 declared effective as promptly as practicable after such filing. URS shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the URS Common Stock in connection with the Merger.

                   6.3.2 LISTING AGREEMENT. As promptly as practicable after the date hereof, URS shall prepare and submit to each of the New York Stock Exchange and the Pacific Stock Exchange a listing application covering the shares of the URS Common Stock to be issued in connection with the Merger. URS shall use its best efforts to obtain, prior to the Effective Time of the Merger, approval for the listing of such URS Common Stock, subject to official notice of issuance.

                                Page 47 of 424


                                    ARTICLE 7.

                     CONDITIONS TO CONSUMMATION OF THE MERGER
                     ----------------------------------------
              Section 7.1  CONDITIONS TO OBLIGATIONS OF GREINER.  The
         obligations of Greiner to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:

                        7.1.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties contained in this Agreement of URS and the Subsidiary shall be deemed to have been made again at and as of the Closing with respect to the stated facts then existing and shall be true in all material respects.

                        7.1.2  COVENANTS PERFORMED.  All of the
         obligations of URS and the Subsidiary to be performed at or before the Closing pursuant to the terms of this Agreement shall be been duly performed.

                        7.1.3  CERTIFICATE.  At the Closing, Greiner
         shall have received a Certificate signed by the President of each of URS and the Subsidiary to the effect that each of the conditions set forth in Section 7.1.1 and 7.1.2 have been satisfied.

                        7.1.4 APPROVAL OF STOCKHOLDERS. This Agreement and the Merger shall have been approved by the stockholders of Greiner.

                        7.1.5 OPINION OF COUNSEL. Sheppard, Mullin, Richter & Hampton, counsel to URS, shall have issued an opinion of counsel to Greiner, dated the Effective Time of the Merger, in form and substance reasonably satisfactory to Greiner, to the effect that:

                             (i)  URS is a corporation validly existing
              and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, operate and lease its properties and to carry on its business as it is now being conducted;

                             (ii)  URS has full corporate power to enter
              into this Agreement and to carry out the transactions provided for herein;

                             (iii) All corporate action required to be
              taken on the part of URS to authorize it to execute and deliver this Agreement and to consummate the transactions contemplated hereby have been duly and validly taken.

                                Page 48 of 424


                             (iv)  This Agreement has been duly and
              validly authorized, executed and delivered by URS and, assuming due authorization, execution, delivery and performance by each of the other parties hereto, constitutes the valid and binding obligation of URS, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally and by equitable principles; and

                             (v)  The shares of URS Common Stock
              issuable in connection with the Merger have been duly and validly authorized and, upon issuance, such shares will be fully paid and nonassessable.

                   In giving such opinions, such counsel shall be entitled to rely upon certificates of officers of URS or any of its subsidiaries and public officials with respect to factual matters upon which their opinions may be based, provided that the extent of such reliance is set forth in such opinion and such opinion states that it is reasonable for Greiner to rely thereon.

                        7.1.6 FORM S-4. The Form S-4 pertaining to the URS Common Stock to be issued in connection with the Merger shall have become effective under the 1933 Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                        7.1.7 MERGER DOCUMENTS. The Merger Documents shall have been filed with the Secretary of State of the State of Nevada, as required by law.

                        7.1.8 MATERIAL ADVERSE CHANGES. There shall have been no URS Material Adverse Effect between the date of this Agreement and the date of the Closing.

                        7.1.9  HSR FILING.  Any waiting period
         applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transaction contemplated by this Agreement, which action shall not have been withdrawn or terminated.

              Section 7.2 CONDITIONS TO OBLIGATIONS OF URS AND THE SUBSIDIARY. The obligations of URS and the Subsidiary to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:

                                Page 49 of 424


                        7.2.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties contained in this Agreement of Greiner shall be deemed to have been made again at and as of the Closing with respect to the stated facts then existing and shall be true in all material respects.

                        7.2.2  COVENANTS PERFORMED.  All of the
         obligations of URS and the Subsidiary to be performed at or before the Closing pursuant to the terms of this Agreement shall be been duly performed.

                        7.2.3 CERTIFICATE. At the Closing, URS and the Subsidiary shall have received a Certificate signed by the President of Greiner to the effect that each of the conditions set forth in Section 7.2.1 and 7.2.2 have been satisfied.

                        7.2.4 APPROVAL OF STOCKHOLDERS. This Agreement and the Merger shall have been approved by the stockholders of Greiner.

                        7.2.5 OPINION OF COUNSEL. Nossaman, Guthner, Knox & Elliott, counsel to Greiner, shall have issued an opinion of counsel to URS, dated the Effective Time of the Merger, in form and substance reasonably satisfactory to URS, to the effect that:

                             (i)  Greiner is a corporation validly
              existing and in good standing under the laws of the State of Nevada and has all requisite corporate power to own, operate and lease its properties and to carry on its business as it is now being conducted;

                             (ii)  Greiner has full corporate power to
              enter into this Agreement and to carry out the transactions provided for herein;

                             (iii) All corporate action required to be
              taken on the part of Greiner to authorize it to execute and deliver this Agreement and to consummate the transactions contemplated hereby have been duly and validly taken; and

                             (iv)  This Agreement has been duly and
              validly authorized, executed and delivered by Greiner and, assuming due authorization, execution, delivery and performance by each of the other parties hereto, constitutes the valid and binding obligation of Greiner, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally and by equitable principles.

                                Page 50 of 424


                   In giving such opinions, such counsel shall be entitled to rely upon certificates of officers of Greiner or any of its subsidiaries and public officials with respect to factual matters upon which their opinions may be based, provided that the extent of such reliance is set forth in such opinion and such opinion states that it is reasonable for URS to rely thereon.

                        7.2.6 FORM S-4. The Form S-4 pertaining to the URS Common Stock to be issued in connection with the Merger shall have become effective under the 1933 Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                        7.2.7 MERGER DOCUMENTS. The Merger Documents shall have been filed with the Secretary of State of the State of Nevada, as required by law.

                        7.2.8 MATERIAL ADVERSE CHANGES. There shall have been no Greiner Material Adverse Effect between the date of this Agreement and the date of the Closing.

                        7.2.9  HSR FILING.  Any waiting period
         applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transaction contemplated by this Agreement, which action shall not have been withdrawn or terminated.

                        7.2.10 CONSENTS. Other than the filing of the Merger Documents as contemplated in Section 1.2, the parties shall have made such filings, and obtained all consents of Governmental Entities, required to consummate the transactions contemplated hereby.

                        7.2.11  NO LITIGATION.  There shall not be
         pending any action, proceeding or other application before any court or Government Entity brought by any Government Entity (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this AGreement, or seeking to obtain any material damages, or (ii) seeking to prohibit or impose any material limitations on URS's ownership or operation of all or any portion of the combined business of URS and Greiner.

                        7.2.12 CREDIT AGREEMENT. The conditions set forth in Sections 4.2, 4.3 and 4.4 of the Credit Agreement shall have been satisfied.

                                Page 51 of 424



                                    ARTICLE 8.

                              ADDITIONAL AGREEMENTS
                              ---------------------

              Section 8.1  PUBLIC ANNOUNCEMENTS.   URS, the Subsidiary
         and Greiner agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required by applicable law.

              Section 8.2 CONFIDENTIALITY. No party to this Agreement shall use or disclose any non-public information obtained from another party for any purpose unrelated to the Merger, and, if this Agreement is terminated for any reason whatsoever, each party shall return to the other all originals and copies of all documents and papers containing all information furnished to such party pursuant to this Agreement, or during the negotiations which preceded this Agreement, and shall neither use nor disclose any such information except to the extent that such information is available to the public, is rightfully obtained from third parties, or is independently developed.

              Section 8.3. ADDITIONAL AGREEMENTS. In case at any time after the Effective Time of the Merger any further action is reasonably necessary or desirable to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the constituent corporations, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary corporate action.

              Section 8.4. USE OF NAME. Without limiting the right of URS to conduct its business in such manner as it deems appropriate, URS intends, following the Closing Date, and for the foreseeable period thereafter, to maintain Greiner as a separate subsidiary operating under its own existing name.

              Section 8.5. EMPLOYEE MATTERS. After the Closing Date, URS will use reasonable efforts to maintain the business of Greiner and, in particular, without limitation, URS will use best efforts to maintain health, medical, dental and other benefits for Greiner employees for a reasonable period after the Closing Date which, in the aggregate, are reasonably comparable to benefits provided to Greiner employees prior to the Closing Date, subject to reasonable business practices and changing conditions.

                                Page 52 of 424


              Section 8.6.  NON-LIABILITY OF AGENTS AND STOCKHOLDERS.
         No stockholder, director, officer or employee of any party hereto shall be individually liable for any breach of the representations, warranties or covenants of any party hereto contained herein in the absence of fraud or willful misconduct on the part of such stockholder, director, officer or employee.

              Section 8.7 THE PERFORMANCE PLAN AND STOCK OWNERSHIP PLAN
         OF GREINER ENGINEERING, INC.    URS, the Greiner Subsidiaries
         and Greiner agree that as soon as practical following the execution of this Agreement, effective as of the Closing Date and contingent on closing the Merger, The Performance Plan and Employees Stock Ownership Plan of Greiner Engineering, Inc. (the "Plan") will be amended to cease to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code ("ESOP"), but will be continued as a profit sharing plan, subject to the terms of the Plan document regarding amendment and/or termination. Such Plan amendment will provide that the cash proceeds received by the Plan pursuant to this Agreement will not be reinvested in URS or Greiner stock, but shall be reinvested in the various investment options available under the non-ESOP portion of the Plan, as directed by Plan Participants, and that employer stock will no longer be one of the investment options offered under the Plan. URS stock received pursuant to this Agreement shall continue to be held by the Plan, subject to the investment discretion of the Plan's trustee, but no additional investments in URS stock shall be permitted, and, unless URS agrees otherwise, Plan Participants shall not have investment discretion with respect to the URS stock so held. In addition, in the event that as of the Closing Date, the aggregate value of the unvested ESOP portion of the Plan accounts shall be less than $1,000,000 (for purposes of this Section 8.7, unvested shares of Greiner stock shall be valued at an amount equal to the closing price of the Greiner stock as reported on the New York Stock Exchange on the trading day immediately preceding the Closing Date, as listed in The Wall Street Journal), URS, the Greiner Subsidiaries and
            -----------------------
         Greiner agree that as soon as practical following the execution of this Agreement, effective as of the Closing Date and contingent on the closing of the Merger, the Plan will be amended so that Plan Participants will be fully vested in the ESOP portion of their accounts as of the Closing Date. The parties shall cooperate and take all steps as may be reasonably necessary to effect the foregoing.

                                Page 53 of 424


                                    ARTICLE 9.

                                   TERMINATION
                                   -----------
              Section 9.1.  TERMINATION.  This Agreement may be
         terminated at any time prior to the Effective Time, whether before or after the approval by the stockholders of Greiner (the "Stockholder Approval") has been obtained:

                   9.1.1  by mutual written consent of URS and Greiner;

                   9.1.2  by either Greiner or URS if (i) the
         Stockholder Approval shall not be obtained by reason of stockholders holding a majority of the Greiner Common Stock failing to vote in favor of approval of this Agreement at a meeting of stockholders or any adjournment thereof; (ii) a Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or (iii) the Merger shall not have been consummated before September 30, 1996 (provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement);

                   9.1.3 By URS if there has been a breach by Greiner of any representation, warranty, covenant or other agreement in this Agreement which has a Greiner Material Adverse Effect, and such breach has not been cured, or Greiner has not commenced reasonable efforts to cure such breach, within thirty (30) days after written notice of such breach is given by URS to Greiner;

                   9.1.4 By URS if Greiner shall enter into any discussions, negotiations or any letter of intent, understanding or other agreement relating to an Acquisition Proposal, provided that no such termination shall effect the rights of URS to reimbursement of expenses and the Termination Fee as provided in Section 6.2.3; or

                   9.1.5 By Greiner if there has been a breach by URS or the Subsidiary of any material representation, warranty, covenant or other agreement, and such breach has not been cured, or URS and the Subsidiary have not commenced reasonable efforts to cure such breach, within thirty (30) days after written notice of such breach is given by Greiner to URS.

                   9.1.6 By Greiner if any of the conditions set forth in Section 7.1 hereof shall not have been fulfilled on or prior to the date specified for fulfillment thereof, or shall

                                Page 54 of 424


         have become impossible to fulfill for reasons beyond the control of Greiner, and such condition shall not have been waived.

                   9.1.7 By URS if any of the conditions set forth in Section 7.2 hereof shall not have been fulfilled on or prior to the date specified for fulfillment thereof, or shall have become impossible to fulfill for reasons beyond the control of URS, and such condition shall not have been waived.

         Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action without any requirement to submit such action to the stockholders of such party.

              Section 9.2. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of the Agreement by either Greiner or URS as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of Greiner, URS or the Subsidiary, or their respective officers and directors, except that (i) the provisions of Section 6.2.3, this Section 9.2, and the Confidentiality Agreement shall survive any such termination, and (ii) no party whose breach of its representations, warranties, covenants or agreements set forth in this Agreement was the basis of the other party's termination of this Agreement shall be relieved from liability for damages occasioned by such breach, including any expenses incurred by the other party in connection with this Agreement and the transactions contemplated hereby; provided, however, that in the event such breach is the result of negligence, such damages shall not exceed the sum of $500,000; but, provided, further, that in the event that such breach is the result of recklessness or willful conduct, the amount of damages shall not be limited hereby.

              Section 9.3. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors at any time before or after the approval of the stockholders of Greiner (the "Stockholder Approval"), but after the Stockholder Approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

              Section 9.4. EXTENSION; WAIVER. At any time prior to the Effective Time of the Merger, any party hereto, by action taken by its Board of Directors may, to the extent legally allowed,
         (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,

                                Page 55 of 424


         (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements, covenants, or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement shall not constitute a waiver of these rights.

                                   ARTICLE 10.

                                  MISCELLANEOUS
                                  -------------
              Section 10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Effective Time of the Merger. This Section 10.1 shall not limit any covenant or agreement after the Effective Time of the Merger.

              Section 10.2 ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and undertakings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by any party making the waiver.

              Section 10.3  COUNTERPARTS.  This Agreement may be
         executed simultaneously in one or more counterparts, each of which shall be deemed in original, but all of which together shall constitute one and the same instrument.

              Section 10.4 ASSIGNMENT. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

              Section 10.5 FEES AND EXPENSES. Each of the parties shall pay their own fees, costs and expenses (including, without limitation, legal and accounting expenses) incurred, or to be incurred, by them in negotiating and preparing this

                                Page 56 of 424


         Agreement and in closing and carrying out the transactions contemplated by this Agreement.

              Section 10.6 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by facsimile on the party to whom notice is to be given, or on the fifth day after mailing, if mailed to the party on whom notice is to be given, by registered or certified mail, postage prepaid, and properly addressed as follows:

              If to URS and the Subsidiary:

                                  URS Corporation
                                  100  California Street, Suite 500
                                  San Francisco, CA  94111-5239
                                  Attn:  Kent P. Ainsworth
                                  Facsimile:  (415) 398-1905
                                  Confirmation:  (415) 774-2700

                   with a copy to:

                                  Sheppard, Mullin, Richter & Hampton
                                  Four Embarcadero Center, Suite 1700
                                  San Francisco, CA  94111
                                  Attn: Samuel M. Livermore, Esq.
                                  Facsimile:  (415) 434-3947
                                  Confirmation:  (415) 434-9100

              If to Greiner:

                                  Greiner Engineering, Inc.
                                  909 E. Las Colinas Blvd.,
                                  Suite 1900, LB 44
                                  Irving, TX  75039-3907
                                  Attn:  Patrick J. McColpin
                                  Facsimile:  (214) 869-3111
                                  Confirmation:  (214) 869-1001

                   with a copy to:

                                  Nossaman, Guthner, Knox & Elliott
                                  445 S. Figueroa Street, 31st Floor
                                  Los Angeles, CA  90071-1602
                                  Attn:  William E. Guthner
                                  Facsimile:  (213) 612-7814
                                  Confirmation:  (213) 612-7800

         Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

                                Page 57 of 424



              Section 10.7 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, United States of America, without giving effect to provisions thereof relating to conflicts of law.

              Section 10.8 FURTHER ACTION. Each of the parties hereto shall use such party's best efforts to take such action as may be necessary or reasonably requested by the other party hereto to carry out and consummate the transactions contemplated by this Agreement.

              Section 10.9 NO THIRD PARTY BENEFICIARY. Nothing herein is intended to create rights in any third party.

              Section 10.10 EFFECT OF HEADINGS. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

              Section 10.11  SEVERABILITY.  If any term of this
         Agreement or application thereof shall be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

                   IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

         GREINER:                      GREINER ENGINEERING, INC.


                                       By: /s/ ROBERT COSTELLO
                                          -------------------------
                                       Title: President and Chief
                                              Executive Officer

         URS:                          URS CORPORATION


                                       By: /s/ KENT AINSWORTH
                                          --------------------------
                                       Title: Vice President and
                                              Chief Financial Officer

         THE SUBSIDIARY:               URS ACQUISITION CORPORATION


                                       By: /s/ KENT AINSWORTH
                                          --------------------------
                                       Title: Vice President and
                                              Chief Financial Officer

                                Page 58 of 424


                                  Exhibit 20(a)
                                  -------------

         URS CORPORATION           NEWS RELEASE
         ---------------

         For further information contact:          For immediate release

         Morgen-Walke Associates, Inc.                  January 11, 1996
         Douglas Sherk/Chris Danne/Todd Friedman
         (415) 296-7383
         Jill Ruja/Elissa Grabowski
         (212) 850-5600


         URS Corporation                  Greiner Engineering, Inc.
         Kent P. Ainsworth                Robert L. Costello
         Vice President and               President & CEO
         Chief Financial Officer          (214) 869-1001
         (415) 774-2700


              URS CORPORATION SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
                            GREINER ENGINEERING, INC.

                        URS Obtains Acquisition Financing


         SAN FRANCISCO, CA & IRVING, TX / JANUARY 11, 1996 - URS

         Corporation (NYSE: URS) and Greiner Engineering, Inc.

         (NYSE: GII) today jointly announced that they have signed a

         Definitive Agreement for URS to acquire all of the outstanding shares of Greiner's common stock.  The transaction remains subject to Greiner stockholder approval and other closing

         conditions.  The combined Company will be the 20th largest design engineering company and it will be among the top five transportation engineering firms in the nation.

              Terms of the transaction are unchanged from the letter of

         intent announced on December 4, 1995.  As a result of the

         acquisition, Greiner will become a wholly-owned subsidiary of



                                       -1-


                                Page 59 of 424


         URS.  Greiner stockholders will receive $13.50 per share in cash plus .298 share of URS common stock for every common share of Greiner.  Based on Greiner's 4,704,642 outstanding shares of common stock, the aggregate consideration will be approximately

         $63.5 million in cash and 1.4 million shares of URS common stock.

              URS also announced today that to finance the acquisition

         and to provide for working capital needs, it has entered into a new $70 million secured credit facility with Wells Fargo Bank,

         N.A.  The credit facility consists of $50 million in term loans maturing in 2002 and 2003, and a $20 million revolving line of credit.

              Headquartered in San Francisco, URS offers a broad range

         of services to public and private sector clients in two

         principal markets:  infrastructure projects involving

         transportation systems, institutional and commercial

         facilities, pollution control and water resources; and

         environmental projects involving hazardous waste management.

              Headquartered in Irving, Texas, Greiner is a professional

         services firm which provides engineering, planning,

         architectural, environmental, program management and other services to public and private sector clients throughout the

         U.S. and in foreign countries, including Malaysia and Hong

         Kong.







                                       -2-


                                Page 60 of 424


                                  Exhibit 99(a)
                                  -------------

                                                          EXECUTION COPY









         ===============================================================




                                 CREDIT AGREEMENT


                           DATED AS OF JANUARY 10, 1996


                                      AMONG


                                 URS CORPORATION,
                                   as Borrower,

                            THE LENDERS LISTED HEREIN,
                                   as Lenders,

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent




         ===============================================================















                                Page 61 of 424


                                 URS CORPORATION

                                 CREDIT AGREEMENT

                                TABLE OF CONTENTS
                                -----------------
                                                                    Page
                                                                    ----
         TABLE OF CONTENTS . . . . . . . . . . . . . . . . . . . . . . i

         EXHIBITS  . . . . . . . . . . . . . . . . . . . . . . . . . . v

         SCHEDULES . . . . . . . . . . . . . . . . . . . . . . . . .  vi

         Section 1.     DEFINITIONS  . . . . . . . . . . . . . . . .   2

              1.1       Certain Defined Terms  . . . . . . . . . . .   2
              1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement . . 40
              1.3       Other Definitional Provisions and Rules of
                        Construction . . . . . . . . . . . . . . . .  40

         Section 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS .  41

              2.1       Commitments; Making of Loans; Notes  . . . .  41
              2.2       Interest on the Loans  . . . . . . . . . . .  46
              2.3       Fees . . . . . . . . . . . . . . . . . . . .  52
              2.4 Repayments, Prepayments and Reductions in Revolving Loan Commitments; General
                        Provisions Regarding Payments  . . . . . . .  53
              2.5       Use of Proceeds  . . . . . . . . . . . . . .  63
              2.6       Special Provisions Governing Eurodollar
                        Rate Loans . . . . . . . . . . . . . . . . .  63
              2.7       Increased Costs; Taxes; Capital Adequacy . .  66
              2.8       Obligation of Lenders and Issuing Lenders
                        to Mitigate  . . . . . . . . . . . . . . . .  71

         Section 3.     LETTERS OF CREDIT  . . . . . . . . . . . . .  72

              3.1       Issuance of Letters of Credit and Lenders'
                        Purchase of Participations Therein . . . . .  72
              3.2       Letter of Credit Fees  . . . . . . . . . . .  75
              3.3       Drawings and Reimbursement of Amounts Paid
                        Under Letters of Credit. . . . . . . . . . .  76
              3.4       Obligations Absolute . . . . . . . . . . . .  79
              3.5       Indemnification; Nature of Issuing Lenders'
                        Duties . . . . . . . . . . . . . . . . . . .  81
              3.6       Increased Costs and Taxes Relating to
                        Letters of Credit  . . . . . . . . . . . . .  82

                                Page 62 of 424


         Section 4.     CONDITIONS TO LOANS AND LETTERS OF CREDIT  .  83

              4.1       Conditions to Signing Date.  . . . . . . . .  83
              4.2       Conditions to Term Loans and Initial
                        Revolving Loans  . . . . . . . . . . . . . .  87
              4.3       Conditions to All Loans. . . . . . . . . . .  97
              4.4       Conditions to Letters of Credit  . . . . . .  98

         Section 5.     COMPANY'S REPRESENTATIONS AND WARRANTIES . .  99

              5.1       Organization, Powers, Qualification, Good
                        Standing, Business and Subsidiaries  . . . .  99
              5.2       Authorization of Borrowing, etc. . . . . . . 101
              5.3       Financial Condition  . . . . . . . . . . . . 102
              5.4       No Material Adverse Change; No Restricted
                        Junior Payments; No Deterioration in
                        Quality of Accounts Receivable . . . . . . . 103
              5.5       Title to Properties; Liens; Real Property;
                        Licenses, Trademarks; etc. . . . . . . . . . 103
              5.6       Litigation; Adverse Facts  . . . . . . . . . 104
              5.7       Payment of Taxes . . . . . . . . . . . . . . 105
              5.8       Performance of Agreements; Materially
                        Adverse Agreements; Material Contracts . . . 105
              5.9       Governmental Regulation  . . . . . . . . . . 106
              5.10      Securities Activities  . . . . . . . . . . . 106
              5.11      Employee Benefit Plans . . . . . . . . . . . 106
              5.12      Certain Fees . . . . . . . . . . . . . . . . 107
              5.13      Environmental Protection . . . . . . . . . . 107
              5.14      Employee Matters . . . . . . . . . . . . . . 108
              5.15      Solvency . . . . . . . . . . . . . . . . . . 108
              5.16      Matters Relating to Collateral . . . . . . . 109
              5.17      Merger Agreement . . . . . . . . . . . . . . 110
              5.18      Disclosure . . . . . . . . . . . . . . . . . 110

         Section 6.     COMPANY'S AFFIRMATIVE COVENANTS  . . . . . . 111

              6.1       Financial Statements and Other Reports . . . 111
              6.2       Corporate Existence, etc.  . . . . . . . . . 120
              6.3       Payment of Taxes and Claims; Tax
                        Consolidation  . . . . . . . . . . . . . . . 120
              6.4 Maintenance of Properties; Insurance; Application of Net Insurance/ Condemnation
                        Proceeds . . . . . . . . . . . . . . . . . . 121
              6.5       Inspection Rights  . . . . . . . . . . . . . 122
              6.6       Compliance with Laws, etc. . . . . . . . . . 122
              6.7       Execution of Subsidiary Guaranty and
                        Personal Property Collateral Documents by
                        Certain Subsidiaries and Future
                        Subsidiaries . . . . . . . . . . . . . . . . 122
              6.8       Interest Rate Protection . . . . . . . . . . 123

                                Page 63 of 424


         Section 7.     COMPANY'S NEGATIVE COVENANTS . . . . . . . . 123

              7.1       Indebtedness . . . . . . . . . . . . . . . . 124
              7.2       Liens and Related Matters  . . . . . . . . . 125
              7.3       Investments; Joint Ventures  . . . . . . . . 126
              7.4       Contingent Obligations . . . . . . . . . . . 127
              7.5       Restricted Junior Payments . . . . . . . . . 128
              7.6       Financial Covenants  . . . . . . . . . . . . 129
              7.7       Restriction on Fundamental Changes; Asset
                        Sales and Acquisitions . . . . . . . . . . . 131
              7.8       Sale or Discount of Receivables  . . . . . . 132
              7.9       Transactions with Shareholders and
                        Affiliates . . . . . . . . . . . . . . . . . 132
              7.10      Disposal of Subsidiary Stock . . . . . . . . 132
              7.11      Conduct of Business  . . . . . . . . . . . . 133
              7.12      Foreign Subsidiaries.  . . . . . . . . . . . 133
              7.13      Prepayments  . . . . . . . . . . . . . . . . 133
              7.14 Amendments or Waivers of Merger Agreement; Amendments of Documents Relating to
                        Subordinated Indebtedness  . . . . . . . . . 134
              7.15      Fiscal Year  . . . . . . . . . . . . . . . . 134

         Section 8.     EVENTS OF DEFAULT  . . . . . . . . . . . . . 134

              8.1       Failure to Make Payments When Due  . . . . . 134
              8.2       Default in Other Agreements  . . . . . . . . 134
              8.3       Breach of Certain Covenants  . . . . . . . . 135
              8.4       Breach of Warranty . . . . . . . . . . . . . 135
              8.5       Other Defaults Under Loan Documents  . . . . 135
              8.6       Involuntary Bankruptcy; Appointment of
                        Receiver, etc. . . . . . . . . . . . . . . . 135
              8.7       Voluntary Bankruptcy; Appointment of
                        Receiver, etc. . . . . . . . . . . . . . . . 136
              8.8       Judgments and Attachments  . . . . . . . . . 136
              8.9       Dissolution  . . . . . . . . . . . . . . . . 137
              8.10      Employee Benefit Plans . . . . . . . . . . . 137
              8.11      Material Adverse Effect  . . . . . . . . . . 137
              8.12      Change in Control  . . . . . . . . . . . . . 137
              8.13      Invalidity of Subsidiary Guaranty; Failure
                        of Security; Repudiation of Obligations  . . 137
              8.14      Failure to Consummate Merger . . . . . . . . 138
              8.15      Failure to Comply with Subordination
                        Provisions.  . . . . . . . . . . . . . . . . 138

         Section 9.     ADMINISTRATIVE AGENT . . . . . . . . . . . . 139

              9.1       Appointment  . . . . . . . . . . . . . . . . 139
              9.2       Powers and Duties; General Immunity  . . . . 141
              9.3       Representations and Warranties; No
                        Responsibility For Appraisal of
                        Creditworthiness . . . . . . . . . . . . . . 143
              9.4       Right to Indemnity . . . . . . . . . . . . . 143

                                Page 64 of 424


              9.5       Successor Administrative Agent . . . . . . . 144
              9.6       Collateral Documents and Guaranties  . . . . 144

         Section 10.    MISCELLANEOUS  . . . . . . . . . . . . . . . 145

              10.1      Assignments and Participations in Loans and
                        Letters of Credit  . . . . . . . . . . . . . 145
              10.2      Expenses . . . . . . . . . . . . . . . . . . 149
              10.3      Indemnity  . . . . . . . . . . . . . . . . . 150
              10.4      Set-Off  . . . . . . . . . . . . . . . . . . 151
              10.5      Ratable Sharing  . . . . . . . . . . . . . . 151
              10.6      Amendments and Waivers . . . . . . . . . . . 152
              10.7      Independence of Covenants  . . . . . . . . . 154
              10.8      Notices  . . . . . . . . . . . . . . . . . . 154
              10.9      Survival of Representations, Warranties and
                        Agreements . . . . . . . . . . . . . . . . . 154
              10.10     Failure or Indulgence Not Waiver; Remedies
                        Cumulative . . . . . . . . . . . . . . . . . 155
              10.11     Marshalling; Payments Set Aside  . . . . . . 155
              10.12     Severability . . . . . . . . . . . . . . . . 155
              10.13     Obligations Several; Independent Nature of
                        Lenders' Rights  . . . . . . . . . . . . . . 155
              10.14     Headings . . . . . . . . . . . . . . . . . . 156
              10.15     Applicable Law . . . . . . . . . . . . . . . 156
              10.16     Successors and Assigns . . . . . . . . . . . 156
              10.17     Waiver of Jury Trial . . . . . . . . . . . . 156
              10.18     Confidentiality  . . . . . . . . . . . . . . 157
              10.19     Counterparts; Effectiveness  . . . . . . . . 157

         Signatures  . . . . . . . . . . . . . . . . . . . . . . . . S-1

                                Page 65 of 424


                                    EXHIBITS
                                    --------

         I         FORM OF NOTICE OF BORROWING
         II        FORM OF NOTICE OF CONVERSION/CONTINUATION
         III       FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
         IV-A      FORM OF TRANCHE A TERM NOTE
         IV-B      FORM OF TRANCHE B TERM NOTE
         V         FORM OF REVOLVING NOTE
         VI        FORM OF COMPLIANCE CERTIFICATE
         VII-A     FORM OF OPINION OF COMPANY COUNSEL
         VII-B     FORM OF OPINION OF COMPANY COUNSEL
         VIII      FORM OF OPINION OF ADMINISTRATIVE AGENT COUNSEL
         IX        FORM OF ASSIGNMENT AGREEMENT
         X-A       FORM OF AUDITOR'S LETTER (Coopers & Lybrand, LLP)
         X-B       FORM OF AUDITOR'S LETTER (Price Waterhouse, LLP)
         XI        FORM OF CERTIFICATE RE NON-U.S. BANK STATUS
         XII       FORM OF COLLATERAL ACCOUNT AGREEMENT
         XIII      FORM OF COMPANY PLEDGE AGREEMENT
         XIV       FORM OF COMPANY SECURITY AGREEMENT
         XV        FORM OF SUBSIDIARY GUARANTY
         XVI       FORM OF SUBSIDIARY PLEDGE AGREEMENT
         XVII      FORM OF SUBSIDIARY SECURITY AGREEMENT
         XVIII     FORM OF FINANCIAL CONDITION CERTIFICATE

                                Page 66 of 424


                                    SCHEDULES
                                    ---------

         2.1  LENDERS' COMMITMENTS AND PRO RATA SHARES

                                Page 67 of 424


                                 URS CORPORATION

                                 CREDIT AGREEMENT



               This CREDIT AGREEMENT is dated as of January 10, 1996 and entered into by and among URS CORPORATION, a Delaware corporation ("Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), as agent for Lenders (in such capacity, "Administrative Agent").


                                 R E C I T A L S
                                 - - - - - - - -
               WHEREAS, Merger Sub (this and other capitalized terms
         used in these recitals without definition being used as defined in subsection 1.1) has been formed by Company for the purpose of acquiring all of the outstanding shares of capital stock of Greiner;

               WHEREAS, on the Initial Funding Date, (i) Company will acquire all of the outstanding shares of capital stock of Greiner pursuant to the Merger Agreement and (ii) immediately upon the consummation of the Acquisition, Merger Sub will be merged with and into Greiner pursuant to the Merger Agreement, with Greiner being the surviving corporation in such merger and becoming a wholly-owned Domestic Subsidiary of Company;

               WHEREAS, Lenders have agreed to extend certain credit facilities to Company, a portion of the proceeds of which will be used to fund the Acquisition Financing Requirements and the remainder of which will be used to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries following the Merger;

               WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on its accounts receivable and certain other collateral and pledging to Administrative Agent, on behalf of Lenders, 100% of the capital stock held by Company of each of its Domestic Subsidiaries with assets or revenues in excess of $100,000 and the lesser of (i) 100% of the capital stock held by Company of each of its Foreign Subsidiaries with assets or revenues in excess of $100,000 or (ii) 65% of the capital stock of any such Foreign Subsidiary; and

               WHEREAS, all of the Domestic Subsidiaries of Company with assets or revenues in excess of $100,000 have agreed to

                                Page 68 of 424


         guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on their accounts receivable and certain other collateral and pledging to Administrative Agent, on behalf of Lenders, 100% of the capital stock held by such Domestic Subsidiaries of each of their respective Domestic Subsidiaries with assets or revenues in excess of $100,000 and the lesser of (i) 100% of the capital stock held by such Domestic Subsidiaries of each of their respective Foreign Subsidiaries with assets or revenues in excess of $100,000 or (ii) 65% of the capital stock of any such Foreign Subsidiary:

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Administrative Agent agree as follows:


         Section 1.      DEFINITIONS

         1.1   Certain Defined Terms.
               ---------------------
               The following terms used in this Agreement shall have the following meanings:

               "Account Receivable" means any right to payment for goods sold or leased or for services rendered.

               "Acquisition" means the purchase of all of the outstanding shares of capital stock of Greiner contemplated by the Merger Agreement.

               "Acquisition Consideration" means the Cash portion of the aggregate consideration paid to the shareholders of Greiner in exchange for all of the outstanding shares of capital stock of Greiner.

               "Acquisition Financing Requirements" means the aggregate of all amounts necessary (i) to pay the Acquisition
         Consideration and (ii) to pay Transaction Costs.

               "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by DIVIDING
         (i) the offered quotation (rounded upward to the nearest 1/16 of 1%) by first class banks in the London interbank market to Wells Fargo for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of Wells Fargo for which the Adjusted Eurodollar Rate is then being determined (which principal amount shall be deemed to be $1,000,000 in the event Wells Fargo is not making, converting to or continuing such a Eurodollar Rate Loan) with

                                Page 69 of 424


         maturities comparable to such Interest Period as of approximately 9:00 A.M. (San Francisco time) on such Interest Rate Determination Date BY (ii) a percentage equal to 100% MINUS the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

               "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5.

               "Affected Class" has the meaning assigned to that term in subsection 10.6.

               "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

               "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Any Person, other than a Lender, who owns beneficially or of record Securities representing more than 5% of the total outstanding Securities of Company shall be an Affiliate of Company.

               "Aggregate Amounts Due" has the meaning assigned to that term in subsection 10.5.

               "Agreement" means this Credit Agreement dated as of January 10, 1996, as it may be amended, supplemented or otherwise modified from time to time.

               "Applicable Base Rate Margin" means, as at any date of determination, the percentage per annum set forth below opposite the applicable Leverage Ratio, as determined in accordance with subsection 2.2A:

                                Page 70 of 424


         Leverage Ratio                      Applicable Base Rate Margin
         ---------------------------------------------------------------
         Greater than or equal to 3.50 to 1.00          1.375%
         Less than 3.50 to 1.00                         1.125%
            but greater than or equal to
            3.00 to 1.00
         Less than 3.00 to 1.00                         0.875%
            but greater than or equal to
            2.75 to 1.00
         Less than 2.75 to 1.00
            but greater than or equal to                0.625%
            2.50 to 1.00
         Less than 2.50 to 1.00
            but greater than or equal to                0.375%
            2.00 to 1.00
         Less than 2.00 to 1.00                         0.000%

                   "Applicable Commitment Fee Percentage" means, as at any date of determination, the percentage per annum set forth below opposite the applicable Leverage Ratio, as determined in accordance with subsection 2.3:

             Leverage Ratio                      Applicable Commitment
                                                     Fee Percentage
         ---------------------------------------------------------------
         Greater than or equal to 3.50 to 1.00          0.500%
         Less than 3.50 to 1.00                         0.500%
            but greater than or equal to
            3.00 to 1.00
         Less than 3.00 to 1.00                         0.375%
            but greater than or equal to
            2.75 to 1.00
         Less than 2.75 to 1.00                         0.375%
            but greater than or equal to
            2.50 to 1.00
         Less than 2.50 to 1.00                         0.375%
            but greater than or equal to
            2.00 to 1.00
         Less than 2.00 to 1.00                         0.250%

                   "Applicable Eurodollar Rate Margin" means, as at any date of determination, the percentage per annum set forth below opposite the applicable Leverage Ratio, as determined in accordance with subsection 2.2A:

                                Page 71 of 424


         Leverage Ratio                 Applicable Eurodollar Rate Margin
         ---------------------------------------------------------------

         Greater than or equal to 3.50 to 1.00          2.625%
            Less than 3.50 to 1.00                      2.375%
            but greater than or equal to
            3.00 to 1.00
         Less than 3.00 to 1.00                         2.125%
            but greater than or equal to
            2.75 to 1.00
         Less than 2.75 to 1.00                         1.875%
            but greater than or equal to
            2.50 to 1.00
         Less than 2.50 to 1.00                         1.625%
            but greater than or equal to
            2.00 to 1.00
         Less than 2.00 to 1.00                         1.375%

                   "Applied Amount" has the meaning assigned to that term in subsection 2.4B(iv)(b).

                   "Asset Sale", as applied to any Person, means the sale by such Person or any of its Subsidiaries to any other Person (other than such Person or any of its wholly-owned Subsidiaries) of (i) any of the stock of any Subsidiary of such Person (other than any stock sold to licensed professionals employed by such Person or its Subsidiaries in order to comply with state licensing laws), (ii) substantially all of the assets of any division or line of business of such Person or any of its Subsidiaries (other than the assets of any division or line of business to the extent that the aggregate value of such assets is equal to $100,000 or less), or (iii) any other assets (whether tangible or intangible) of such Person or any of its Subsidiaries (other than any assets to the extent that the aggregate value of such assets sold in any single transaction during any fiscal year or related series of transactions is equal to $100,000 or less).

                   "Assignment Agreement" means an Assignment Agreement substantially in the form of Exhibit IX annexed hereto.
                                      ----------
                   "Auditor's Letters" means (i) a letter, substantially in the form of Exhibit X-A annexed hereto, to Company from
                        -----------
         Coopers & Lybrand, LLP and delivered to Administrative Agent pursuant to subsection 4.1I and (ii) a letter, substantially in the form of Exhibit X-B annexed hereto, to Greiner from Price
                     -----------
         Waterhouse, LLP and delivered to Administrative Agent pursuant to subsection 4.2R.

                                Page 72 of 424


                   "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                   "Base Rate" means, at any time, the higher of (i) the Prime Rate or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                   "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                   "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a day on which banking institu-tions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                   "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                   "Cash" means money, currency or a credit balance in a Deposit Account.

                   "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's;
         (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any

                                Page 73 of 424


         Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and
         (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                   "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit XI annexed hereto
                                      ----------
         delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

                   "Class" as applied to Lenders, means each of the following two classes of Lenders: (i) Lenders having Tranche A Term Loan Exposure and/or Revolving Loan Exposure (taken together as a single class) and (ii) Lenders having Tranche B Term Loan Exposure.

                   "Collateral" means, collectively, all Accounts
         Receivable, other collateral and capital stock in which Liens are purported to be granted pursuant to the Collateral
         Documents as security for the Obligations.

                   "Collateral Account" has the meaning assigned to that term in the Collateral Account Agreement.

                   "Collateral Account Agreement" means the Collateral Account Agreement executed and delivered by Company and Administrative Agent on the Signing Date, substantially in the form of Exhibit XII annexed hereto, as such Collateral Account
                 -----------
         Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                   "Collateral Documents" means the Company Pledge Agreement, the Company Security Agreement, the Collateral Account Agreement, the Subsidiary Pledge Agreements, the Subsidiary Security Agreements, and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any property of that Loan Party as security for the Obligations.

                   "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

                                Page 74 of 424


                   "Company" has the meaning assigned to that term in the introduction to this Agreement.

                   "Company Pledge Agreement" means the Company Pledge Agreement executed and delivered by Company on the Signing Date, substantially in the form of Exhibit XIII annexed hereto,
                                            ------------
         as such Company Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                   "Company Security Agreement" means the Company Security Agreement executed and delivered by Company on the Signing Date, substantially in the form of Exhibit XIV annexed
                                                    -----------
         hereto, as such Company Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                   "Compliance Certificate" means a certificate substan-tially in the form of Exhibit VI annexed hereto delivered to
                               ----------
         Administrative Agent and Lenders by Company pursuant to subsection 6.1(vii).

                   "Consolidated Capital Expenditures" means, for any period following consummation of the Merger, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period for fixed assets and leasehold improvements of Company and its Subsidiaries PLUS (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period (a) to purchase or develop computer software or systems (but only to the extent such expenditures are capitalized on the consolidated balance sheet of Company and its Subsidiaries in conformity with GAAP) or (b) to acquire (by purchase or otherwise) the business, property or fixed assets of any other Person, or the stock or other evidence of beneficial ownership of any other Person that, as a result of such acquisition, becomes a Subsidiary of Company (other than the portion of the Acquisition Consideration allocated to the net fixed assets of Greiner and its Subsidiaries in an amount not to exceed $12,000,000).

                   "Consolidated Cash Interest Expense" means, for any period following consummation of the Merger, Consolidated Interest Expense for such period, excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

                                Page 75 of 424


                   "Consolidated Current Liabilities" means, as at any date of determination following consummation of the Merger, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, including the aggregate principal amount of all outstanding Revolving Loans and the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding and the current portion of the aggregate principal amount of all outstanding Term Loans.

                   "Consolidated EBITDA" means, for any period following consummation of the Merger, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income,
         (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income LESS other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                   "Consolidated Excess Cash" means, as at the last day of the first Fiscal Quarter following the Initial Funding Date,
         (i) the sum as at such date of Cash, Cash Equivalents and other items constituting "cash" on the balance sheet of Company and its Subsidiaries consistent with historical practices MINUS
         (ii) $5,000,000.

                   "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to (i) Consolidated EBITDA for such period MINUS (ii) the sum, without duplication, of (a) Consolidated Principal Payments for such period, (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures) for such period, (c) Consolidated Cash Interest Expense for such period,
         (d) the provision for current taxes based on income of Company and its Subsidiaries on a consolidated basis and payable in Cash during such period, and (e) $1,000,000; PROVIDED, HOWEVER, that in the event that any such period includes any period prior to consummation of the Merger, (1) "Consolidated EBITDA" for any such period prior to consummation of the Merger shall mean the sum of Pre Merger URS Consolidated EBITDA for such period PLUS Pre Merger Greiner Consolidated EBITDA for such period; (2) "Consolidated Principal Payments" for any such period prior to consummation of the Merger shall mean the sum of Pre Merger URS Consolidated Principal Payments for such period PLUS Pre Merger Greiner Consolidated Principal Payments for such period (in each case excluding repayments of revolving loans); (3) "Consolidated Capital Expenditures" for any such period prior to consummation of the Merger shall mean the sum of Pre Merger URS Consolidated Capital Expenditures for such

                                Page 76 of 424


         period PLUS Pre Merger Greiner Consolidated Capital Expenditures for such period (in each case net of any proceeds of any related financings with respect to such expenditures);
         (4) "Consolidated Cash Interest Expense" for any such period prior to consummation of the Merger shall mean the sum of Pre Merger URS Consolidated Cash Interest Expense for such period PLUS Pre Merger Greiner Consolidated Cash Interest Expense for such period; and (5) the provision for current taxes based on income of Company and its Subsidiaries for any such period prior to consummation of the Merger shall mean the sum of
         (A) the provision for current taxes based on income of URS and its Subsidiaries on a consolidated basis and payable in Cash during such period PLUS (B) the provision for current taxes based on income of Greiner and its Subsidiaries on a consolidated basis and payable in Cash during such period.

                   "Consolidated Fixed Charges" means, for any period following consummation of the Merger, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income and payable in Cash, and (iii) Consolidated Scheduled Principal Payments, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                   "Consolidated Interest Expense" means, for any period following consummation of the Merger, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries during such period, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements to which Company or any of its Subsidiaries is a party, but excluding, however, any amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders on or before the Signing Date.

                   "Consolidated Net Income" means, for any period following consummation of the Merger, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded
         (i) the income (or loss) of any Person (other than a Subsidiary of Company or a Joint Venture) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are

                                Page 77 of 424


         acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales by Company or any of its Subsidiaries or returned surplus assets of any Pension Plan of Company or any of its Subsidiaries, and
         (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                   "Consolidated Principal Payments" means, for any period following consummation of the Merger, the aggregate amount of all voluntary and scheduled repayments of principal by Company and its Subsidiaries on a consolidated basis during such period under all Indebtedness of Company or any of its Subsidiaries (including the principal component of Capital Leases), other than any repayment of the Existing Blum Subordinated Convertible Note solely through the issuance of shares of Company's common stock.

                   "Consolidated Quick Assets" means, as at any date of determination following consummation of the Merger, all Cash, Cash Equivalents and Eligible Accounts Receivable of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP.

                   "Consolidated Scheduled Principal Payments" means, for any period following consummation of the Merger, the aggregate amount of all scheduled repayments of principal by Company and its Subsidiaries on a consolidated basis during such period under all Indebtedness of Company or any of its Subsidiaries (including the principal component of Capital Leases), other than any repayment of the Existing Blum Subordinated Convertible Note solely through the issuance of shares of Company's common stock.

                   "Consolidated Tangible Net Worth" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries LESS
         (i) the aggregate amount of all treasury stock, (ii) any goodwill or other intangible assets and (iii) the aggregate amount of all obligations owing to Company or any of its Subsidiaries from any employee or Affiliate of Company, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                                Page 78 of 424


                   "Consolidated Total Funded Debt" means, as at any date of determination following consummation of the Merger, the sum of (i) the aggregate principal amount of all outstanding Term Loans, (ii) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding, (iii) the aggregate amount of that portion of obligations with respect to Capital Leases of Company or any of its Subsidiaries that is properly classified as a liability on a balance sheet in conformity with GAAP, (iv) all Indebtedness of Company or any of its Subsidiaries for borrowed money evidenced by a note or similar written instrument, and (v) the average aggregate principal amount of all Revolving Loans outstanding during the 12-month period immediately preceding the date of determination.

                   "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebted-ness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or other-wise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                                Page 79 of 424


                   "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                   "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

                   "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                   "Dollars" and the sign "$" mean the lawful money of the United States of America.

                   "Domestic Subsidiary" means any Subsidiary organized or incorporated under the laws of a state of the United States of America.

                   "Domestic Subsidiary Guarantor" means any Domestic Subsidiary of Company that executes and delivers a Subsidiary Guaranty on the Signing Date, the Initial Funding Date or from time to time thereafter pursuant to subsection 6.7.

                   "Eligible Accounts Receivable", as applied to any Person, means all billed Accounts Receivable of such Person and its Subsidiaries.

                   "Eligible Assignee" means (i) (a) a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $100,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $100,000,000; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof and having a combined capital and surplus of at least $100,000,000; PROVIDED that (1) such bank is acting through a branch or agency located in the United States of America or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies; and (ii) any Lender and

                                Page 80 of 424


         any Affiliate of any Lender; PROVIDED that no Affiliate of Company shall be an Eligible Assignee.

                   "Employee Benefit Plan", as applied to any Person, means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by such Person, any of its Subsidiaries or any of their respective ERISA Affiliates.

                   "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law,
         (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                   "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to
         (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or
         (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42
         U.S.C. sec. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. sec. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. sec. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. sec. 1251 et seq.), the Clean Air Act (42 U.S.C. sec. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. sec. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. sec. 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. sec. 651 et seq.), the Oil Pollution Act (33 U.S.C. sec. 2701 et seq) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.
         sec. 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

                   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                                Page 81 of 424


                   "ERISA Affiliate," as applied to any Person, means
         (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member;
         (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of
         Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                   "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan of Company or any of its Subsidiaries (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation);
         (ii) the failure to meet the minimum funding standard of
         Section 412 of the Internal Revenue Code with respect to any Pension Plan of Company or any of its Subsidiaries (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure by Company or any of its Subsidiaries to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure by Company or any of its Subsidiaries to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan of Company or any of its Subsidiaries pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
         Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan of Company or any of its Subsidiaries, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan of Company or any of its Subsidiaries; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of

                                Page 82 of 424


         the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan of Company or any of its Subsidiaries other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan;
         (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan of Company or any of its Subsidiaries (or any other Employee Benefit Plan of Company or any of its Subsidiaries intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan of Company or any of its Subsidiaries to qualify for exemption from taxation under
         Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan of Company or any of its Subsidiaries.

                   "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                   "Event of Default" means each of the events set forth in Section 8.

                   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                   "Exchange Rate" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the Issuing Lender in the New York foreign exchange market for the purchase by the Issuing Lender (by cable transfer) of such currency in exchange for Dollars at 12:00

                                Page 83 of 424


         noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

                   "Existing Blum Subordinated Credit Agreement" means the Credit and Security Agreement, dated January 30, 1989, as amended through the date hereof, pursuant to which the Existing Blum Subordinated Convertible Note was issued, as such agreement may be further amended from time to time to the extent permitted under subsection 7.14B.

                   "Existing Blum Subordinated Convertible Note" means the promissory note executed by Company dated January 30, 1989 and due November 1, 2000 in the principal amount of $4,000,000.

                   "Existing Blum Subordination Agreement" means the Subordination Agreement, dated October 19, 1992, between Wells Fargo, Richard C. Blum & Associates, Inc., BK Capital Partners, BK Capital Partners II and BK Capital Partners III, Company, Thortec Environmental Systems, Inc., Mitchell Management Systems, Inc. and URS Consultants, Inc.

                   "Existing Company Letters of Credit" means those letters of credit issued for the account of Company and identified on Schedule 1.1 of the Initial Funding Date Company Disclosure Letter.

                   "Existing Credit Agreements" means (i) that certain Third Restated Credit Agreement dated as of May 12, 1995 between Company, URS Consultants, Inc. and Wells Fargo and
         (ii) that certain Line of Credit Agreement dated as of May 31, 1993 among Greiner and Sanwa Bank, in each case as amended prior to the Initial Funding Date.

                   "Existing Greiner Letters of Credit" means those letters of credit issued for the account of Greiner and identified on Schedule 1.1 of the Initial Funding Date Company Disclosure Letter.

                   "Existing Public Debt" means, collectively, the Existing Senior Subordinated Notes and the Existing
         Subordinated Notes.

                   "Existing Senior Subordinated Note Indenture" means the Indenture, dated as of March 16, 1989, between Thortec International, Inc. and MTrust Corp, National Association, as amended by Amendment Number 1 and Amendment Number 2, as such indenture may be further amended from time to time to the extent permitted under subsection 7.14B.

                   "Existing Senior Subordinated Notes" means Company's 8 % Senior Subordinated Notes due 2004 in the original aggregate principal amount of $36,814,500 and the remaining

                                Page 84 of 424


         aggregate principal amount of $6,454,750 as of the Signing
         Date.

                   "Existing Subordinated Agreements" means, collectively, the Existing Blum Subordinated Credit Agreement, the Existing Senior Subordinated Note Indenture and the
         Existing Subordinated Note Indenture.

                   "Existing Subordinated Indebtedness" means, collectively, the Existing Public Debt and the Existing Blum Subordinated Convertible Note.

                   "Existing Subordinated Note Indenture" means the Indenture, dated as of February 15, 1987, between Company and First Interstate Bank of California, as amended by Amendment Number 1, as such indenture may be further amended from time to time to the extent permitted under subsection 7.14B.

                   "Existing Subordinated Notes" means Company's 6-1/2% Convertible Subordinated Notes due 2012 in the original aggregate principal amount of $57,500,000 and the remaining aggregate principal amount of $2,145,000 as of the Signing Date.

                   "Facilities"  means any and all real property
         (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                   "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                   "Financial Plan" has the meaning assigned to that term in subsection 6.1(xvi).

                   "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral and (ii) such Lien is the only Lien to which such Collateral is subject.

                                Page 85 of 424



                   "Fiscal Quarter" means a fiscal quarter of any Fiscal
         Year.

                   "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on October 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

                   "Foreign Subsidiary" means any Subsidiary formed or organized under the laws of a jurisdiction other than a state of the United States of America.

                   "Funding and Payment Office" means (i) the office of Administrative Agent located at 420 Montgomery Street,
         San Francisco, California 94163 or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

                   "Funding Date" means the date of the funding of a Loan.

                   "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pro-nouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                   "Governmental Acts" has the meaning assigned to that term in subsection 3.5A.

                   "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                   "Greiner" means Greiner Engineering, Inc., a Nevada corporation.

                   "Greiner Fiscal Quarter" means, prior to consummation of the Merger, a fiscal quarter of any Greiner Fiscal Year.

                   "Greiner Fiscal Year" means, prior to consummation of the Merger, the fiscal year of Greiner and its Subsidiaries ending on December 31 of each calendar year.

                                Page 86 of 424



                   "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials;
         (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
         (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                   "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                   "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

                   "Inactive Subsidiary" has the meaning assigned to that term in subsection 5.1E.

                   "Indebtedness", as applied to any Person, means
         (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with

                                Page 87 of 424


         GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute
         (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

                   "Indemnified Liabilities" has the meaning assigned to that term in subsection 10.3.

                   "Indemnitee" has the meaning assigned to that term in subsection 10.3.

                   "Initial Funding Date" means the date, on or before May 31, 1996, or such later date as may be established pursuant to subsection 2.1E, on which the initial Loans are made.

                   "Initial Funding Date Company Disclosure Letter" means the letter dated the Initial Funding Date delivered to Administrative Agent by Company containing information with respect to Company and its Subsidiaries and Greiner and its Subsidiaries.

                   "Initial Revolving Loans" has the meaning assigned to that term in subsection 2.5A.

                   "Interest Payment Date" means (i) with respect to any Base Rate Loan, each January 31, April 30, July 31 and
         October 31 of each year, commencing on the first such date to occur after the Initial Funding Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; PROVIDED that in the case of each Interest Period of six months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

                   "Interest Period" has the meaning assigned to that term in subsection 2.2B.

                   "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

                                Page 88 of 424



                   "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                   "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                   "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company),
         (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordi-nary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                   "Issuing Lender" means, with respect to any Letter of Credit, Wells Fargo.

                   "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                   "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agree-ment, together with their successors and permitted assigns pursuant to subsection 10.1.

                   "Letter of Credit" or "Letters of Credit" means
         (i) any letter of credit or similar instrument issued or to be issued by the Issuing Lender for the account of Company pursuant to subsection 3.1 for the purpose of supporting
         (a) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (b) workers' compensation liabilities of Company or

                                Page 89 of 424


         any of its Subsidiaries, (c) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (d) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and
         (e) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; PROVIDED that Letters of Credit may not be issued for the purpose of supporting any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code), and (ii) the Existing Company Letters of Credit.

                   "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS
         (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B). For purposes of this definition, any amount described in clause
         (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

                   "Leverage Ratio" has the meaning assigned to that term in subsection 7.6C.

                   "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                   "Loan" or "Loans" means one or more of the Tranche A Term Loans, Tranche B Term Loans or Revolving Loans or any combination thereof.

                   "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of the Issuing Lender relating to, the Letters of Credit) and the Collateral Documents.

                   "Loan Party" means each of Company and any of Company's Subsidiaries from time to time executing a Loan

                                Page 90 of 424


         Document, and "Loan Parties" means all such Persons, collectively.

                   "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal
         Reserve System as in effect from time to time.

                   "Material Adverse Effect", as applied to any Person, means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of such Person or any of its Subsidiaries or (ii) the material impairment of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

                   "Material Contract", as applied to any Person, means any contract or other arrangement to which such Person or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect on such Person.

                   "Merger" means the merger of Merger Sub with and into Greiner in accordance with the terms of the Merger Agreement, with Greiner being the surviving corporation in such Merger.

                   "Merger Agreement" means that certain Agreement and Plan of Merger by and among Greiner, Company and Merger Sub dated as of January 9, 1996, in the form delivered to Administrative Agent and Lenders prior to their execution of this Agreement and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.14A.

                   "Merger Sub" means URS Acquisition Corporation, a Nevada corporation and a wholly-owned Subsidiary of Company.

                   "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                   "Net Asset Sale Proceeds" means, with respect to any Asset Sale by Company or any of its Subsidiaries, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including, without limitation,
         (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and
         (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than

                                Page 91 of 424


         the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

                   "Net Pension Proceeds" has the meaning assigned to that term in subsection 2.4B(iii)(b).

                   "Net Proceeds Amount" has the meaning assigned to that term in subsection 2.4B(iii)(g).

                   "Net Securities Proceeds" has the meaning assigned to that term in subsection 2.4B(iii)(c).

                   "Non-US Lender" has the meaning assigned to that term in subsection 2.7B(iii)(a).

                   "Notes" means one or more of the Tranche A Term Notes, Tranche B Term Notes or Revolving Notes or any combination thereof.

                   "Notice of Borrowing" means a notice substantially in the form of Exhibit I annexed hereto delivered by Company to
                     ---------
         Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                   "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto
                                      ----------
         delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                   "Notice of Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto
                                             -----------
         delivered by Company to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                   "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                   "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its president or by its chief financial officer; PROVIDED that every Officer's Certificate with respect to the

                                Page 92 of 424


         compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signer, he or she has made or has caused to be made such examination or investigation as is necessary to enable such signer to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer, such condition has been complied with.

                   "Operating Lease" as applied to any Person, means any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                   "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                   "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                   "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                   (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                  (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

                 (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of

                                Page 93 of 424


              social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any property of Company or any of its Subsidiaries on account thereof;

                  (iv) any attachment or judgment Lien not consti-tuting an Event of Default under subsection 8.8;

                   (v) leases or subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

                  (vi) any (a) interest or title of a lessor or sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease; and

                 (vii)  Liens arising from filing UCC financing
              statements relating solely to leases permitted by this Agreement.

                   "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                   "Pledged Collateral" means, collectively, the
         "Pledged Collateral" as defined in the Company Pledge Agreement and the Subsidiary Pledge Agreements.

                   "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                   "Pre Closing Date" means the date which is two weeks in advance of the Initial Funding Date.

                                Page 94 of 424



                   "Pre Merger Greiner Consolidated Capital
         Expenditures" means, for any period prior to consummation of the Merger, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Greiner and its Subsidiaries) by Greiner and its Subsidiaries during that period for fixed assets and leasehold improvements of Greiner and its Subsidiaries PLUS (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Greiner and its Subsidiaries during that period
         (a) to purchase or develop computer software or systems (but only to the extent such expenditures are capitalized on the consolidated balance sheet of Greiner and its Subsidiaries in conformity with GAAP) or (b) to acquire (by purchase or otherwise) the business, property or fixed assets of any other Person, or the stock or other evidence of beneficial ownership of any other Person that, as a result of such acquisition, becomes a Subsidiary of Greiner.

                   "Pre Merger Greiner Consolidated Cash Interest Expense" means, for any period prior to consummation of the Merger, Pre Merger Greiner Consolidated Interest Expense for such period, excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

                   "Pre Merger Greiner Consolidated EBITDA" means
         (i) for the Fiscal Quarter ended January 31, 1995, the Fiscal Quarter ended April 30, 1995, the Fiscal Quarter ended July 31, 1995, the Fiscal Quarter ended October 31, 1995 and the Fiscal Quarter ended January 31, 1996, $1,100,000 and (ii) for any period thereafter prior to consummation of the Merger, the sum of the amounts for such period of (a) Pre Merger Greiner Consolidated Net Income, (b) Pre Merger Greiner Consolidated Interest Expense, (c) provisions for taxes based on income,
         (d) total depreciation expense, (e) total amortization expense, and (f) other non-cash items reducing Pre Merger Greiner Consolidated Net Income LESS other non-cash items increasing Pre Merger Greiner Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Greiner and its Subsidiaries in conformity with GAAP.

                   "Pre Merger Greiner Consolidated Fixed Charges" means, for any period prior to consummation of the Merger, the sum (without duplication) of the amounts for such period of
         (i) Pre Merger Greiner Consolidated Interest Expense,
         (ii) provisions for taxes based on income and payable in Cash, and (iii) Pre Merger Greiner Consolidated Scheduled Principal Payments, all of the foregoing as determined on a consolidated basis for Greiner and its Subsidiaries in conformity with GAAP.

                                Page 95 of 424



                   "Pre Merger Greiner Consolidated Interest Expense" means, for any period prior to consummation of the Merger, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Greiner and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Greiner and its Subsidiaries during such period, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements to which Greiner or any of its Subsidiaries is a party.

                   "Pre Merger Greiner Consolidated Net Income" means, for any period prior to consummation of the Merger, the net income (or loss) of Greiner and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Greiner or a Joint Venture) in which any other Person (other than Greiner or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Greiner or any of its Subsidiaries by such Person during such period,
         (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Greiner or is merged into or consolidated with Greiner or any of its Subsidiaries or that Person's assets are acquired by Greiner or any of its Subsidiaries, (iii) the income of any Subsidiary of Greiner to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary,
         (iv) any after-tax gains or losses attributable to Asset Sales by Greiner or any of its Subsidiaries or returned surplus assets of any Pension Plan of Greiner or any of its Subsidiaries, and (v) (to the extent not included in clauses
         (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                   "Pre Merger Greiner Consolidated Principal Payments" means, for any period prior to consummation of the Merger, the aggregate amount of all voluntary and scheduled repayments of principal by Greiner and its Subsidiaries on a consolidated basis during such period under all Indebtedness of Greiner or any of its Subsidiaries (including the principal component of Capital Leases).

                   "Pre Merger Greiner Consolidated Scheduled Principal Payments" means, for any period prior to consummation of the

                                Page 96 of 424


         Merger, the aggregate amount of all scheduled repayments of principal by Greiner and its Subsidiaries on a consolidated basis during such period under all Indebtedness of Greiner or any of its Subsidiaries (including the principal component of Capital Leases).

                   "Pre Merger Greiner Consolidated Total Funded Debt" means, as at any date of determination prior to consummation of the Merger, the sum of (i) the aggregate principal amount of all outstanding term loans, (ii) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all letters of credit then outstanding, (iii) the aggregate amount of that portion of obligations with respect to Capital Leases of Greiner or any of its Subsidiaries that is properly classified as a liability on a balance sheet in conformity with GAAP, (iv) all Indebtedness of Greiner or any of its Subsidiaries for borrowed money evidenced by a note or similar written instrument, and (v) the average aggregate principal amount of all revolving loans outstanding during the 12-month period immediately preceding the date of determination.

                   "Pre Merger URS Consolidated Capital Expenditures" means, for any period prior to consummation of the Merger, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of URS and its Subsidiaries) by URS and its Subsidiaries during that period for fixed assets and leasehold improvements of URS and its Subsidiaries PLUS
         (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by URS and its Subsidiaries during that period (a) to purchase or develop computer software or systems (but only to the extent such expenditures are capitalized on the consolidated balance sheet of URS and its Subsidiaries in conformity with GAAP) or (b) to acquire (by purchase or otherwise) the business, property or fixed assets of any other Person, or the stock or other evidence of beneficial ownership of any other Person that, as a result of such acquisition, becomes a Subsidiary of URS.

                   "Pre Merger URS Consolidated Cash Interest Expense" means, for any period prior to consummation of the Merger, Pre Merger URS Consolidated Interest Expense for such period, excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

                   "Pre Merger URS Consolidated EBITDA" means, for any period prior to consummation of the Merger, the sum of the amounts for such period of (i) Pre Merger URS Consolidated Net Income, (ii) Pre Merger URS Consolidated Interest Expense,

                                Page 97 of 424


         (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and
         (vi) other non-cash items reducing Pre Merger URS Consolidated Net Income LESS other non-cash items increasing Pre Merger URS Consolidated Net Income, all of the foregoing as determined on a consolidated basis for URS and its Subsidiaries in conformi-ty with GAAP.

                   "Pre Merger URS Consolidated Fixed Charges" means, for any period prior to consummation of the Merger, the sum (without duplication) of the amounts for such period of (i) Pre Merger URS Consolidated Interest Expense, (ii) provisions for taxes based on income and payable in Cash, and (iii) Pre Merger URS Consolidated Scheduled Principal Payments, all of the foregoing as determined on a consolidated basis for URS and its Subsidiaries in conformity with GAAP.

                   "Pre Merger URS Consolidated Interest Expense" means, for any period prior to consummation of the Merger, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of URS and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of URS and its Subsidiaries during such period, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements to which URS or any of its Subsidiaries is a party, but excluding, however, any amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders on or before the Signing Date.

                   "Pre Merger URS Consolidated Net Income" means, for any period prior to consummation of the Merger, the net income (or loss) of URS and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded
         (i) the income (or loss) of any Person (other than a Subsidiary of URS or a Joint Venture) in which any other Person (other than URS or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to URS or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of URS or is merged into or consolidated with URS or any of its Subsidiaries or that Person's assets are acquired by URS or any of its Subsidiaries, (iii) the income of any Subsidiary of URS to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary,
         (iv) any after-tax gains or losses attributable to Asset Sales

                                Page 98 of 424


         by URS or any of its Subsidiaries or returned surplus assets of any Pension Plan of URS or any of its Subsidiaries, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                   "Pre Merger URS Consolidated Principal Payments" means, for any period prior to consummation of the Merger, the aggregate amount of all voluntary and scheduled repayments of principal by URS and its Subsidiaries on a consolidated basis during such period under all Indebtedness of URS or any of its Subsidiaries (including the principal component of Capital Leases).

                   "Pre Merger URS Consolidated Scheduled Principal Payments" means, for any period prior to consummation of the Merger, the aggregate amount of all scheduled repayments of principal by URS and its Subsidiaries on a consolidated basis during such period under all Indebtedness of URS or any of its Subsidiaries (including the principal component of Capital Leases).

                   "Pre Merger URS Consolidated Total Funded Debt" means, as at any date of determination prior to consummation of the Merger, the sum of (i) the aggregate principal amount of all outstanding term loans, (ii) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all letters of credit then outstanding, (iii) the aggregate amount of that portion of obligations with respect to Capital Leases of URS or any of its Subsidiaries that is properly classified as a liability on a balance sheet in conformity with GAAP, (iv) all Indebtedness of URS or any of its Subsidiaries for borrowed money evidenced by a note or similar written instrument, and (v) the average aggregate principal amount of all revolving loans outstanding during the 12-month period immediately preceding the date of determination.

                   "Prime Rate" means the rate most recently announced by Wells Fargo at its principal office in San Francisco from time to time as its "Prime Rate." The Prime Rate is one of Wells Fargo's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Wells Fargo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the interest rate resulting from a change in such Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in Prime Rate is announced by Wells Fargo.

                                Page 99 of 424


                   "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan Commitment or the Tranche A Term Loan of any Lender, the percentage obtained by DIVIDING (a) the Tranche A Term Loan Exposure of that Lender BY (b) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loan of any Lender, the percentage obtained by DIVIDING (a) the Tranche B Term Loan Exposure of that Lender BY (b) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by DIVIDING
         (a) the Revolving Loan Exposure of that Lender BY (b) the aggregate Revolving Loan Exposure of all Lenders, and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing (a) the sum of the Tranche A Term Loan Exposure of that Lender plus the Tranche B Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (b) the sum of the aggregate Tranche A Term Loan Exposure of all Lenders PLUS the aggregate Tranche B Term Loan Exposure of all Lenders PLUS the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii) and (iv) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1
                                                          ------------
         annexed hereto.

                   "Proceedings" has the meaning assigned to that term in subsection 6.1(xiii).

                   "Projections" means (i) the consolidated projected balance sheets and consolidated projected statements of income and cash flows of Company and its Subsidiaries, prepared by Company, for each month during the period from and including January 1, 1996 to and including August 31, 1996, (ii) the consolidated projected balance sheets and consolidated projected statements of income and cash flows of Greiner and its Subsidiaries, prepared by Company for each month during the period from and including January 1, 1996 to and including August 31, 1996, (iii) the consolidated projected balance sheets and consolidated projected statements of income and cash flows of Company and its Subsidiaries, prepared by Company assuming the Acquisition and the Merger have been consummated, for each Fiscal Quarter during the period from and including January 1, 1996 to and including October 31, 1996, and (iv) the consolidated projected balance sheets and consolidated projected statements of income and cash flows of Company and

                               Page 100 of 424


         its Subsidiaries, prepared by Company assuming the Acquisition and the Merger have been consummated, for each of Fiscal Years 1996 through 2003 delivered to Administrative Agent by Company under cover of a letter dated the Signing Date.

                   "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                   "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

                   "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                   "Requisite Class Lenders" means (i) for the Class of Lenders having Tranche A Term Loan Exposure and/or Revolving Loan Exposure, two or more Lenders having or holding 51% of the sum of (a) the aggregate Tranche A Term Loan Exposure of all Lenders PLUS (b) the aggregate Revolving Loan Exposure of all Lenders and (ii) for the Class of Lenders having Tranche B Term Loan Exposure, two or more Lenders having or holding at least 51% of the aggregate Tranche B Term Loan Exposure of all Lenders; PROVIDED, HOWEVER, that if as of any date of determination there is only one Lender with respect to any Class, then such Lender shall constitute Requisite Class Lenders with respect to such Class.

                   "Requisite Lenders" means two or more Lenders having or holding at least 51% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders PLUS (ii) the aggregate Tranche B Term Loan Exposure of all Lenders PLUS
         (iii) the aggregate Revolving Loan Exposure of all Lenders; PROVIDED, HOWEVER, that if as of any date of determination there is only one Lender, then such Lender shall constitute Requisite Lenders.

                   "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter

                               Page 101 of 424


         outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                   "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iii), and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

                   "Revolving Loan Commitment Termination Date" means April 30, 1999.

                   "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender PLUS (b) in the event that Lender is the Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

                   "Revolving Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iii).

                   "Revolving Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1D(i)(c) on the Signing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of
         Exhibit V annexed hereto, as they may be amended, supplemented
         ---------
         or otherwise modified from time to time.

                   "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates

                               Page 102 of 424


         of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                   "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                   "Signing Date" means the date on which the conditions set forth in subsection 4.1 are satisfied.

                   "Signing Date Company Disclosure Letter" means the letter dated the Signing Date delivered to Administrative Agent by Company containing information with respect to Company and its Subsidiaries and Greiner and its Subsidiaries.

                   "Solvent" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and
         (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                   "Subordinated Indebtedness" means (i) the Existing Subordinated Indebtedness and (ii) any other Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Administrative Agent and Requisite Lenders.

                   "Subsequent Acquisition" has the meaning assigned to that term in subsection 7.7(vi).

                   "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, or other business entity of which more than 50% of

                               Page 103 of 424


         the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; PROVIDED that in no event shall any Joint Venture be considered to be a Subsidiary of any Person. Upon consummation of the Merger, Greiner shall be a Subsidiary of Company.

                   "Subsidiary Guarantor" means any Subsidiary of Company, Greiner and any Subsidiary of Greiner that executes and delivers a Subsidiary Guaranty on the Signing Date, the Initial Funding Date or from time to time thereafter pursuant to subsection 6.7.

                   "Subsidiary Guaranty" means each Subsidiary Guaranty executed and delivered by existing Subsidiaries of Company on the Signing Date or the Initial Funding Date and to be executed and delivered by additional Subsidiaries of Company from time to time thereafter in accordance with subsection 6.7, substantially in the form of Exhibit XV annexed hereto, as such
                                      ----------
         Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time, and "Subsidiary Guaranties" means all such Subsidiary Guaranties, collectively.

                   "Subsidiary Pledge Agreement" means each Subsidiary Pledge Agreement executed and delivered by existing Subsidiary Guarantors on the Signing Date or the Initial Funding Date and to be executed and delivered by additional Subsidiary Guarantors from time to time thereafter in accordance with subsection 6.7, substantially in the form of Exhibit XVI
                                                      -----------
         annexed hereto, as such Subsidiary Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time, and "Subsidiary Pledge Agreements" means all such Subsidiary Pledge Agreements, collectively.

                   "Subsidiary Security Agreement" means each Subsidiary Security Agreement executed and delivered by existing Subsidiary Guarantors on the Signing Date or the Initial Funding Date and to be executed and delivered by additional Subsidiary Guarantors from time to time thereafter in accordance with subsection 6.7, substantially in the form of
         Exhibit XVII annexed hereto, as such Subsidiary Security
         ------------
         Agreement may hereafter be amended, supplemented or otherwise modified from time to time, and "Subsidiary Security

                               Page 104 of 424


         Agreements" means all such Subsidiary Security Agreements, collectively.

                   "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 9.1B.

                   "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; PROVIDED that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

                   "Term Loans" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

                   "Total Purchase Price" means, with respect to any Subsequent Acquisition, (i) the sum of (a) the aggregate amount of all consideration payable by or on behalf of Company or any of its Subsidiaries in connection with such Subsequent Acquisition in Cash, property (including Securities of Company), services, notes, bonds, debentures or other debt instruments, (b) the aggregate principal amount of all Indebtedness assumed by Company or any or its Subsidiaries in connection with such Subsequent Acquisition, (c) the reasonable estimate of the amount of any Contingent Obligation of Company or any of its Subsidiaries incurred in connection with such Subsequent Acquisition, and (d) the aggregate amount of any Indebtedness incurred by Company or any Subsidiary in connection with such Subsequent Acquisition MINUS (ii) all Cash and Cash Equivalents acquired by Company or any of its Subsidiaries as a result of such Subsequent Acquisition. For purposes of this definition, any amount which is payable in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the date of such Subsequent Acquisition.

                   "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing the Issuing Lender for any amount drawn under any

                               Page 105 of 424


         Letter of Credit but not yet so applied) PLUS (ii) the Letter of Credit Usage.

                   "Tranche A Term Loan Commitment" means the commitment of a Lender to make a Tranche A Term Loan to Company pursuant to subsection 2.1A(i), and "Tranche A Term Loan Commitments" means such commitments of all Lenders in the aggregate.

                   "Tranche A Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche A Term Loans, that Lender's Tranche A Term Loan Commitment and (ii) after the funding of the Tranche A Term Loans, the outstanding principal amount of the Tranche A Term Loan of that Lender.

                   "Tranche A Term Loan Maturity Date" means October 31,
         2002.

                   "Tranche A Term Loans" means the Loans made by
         Lenders to Company pursuant to subsection 2.1A(i).

                   Tranche A Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1D(i)(a) on the Signing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche A Term Loan Commitments or Tranche A Term Loans of any Lenders, in each case substantially in the form of Exhibit IV-A annexed hereto,
                                           ------------
         as they may be amended, supplemented or otherwise modified from time to time.

                   "Tranche B Term Loan Commitment" means the commitment of a Lender to make a Tranche B Term Loan to Company pursuant to subsection 2.1A(ii), and "Tranche B Term Loan Commitments" means such commitments of all Lenders in the aggregate.

                   "Tranche B Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche B Term Loans, that Lender's Tranche B Term Loan Commitment and (ii) after the funding of the Tranche B Term Loans, the outstanding principal amount of the Tranche B Term Loan of that Lender.

                   "Tranche B Term Loan Maturity Date" means April 30,
         2003.

                   "Tranche B Term Loans" means the Loans made by
         Lenders to Company pursuant to subsection 2.1A(ii).

                   "Tranche B Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1D(i)(b) on the

                               Page 106 of 424


         Signing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche B Term Loan Commitments or Tranche B Term Loans of any Lenders, in each case substantially in the form of Exhibit IV-B annexed hereto,
                                           ------------
         as they may be amended, supplemented or otherwise modified from time to time.

                   "Transaction Costs" means the fees, costs and expenses payable by Company on or before the Initial Funding Date in connection with the transactions contemplated by the Loan Documents and the Merger Agreement.

                   "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                   "Unrestricted Subsidiary" means any Subsidiary of the Company with assets or revenues of less than $100,000.

                   "URS" means URS Corporation, a Delaware corporation, prior to consummation of the Merger.

                   "Wells Fargo" has the meaning assigned to that term in the introduction to this Agreement.

         1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.
              -----------------------------------------------------
                   Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i),
         (ii), (iii), (iv), (v), (vi) and (xvi) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconcilia-tion statements provided for in subsection 6.1(viii)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

         1.3  Other Definitional Provisions and Rules of Construction.
              -------------------------------------------------------
              A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                               Page 107 of 424


              B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

              C. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.


         Section 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

         2.1  Commitments; Making of Loans; Notes.
              -----------------------------------
              A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i), 2.1A(ii) and 2.1A(iii).

                   (i) TRANCHE A TERM LOANS. Each Lender severally agrees to lend to Company on the Initial Funding Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Tranche A Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto
                                             ------------
              and the aggregate amount of the Tranche A Term Loan Commitments is $32,500,000; PROVIDED that the Tranche A Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche A Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Tranche A Term Loan Commitment shall expire immediately and without further action on May 31, 1996, or such later date as may be established pursuant to subsection 2.1E, if the Tranche A Term Loans are not made on or before that date. Company may make only one borrowing under the Tranche A Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

                  (ii) TRANCHE B TERM LOANS. Each Lender severally agrees to lend to Company on the Initial Funding Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Term Loan Commitments to be used

                               Page 108 of 424


              for the purposes identified in subsection 2.5A. The amount of each Lender's Tranche B Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto
                                             ------------
              and the aggregate amount of the Tranche B Term Loan Commitments is $17,500,000; PROVIDED that the Tranche B Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche B Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Tranche B Term Loan Commitment shall expire immediately and without further action on May 31, 1996, or such later date as may be established pursuant to subsection 2.1E, if the Tranche B Term Loans are not made on or before that date. Company may make only one borrowing under the Tranche B Term Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

                 (iii) REVOLVING LOANS. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Initial Funding Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original
                 ------------
              amount of the Revolving Loan Commitments is $20,000,000; PROVIDED that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and PROVIDED, FURTHER that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; PROVIDED that each Lender's Revolving Loan Commitment shall expire immediately and without further action on May 31, 1996, or such later date as may be established pursuant to subsection 2.1E, if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                               Page 109 of 424


                   Anything contained in this Agreement to the contrary
              notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the following limitations in the amounts and during the periods indicated:

                        (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

                        (b) for 30 consecutive days during each Fiscal Year, the aggregate outstanding principal amount of all Revolving Loans shall not exceed $5,000,000.

              B. BORROWING MECHANICS. Tranche A Term Loans, Tranche B Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing the Issuing Lender for the amount of a drawing under a Letter of Credit) shall be in an aggregate minimum amount of $500,000 and integral multiples of $10,000 in excess of that amount; PROVIDED that Tranche A Term Loans, Tranche B Term Loans or Revolving Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $10,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing substantially in the form of Exhibit I
                                                          ---------
         annexed hereto no later than 10:00 A.M. (San Francisco time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested,
         (iii) in the case of any Loans made on the Initial Funding Date, that such Loans shall be Base Rate Loans, (iv) in the case of Revolving Loans not made on the Initial Funding Date, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

                               Page 110 of 424


                   Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

                   Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct in all material respects as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

                   Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable, and Company shall be bound to make a borrowing in accordance therewith.

              C. DISBURSEMENT OF FUNDS. All Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 10:00 A.M. (San Francisco time) on the applicable Funding Date in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse the Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 and 4.2 (in the case of Loans made on the Initial Funding Date) and 4.3 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of

                               Page 111 of 424


         all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Funding and Payment Office.

                   Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

              D. NOTES. Company shall execute and deliver on the Signing Date to each Lender (or to Administrative Agent for that Lender) (a) a Tranche A Term Note substantially in the form of Exhibit IV-A annexed hereto to evidence that Lender's
                 ------------
         Tranche A Term Loan, in the principal amount of that Lender's Tranche A Term Loan and with other appropriate insertions, (b) a Tranche B Term Note substantially in the form of Exhibit IV-B
                                                            ------------
         annexed hereto to evidence that Lender's Tranche B Term Loan, in the principal amount of that Lender's Tranche B Term Loan, and (c) a Revolving Note substantially in the form of Exhibit V
                                                               ---------
         annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

                               Page 112 of 424


                   Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

              E. EXTENSION OF INITIAL FUNDING DATE. On the date that is ten Business Days prior to the end of each month, commencing May 16, 1996, Company may, at its option, deliver to Administrative Agent a copy of an extension request requesting an extension of the Initial Funding Date to the last day of the next succeeding month; provided, however, that in no event shall the Initial Funding Date be extended beyond September 30, 1996. Company's request shall be deemed approved and the Initial Funding Date shall be so extended without further action by the parties PROVIDED that (i) the representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the date of the extension request to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; (ii) no event shall have occurred and be continuing that would constitute an Event of Default or a Potential Event of Default; (iii) the Merger Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect without the written consent of Administrative Agent; and
         (iv) Company represents that (a) no facts have occurred since the Signing Date that would lead Company to believe that the Projections are inaccurate in any material respect or that the assumptions on which the Projections are based are unreasonable, and (b) Company will be able to make the scheduled principal payments provided for in subsection 2.4A and satisfy the covenants set forth in subsection 7.6 notwithstanding the change in the proposed date of consummation of the Merger.

         2.2  Interest on the Loans.
              ---------------------
              A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for

                               Page 113 of 424


         determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for deter-mining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                   (i) Subject to the provisions of subsections 2.2E and 2.7, the Tranche A Term Loans and the Revolving Loans shall bear interest through maturity as follows:

                   (a) if a Base Rate Loan, then (1) for the period from and including the Initial Funding Date to and excluding the date on which Administrative Agent receives a Compliance Certificate pursuant to subsection 6.1(vii) for the Fiscal Year ended October 31, 1996, or the Fiscal Quarter ended April 30, 1997 in the event the Initial Funding Date is extended pursuant to subsection 2.1E, at the sum of the Base Rate PLUS 1.375% per annum and
              (2) thereafter, at the sum of the Base Rate PLUS the Applicable Base Rate Margin; or

                   (b) if a Eurodollar Rate Loan, then (1) for the period from and including the Initial Funding Date to and excluding the date on which Administrative Agent receives a Compliance Certificate pursuant to subsection 6.1(vii) for the Fiscal Year ended October 31, 1996, or the Fiscal Quarter ended April 30, 1997 in the event the Initial Funding Date is extended pursuant to subsection 2.1E, at the sum of the Adjusted Eurodollar Rate PLUS 2.625% per annum and (2) thereafter, at the sum of the Adjusted Eurodollar Rate PLUS the Applicable Eurodollar Rate Margin.

                   (ii) Subject to the provisions of subsections 2.2E and 2.7, the Tranche B Term Loans shall bear interest through maturity as follows:

                   (a) if a Base Rate Loan, then at the sum of the Base Rate PLUS 1.75% per annum; or

                   (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate PLUS 3% per annum.

         The Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin shall be determined on the first day of the

                               Page 114 of 424


         calendar month following the delivery of each Compliance Certificate pursuant to subsection 6.1(vii), commencing with the Compliance Certificate for the Fiscal Year ended
         October 31, 1996 or the Fiscal Quarter ended April 30, 1997, as the case may be, by reference to such Compliance Certificate (without regard to any subsequent corrections to reflect year-end audit adjustments). The Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin shall apply to all Base Rate Loans for the period from and including the date of determination to and excluding the first day of the calendar month following the delivery of the next Compliance Certificate and to all Eurodollar Rate Loans for any Interest Period commencing during the period from and including the date of determination to and excluding the first day of the calendar month following the delivery of the next Compliance Certificate; PROVIDED, HOWEVER, that (1) if the Company fails to deliver any Compliance Certificate in a timely manner pursuant to subsection 6.1(vii), or (2) upon the occurrence and during the continuation of any Event of Default, the highest percentage per annum set forth in the definition of Applicable Base Rate Margin shall apply to all Base Rate Loans for the period from and including the first day of the calendar month following the date on which such Compliance Certificate was required to be delivered to and excluding the date on which Administrative Agent receives such Compliance Certificate or during the continuation of such Event of Default, as the case may be, and to all Eurodollar Rate Loans for any Interest Period commencing during the period from and including the first day of the calendar month following the date on which such Compliance Certificate was required to be delivered to and excluding the date on which Administrative Agent receives such Compliance Certificate or during the continuation of such Event of Default, as the case may be.

              B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's sole option, either a one, two, three or six month period; PROVIDED that:

                   (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each

                               Page 115 of 424


              successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                 (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                   (v) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond the Tranche A Term Loan Maturity Date, no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond the Tranche B Term Loan Maturity Date and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

                  (vi) no Interest Period with respect to any portion of the Tranche A Term Loans or Tranche B Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Tranche A Term Loans or Tranche B Term Loans, as the case may be, unless the sum of (a) the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, that are Base Rate Loans PLUS (b) the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Tranche A Term Loans or Tranche B Term Loans, as the case may be, on such date;

                 (vii) there shall be no more than six Interest Periods outstanding at any time; and

                (viii) in the event Company fails to specify an Interest
              Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

                               Page 116 of 424


              C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid), upon any conversion of a Loan from a Loan bearing interest at a rate determined by reference to one basis to a Loan bearing interest at a rate determined by reference to an alternative basis and at maturity (including final maturity).

              D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option
         (i) to convert at any time all or any part of its outstanding Tranche A Term Loans, Tranche B Term Loans or Revolving Loans equal to $5,000,000 and integral multiples of $10,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $10,000 in excess of that amount as a Eurodollar Rate Loan; PROVIDED, HOWEVER, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

                   Company shall deliver a Notice of Conversion/ Continuation to Administrative Agent no later than 10:00 A.M. (San Francisco time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan).
         A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be con-verted/continued, (iii) the nature of the proposed conver-sion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/ continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this

                               Page 117 of 424


         subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

                   Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

                   Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

              E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); PROVIDED that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

              F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it

                               Page 118 of 424


         accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         2.3  Fees.
              ----
              A. COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Signing Date to and excluding the Initial Funding Date equal to the Commitments MULTIPLIED BY
         0.375 of 1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable in arrears on the last day of each month, commencing January 31, 1996, and on the Initial Funding Date; PROVIDED, HOWEVER, that if the Initial Funding Date occurs after May 31, 1996, Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, an additional commitment fee for the period from and including June 1, 1996 to and excluding the Initial Funding Date equal to the Commitments MULTIPLIED BY 0.125 of 1% per annum, such additional commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable in arrears on the last day of each month, commencing June 30, 1996, and on the Initial Funding Date. In addition, Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Initial Funding Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans PLUS
         (ii) the Letter of Credit Usage MULTIPLIED BY (a) for the period from and including the Initial Funding Date to and excluding the date on which Administrative Agent receives a Compliance Certificate pursuant to subsection 6.1(vii) for the Fiscal Year ended October 31, 1996, or the Fiscal Quarter ended April 30, 1997 in the event the Initial Funding Date is extended pursuant to subsection 2.1E, 0.375 of 1% per annum and
         (b) thereafter, the Applicable Commitment Fee Percentage. Such commitment fees shall be calculated on the basis of a 360-day

                               Page 119 of 424


         year and the actual number of days elapsed and shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on the first such date to occur after the Initial Funding Date, and on the Revolving Loan Commitment Termination Date.

                   The Applicable Commitment Fee Percentage shall be determined on the first day of the calendar month following the delivery of each Compliance Certificate pursuant to subsection 6.1(vii), commencing with the Compliance Certificate for the Fiscal Year ended October 31, 1996 or the Fiscal Quarter ended April 30, 1997, as the case may be, by reference to such Compliance Certificate (without regard to any subsequent corrections to reflect year-end audit adjustments). The Applicable Commitment Fee Percentage shall apply for the period from and including the date of determination to and excluding the first day of the calendar month following the delivery of the next Compliance Certificate; PROVIDED, HOWEVER, that (1) if the Company fails to deliver any Compliance Certificate in a timely manner pursuant to subsection 6.1(vii), or (2) upon the occurrence and during the continuation of any Event of Default, the highest percentage per annum set forth in the definition of Applicable Commitment Fee Percentage shall apply for the period from and including the first day of the calendar month following the date on which such Compliance Certificate was required to be delivered to and excluding the date on which Administrative Agent receives such Compliance Certificate or during the continuation of such Event of Default, as the case may be.

              B. OTHER FEES. Company agrees to pay to Administrative Agent the fees described in the letter dated January 10, 1996 from Administrative Agent to Company, as well as any other fees, in the amounts and at the times set forth in such letter or separately agreed upon in writing between Company and Administrative Agent.

         2.4 Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments.
              --------------------------------------------------------
              A.   SCHEDULED PAYMENTS OF TERM LOANS.

                   (i) SCHEDULED PAYMENTS OF TRANCHE A TERM LOANS. Company shall make principal payments on the Tranche A Term Loans in installments on the dates and in the amounts set forth below:

                               Page 120 of 424


                                                   Scheduled Repayment
                         Date                    of Tranche A Term Loans
                        ------                   -----------------------
                        October 31, 1996                $  500,000
                        January 31, 1997                 1,000,000
                        April 30, 1997                   1,000,000
                        July 31, 1997                    1,000,000
                        October 31, 1997                 1,000,000
                        January 31, 1998                 1,150,000
                        April 30, 1998                   1,150,000
                        July 31, 1998                    1,150,000
                        October 31, 1998                 1,150,000
                        January 31, 1999                 1,250,000
                        April 30, 1999                   1,250,000
                        July 31, 1999                    1,250,000
                        October 31, 1999                 1,250,000
                        January 31, 2000                 1,350,000
                        April 30, 2000                   1,350,000
                        July 31, 2000                    1,350,000
                        October 31, 2000                 1,350,000
                        January 31, 2001                 1,500,000
                        April 30, 2001                   1,500,000
                        July 31, 2001                    1,500,000
                        October 31, 2001                 1,500,000
                        January 31, 2002                 1,750,000
                        April 30, 2002                   1,750,000
                        July 31, 2002                    1,750,000
                        October 31, 2002                 1,750,000
                                                       -----------
                                                       $32,500,000

              ; PROVIDED that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with subsection 2.4B(iv); and PROVIDED, FURTHER that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than the Tranche A Term Loan Maturity Date and the final installment payable by Company in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans.

                  (ii) SCHEDULED PAYMENTS OF TRANCHE B TERM LOANS. Company shall make principal payments on the Tranche B Term Loans in installments on the dates and in the amounts set forth below:

                               Page 121 of 424


                                                   Scheduled Repayment
                         Date                    of Tranche B Term Loans
                        ------                   -----------------------
                        January 31, 1997                   $43,750
                        April 30, 1997                      43,750
                        July 31, 1997                       43,750
                        October 31, 1997                    43,750
                        January 31, 1998                    43,750
                        April 30, 1998                      43,750
                        July 31, 1998                       43,750
                        October 31, 1998                    43,750
                        January 31, 1999                    43,750
                        April 30, 1999                      43,750
                        July 31, 1999                       43,750
                        October 31, 1999                    43,750
                        January 31, 2000                    43,750
                        April 30, 2000                      43,750
                        July 31, 2000                       43,750
                        October 31, 2000                    43,750
                        January 31, 2001                    43,750
                        April 30, 2001                      43,750
                        July 31, 2001                       43,750
                        October 31, 2001                    43,750
                        January 31, 2002                    43,750
                        April 30, 2002                      43,750
                        July 31, 2002                       43,750
                        October 31, 2002                    43,750
                        January 31, 2003                 8,225,000
                        April 30, 2003                   8,225,000
                                                        ----------
                                                       $17,500,000


              ; PROVIDED that the scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with subsection 2.4B(iv); and PROVIDED, FURTHER that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than the Tranche B Term Loan Maturity Date and the final installment payable by Company in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.

              B. PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

                   (i) VOLUNTARY PREPAYMENTS. Company may, upon not less than one Business Day's prior written or telephonic

                               Page 122 of 424


              notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 10:00 A.M. (San Francisco time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay, without premium or penalty (except as provided in subsection 2.6D), any Tranche A Term Loans, Tranche B Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $10,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                  (ii)  VOLUNTARY REDUCTIONS OF REVOLVING LOAN
              COMMITMENTS. Company may, upon not less than five Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

                 (iii) MANDATORY PREPAYMENTS AND MANDATORY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. The Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                               Page 123 of 424


                       (a) PREPAYMENTS AND REDUCTIONS FROM NET ASSET SALE PROCEEDS. No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale by Company or any of its Subsidiaries, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Asset Sale Proceeds.

                        (b) PREPAYMENTS AND REDUCTIONS DUE TO REVERSION OF SURPLUS ASSETS OF PENSION PLANS. On the date of return to Company or any of its Subsidiaries of any surplus assets of any pension plan of Company or any of its Subsidiaries, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount (such amount being the "Net Pension Proceeds") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof.

                        (c) PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF DEBT OR EQUITY SECURITIES. On the date of receipt by Company of the Cash proceeds (any such Cash proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including without limitation reasonable legal fees and expenses, being "Net Securities Proceeds") from the issuance of any debt or equity Securities of Company or any of its Subsidiaries after the Initial Funding Date (other than (1) issuances of equity Securities of Company under an employee benefit plan maintained by Company or any of its Subsidiaries, (2) issuances of equity Securities of Company pursuant to the exercise of any stock options or warrants outstanding as of the Signing Date and identified on Schedule 5.1G of the
                                                  -------------
                   Signing Date Company Disclosure Letter and
                   (3) issuances of Indebtedness permitted under subsection 7.1), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Securities Proceeds.

                        (d) PREPAYMENTS FROM CONSOLIDATED EXCESS CASH FLOW. In the event that the Leverage Ratio as at the end of any Fiscal Year (commencing with Fiscal Year
                   1996) is greater than 3.00 to 1.00, Company shall, no later than 105 days after the end of such Fiscal

                               Page 124 of 424


                   Year, prepay the Term Loans in an aggregate amount equal to 75% of Consolidated Excess Cash Flow, if any, for such Fiscal Year. In the event that the Leverage Ratio as at the end of any Fiscal Year (commencing with Fiscal Year 1996) is less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00, Company shall, no later than 105 days after the end of such Fiscal Year, prepay the Term Loans in an aggregate amount equal to 50% of Consolidated Excess Cash Flow, if any, for such Fiscal Year.

                        (e) PREPAYMENT FROM CONSOLIDATED EXCESS CASH. Company shall, no later than 45 days after the end of the first Fiscal Quarter following the Initial
                   Funding Date, prepay the Term Loans in an aggregate amount equal to all Consolidated Excess Cash.

                        (f)  PREPAYMENT OF INITIAL REVOLVING LOANS.
                   Company shall, no later than the tenth Business Day after the Merger, prepay Revolving Loans in an aggregate amount at least equal to the amount of the Initial Revolving Loans.

                        (g)  CALCULATIONS OF NET PROCEEDS AMOUNTS;
                   ADDITIONAL PREPAYMENTS AND REDUCTIONS BASED ON SUBSEQUENT CALCULATIONS. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsec-tions 2.4B(iii)(a)-(e), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount (the "Net Proceeds Amount") of the applicable Net Asset Sale Proceeds, the applicable Net Pension Proceeds or Net Securities Proceeds, the applicable Consolidated Excess Cash Flow, or the applicable Consolidated Excess Cash, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commit-ments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                        (h)  PREPAYMENTS DUE TO REDUCTIONS OR
                   RESTRICTIONS OF REVOLVING LOAN COMMITMENTS. Company shall from time to time prepay the Revolving Loans to

                               Page 125 of 424


                   the extent necessary (1) so that the Total
                   Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect and (2) to give effect to the limitations set forth in clause (b) of the second paragraph of subsection 2.1A(iii).

                  (iv) APPLICATION OF PREPAYMENTS AND UNSCHEDULED REDUCTIONS OF REVOLVING LOAN COMMITMENTS.

                        (a)  APPLICATION OF VOLUNTARY PREPAYMENTS BY
                   TYPE OF LOANS AND ORDER OF MATURITY. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Company in the applicable notice of prepayment; PROVIDED that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied FIRST, to repay outstanding Revolving Loans to the full extent thereof and SECOND, to repay outstanding Term Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to prepay the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and to reduce the scheduled installments of principal of the Tranche A Term Loans and the Tranche B Term Loans set forth in subsections 2.4A(i) and 2.4A(ii) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each such scheduled installment that is unpaid at the time of such prepayment.

                        (b)  APPLICATION OF MANDATORY PREPAYMENTS BY
                   TYPE OF LOANS. Prior to the occurrence of a Potential Event of Default or an Event of Default, any amount (the "Applied Amount") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(c) shall be applied FIRST, to prepay the Term Loans to the full extent thereof, SECOND, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, THIRD, to the extent of any remaining portion of the Applied Amount, to cash collateralize the Letters of Credit to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and FOURTH, to the extent of any remaining portion of the Applied Amount, to further

                               Page 126 of 424


                   permanently reduce the Revolving Loan Commitments to the full extent thereof. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, the Applied Amount shall be applied FIRST, to prepay outstanding Loans and cash collateralize the Letters of Credit to the full extent thereof and, unless Administrative Agent, in its sole discretion, gives notice to the Lenders that all or any portion of such prepayment shall not reduce the Revolving Loan Commitments, to permanently reduce the Revolving Loan Commitments by the amount of such prepayment and SECOND, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof.

                        (c)  APPLICATION OF MANDATORY PREPAYMENTS OF
                   LOANS PRIOR TO THE OCCURRENCE OF A DEFAULT. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) prior to the occurrence of a Potential Event of Default or an Event of Default shall be applied to prepay the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof). Any such mandatory prepayments applied to the Tranche A Term Loans or the Tranche B Term Loans shall be applied to reduce the scheduled installments of principal of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, set forth in subsection 2.4A(i) or 2.4A(ii), respectively, as follows:

                             (1)  NET ASSET SALE PROCEEDS/NET PENSION
                        PROCEEDS/NET SECURITIES PROCEEDS/CONSOLIDATED
                        EXCESS CASH FLOW.  Any such mandatory
                        prepayments pursuant to subsections
                        2.4B(iii)(a), (b), (c) and (d) prior to the occurrence of a Potential Event of Default or an Event of Default shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each such scheduled installment that is unpaid at the time of such prepayment.

                             (2)  CONSOLIDATED EXCESS CASH.  Any such
                        mandatory prepayments pursuant to subsections 2.4B(iii)(e) prior to the occurrence of a Potential Event of Default or an Event of Default shall be applied to reduce such scheduled installments in inverse order of maturity.

                               Page 127 of 424


                        (d)  APPLICATION OF MANDATORY PREPAYMENTS OF
                   LOANS AFTER THE OCCURRENCE OF A DEFAULT. Any mandatory prepayments of the Loans pursuant to subsection 2.4B(iii) after the occurrence of and during the continuation of a Potential Event of Default or an Event of Default shall be applied to prepay the Revolving Loans, cash collateralize the Letters of Credit, prepay the Tranche A Term Loans and prepay the Tranche B Term Loans on a pro rata basis (in accordance with the respective amounts of the Revolving Loan Commitments, the outstanding principal amount of the Tranche A Term Loans and the outstanding principal amount of the Tranche B Term Loans). Any such mandatory prepayments applied to the Tranche A Term Loans or the Tranche B Term Loans shall be applied to reduce the scheduled installments of principal of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, set forth in subsection 2.4A(i) or 2.4A(ii), respectively, as follows:

                             (1)  NET ASSET SALE PROCEEDS/NET PENSION
                        PROCEEDS/NET SECURITIES PROCEEDS/CONSOLIDATED
                        EXCESS CASH FLOW.  Any such mandatory
                        prepayments pursuant to subsections
                        2.4B(iii)(a), (b), (c) and (d) after the occurrence of and during the continuation of a Potential Event of Default or an Event of Default shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each such scheduled installment that is unpaid at the time of such prepayment.

                             (2)  CONSOLIDATED EXCESS CASH.  Any such
                        mandatory prepayments pursuant to subsections 2.4B(iii)(e) shall be applied to reduce such scheduled installments in inverse order of maturity.

                        (e)  APPLICATION OF PREPAYMENTS TO BASE RATE
                   LOANS AND EURODOLLAR RATE LOANS. Considering Tranche A Term Loans, Tranche B Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

                               Page 128 of 424


              C.   GENERAL PROVISIONS REGARDING PAYMENTS.

                   (i) MANNER AND TIME OF PAYMENT. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 10:00 A.M.
              (San Francisco time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                 (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all out-standing Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day

                               Page 129 of 424


              that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                   (v) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

         2.5  Use of Proceeds.
              ---------------
              A. TERM LOANS. The proceeds of the Term Loans, together with up to $20,000,000 in proceeds of the initial Revolving Loans (the "Initial Revolving Loans") shall be applied to fund the Acquisition Financing Requirements.

              B. REVOLVING LOANS. The Initial Revolving Loans shall be applied by Company as provided in subsection 2.5A. Any other Revolving Loans shall be applied by Company for working capital purposes, which may include the making of intercompany loans to certain of Company's wholly-owned Domestic Subsidiaries, in accordance with subsection 7.1(iv), for their own working capital purposes.

              C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

         2.6  Special Provisions Governing Eurodollar Rate Loans.
              --------------------------------------------------
                   Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

              A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 9:00 A.M. (San Francisco time) on each

                               Page 130 of 424


         Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

              B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and
         (ii) any Notice of Borrowing or Notice of Conversion/ Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

              C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans

                               Page 131 of 424


         shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/ Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

              D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any reasonable loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including, without limitation, any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any

                               Page 132 of 424


         prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

              E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

              F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

              G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

         2.7  Increased Costs; Taxes; Capital Adequacy.
              ----------------------------------------
              A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall reasonably determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes

                               Page 133 of 424


         effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                   (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                 (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

         and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender reasonably shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; PROVIDED, HOWEVER, that Company shall not be obligated to pay such Lender any compensation attributable to any period prior to the date that is 180 days prior to the date on which such Lender gave notice to Company of the circumstances entitling such Lender to compensation. Such Lender shall promptly deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which

                               Page 134 of 424


         statement shall be conclusive and binding upon all parties hereto absent manifest error.

              B.   WITHHOLDING OF TAXES.

                   (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) GROSSING-UP OF PAYMENTS. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                        (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                        (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                        (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                        (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative

                               Page 135 of 424


                   Agent evidence satisfactory to Administrative Agent of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

              PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                 (iii)  EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

                        (a)  Each Lender that is organized under the
                   laws of any jurisdiction other than the United States of America or any state or other political subdivision thereof (for purposes of this subsec-tion 2.7B(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Initial Funding Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or
                   (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause
                   (1) above, a Certificate re Non-Bank Status

                               Page 136 of 424


                   substantially in the form of Exhibit XI annexed
                                                ----------
                   hereto together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                        (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                        (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause
                   (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
                   (b)(1) of this subsection 2.7B(iii); PROVIDED that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Initial Funding Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that,

                               Page 137 of 424


                   as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

              C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; PROVIDED, HOWEVER, that Company shall not be obligated to pay such Lender any compensation attributable to any period prior to the date that is 180 days prior to the date on which such Lender gave notice to Company of the circumstances entitling such Lender to compensation. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         2.8  Obligation of Lenders and Issuing Lenders to Mitigate.
              -----------------------------------------------------
                   Each Lender and the Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or

                               Page 138 of 424


         Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; PROVIDED that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

         Section 3.     LETTERS OF CREDIT

         3.1 Issuance of Letters of Credit and Lenders' Purchase of Participations Therein.
              ------------------------------------------------------
              A. LETTERS OF CREDIT. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(iii), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Initial Funding Date to but excluding the Revolving Loan Commitment Termination Date, that the Issuing Lender issue Letters of Credit for the account of Company for the purposes specified in the definition of Letters of Credit. Subject to the terms and conditions of this Agreement and in

                               Page 139 of 424


         reliance upon the representations and warranties of Company herein set forth, the Issuing Lender shall issue such Letters of Credit in accordance with the provisions of this subsec-tion 3.1; PROVIDED that Company shall not request that the Issuing Lender issue (and the Issuing Lender shall not issue):

                   (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $5,000,000;

                 (iii) any Letter of Credit having an expiration date later than the earlier of (a) the Revolving Loan Commit-ment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit; PROVIDED that the immediately preceding clause (b) shall not prevent the Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless the Issuing Lender elects not to extend for any such additional period; and PROVIDED, FURTHER that the Issuing Lender shall elect not to extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time the Issuing Lender must elect whether or not to allow such extension; or

                  (iv) any Letter of Credit denominated in a foreign currency which in the judgment of Administrative Agent is not readily and freely available.

                   On and after the Initial Funding Date, the Existing
              Company Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsection 3.2, and reimbursement of costs and expenses to the extent provided herein, to be Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement; PROVIDED, HOWEVER, that, notwithstanding any other provision of this Agreement, no fees with respect to the issuance of the Existing Company Letters of Credit shall be due hereunder.

                               Page 140 of 424


              B.   MECHANICS OF ISSUANCE.

                   (i) NOTICE OF ISSUANCE. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III annexed
                                                  -----------
              hereto no later than 10:00 A.M. (San Francisco time) at least three Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance.
              The Notice of Issuance of Letter of Credit shall specify
              (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) in the case of a Letter of Credit which Company requests to be denominated in a currency other than Dollars, the currency in which Company requests such Letter of Credit to be issued, (d) the expiration date of the Letter of Credit, (e) the name and address of the beneficiary, and (f) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof; PROVIDED that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit; and PROVIDED, FURTHER that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

                        Company shall notify the Administrative Agent
              prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct in all material respects as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

                  (ii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.4, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                               Page 141 of 424


                 (iii) NOTIFICATION TO LENDERS. Upon the issuance of any Letter of Credit the Administrative Agent shall promptly notify each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit and shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

              C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participa-tion in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

         3.2  Letter of Credit Fees.
              ---------------------
                   Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                   (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the Issuing Lender for its own account, equal to 0.25% per annum of the amount available to be drawn under such Letter of Credit and
              (b) a nonrefundable letter of credit fee, payable to Administrative Agent for the account of Lenders, equal to the amount available to be drawn under such Letter of Credit MULTIPLIED by (a) for the period from and including the Initial Funding Date to and excluding the date on which Administrative Agent receives a Compliance Certificate pursuant to subsection 6.1(vii) for the Fiscal Year ended October 31, 1996 or the Fiscal Quarter ended April 30, 1997 in the event the Initial Funding Date is extended pursuant to subsection 2.1E, 2.625% and (b) thereafter, the Applicable Eurodollar Rate Margin, each such fronting fee or letter of credit fee to be payable in advance at issuance and on each January 31, April 30, July 31 and October 31 of each year and computed on the basis of a 360-day year; and

                  (ii) with respect to the issuance, amendment, negotiation or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the Issuing Lender for its own account in accordance with the Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

                               Page 142 of 424


         For purposes of calculating any fees payable under this subsection 3.2, any amount described in such clauses which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. The Applicable Eurodollar Rate Margin shall be determined on the first day of the calendar month following the delivery of each Compliance Certificate pursuant to subsection 6.1(vii), commencing with the Compliance Certificate for the Fiscal Year ended
         October 31, 1996 or April 30, 1997, as the case may be, by reference to such Compliance Certificate (without regard to any subsequent corrections to reflect year-end audit adjustments). The Applicable Eurodollar Rate Margin shall apply to all Letters of Credit for the period from and including the date of determination to and excluding the first day of the calendar month following the delivery of the next Compliance Certificate; PROVIDED, HOWEVER, that (1) if the Company fails to deliver any Compliance Certificate in a timely manner pursuant to subsection 6.1(vii), or (2) upon the occurrence and during the continuation of any Event of Default, the highest percentage per annum set forth in the definition of Applicable Eurodollar Rate Margin shall apply for the period from and including the first day of the calendar month following the date on which such Compliance Certificate was required to be delivered to and excluding the date on which Administrative Agent receives such Compliance Certificate or during the continuation of such Event of Default, as the case may be. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

         3.3  Drawings and Reimbursement of Amounts Paid Under Letters
              of Credit.
              --------------------------------------------------------
              A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

              B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event the Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, the Issuing Lender shall immediately notify Company, and Company shall reimburse the Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars (which amount, in the case of a drawing under a Letter

                               Page 143 of 424


         of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) and in same day funds equal to the amount of such honored drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified the Issuing Lender prior to 10:00 A.M.
         (San Francisco time) on the date such drawing is honored that Company intends to reimburse the Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.3B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse the Issuing Lender for the amount of such honored drawing; and PROVIDED, FURTHER that if for any reason proceeds of Revolving Loans are not received by the Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse the Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

              C. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

                   (i) PAYMENT BY LENDERS. In the event that Company shall fail for any reason to reimburse the Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by the Issuing Lender under a Letter of Credit issued by it, the Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to the Issuing

                               Page 144 of 424


              Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of the Issuing Lender specified in such notice, not later than 10:00 A.M. (San Francisco time) on the first business day (under the laws of the jurisdiction in which such office of the Issuing Lender is located) after the date notified by the Issuing Lender. In the event that any Lender fails to make available to the Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, the Issuing Lender shall be entitled to recover such amount on demand from the Lender together with interest thereon at the rate customarily used by the Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (ii) DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM COMPANY. In the event the Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by the Issuing Lender under a Letter of Credit issued by it, the Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by the Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

              D.   INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

                   (i) PAYMENT OF INTEREST BY COMPANY. Company agrees to pay to the Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by the Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period

                               Page 145 of 424


              from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, if and to the extent not fully reimbursed, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by the Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) the Issuing Lender shall distribute to each other Lender, out of the interest received by the Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which the Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and
              (b) in the event the Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, the Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by the Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which the Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         3.4  Obligations Absolute.
              --------------------
                   The obligation of Company to reimburse the Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant

                               Page 146 of 424


         to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

                   (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                 (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                   (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                 (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                (viii) the fact that an Event of Default or a Potential
              Event of Default shall have occurred and be continuing;

         PROVIDED, in each case, that payment by the Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of the Issuing Lender under the circumstances in question (as deter-mined by a final judgment of a court of competent jurisdiction).

                               Page 147 of 424


         3.5  Indemnification; Nature of Issuing Lenders' Duties.
              --------------------------------------------------
              A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by the Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of the Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by the Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of the Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

              B. NATURE OF ISSUING LENDERS' DUTIES. As between Company and the Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender, including,

                               Page 148 of 424


         without limitation, any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender's rights or powers hereunder.

                   In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by the Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to Company.

                   Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

         3.6  Increased Costs and Taxes Relating to Letters of Credit.
              -------------------------------------------------------
                   Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that the Issuing Lender or any Lender shall reasonably determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by the Issuing Lender or any Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                   (i) subjects the Issuing Lender or any Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of the Issuing Lender or such Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by the Issuing Lender;

                  (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or

                               Page 149 of 424


              similar requirement in respect of any Letters of Credit issued by the Issuing Lender or participations therein purchased by any Lender; or

                 (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting the Issuing Lender or any Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

         and the result of any of the foregoing is to increase the cost to the Issuing Lender or any Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by the Issuing Lender or any Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to the Issuing Lender or any Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate the Issuing Lender or any Lender for any such increased cost or reduction in amounts received or receivable hereunder; PROVIDED, HOWEVER, that Company shall not be obligated to pay such Lender any compensation attributable to any period prior to the date that is 180 days prior to the date on which such Lender gave notice to Company of the circumstance entitling such Lender to compensation. The Issuing Lender or any Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to the Issuing Lender or any Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         Section 4.     CONDITIONS TO LOANS AND LETTERS OF CREDIT

         4.1  Conditions to Signing Date.
              --------------------------
                   The obligations of Lenders to execute this Agreement and the effectiveness of this Agreement are subject to prior or concurrent satisfaction of the following conditions:

              A. LOAN PARTY DOCUMENTS. On the Signing Date, Company shall, and shall cause each Subsidiary of Company (other than Inactive Subsidiaries or Unrestricted Subsidiaries) to, deliver to Administrative Agent (with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Signing
         Date:

                   (i) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery

                               Page 150 of 424


              and performance of the Loan Documents and the Merger Agreement, if such Person is a party thereto, certified as of the Signing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                  (ii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; and

                 (iii) Executed originals of the Loan Documents to which such Person is a party.

              B. PROJECTIONS; PROJECTED BALANCE SHEET. On or before the Signing Date, Administrative Agent shall have received from Company (i) the Projections, which Projections shall be in form and substance reasonably satisfactory to Administrative Agent, and (ii) a projected consolidated balance sheet of Company and its Subsidiaries as at March 31, 1996 (the projected date of the consummation of the Merger), prepared in accordance with GAAP and reflecting the consummation of the Acquisition and the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Merger Agreement, which projected balance sheet shall be in form and substance reasonably satisfactory to Administrative Agent.

              C. FINANCIAL STATEMENTS. On or before the Signing Date, Administrative Agent shall have received from Company (i) audited consolidated financial statements of Company and its Subsidiaries for Fiscal Years 1993, 1994 and 1995, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, (ii) an unaudited balance sheet of each Subsidiary of Company as at October 31, 1995 and the related statement of income for each such Subsidiary for the Fiscal Year then ended,
         (iii) audited consolidated financial statements of Greiner and its Subsidiaries for Greiner Fiscal Years 1992, 1993 and 1994, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Greiner Fiscal Years, (iv) unaudited consolidated financial statements of Greiner and its Subsidiaries for the Greiner Fiscal Quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the three-month, six-month and nine-month periods, respectively, ending on such dates, all in reasonable detail, and (v) an unaudited balance sheet of each Subsidiary of Greiner as at December 31, 1994 and the related statement of income for each such Subsidiary for the Greiner Fiscal Year then ended.

              D.   FINANCIAL PERFORMANCE.  As of the Signing Date:

                               Page 151 of 424



                   (i) The ratio of (a) the sum of (1) Pre Merger URS Consolidated Total Funded Debt as of the Signing Date PLUS
              (2) Pre Merger Greiner Consolidated Total Funded Debt as of the Signing Date PLUS (3) the aggregate amount of the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments to (b) the sum of Pre Merger URS Consolidated EBITDA PLUS Pre Merger Greiner Consolidated EBITDA for the immediately preceding four-Fiscal Quarter period shall not exceed 4.00 to 1.00.

                  (ii) The sum of Pre Merger URS Consolidated EBITDA PLUS Pre Merger Greiner Consolidated EBITDA for the immediately preceding four-Fiscal Quarter period shall not be less than $15,000,000.

         On the Signing Date, Company shall deliver to Administrative Agent an Officer's Certificate of Company demonstrating in reasonable detail compliance with such restrictions.

              E.   CORPORATE AND CAPITAL STRUCTURE, OWNERSHIP,
         MANAGEMENT; MERGER STRUCTURE, ETC.

                   (i)  CORPORATE STRUCTURE.  The corporate
              organizational structure of Company, Greiner and their respective Subsidiaries, both before and after giving effect to the Acquisition and the Merger, shall be as set forth on Schedule 4.1E of the Signing Date Company
              Disclosure Letter.

                  (ii) CAPITAL STRUCTURE AND OWNERSHIP. The capital structure and ownership of Company, Greiner and their respective Subsidiaries, both before and after giving effect to the Acquisition and the Merger, shall be as set forth on Schedule 4.1E of the Signing Date Company Disclosure Letter.

                 (iii) MERGER STRUCTURE. The structure to be used to consummate the Acquisition and the Merger shall be as set forth on Schedule 4.1E of the Signing Date Company
              Disclosure Letter.

                  (iv) MERGER AGREEMENT. Administrative Agent shall have received a fully executed or conformed copy of the Merger Agreement and any documents executed in connection therewith, and the Merger Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect without the consent of Administrative Agent.

              F.   MATTERS RELATING TO EXISTING SUBORDINATED
         INDEBTEDNESS.  On or before the Signing Date, Company shall

                               Page 152 of 424


         have obtained all such consents with respect to the Existing Subordinated Indebtedness and the Existing Blum Subordination Agreement as may be required to permit the consummation of the Acquisition and the Merger, the related financings (including the incurrence of the Obligations hereunder) and the other transactions contemplated by the Loan Documents and the Merger Agreement. The terms and conditions of such consents shall be in form and substance satisfactory to Administrative Agent. Company shall have delivered to Administrative Agent a fully executed or conformed copy of the Existing Subordinated Agreements and the Existing Blum Subordination Agreement.

              G. REPORT ON ACCOUNTS RECEIVABLE. Prior to the Signing Date, Administrative Agent shall have received a report from KPMG Peat Marwick in form, scope and substance reasonably satisfactory to Administrative Agent regarding the Accounts Receivable of Company and its Subsidiaries for the 1995 Fiscal Year. Prior to the Signing Date, Administrative Agent shall have received a report from KPMG Peat Marwick in form, scope and substance reasonably satisfactory to Administrative Agent regarding the Accounts Receivable of Greiner and its Subsidiaries for the Greiner Fiscal Year ended December 31, 1994.

              H. OPINIONS OF COUNSEL TO LOAN PARTIES. Administrative Agent shall have received sufficient originally executed copies for each Lender and its counsel of one or more favorable written opinions of Sheppard, Mullin, Richter & Hampton,
         counsel for Company and its Subsidiaries, addressed to
         Administrative Agent and Lenders and in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Signing Date and setting forth
         substantially the matters in the opinions designated in
         Exhibit VII-A annexed hereto.
         -------------

              I. AUDITOR'S LETTER. Administrative Agent shall have received the executed Auditor's Letter from Coopers & Lybrand, LLP.

              J. SIGNING DATE COMPANY DISCLOSURE LETTER. On or before the Signing Date, Company shall have delivered to Administrative Agent the Signing Date Company Disclosure Letter containing (i) Schedules 4.1E, 5.1D, 5.1E, 5.1F, 5.1G, 5.5B, 5.5C, 5.6, 5.11, 5.13, 7.2 and 7.3, (ii) preliminary Summary of
         Operations of Greiner and its Subsidiaries for the Greiner Fiscal Year ended December 31, 1995 by division, which shall be annexed as Schedule 4.2A, (iii) preliminary Results of Operations of Greiner and its Subsidiaries for the Greiner Fiscal Year ended December 31, 1995 formatted by adjustment item, which shall be annexed as Schedule 4.2B, and (iv) preliminary Results of Operations of Greiner and its

                               Page 153 of 424


         Subsidiaries for the Greiner Fiscal Year ended December 31, 1995 formatted by discontinued business segments, which shall be annexed as Schedule 4.2C.

              K. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Signing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Signing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent. There are no amendments to the Existing Subordinated Agreements or the Existing Blum Subordination Agreement that have not been delivered to Administrative Agent.

         4.2  Conditions to Term Loans and Initial Revolving Loans.
              ----------------------------------------------------
                   The obligations of Lenders to make the Term Loans and the Initial Revolving Loans are, in addition to the conditions precedent specified in subsections 4.1 and 4.3, subject to prior or concurrent satisfaction of the following conditions:

              A. LOAN PARTY DOCUMENTS. On or before the Initial Funding Date, Company shall, and shall cause each other Loan Party to, deliver to Administrative Agent (with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Initial Funding Date:

                   (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Initial Funding Date;

                               Page 154 of 424


                  (ii) Copies of the Bylaws of such Person, certified as of the Initial Funding Date by such Person's corporate secretary or an assistant secretary;

                 (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and the Merger Agreement, if such Person is a party thereto, certified as of the Initial Funding Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

                   (v) Executed originals of the Loan Documents to which such Person is a party; and

                  (vi) Such other documents as Administrative Agent may reasonably request.

              B. PROJECTIONS. On the Initial Funding Date, Company shall deliver to Administrative Agent (with sufficient copies for each Lender) an Officer's Certificate of Company certifying that no facts have occurred since the Signing Date that would lead Company to believe that the Projections are inaccurate in any material respect or that the assumptions on which the Projections are based are unreasonable.

              C. PROJECTED BALANCE SHEET. On or prior to the Pre Closing Date, Company shall deliver to Administrative Agent (with sufficient copies for each Lender) a projected consolidated balance sheet of Company and its Subsidiaries as at the projected date of the consummation of the Merger, prepared in accordance with GAAP and reflecting the consummation of the Acquisition and the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Merger Agreement, which projected balance sheet shall be (i) in form and substance reasonably satis-factory to Administrative Agent and (ii) consistent with the projected consolidated balance sheet of Company and its Subsidiaries delivered pursuant to subsection 4.1B.

              D.   FINANCIAL PERFORMANCE.

                   (i) Company shall have satisfied the covenants set forth in subsections 7.6A, 7.6B, 7.6C, and 7.6D as if the Merger had been consummated and the Term Loans funded on the Signing Date for each period set forth therein from the Signing Date to and including the Initial Funding Date. On the Initial Funding Date, Company shall deliver

                               Page 155 of 424


              to Administrative Agent (with sufficient originally executed copies for each Lender) an Officer's Certificate of Company demonstrating in reasonable detail compliance with such restrictions.

                  (ii) As at the last day of each month ending prior to consummation of the Merger:

                        (a) There shall be no Indebtedness outstanding under the Existing Credit Agreements (other than letters of credit) and the sum of Cash and Cash Equivalents of Company and its Subsidiaries on a consolidated basis shall not be less than $5,000,000.

                        (b) Pre Merger URS Consolidated EBITDA for the period set forth below then ended shall not be less than the correlative amount indicated below:

                             Period                          Amount
                             ------                          ------
              One-month period ended January 31, 1996      $  680,000
              Two-month period ended February 28, 1996      1,360,000
              Three-month period ended March 31, 1996       2,040,000
              Four-month period ended April 30, 1996        2,805,000
              Five-month period ended May 31, 1996          3,740,000
              Six-month period ended June 30, 1996          4,675,000
              Seven-month period ended July 31, 1996        5,610,000
              Eight-month period ended August 31, 1996      6,780,000

                        (c) Pre Merger URS Consolidated Net Income for the period set forth below then ended shall not be less than the correlative amount indicated below:

                             Period                          Amount
                             ------                          ------
              One-month period ended January 31, 1996      $  170,000
              Two-month period ended February 28, 1996        425,000
              Three-month period ended March 31, 1996         680,000
              Four-month period ended April 30, 1996          935,000
              Five-month period ended May 31, 1996          1,275,000
              Six-month period ended June 30, 1996          1,700,000
              Seven-month period ended July 31, 1996        2,040,000
              Eight-month period ended August 31, 1996      2,490,000

                        (d) The sum of Company's contract backlog PLUS designations, in each case calculated in a manner consistent with the method used in preparing Company's annual and quarterly reports filed with the Securities and Exchange Commission, shall not be less than $350,000,000.

                               Page 156 of 424


                 (iii) As at the last day of each month ending prior to consummation of the Merger:

                        (a) There shall be no Indebtedness outstanding under the Existing Credit Agreements (other than letters of credit) and the sum of Cash, Cash Equivalents and U.S. Treasury securities of Greiner and its Subsidiaries on a consolidated basis shall not be less than $16,000,000.

                        (b) Pre Merger Greiner Consolidated EBITDA for the period set forth below then ended shall not be less than the correlative amount indicated below:

                             Period                          Amount
                             ------                          ------
              One-month period ended January 31, 1996      $  400,000
              Two-month period ended February 28, 1996        880,000
              Three-month period ended March 31, 1996       1,440,000
              Four-month period ended April 30, 1996        2,320,000
              Five-month period ended May 31, 1996          3,120,000
              Six-month period ended June 30, 1996          3,920,000
              Seven-month period ended July 31, 1996        4,720,000
              Eight-month period ended August 31, 1996      5,530,000

                        (c) Pre Merger Greiner Consolidated Net Income for the period set forth below then ended shall not be less than the correlative amount indicated below:

                             Period                          Amount
                             ------                          ------
              One-month period ended January 31, 1996      $   80,000
              Two-month period ended February 28, 1996        160,000
              Three-month period ended March 31, 1996         320,000
              Four-month period ended April 30, 1996          640,000
              Five-month period ended May 31, 1996            880,000
              Six-month period ended June 30, 1996          1,120,000
              Seven-month period ended July 31, 1996        1,360,000
              Eight-month period ended August 31, 1996      1,630,000

                        (d)  The sum of Greiner's category I backlog
                   PLUS category II backlog, in each case calculated in a manner consistent with the method used in preparing Greiner's annual and quarterly reports filed with the Securities and Exchange Commission, MULTIPLIED BY 130% shall not be less than $200,000,000.

              E. NO MATERIAL ADVERSE EFFECT. Since October 31, 1995, no Material Adverse Effect (in the sole opinion of Administrative Agent) with respect to Company shall have occurred. Since September 30, 1995, no Material Adverse Effect (in the sole opinion of Administrative Agent) with respect to

                               Page 157 of 424


         Greiner shall have occurred, including any Material Adverse Effect with respect to Greiner resulting from audit or normal year-end adjustments made in connection with the December 31, 1995 audited financial statements. For purposes of this subsection 4.2E, it shall not be a Material Adverse Effect with respect to Greiner if (i) the pretax net loss reflected on the financial statements of Greiner and its Subsidiaries for the Greiner Fiscal Year ended December 31, 1995 does not exceed $7,700,000 and (ii) Schedules 4.2A, 4.2B and 4.2C of the Company Initial Funding Date Disclosure Letter are not materially inconsistent with Schedules 4.2A, 4.2B and 4.2C of the Company Signing Date Disclosure Letter.

              F. CONDUCT OF BUSINESS. Since the Signing Date, Company and its Subsidiaries and Greiner and its Subsidiaries shall have conducted their respective businesses in the usual, regular and ordinary course in substantially the same manner as conducted prior to December 20, 1995.

              G.   CORPORATE AND CAPITAL STRUCTURE, OWNERSHIP,
         MANAGEMENT, ETC.

                   (i)  CORPORATE STRUCTURE.  The corporate
              organizational structure of Company, Greiner and their respective Subsidiaries, both before and after giving effect to the Acquisition and the Merger, shall be as set forth on Schedule 4.1E of the Signing Date Company
              Disclosure Letter.

                  (ii) CAPITAL STRUCTURE AND OWNERSHIP. The capital structure and ownership of Company, Greiner and their respective Subsidiaries, both before and after giving effect to the Acquisition and the Merger, shall be as set forth on Schedule 4.1E of the Signing Date Company Disclosure Letter.

                 (iii) MERGER STRUCTURE. The structure to be used to consummate the Acquisition and the Merger shall be as set forth on Schedule 4.1E of the Signing Date Company
              Disclosure Letter.

                  (iv) MERGER AGREEMENT. The Merger Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect without the consent of Administrative Agent.

              H. TERMINATION OF EXISTING CREDIT AGREEMENTS AND RELATED LIENS; EXISTING GREINER LETTER OF CREDIT. On the Initial Funding Date, Company, Greiner and their respective Subsidiaries shall have (i) terminated any commitments to lend or make other extensions of credit under the Existing Credit Agreements, (ii) delivered to Administrative Agent all

                               Page 158 of 424


         documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder and (iii) cash collateralized the Existing Greiner Letters of Credit by delivering to Sanwa Bank an amount equal to the maximum amount that may at any time be drawn under the Existing Greiner Letters of Credit.

              I. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Acquisition and the Merger, the other transactions contemplated by the Loan Documents and the Merger Agreement, and the continued operation of the business conducted by Greiner and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the Acquisition and the Merger, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company or Greiner. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the Merger or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

              J.   CONSUMMATION OF MERGER.

                   (i) All conditions to the Acquisition and the Merger set forth in Sections 7.1 and 7.2 of the Merger Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent;

                  (ii) The Acquisition and the Merger shall become effective concurrently with the making of the initial Loans in accordance with the terms of the Merger Agreement, no provision of which shall have been amended, supplemented, waived or otherwise modified in any respect without the prior written consent of Administrative Agent, and the laws of the State of Nevada;

                 (iii)  The Acquisition Consideration shall not exceed
              $65,000,000;

                               Page 159 of 424


                  (iv) Transaction Costs shall not exceed $5,000,000, and Administrative Agent shall have received evidence to its satisfaction to such effect;

                   (v) Administrative Agent shall have received evidence to its satisfaction that at least $16,000,000 in Cash is on hand at Greiner and at least $5,000,000 in Cash is on hand at Company; and

                  (vi) Effective upon consummation of the Merger, the outstanding capital stock of Greiner shall be a class of common stock that does not constitute Margin Stock.

              K. SECURITY INTERESTS IN PERSONAL PROPERTY. On or prior to the Pre-Closing Date, Administrative Agent shall have received evidence satisfactory to it that Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing of items described in clause
         (iii) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire Collateral. Such actions shall include, without limitation, the following:

                   (i) SCHEDULES TO COLLATERAL DOCUMENTS. Delivery to Administrative Agent of accurate and complete schedules to all of the applicable Collateral Documents;

                  (ii) STOCK CERTIFICATES AND INSTRUMENTS. Delivery to Administrative Agent of certificates and instruments (which certificates and instruments shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock and intercompany debt, if required pursuant to subsection 7.1(iv), pledged pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreement and identified on
              Schedule 4.2K of the Initial Funding Date Company
              Disclosure Letter;

                 (iii) LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination

                               Page 160 of 424


              statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

                  (iv)  UCC FINANCING STATEMENTS.  Delivery to
              Administrative Agent of UCC financing statements duly executed by each applicable Loan Party with respect to all Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

                   (v) DEPOSIT NOTICES. Delivery to Administrative Agent of notices with respect to the security interest of Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, addressed to the financial institutions in which the Deposit Accounts listed on Schedule I to the Company Security Agreement and
                        ----------
              Schedule I to the Subsidiary Security Agreement are
              ----------
              maintained; and

                  (vi) CASH MANAGEMENT SYSTEM. Establishment of a cash management system with Wells Fargo, satisfactory to Administrative Agent.

              L. SOLVENCY ASSURANCES. On the Initial Funding Date, Company shall deliver to Administrative Agent (with sufficient copies for each Lender) a Financial Condition Certificate dated the Initial Funding Date, substantially in the form of
         Exhibit XVIII annexed hereto and with appropriate attachments,
         -------------
         in each case demonstrating that, after giving effect to the consummation of the Acquisition and the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Merger Agreement, both Company and Greiner will be Solvent.

              M. EVIDENCE OF INSURANCE. Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect.

              N. OPINIONS OF COUNSEL TO LOAN PARTIES. Administrative Agent shall have received sufficient originally executed copies

                               Page 161 of 424


         for each Lender and its counsel of one or more favorable written opinions of Sheppard, Mullin, Richter & Hampton, counsel for Loan Parties, addressed to Administrative Agent and Lenders and in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Initial Funding Date and setting forth substantially the matters in the opinions designated in Exhibit VII-B annexed hereto and as to
                                -------------
         such other matters as Administrative Agent may reasonably
         request.

              O. OPINIONS OF ADMINISTRATIVE AGENT'S COUNSEL. Administrative Agent shall have received sufficient originally executed copies for each Lender and its counsel of one or more favorable written opinions of O'Melveny & Myers, counsel to Administrative Agent, addressed to Administrative Agent and Lenders and dated as of the Initial Funding Date, substan-tially in the form of Exhibit VIII annexed hereto and as to
                               ------------
         such other matters as Administrative Agent may reasonably request.

              P. OPINIONS OF COUNSEL DELIVERED UNDER MERGER AGREEMENT. Administrative Agent shall have received sufficient copies for each Lender and its counsel of each of the opinions of counsel delivered to the parties under the Merger Agreement, together with a letter from each such counsel authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

              Q. FEES. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable referred to in subsection 2.3.

              R. AUDITOR'S LETTER. Administrative Agent shall have received the executed Auditor's Letter from Price Waterhouse, LLP with respect to the consolidated financial statements of Greiner and its Subsidiaries for the Greiner Fiscal Year ended December 31, 1995.

              S. INITIAL FUNDING DATE COMPANY DISCLOSURE LETTER. On or before the Initial Funding Date, Company shall have delivered to Administrative Agent the Initial Funding Date Company Disclosure Letter containing (i) Schedules 1.1 and 5.8,
         (ii) final Summary of Operations of Greiner and its Subsidiaries for the Greiner Fiscal Year ended December 31, 1995 by division, which shall be annexed as Schedule 4.2A,
         (iii) final Results of Operations of Greiner and its Subsidiaries for the Greiner Fiscal Year ended December 31, 1995 formatted by adjustment item, which shall be annexed as
         Schedule 4.2B, and (iv) final Results of Operations of Greiner

                               Page 162 of 424


         and its Subsidiaries for the Greiner Fiscal Year ended December 31, 1995 formatted by discontinued business segments, which shall be annexed as Schedule 4.2C.

              T.   NO DISRUPTION OF FINANCIAL AND CAPITAL MARKETS.
         Since December 20, 1995, there shall not have occurred and be continuing a material disruption of or material adverse change in the financial, banking or capital markets that would have an adverse effect on the syndication markets for credit facilities similar in nature to those provided for in this Agreement, as determined by Administrative Agent in its sole discretion.

              U. SYNDICATION. Company and Greiner shall have cooperated with Administrative Agent in the syndication of the Commitments (such cooperation to include, without limitation, participating in meetings with the Lenders and assisting in the preparation of a Confidential Information Memorandum and other materials to be used in connection with such syndication) and shall have provided and caused their respective advisors to provide all information reasonably deemed necessary by Administrative Agent to such syndication. Company and Greiner shall also have coordinated any other financings by Company and Greiner with Administrative Agent's primary syndication efforts relating to the Commitments.

              V. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, (i) to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Initial Funding Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Initial Funding Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and (ii) to the effect set forth in clauses (i)-(v) of subsection 4.2J and stating that Company will proceed to consummate the Acquisition and the Merger concurrently with the making of the initial Loans.

              W. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and

                               Page 163 of 424


         Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

         4.3  Conditions to All Loans.
              -----------------------
                   The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

              A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

              B.   As of that Funding Date:

                   (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                 (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                  (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                   (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or

                               Page 164 of 424


              Regulation X of the Board of Governors of the Federal Reserve System; and

                   (vi) (a) There shall not be pending or, to the actual
              knowledge of Company, threatened, any action, suit, pro-ceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(xiii) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and (b) there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the reasonable opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect on Company; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or other-wise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

         4.4  Conditions to Letters of Credit.
              -------------------------------
                   The issuance of any Letter of Credit hereunder
         (whether or not the Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

              A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

              B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

                               Page 165 of 424


              C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.3B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

         Section 5.     COMPANY'S REPRESENTATIONS AND WARRANTIES

                   In order to induce Lenders to enter into this Agree-ment and to make the Loans, to induce the Issuing Lender to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements (other than the statements set forth in subsection 5.16 on the date of this Agreement) are true, correct and complete:

         5.1 Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.
              ---------------------------------------------------
              A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and the Merger Agreement if it is a party thereto and to carry out the transactions contemplated thereby.

              B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect on such Loan Party.

              C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.11.

              D. SUBSIDIARIES. As of the Signing Date and as of the Initial Funding Date, all of the Subsidiaries of Company, Greiner and all of the Subsidiaries of Greiner are identified on Schedule 5.1D of the Signing Date Company Disclosure Letter. The capital stock of each entity identified on Schedule 5.1D of the Signing Date Company Disclosure Letter is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Sub-sidiaries of Company is a corporation duly organized, validly existing and in good standing under the laws of its respective

                               Page 166 of 424


         jurisdiction of incorporation, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect on Company. Except as set forth on Schedule 5.1D of the Signing Date Company Disclosure Letter, Company, Greiner or a Subsidiary of Company or Greiner has executed an agreement with respect to the capital stock of each non-wholly owned Subsidiary of Company or Greiner that gives Company, Greiner or a Subsidiary of Company or Greiner the right to purchase any shares of capital stock of such non-wholly owned Subsidiary held by any Person other than Company, Greiner or a Subsidiary of Company or Greiner in the event of any proposed transfer thereof unless the failure to execute such an agreement would not have a Material Adverse Effect on Company.

              E. INACTIVE SUBSIDIARIES. None of the Subsidiaries of Company identified on Schedule 5.1E of the Signing Date Company Disclosure Letter under the heading "Inactive Subsidiaries" ("Inactive Subsidiaries"), as said Schedule 5.1E may be supplemented from time to time pursuant to the provisions of subsection 6.1(xx), is conducting business, owns any property or is generating any revenue.

              F. CAPITALIZATION. As of the Signing Date and as of the Initial Funding Date, Schedule 5.1F of the Signing Date Company Disclosure Letter correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein and of Greiner and each of its Subsidiaries in each of the Subsidiaries of Greiner identified therein. Schedule 5.1F of the Signing Date Company Disclosure Letter correctly sets forth, as of the Signing Date and as of the Initial Funding Date, the authorized classes of capital stock of Company and each of its Subsidiaries and of Greiner and each of its Subsidiaries, the par value of each share of such class, the number of authorized shares of each such class, and the number of outstanding shares of each such class. As of the Signing Date and as of the Initial Funding Date, no other class of capital stock of Company or Greiner is outstanding. The capital stock of Company and Greiner is duly authorized, validly issued, fully paid and nonassessable.

              G. OPTIONS AND OTHER RIGHTS. As of the Signing Date and as of the Initial Funding Date, except as set forth on Schedule 5.1G of the Signing Date Company Disclosure Letter, there are no outstanding subscriptions, warrants, calls, options, rights (including unsatisfied preemptive rights), commitments or

                               Page 167 of 424


         agreements to which Company or any of its Subsidiaries or Greiner or any of its Subsidiaries is bound that permit or entitle any Person to purchase or otherwise to receive from or to be issued any shares of capital stock of Company or any of its Subsidiaries or Greiner or any of its Subsidiaries or any security or obligation of any kind convertible into any class of capital stock of Company or any of its Subsidiaries or Greiner or any of its Subsidiaries. Neither Company, Greiner nor any of their respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

         5.2  Authorization of Borrowing, etc.
              --------------------------------
              A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the Merger Agreement have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

              B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents and the Merger Agreement to which they are parties and the consummation of the trans-actions contemplated by the Loan Documents and the Merger Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Signing Date and disclosed in writing to Lenders.

              C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Merger Agreement if they are parties thereto and the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents and the Merger Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                               Page 168 of 424


              D. BINDING OBLIGATION. Each of the Loan Documents and the Merger Agreement has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         5.3  Financial Condition.
              -------------------
                   Company has heretofore delivered to Lenders, at Lenders' request, (i) the audited consolidated balance sheet of Company and its Subsidiaries as at October 31, 1995 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended, (ii) an unaudited balance sheet of each Subsidiary of Company as at October 31, 1995 and the related statement of income for each such Subsidiary for the Fiscal Year then ended, and (iii) a copy of the schedules relating to each Subsidiary of Company included in Company's consolidated income tax return for such Fiscal Year. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Company does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

                   Company has heretofore delivered to Lenders, at Lenders' request, (i) the audited consolidated balance sheet of Greiner and its Subsidiaries as at December 31, 1994 and the related consolidated statements of income, stockholders' equity and cash flows of Greiner and its Subsidiaries for the Greiner Fiscal Year then ended, (ii) the unaudited consolidated balance sheet of Greiner and its Subsidiaries as at September 30, 1995 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Greiner and its Subsidiaries for the nine months then ended, (iii) an unaudited balance sheet of each Subsidiary of Greiner as at December 31, 1994 and the related statement of income for each such

                               Page 169 of 424


         Subsidiary for the Greiner Fiscal Year then ended, and (iv) a copy of the schedules relating to each Subsidiary of Greiner included in Greiner's consolidated income tax return for such Greiner Fiscal Year. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Greiner does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Greiner or any of its Subsidiaries.

         5.4 No Material Adverse Change; No Restricted Junior Payments; No Deterioration in Quality of Accounts Receivable.
              ----------------------------------------------------------
                   Since October 31, 1995, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect on Company. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

         5.5  Title to Properties; Liens; Real Property; Licenses,
              Trademarks; etc.
              ----------------------------------------------------
                   A. TITLE TO PROPERTIES; LIENS. Company and its Subsidiaries and Greiner and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection
         7.7. Except as permitted by this Agreement and except, at any time prior to the Initial Funding Date, for Liens in favor of Wells Fargo, all such properties and assets are free and clear of Liens.

                               Page 170 of 424


                   B. REAL PROPERTY. As of the Signing Date and as of the Initial Funding Date, Schedule 5.5B of the Signing Date Company Disclosure Letter contains a true, accurate and complete list of (i) all fee interests in real property and
         (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting any real property of Company or any of its Subsidiaries or of Greiner or any of its Subsidiaries, regardless of whether such entity is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified on Schedule 5.5B of the Signing Date Company Disclosure Letter, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have actual knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each entity party thereto, enforceable against such entity in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

                   C. LICENSES, TRADEMARKS, ETC. Company and its Subsidiaries have all patents, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits and franchises which are required in order for it to conduct its business and to operate its properties as now or proposed to be conducted without known conflict with the rights of others, other than as set forth on Schedule 5.6 of the Signing Date Company Disclosure Letter. As of the Signing Date and as of the Initial Funding Date, Schedule 5.5C of the Signing Date Company Disclosure Letter contains a complete and correct list of all patents, copyrights, trade marks, licenses, service marks, trade names and other similar rights owned or used by Company or any of its Subsidiaries or by Greiner or any of its Subsidiaries, showing for each item the owner thereof and each public body with which such ownership is registered.

         5.6  Litigation; Adverse Facts.
              -------------------------
                   Except as set forth on Schedule 5.6 of the Signing Date Company Disclosure Letter, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the

                               Page 171 of 424


         aggregate, could reasonably be expected to result in a Material Adverse Effect on Company. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on Company, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on Company.

         5.7  Payment of Taxes.
              ----------------
                   Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; PROVIDED that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         5.8 Performance of Agreements; Materially Adverse Agreements; Material Contracts.
              ---------------------------------------------------------
              A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect on Company.

              B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on Company.

              C. Schedule 5.8 of the Initial Funding Date Company Disclosure Letter contains a true, correct and complete list of all the Material Contracts in effect on the Initial Funding Date, including, with respect to any contracts with the

                               Page 172 of 424


         government of the United States of America, or any department, agency, public corporation or other instrumentality thereof, the name of the contracting officer, disbursing officer and contract number. Except as described on Schedule 5.8 of the Initial Funding Date Company Disclosure Letter, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.

         5.9  Governmental Regulation.
              -----------------------
                   Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

         5.10 Securities Activities.
              ---------------------
              A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

              B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

         5.11 Employee Benefit Plans.
              ----------------------
              A. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan of Company and its Subsidiaries, and have performed all their obligations under each such Employee Benefit Plan. Each such Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

              B. No ERISA Event has occurred or is reasonably expected to occur.

              C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth on
         Schedule 5.11 of the Signing Date Company Disclosure Letter, no

                               Page 173 of 424


         such Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

              D. As of the most recent valuation date for any Pension Plan of Company and its Subsidiaries, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all such Pension Plans (excluding for purposes of such computation any such Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $500,000.

              E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all such Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $500,000.

         5.12 Certain Fees.
              ------------
                   No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         5.13 Environmental Protection.
              ------------------------
                   Except as set forth on Schedule 5.13 of the Signing Date Company Disclosure Letter:

                   (i) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to
              (a) any Environmental Law, (b) any Environmental Claim, or
              (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Company;

                  (ii) neither Company nor any of its Subsidiaries has received any letter or request for information under
              Section 104 of the Comprehensive Environmental Response,

                               Page 174 of 424


              Compensation, and Liability Act (42 U.S.C. sec. 9604) or any comparable state law;

                 (iii) there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Company;

                  (iv) neither Company nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and

                   (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect on Company.

                   Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on Schedule 5.13 of the Signing Date Company Disclosure Letter, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect on Company.

         5.14 Employee Matters.
              ----------------
                   There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on Company.

         5.15 Solvency.
              --------
                   Each of Company, Greiner and URS Consultants, Inc. (Delaware), a Delaware corporation, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

                               Page 175 of 424


         5.16 Matters Relating to Collateral.
              ------------------------------
              A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the Pre Closing Date pursuant to subsections 4.2K and 6.7 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

              B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

              C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

              D.   MARGIN REGULATIONS.  The pledge of the Pledged
         Collateral pursuant to the Collateral Documents does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

              E. INFORMATION REGARDING COLLATERAL. All information supplied to Administrative Agent by or on behalf of any Loan

                               Page 176 of 424


         Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

         5.17 Merger Agreement.
              ----------------
              A. DELIVERY OF MERGER AGREEMENT. Company has delivered to Lenders complete and correct copies of the Merger Agreement and of all exhibits and schedules thereto.

              B. GREINER'S WARRANTIES. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by Greiner to Company in the Merger Agreement is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Initial Funding Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the Merger Agreement.

              C. WARRANTIES OF COMPANY. Subject to the qualifications set forth therein, each of the representations and warranties given by Company to Greiner in the Merger Agreement is true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Initial Funding Date.

              D. SURVIVAL. Notwithstanding anything in the Merger Agreement to the contrary, the representations and warranties of Company set forth in subsections 5.17B and 5.17C shall, solely for purposes of this Agreement, survive the Initial Funding Date for the benefit of Lenders.

         5.18 Disclosure.
              ----------
                   No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or the Merger Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, including, without limitation, the Signing Date Company Disclosure Letter and the Initial Funding Date Company Disclosure Letter, contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized

                               Page 177 of 424


         by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on Company and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

         Section 6.     COMPANY'S AFFIRMATIVE COVENANTS

                   Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

         6.1  Financial Statements and Other Reports.
              --------------------------------------
                   Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

                   (i)  COMPANY MONTHLY FINANCIALS:  as soon as
              available and in any event within 25 days after the end of each month during the period from the Signing Date to consummation of the Merger, the consolidated balance sheet of Company and its Subsidiaries as at the end of each month and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such month, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (ii) GREINER MONTHLY FINANCIALS: as soon as available and in any event within 25 days after the end of each month during the period from the Signing Date to consummation of the Merger, the consolidated balance sheet of Greiner and its Subsidiaries as at the end of such

                               Page 178 of 424


              month and the related consolidated statements of income, stockholders' equity and cash flows of Greiner and its Subsidiaries for such month, all in reasonable detail and certified by the chief financial officer of Greiner that they fairly present, in all material respects, the financial condition of Greiner and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                 (iii) COMPANY QUARTERLY FINANCIALS: (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (1) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (2) a report containing the aggregate amount of gross billings in excess of costs and the aggregate amount of gross costs in excess of billings,
              (3) a statement describing any post-Merger changes in accounting that have been made to standardize the accounting practices of Company and Greiner, and (4) an office earnings report for the Fiscal Quarter then ended, and (b) as soon as available and in any event within 90 days after the end of each Fiscal Quarter, a summary of such consolidated statements setting forth in comparative form the corresponding figures from the Financial Plan for the current Fiscal Year and a narrative report describing the operations of Company and its Subsidiaries in each case in the form prepared for presentation to the Board of Directors for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

                  (iv) GREINER QUARTERLY FINANCIALS: as soon as available and in any event within 45 days after the end of each Greiner Fiscal Quarter during the period from the Signing Date to consummation of the Merger, (a) the consolidated balance sheet of Greiner and its Subsidiaries

                               Page 179 of 424


              as at the end of such Greiner Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Greiner and its Subsidiaries for such Greiner Fiscal Quarter and for the period from the beginning of the then current Greiner Fiscal Year to the end of such Greiner Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Greiner Fiscal Year, all in reasonable detail and certified by the chief financial officer of Greiner that they fairly present, in all material respects, the financial condition of Greiner and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (b) a narrative report describing the operations of Greiner and its Subsidiaries in the form prepared for presentation to senior management for such Greiner Fiscal Quarter and for the period from the beginning of the then current Greiner Fiscal Year to the end of such Fiscal Greiner Quarter, and (c) a current earnings report for the Greiner Fiscal Quarter then ended;

                   (v) COMPANY YEAR-END FINANCIALS: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certi-fied by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a summary of such consolidated statements setting forth in comparative form the corresponding figures from the Financial Plan for the current Fiscal Year and, a narrative report describing the operations of Company and its Subsidiaries in each case in the form prepared for presentation to the Board of Directors for such Fiscal Year, (c) an unaudited balance sheet and income statement of each Subsidiary for such Fiscal Year and the schedules to Company's consolidated income tax return relating to each Subsidiary of Company for such Fiscal Year, (d) a report containing the aggregate amount of gross billings in excess of costs and the aggregate amount of gross costs in excess of billings,
              (e) a statement describing any post-Merger changes in accounting that have been made to standardize the accounting practices of Company and Greiner, (f) an office earnings report for the Fiscal Year then ended, and (g) in

                               Page 180 of 424


              the case of such consolidated financial statements, a report thereon of Coopers & Lybrand or other independent certified public accountants of recognized national standing selected by Company, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, together with an executed Auditor's Letter regarding such financial statements;

                  (vi) GREINER YEAR-END FINANCIALS: as soon as available and in any event within 90 days after the end of each Greiner Fiscal Year during the period from the Signing Date to consummation of the Merger, (a) the consolidated balance sheet of Greiner and its Subsidiaries as at the end of such Greiner Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Greiner and its Subsidiaries for such Greiner Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Greiner Fiscal Year, all in reasonable detail and certified by the chief financial officer of Greiner that they fairly present, in all material respects, the finan-cial condition of Greiner and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (b) an unaudited balance sheet and income statement of each Subsidiary of Greiner for such Greiner Fiscal Year and the schedules to Greiner's consolidated income tax return relating to each Subsidiary for such Greiner Fiscal Year,
              (c) a narrative report describing the operations of Greiner and its Subsidiaries in the form prepared for presentation to senior management for such Greiner Fiscal Year, (d) a current earnings report for the Greiner Fiscal Year then ended, and (e) in the case of such consolidated financial statements, a report thereon of Price Waterhouse or other independent certified public accountants of recognized national standing selected by Greiner, which report shall be unqualified, shall express no doubts about the ability of Greiner and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material

                               Page 181 of 424


              respects, the consolidated financial position of Greiner and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                 (vii) OFFICER'S AND COMPLIANCE CERTIFICATES: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i), (ii),
              (iii), (iv), (v) and (vi) above, (a) an Officer's Certifi-cate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in subsection 4.2D and Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

                (viii) RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements delivered pursuant to subdivisions
              (i), (ii), (iii), (iv), (v), (vi) or (xvi) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then
              (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii), (iv),
              (v), (vi) or (xvi) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries or Greiner and its Subsidiaries, as the case may be, for (y) the current Fiscal Year or Greiner

                               Page 182 of 424


              Fiscal Year, as the case may be, to the effective date of such change and (z) the two full Fiscal Years or Greiner Fiscal Years, as the case may be, immediately preceding the Fiscal Year or Greiner Fiscal Year, as the case may be, in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii),
              (iii), (iv), (v), (vi) or (xvi) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including, without limitation, any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (ix) ACCOUNTANTS' CERTIFICATION: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (v) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examina-tion, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (vii) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (vii) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                   (x) ACCOUNTANTS' REPORTS: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any

                               Page 183 of 424


              comment letter submitted by such accountants to management in connection with their annual audit;

                  (xi) SEC FILINGS AND PRESS RELEASES: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                 (xii) EVENTS OF DEFAULT, ETC.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or
              (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect on Company, an Offi-cer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                (xiii) LITIGATION OR OTHER PROCEEDINGS: (a) promptly upon any officer of Company obtaining knowledge of (x) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration

                               Page 184 of 424


              against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries
              (collectively, "Proceedings") not previously disclosed in writing by Company to Lenders or (y) any material development in any Proceeding that, in any case:

                        (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect on Company; or

                        (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

              written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $500,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

                 (xiv) ERISA EVENTS: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xv) ERISA NOTICES: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan of Company or any of its Subsidiaries; (b) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan of Company or any of its Subsidiaries as Administrative Agent shall reasonably request;

                               Page 185 of 424


                 (xvi) FINANCIAL PLANS: as soon as practicable and in any event no later than 60 days following the end of each Fiscal Year, a consolidated plan and financial forecast for the current Fiscal Year (the "Financial Plan" for such Fiscal Year), including, without limitation, (a) fore-casted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with a projected Compliance Certificate for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each Fiscal Quarter of the first such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and
              (c) such other information and projections as any Lender may reasonably request;

                (xvii) RECEIVABLES: as soon as practicable and in any event no later than 60 days after the end of each Fiscal Quarter, aging reports with respect to all billed and unbilled Accounts Receivable, in form and substance reasonably satisfactory to Administrative Agent;

               (xviii)  INSURANCE:  as soon as practicable and in any
              event by the last day of each Fiscal Year, a report in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries;

                 (xix) BOARD OF DIRECTORS: with reasonable promptness, written notice of any change in the Board of Directors of Company;

                  (xx)  NEW SUBSIDIARIES OR CHANGE IN STATUS OF INACTIVE
              SUBSIDIARIES: quarterly, all of the data required to be set forth on Schedules 5.1D and 5.1E of the Signing Date Company Disclosure Letter with respect to all Subsidiaries of Company;

                 (xxi) REAL PROPERTY; LICENSES: annually, all of the data required to be set forth on Schedule 5.5 of the Signing Date Company Disclosure Letter with respect to all real property, leases, subleases, assignments of leases, patents, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits and franchises of Company and its Subsidiaries;

                (xxii) MATERIAL CONTRACTS: annually, all of the data required to be set forth on Schedule 5.8 of the Initial

                               Page 186 of 424


              Funding Date Company Disclosure Letter with respect to all Material Contracts;

               (xxiii)  UCC SEARCH REPORT:  as promptly as practicable
              after the date of delivery to Administrative Agent of any UCC financing statement executed by any Loan Party pursuant to subsection 4.1K(iv), copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statement and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Administrative Agent by or on behalf of Company or such Loan Party;

                (xxiv) SUBORDINATED DEBT NOTICES: promptly upon receipt by Company or any of its Subsidiaries of any notice under any of the Existing Subordinated Agreements, and promptly upon the giving of notice by Company or any of its Subsidiaries under any of the Existing Subordinated Agreements, a copy of such notice; and

                 (xxv) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

         6.2  Corporate Existence, etc.
              -------------------------
                   Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; PROVIDED, HOWEVER that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

         6.3  Payment of Taxes and Claims; Tax Consolidation.
              ----------------------------------------------
              A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets,

                               Page 187 of 424


         prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

              B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

         6.4 Maintenance of Properties; Insurance; Application of Net Insurance/ Condemnation Proceeds.
              --------------------------------------------------------
              A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including, without limitation, all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

              B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment.

                               Page 188 of 424


         6.5  Inspection Rights.
              -----------------
                   Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

         6.6  Compliance with Laws, etc.
              --------------------------
                   Company shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

         6.7 Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Subsidiaries and Future Subsidiaries.
              -------------------------------------------------------
              A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Subsidiary of Company (including any Inactive Subsidiary) existing on the Initial Funding Date that has not previously executed a Subsidiary Guaranty, or any Person that becomes a Subsidiary of Company after the date hereof hereafter, owns or acquires assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $100,000 or has gross revenues for any Fiscal Year exceeding $100,000, Company will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Administrative Agent a Subsidiary Guaranty, a Subsidiary Pledge Agreement, and a Subsidiary Security Agreement and to take all such further actions and execute all such further documents and instruments (including, without limitation, actions, documents and instruments comparable to those described in subsection 4.2K) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the assets of such Subsidiary described in the applicable forms of Collateral Documents.

                               Page 189 of 424


              B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of the Certificate or Articles of Incorporation of each Subsidiary described in subsection 6.7A, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Subsidiary is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including without limitation matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

         6.8  Interest Rate Protection.
              ------------------------
                   At all times during the period from and including the date which is 90 days after the Initial Funding Date to and excluding the fourth anniversary of the Initial Funding Date, Company shall maintain in effect one or more Interest Rate Agreements with respect to the Term Loans, in an aggregate notional principal amount of not less than 50% of the aggregate principal amount of all outstanding Term Loans, each such Interest Rate Agreement to be in form and substance reasonably satisfactory to Administrative Agent.

         Section 7.     COMPANY'S NEGATIVE COVENANTS

                   Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and

                               Page 190 of 424


         the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

         7.1  Indebtedness.
              ------------
                   Company shall not, and shall not permit any of its Subsidiaries or any Joint Venture in which Company or any of its Subsidiaries has any interest to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                   (i) Company may become and remain liable with respect to the Obligations;

                  (ii) Company, its Subsidiaries and such Joint Ventures may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                 (iii) Company, its Subsidiaries (other than Inactive Subsidiaries) and such Joint Ventures may become and remain liable with respect to Indebtedness in respect of Capital Leases for the purchase of equipment in the ordinary course of business;

                  (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Domestic Subsidiaries (other than Inactive Subsidiaries or Unrestricted Subsidiaries), and any wholly-owned Subsidiary of Company (other than Inactive Subsidiaries or Unrestricted Subsidiaries) may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Domestic Subsidiary of Company (other than Inactive Subsidiaries or Unrestricted Subsidiaries); PROVIDED that (a) in the event the proceeds of the Term Loans and the Initial Revolving Loans are loaned to Merger Sub, such loan shall be evidenced by a promissory note in form and substance satisfactory to Administrative Agent that is pledged to Administrative Agent on behalf of Lenders pursuant to the Company Pledge Agreement, (b) all intercompany Indebtedness owed by Company to any of its Subsidiaries and by any of Company's Subsidiaries to Company shall be subordinated in right of payment to the payment in full of the Obligations and all trade creditors pursuant to the terms of an intercompany subordination agreement in form and substance satisfactory to Administrative Agent, and (c) any payment by any

                               Page 191 of 424


              Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

                   (v) Company may remain liable with respect to Indebtedness evidenced by the Existing Subordinated
              Indebtedness in an aggregate principal amount not to exceed $12,600,000;

                  (vi) such Joint Ventures may become and remain liable with respect to Indebtedness; provided that such Indebtedness is nonrecourse to Company, its Subsidiaries and their respective assets; and

                 (vii) Company, its Subsidiaries (other than Inactive Subsidiaries) and such Joint Ventures may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

         7.2  Liens and Related Matters.
              -------------------------
              A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                   (i) Permitted Encumbrances on any property, asset, income or profits (other than Accounts Receivable) of Company or any of its Subsidiaries;

                  (ii)  Liens granted pursuant to the Collateral
              Documents;

                 (iii) Liens described on Schedule 7.2 of the Signing Date Company Disclosure Letter; and

                  (iv)  Other Liens securing Indebtedness in an
              aggregate amount not to exceed $5,000,000 at any time outstanding.

                               Page 192 of 424


              B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or here-after acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

              C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

              D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company,
         (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

         7.3  Investments; Joint Ventures.
              ---------------------------
                   Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                   (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                  (ii) Company and its Subsidiaries may make inter-company loans to the extent permitted under subsection 7.1(iv);

                 (iii)  Company and its Subsidiaries (other than
              Inactive Subsidiaries) may make Consolidated Capital
              Expenditures;

                               Page 193 of 424


                  (iv) Company and Merger Sub may consummate the Acquisition and the Merger;

                   (v) Company and its Subsidiaries may continue to own the Investments owned by them and described on Schedule
              7.3 of the Signing Date Company Disclosure Letter;

                  (vi)  Company and its Subsidiaries (other than
              Inactive Subsidiaries) may make and own Investments in Domestic Guarantor Subsidiaries following the Signing Date;

                 (vii) Company and its Subsidiaries (other than Inactive Subsidiaries) may make and own Investments in Foreign Subsidiaries following the Signing Date in an aggregate amount not to exceed $5,000,000 at any time;

                (viii)  Company and its Subsidiaries (other than
              Inactive Subsidiaries) may make and own Investments in Unrestricted Subsidiaries following the Signing Date in an aggregate amount not to exceed $5,000,000 at any time;

                  (ix)  Company and its Subsidiaries (other than
              Inactive Subsidiaries) may make and own Investments in Joint Ventures in an aggregate amount not to exceed
              $1,000,000 at any time; and

                   (x)  Company and its Subsidiaries (other than
              Inactive Subsidiaries) may make and own other Investments (other than Investments in Subsidiaries and Joint
              Ventures) in an aggregate amount not to exceed $5,000,000 at any time.

         7.4  Contingent Obligations.
              ----------------------
                   Company shall not, and shall not permit any of its Subsidiaries or any Joint Venture in which Company or any of its Subsidiaries has an interest to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                   (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of a Subsidiary Guaranty;

                  (ii) Company may become and remain liable with respect to Contingent Obligations in respect of the Letters of Credit;

                 (iii) Company may become and remain liable with respect to Contingent Obligations under Hedge Agreements required under subsection 6.8;

                               Page 194 of 424



                  (iv) Company, its Subsidiaries (other than Inactive Subsidiaries) and such Joint Ventures may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $5,000,000;

                   (v) Company may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Domestic
              Subsidiaries (other than Inactive Subsidiaries) permitted by subsection 7.1;

                  (vi) Company may become and remain liable with respect to any Contingent Obligations under guaranties in the ordinary course of business of the performance by its Subsidiaries of their obligations under agreements entered into by such Subsidiaries with their customers in the ordinary course of business provided such Subsidiary is permitted to enter into such agreement;

                 (vii) such Joint Ventures may become and remain liable with respect to Contingent Obligations; provided that such Contingent Obligations are nonrecourse to Company, its Subsidiaries and their respective assets; and

                (viii) Company, its Subsidiaries (other than Inactive Subsidiaries) and such Joint Ventures may become and remain liable with respect to other Contingent Obligations; PROVIDED that the maximum aggregate liability, contingent or otherwise, of Company, its Subsidiaries and such Joint Ventures in respect of all such Contingent Obligations shall at no time exceed $5,000,000.

         7.5  Restricted Junior Payments.
              --------------------------
                   Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; PROVIDED that (i) Company may make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.14B and (ii) Company may repay the Existing Blum Subordinated Convertible Note through the issuance of shares of Company's common stock.

                               Page 195 of 424



         7.6  Financial Covenants.
              -------------------
              A. MINIMUM QUICK RATIO. Company shall not permit the ratio of (i) Consolidated Quick Assets to (ii) Consolidated Current Liabilities as of the last day of any Fiscal Quarter ending after consummation of the Merger to be less than 1.25 to 1.00.

              B. MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated EBITDA for any four-Fiscal Quarter period ending after consummation of the Merger and during any of the periods set forth below MINUS Consolidated Capital Expenditures for such four-Fiscal Quarter period to (ii) Consolidated Fixed Charges for such four-Fiscal Quarter period to be less than the correlative ratio indicated; PROVIDED, HOWEVER, that in the event that any such period includes any period prior to consummation of the Merger,
         (a) "Consolidated EBITDA" for any such period prior to consummation of the Merger shall mean the sum of Pre Merger URS Consolidated EBITDA for such period PLUS Pre Merger Greiner Consolidated EBITDA for such period; (b) "Consolidated Capital Expenditures" for any such period prior to consummation of the Merger shall mean the sum of Pre Merger URS Consolidated Capital Expenditures for such period PLUS Pre Merger Greiner Consolidated Capital Expenditures for such period; and
         (c) "Consolidated Fixed Charges" for any such period prior to consummation of the Merger shall mean the sum of Pre Merger URS Consolidated Fixed Charges for such period PLUS Pre Merger Greiner Consolidated Fixed Charges for such period:

                                                        Minimum Fixed
                            Period                   Charge Coverage Ratio
         ---------------------------------------------------------------
         January 31, 1996 through October 31, 2002       1.05 to 1.00
         January 31, 2003 and thereafter                 0.65 to 1.00

                               Page 196 of 424


              C. MAXIMUM LEVERAGE RATIO. As of the last day of any Fiscal Quarter ending after consummation of the Merger and during any of the periods set forth below, Company shall not permit the ratio of (i) Consolidated Total Funded Debt as of such day to (ii) Consolidated EBITDA for the four-Fiscal Quarter period ending on such day (the "Leverage Ratio") to exceed the correlative ratio indicated; PROVIDED, HOWEVER, that in the event that any such period includes any period prior to consummation of the Merger, "Consolidated EBITDA" for any such period prior to consummation of the Merger shall mean the sum of Pre Merger URS Consolidated EBITDA for such period PLUS Pre Merger Greiner Consolidated EBITDA for such period:

                        Period                 Maximum Leverage Ratio
         ---------------------------------------------------------------
              January 31, 1996                           4.00 to 1.00
              April 30, 1996                             4.00 to 1.00
              July 31, 1996                              3.50 to 1.00
              October 31, 1996 through July 31, 1997     3.40 to 1.00
              October 31, 1997 through July 31, 1998     2.65 to 1.00
              October 31, 1998 through July 31, 1999     2.50 to 1.00
              October 31, 1999 through July 31, 2000     2.25 to 1.00
              October 31, 2000 through July 31, 2001     2.00 to 1.00
              October 31, 2001 through July 31, 2002     1.50 to 1.00
              October 31, 2002 and thereafter            1.25 to 1.00

              D. MINIMUM CONSOLIDATED EBITDA. Company shall not permit Consolidated EBITDA for any four-Fiscal Quarter period ending after consummation of the Merger and during any of the periods set forth below to be less than the correlative amount indicated; PROVIDED, HOWEVER, that in the event that any such period includes any period prior to consummation of the Merger, "Consolidated EBITDA" for any such period prior to consummation of the Merger shall mean the sum of Pre Merger URS Consolidated EBITDA for such period PLUS Pre Merger Greiner Consolidated EBITDA for such period:

                                                    Minimum Consolidated
                            Period                          EBITDA
         ---------------------------------------------------------------
              January 31, 1996                          $15,000,000
              April 30, 1996                             16,000,000
              July 31, 1996                              17,500,000
              October 31, 1996 through July 31, 1997     18,000,000
              October 31, 1997 through July 31, 1998     19,750,000
              October 31, 1998 through July 31, 1999     20,650,000
              October 31, 1999 through July 31, 2000     21,450,000
              October 31, 2000 through July 31, 2001     22,400,000
              October 31, 2001 through July 31, 2002     23,450,000
              October 31, 2002 and thereafter            24,475,000

                               Page 197 of 424


              E. MINIMUM TANGIBLE NET WORTH. Company shall not permit Consolidated Tangible Net Worth as of the last day of any Fiscal Quarter ending after consummation of the Merger to be less than the sum of (i) $8,500,000 PLUS (ii) 75% of Consolidated Net Income for each Fiscal Quarter commencing on or after consummation of the Merger and ending on or prior to the date of determination; PROVIDED, HOWEVER, that for purposes of this subsection 7.6E, in the event that Consolidated Net Income for any period is less than $0, it shall be deemed to be $0.

         7.7  Restriction on Fundamental Changes; Asset Sales and
              Acquisitions.
              ---------------------------------------------------
                   Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolu-tion), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or sub-stantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                   (i) Company and Merger Sub may consummate the Acquisition and the Merger;

                  (ii) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; PROVIDED that, in the case of such a merger, Company or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving corporation;

                 (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

                  (iv) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; PROVIDED that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                               Page 198 of 424


                   (v) subject to subsection 7.10, Company and its Subsidiaries may make Asset Sales of assets having a fair market value of not in excess of $1,000,000 during any Fiscal Year; PROVIDED that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) the sole consideration received shall be Cash; and (c) the proceeds of such Asset Sales shall be applied as required by subsec-tion 2.4B(iii)(a); and

                  (vi) subject to subsection 6.7, Company and its Subsidiaries may acquire by purchase or otherwise (each, a "Subsequent Acquisition") all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person (other than Greiner) or any division or line of business of any Person (other than Greiner), provided that the Total Purchase Price of any such Subsequent Acquisition does not exceed $5,000,000 in any Fiscal Year or $15,000,000 in the aggregate during the term of this Agreement.

         7.8  Sale or Discount of Receivables.
              -------------------------------
                   Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

         7.9  Transactions with Shareholders and Affiliates.
              ---------------------------------------------
                   Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; PROVIDED that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries or (iii) existing related party transactions described in Company's Annual Report on Form 10-K for the 1995 Fiscal Year.

         7.10 Disposal of Subsidiary Stock.
              ----------------------------
                   Company shall not:

                               Page 199 of 424


                   (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidi-aries, except that (a) Company and its Subsidiaries may sell 100% of the capital stock or other equity Securities of any Subsidiary the annual gross revenues of which do not exceed $10,000,000; PROVIDED that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;
              (b) the sole consideration received shall be Cash; and
              (c) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a); and (b) any Subsidiary of Company may sell capital stock or other equity Securities to qualify directors if required by applicable law or to licensed professionals employed by such Subsidiary in order to comply with state licensing laws; or

                  (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

         7.11 Conduct of Business.
              -------------------
                   From and after the Signing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company, Greiner and their respective Subsidiaries on the Signing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

         7.12 Foreign Subsidiaries.
              --------------------
                   The Company shall not permit the aggregate annual gross revenues of its Foreign Subsidiaries to exceed 25% of consolidated gross revenues of Company and its Subsidiaries.

         7.13 Prepayments.
              -----------
                   Company shall not, and shall not permit any Subsidiary to, (i) prepay any Indebtedness for borrowed money, Indebtedness secured by any Permitted Lien, salaries or any other obligations of Company or any Subsidiary to any Person, other than Capital Leases, or (ii) enter into or modify any agreement as a result of which the terms of payment of any of the foregoing Indebtedness are waived or modified, except prepayments to Lenders permitted by this Agreement and payments

                               Page 200 of 424


         in severance of employment to any employee of Company or any Subsidiary.

         7.14 Amendments or Waivers of Merger Agreement; Amendments of Documents Relating to Subordinated Indebtedness.
              --------------------------------------------------------
              A. AMENDMENTS OR WAIVERS OF MERGER AGREEMENT. Neither Company nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, the Merger Agreement after the Signing Date without in each case obtaining the prior written consent of Administrative Agent to such amendment or waiver.

              B. AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness or the Existing Subordinated Agreements, or make any payment consistent with an amendment thereof or change thereto.

         7.15 Fiscal Year.
              -----------
                   Company shall not change its Fiscal Year-end from October 31.

         Section 8.     EVENTS OF DEFAULT

                   If any of the following conditions or events ("Events of Default") shall occur:

         8.1  Failure to Make Payments When Due.
              ---------------------------------
                   Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to the Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

         8.2  Default in Other Agreements.
              ---------------------------
                   (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of any Subordinated Indebtedness or one or more items of any other Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $1,000,000 or more or with an aggregate principal amount of $1,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default

                               Page 201 of 424


              by Company or any of its Subsidiaries with respect to any other material term of (a) any Subordinated Indebtedness or one or more items of any other Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or
              (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

         8.3  Breach of Certain Covenants.
              ---------------------------
                   Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

         8.4  Breach of Warranty.
              ------------------
                   Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

         8.5  Other Defaults Under Loan Documents.
              -----------------------------------
                   Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Company becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

         8.6  Involuntary Bankruptcy; Appointment of Receiver, etc.
              -----------------------------------------------------
                   (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in

                               Page 202 of 424


              effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdic-tion in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause
              (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

         8.7  Voluntary Bankruptcy; Appointment of Receiver, etc.
              ---------------------------------------------------
                   (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Direc-tors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

         8.8  Judgments and Attachments.
              -------------------------
                   Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,000,000 or (ii) in the aggregate at any time an amount in excess of $1,000,000 shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated,

                               Page 203 of 424


         unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

         8.9  Dissolution.
              -----------
                   Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

         8.10 Employee Benefit Plans.
              ----------------------
                   There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans of Company and its Subsidiaries (excluding for purposes of such computation any such Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $1,000,000; or

         8.11 Material Adverse Effect.
              -----------------------
                   Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect on Company; or

         8.12 Change in Control.
              -----------------
                   Any Person or any two or more Persons acting in concert shall have acquired after the date hereof beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 30% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; or

         8.13 Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of Obligations.
              -------------------------------------------------------
                   At any time after the execution and delivery thereof,
         (i) any Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms)

                               Page 204 of 424


         or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party; or

         8.14 Failure to Consummate Merger.
              ----------------------------
                   The Acquisition or the Merger shall not be consummated in accordance with the Merger Agreement concurrently with the making of the initial Loans, or the Acquisition or the Merger shall be unwound, reversed or otherwise rescinded in whole or in part for any reason; or

         8.15 Failure to Comply with Subordination Provisions.
              -----------------------------------------------
                   Any obligee of any Subordinated Indebtedness shall fail to comply with the subordination provision of the documents or instruments evidencing such Subordinated
         Indebtedness;

         THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan and the obligation of the Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall

                               Page 205 of 424


         forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan and the obligation of the Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).

                   Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

                   Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

         Section 9.     ADMINISTRATIVE AGENT

         9.1  Appointment.
              -----------
              A. APPOINTMENT OF ADMINISTRATIVE AGENT. Wells Fargo is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for

                               Page 206 of 424


         the benefit of Administrative Agent and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

              B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL ADMINISTRATIVE AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution reasonably acceptable to Company as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents"). Company shall not be obligated to pay any fees to such Supplemental Collateral Agent.

                   In the event that Administrative Agent appoints a Supplemental Collateral Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Administrative Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Administrative Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Administrative Agent and all references therein to Administrative Agent shall be deemed to be references to

                               Page 207 of 424


         Administrative Agent and/or such Supplemental Collateral
         Administrative Agent, as the context may require.

                   Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Administrative Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Administrative Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Administrative Agent.

         9.2  Powers and Duties; General Immunity.
              -----------------------------------
              A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsi-bilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

              B.   NO RESPONSIBILITY FOR CERTAIN MATTERS.
         Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Company to Administrative Agent or any Lender in connection with the Loan Documents and the

                               Page 208 of 424


         transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

              C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing,
         (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and
         (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

                               Page 209 of 424


              D. ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

         9.3 Representations and Warranties; No Responsibility For Appraisal of Creditworthiness.
              -----------------------------------------------------
                   Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the complete-ness of any information provided to Lenders.

         9.4  Right to Indemnity.
              ------------------
                   Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as

                               Page 210 of 424


         Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         9.5  Successor Administrative Agent.
              ------------------------------
                   Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent reasonably acceptable to Company. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agree-ment. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         9.6  Collateral Documents and Guaranties.
              -----------------------------------
                   Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and each Subsidiary Guaranty; PROVIDED that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or any Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or,

                               Page 211 of 424


         if required pursuant to subsection 10.6, all Lenders); PROVIDED FURTHER, HOWEVER, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or
         (b) release any Subsidiary Guarantor if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

         Section 10.    MISCELLANEOUS

         10.1 Assignments and Participations in Loans and Letters of
              Credit.
              ------------------------------------------------------
              A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; PROVIDED that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; PROVIDED, FURTHER that no such sale, assignment or transfer described in clause (i)

                               Page 212 of 424


         above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and consented to by Company and Administrative Agent as provided in subsection 10.1B(ii); PROVIDED, FURTHER that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

              B.   ASSIGNMENTS.

                   (i)  AMOUNTS AND TERMS OF ASSIGNMENTS.  Each
              Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause
              (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance, an Assignment Agreement, together with a processing fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment Agreement, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the

                               Page 213 of 424


              rights and obligations of a Lender hereunder and (2) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; PROVIDED that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of the Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereun-
              der). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit IV-A,
                                                   ------------
              Exhibit IV-B or Exhibit V annexed hereto, as the case may
              ------------    ---------
              be, with appropriate insertions, to reflect the new Commitments and/or outstanding Tranche A Term Loans and/or Tranche B Term Loans, as the case may be, of the assignee and the assigning Lender.

                  (ii) ACCEPTANCE BY ADMINISTRATIVE AGENT. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), and (b) give

                               Page 214 of 424


              prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

              C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduc-tion of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D,
         2.7 and 3.6) shall be determined as if such Lender had not sold such participation.

              D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; PROVIDED that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

              E. INFORMATION. Each Lender may furnish any informa-tion concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.18.

              F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (i) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that

                               Page 215 of 424


         becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

         10.2 Expenses.
              --------
                   Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; (ii) all the costs of furnishing all opinions by counsel for Company required hereunder and of Company's perfor-mance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents, including, without limitation, with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administra-tion of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including without limitation filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions required hereunder; (v) all the actual costs and reasonable expenses (including without limitation the reasonable fees, expenses and disbursements of any auditors, accountants or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any audits or reports provided for under subsection 4.1G with respect to Accounts Receivable of Company and its Subsidiaries; (vi) the custody or preservation of any of the Collateral; (vii) all the actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments; and
         (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including, without limitation, in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranties) or in connection with any

                               Page 216 of 424


         refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

         10.3 Indemnity.
              ---------
                   In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel) indemnify, pay and hold harmless Administrative Agent and Lenders, and the officers, directors, employees, agents and affiliates of Administrative Agent and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                   As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, admini-strative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Merger Agreement or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranties), (ii) the statements contained in the commitment

                               Page 217 of 424


         letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

                   To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection
         10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. Promptly after receipt by an Indemnitee of notice of the commencement of any action, such Indemnitee shall use reasonable efforts to notify Company of the commencement of such action.

         10.4 Set-Off.
              -------
                   In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to
         Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

         10.5 Ratable Sharing.
              ---------------
                   Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or

                               Page 218 of 424


         banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggre-gate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganiza-tion of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. Each Lender hereby agrees that, solely for purposes of this subsection 10.5, a participant shall be considered to be a Lender.

         10.6 Amendments and Waivers.
              ----------------------
                   No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; increases the maximum amount of Letters of Credit; changes in any manner the definition of "Class" or the definition of "Pro Rata Share" or the definition of "Requisite Class Lenders" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the date or reduces the amount of any

                               Page 219 of 424


         scheduled payment (but not prepayment) of principal of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; releases any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral; releases all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranties, in each case other than in accordance with the terms of the Loan Documents; or changes in any manner the provisions contained in subsection 8.1 or this subsection
         10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amend-ment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent and (iv) no amendment, modification, termination or waiver of any provision of subsection 2.4 which has the effect of changing any voluntary or mandatory prepayments, or Commitment reductions applicable to either Class (the "Affected Class") in a manner that disproportionately disadvantages such Class relative to the other Class shall be effective without the written concurrence of Requisite Class Lenders of the Affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provision which only postpones or reduces any voluntary or mandatory prepayment, or Commitment reduction from those set forth in subsection 2.4 with respect to one Class but not the other Class shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage such other Class for purposes of this clause (iv). Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on

                               Page 220 of 424


         Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

         10.7 Independence of Covenants.
              -------------------------
                   All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occur-rence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

         10.8 Notices.
              -------
                   Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and
         (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

         10.9 Survival of Representations, Warranties and Agreements.
              ------------------------------------------------------
              A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

              B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the
         agreements of Lenders set forth in subsections 9.2C, 9.4 and
         10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

                               Page 221 of 424



         10.10 Failure or Indulgence Not Waiver; Remedies Cumulative.
               -----------------------------------------------------
                   No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         10.11 Marshalling; Payments Set Aside.
               -------------------------------
                   Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         10.12 Severability.
               ------------
                   In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or un-enforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10.13 Obligations Several; Independent Nature of Lenders'
               Rights.
               ---------------------------------------------------
                   The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commit-ments of any other Lender hereunder. Nothing contained herein

                               Page 222 of 424


         or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         10.14 Headings.
               --------
                   Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         10.15 Applicable Law.
               --------------
                   THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         10.16 Successors and Assigns.
               ----------------------
                   This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

         10.17 Waiver of Jury Trial.
               --------------------
                   EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already

                               Page 223 of 424


         relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         10.18 Confidentiality.
               ---------------
                   Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement, including, without limitation, pursuant to any inspection under subsection 6.5, which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any govern-mental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED, FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

         10.19 Counterparts; Effectiveness.
               ---------------------------
                   This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same

                               Page 224 of 424


         instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                   [Remainder of page intentionally left blank]

                               Page 225 of 424


                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                   COMPANY:

                             URS CORPORATION


                             By:   /s/ Kent P. Ainsworth
                                   --------------------------------------
                             Name:   Kent P. Ainsworth
                             Title:  Vice President and Chief Financial
                                     Officer


                             Notice Address:

                                  100 California Street
                                  San Francisco, CA 94111
                                  Attention: Mr. Kent P. Ainsworth
                                             Vice President and Chief
                                             Financial Officer
                                  Fax:  (415) 398-1905



                   LENDERS:

                             WELLS FARGO BANK, NATIONAL ASSOCIATION,
                             individually and as Administrative Agent


                             By:   /s/ David A. Neumann
                                   --------------------------------------
                             Name:   David A. Neumann
                             Title:  Vice President


                             Notice Address:

                                  420 Montgomery Street, 9th Floor
                                  San Francisco, CA 94163
                                  Attention:  Mr. David A. Neumann
                                              Vice President
                                  Fax:   (415) 421-1352







                                       S-1


                               Page 226 of 424


                                   SCHEDULE 2.1

                     LENDERS' COMMITMENTS AND PRO RATA SHARES



                           Tranche A
                           Term Loan       Revolving Loan  Pro Rata
           Lender          Commitment       Commitment       Share
         ----------        ----------      --------------  ---------
                           $               $                      %



                           ___________     ___________      _______
         TOTAL             $32,500,000     $20,000,000         100%


                           Tranche B
                           Term Loan
           Lender          Commitment
         ----------        ----------
                           $



                           ___________
         TOTAL             $17,500,000





























                               Page 227 of 424


                                    EXHIBIT I

                          [FORM OF NOTICE OF BORROWING]

                               NOTICE OF BORROWING




                   Pursuant to that certain Credit Agreement dated as of January 10, 1996, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among URS Corporation, a Delaware corporation ("Company"), the financial institutions listed therein as Lenders ("Lenders"), and Wells Fargo Bank, National Association, as Administrative Agent ("Administrative Agent"), this represents Company's request to borrow as follows:


         1.   Date of borrowing:     ___________________, _______

         2.   Amount of borrowing:   $___________________

         3.   Type of Loans:           a.   Revolving Loans
                                       b.   Tranche A Term Loans
                                            (Initial Funding Date only)
                                       c.   Tranche B Term Loans
                                            (Initial Funding Date only)

         4.   Interest rate option:    a.   Base Rate Loans
                                       b.   Eurodollar Rate Loans with
                                            an initial Interest Period
                                            of ____________ month(s)


         The proceeds of such Revolving Loans are to be deposited in Company's account at Administrative Agent.

                   The undersigned officer, to the best of his or her knowledge, on behalf of Company, certifies that:

                   (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and



                                       I-1


                               Page 228 of 424


              warranties were true, correct and complete in all material respects on and as of such earlier date;

                  (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

                 (iii) Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

         DATED: ____________________        URS CORPORATION


                                            By:_________________________
                                            Title: _____________________




































                                       I-2


                               Page 229 of 424


                                    EXHIBIT II

                   [FORM OF NOTICE OF CONVERSION/CONTINUATION]

                        NOTICE OF CONVERSION/CONTINUATION


                   Pursuant to that certain Credit Agreement dated as of January 10, 1996, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among URS Corporation, a Delaware corporation ("Company"), the financial institutions listed therein as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, this represents Company's request to convert or continue Loans as follows:

         1.   Date of conversion/continuation:  _______________, ______

         2.   Amount of Loans being converted/continued:  $____________

         3.   Type of Loans being      a.   Tranche A Term Loans
              converted/continued:     b.   Tranche B Term Loans
                                       c.   Revolving Loans

         4.   Nature of conversion/continuation:
                   a.   Conversion of Base Rate Loans to Eurodollar Rate
                        Loans
                   b.   Conversion of Eurodollar Rate Loans to Base Rate
                        Loans
                   c.   Continuation of Eurodollar Rate Loans as such

         5. If Loans are being continued as or converted to Eurodollar Rate Loans, the duration of the new Interest Period that commences on the conversion/continuation date:
              _______________ month(s)

                   In the case of a conversion to or continuation of Eurodollar Rate Loans, the undersigned officer, to the best of his or her knowledge, on behalf of Company, certifies that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

         DATED: _____________________       URS CORPORATION


                                            By: ________________________
                                            Title: _____________________





                                       II-1


                               Page 230 of 424


                                   EXHIBIT III

             [FORM OF NOTICE OF ISSUANCE OF STANDBY LETTER OF CREDIT]

                  NOTICE OF ISSUANCE OF STANDBY LETTER OF CREDIT

                   Pursuant to that certain Credit Agreement dated as of January 10, 1996, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among URS Corporation, a Delaware corporation ("Company"), the financial institutions listed therein as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent ("Administrative Agent"), this represents Company's request for the issuance of a Letter of Credit as follows:

         1.   Date of issuance of Letter of Credit:  ____________, _____

         2.   Face amount of Letter of Credit:  $_______________

         3.   Expiration date of Letter of Credit:  _____________, _____

         4.   Name and address of beneficiary:
                   ___________________________________________
                   ___________________________________________
                   ___________________________________________
                   ___________________________________________

         5.   Attached hereto is:
                   a. the verbatim text of such proposed Letter of Credit
                   b.   a description of the proposed terms and
                        conditions of such Letter of Credit

                   The undersigned officer, to the best of his or her knowledge, on behalf of Company, certifies that:

                   (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

                  (ii) No event has occurred and is continuing or would result from the issuance of the Letter of Credit



                                      III-1


                               Page 231 of 424


              contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

                 (iii) Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

         DATED: ____________________        URS CORPORATION


                                            By: ________________________
                                            Title: _____________________









































                                      III-2


                               Page 232 of 424


                                   EXHIBIT IV-A

                          [FORM OF TRANCHE A TERM NOTE]

                                 URS CORPORATION

                       PROMISSORY NOTE DUE OCTOBER 31, 2002

         $___________________                  San Francisco, California
                                                        January 10, 1996

                   FOR VALUE RECEIVED, URS Corporation, a Delaware corporation ("Company"), promises to pay to the order of ________________________________ ("Payee") the principal amount of _________ Million United States Dollars ($____________) on October 31, 2002 in the installments referred to below.

                   Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of January 10, 1996 by and among Company, the financial institutions listed therein as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                   Company shall make principal payments on this Note in consecutive quarterly installments, commencing on October 31, 1996 and ending on October 31, 2002. Each such installment shall be due on the date specified in the Credit Agreement and in an amount determined in accordance with the provisions thereof; PROVIDED that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

                   This Note is one of Company's "Tranche A Term Notes" in the aggregate principal amount of $32,500,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche A Term Loan evidenced hereby was made and is to be repaid.

                   All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.


                                      IV-A-1


                               Page 233 of 424


         Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and consented to by Company and Administrative Agent as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

                   Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                   This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

                   THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING, WITHOUT LIMITATION, SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                   Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                   The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                   This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

                   No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this


                                      IV-A-2


                               Page 234 of 424


         Note at the place, at the respective times, and in the currency herein prescribed.

                   Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                   IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                            URS CORPORATION


                                            By:_________________________
                                            Name:_______________________
                                            Title:______________________






























                                      IV-A-3


                               Page 235 of 424


                                   EXHIBIT IV-B

                          [FORM OF TRANCHE B TERM NOTE]

                                 URS CORPORATION

                        PROMISSORY NOTE DUE APRIL 30, 2003

         $__________                           San Francisco, California
                                                        January 10, 1996

                   FOR VALUE RECEIVED, URS Corporation, a Delaware corporation ("Company"), promises to pay to the order of ________________________________ ("Payee") the principal amount of ___________ Million United States Dollars ($_____________) on April 30, 2003 in the installments referred to below.

                   Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of January 10, 1996 by and among Company, the financial institutions listed therein as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                   Company shall make principal payments on this Note in consecutive quarterly installments, commencing on January 31, 1997 and ending on April 30, 2003. Each such installment shall be due on the date specified in the Credit Agreement and in an amount determined in accordance with the provisions thereof; PROVIDED that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

                   This Note is one of Company's "Tranche B Term Notes" in the aggregate principal amount of $17,500,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche B Term Loan evidenced hereby was made and is to be repaid.

                   All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the


                                      IV-B-1


                               Page 236 of 424


         assignment or transfer of this Note shall have been accepted by Administrative Agent and consented to by Company and Administrative Agent as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

                   Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                   This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

                   THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING, WITHOUT LIMITATION, SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                   Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                   The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                   This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

                   No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this



                                      IV-B-2


                               Page 237 of 424


         Note at the place, at the respective times, and in the currency herein prescribed.

                   Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                   IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                            URS CORPORATION


                                            By:_________________________
                                            Name:_______________________
                                            Title:______________________






























                                      IV-B-3


                               Page 238 of 424


                                    EXHIBIT V

                             [FORM OF REVOLVING NOTE]

                                 URS CORPORATION

                        PROMISSORY NOTE DUE APRIL 30, 1999

         $___________                          San Francisco, California
                                                        January 10, 1996

                   FOR VALUE RECEIVED, URS Corporation, a Delaware corporation ("Company"), promises to pay to the order of __________ ("Payee"), on or before April 30, 1999, the lesser of (x) ______ Million United States Dollars ($__________) or
         (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

                   Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of January 10, 1996 by and among Company, the financial institutions listed therein as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                   This Note is one of Company's "Revolving Notes" in the aggregate principal amount of $20,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

                   All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and consented to by Company and Administrative Agent as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or

                               Page 239 of 424


         any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

                   Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                   This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

                   THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING, WITHOUT LIMITATION, SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                   Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                   The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                   This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

                   No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                   Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and

                               Page 240 of 424


         extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                   IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                            URS CORPORATION


                                            By:_________________________
                                            Name:_______________________
                                            Title:______________________

                               Page 241 of 424


                                   TRANSACTIONS
                                        ON
                                  REVOLVING NOTE


                                                    Outstand-
                                         Amount of    ing
                    Type of   Amount of  Principal  Principal
                    Loan Made Loan Made  Paid       Balance   Notation
         Date       This Date This Date  This Date  This Date Made By
         -----      --------- ---------  ---------  --------- --------

                               Page 242 of 424


                                    EXHIBIT VI

                         [FORM OF COMPLIANCE CERTIFICATE]

                              COMPLIANCE CERTIFICATE


         THE UNDERSIGNED HEREBY CERTIFIES THAT:

                   (1)  I am the duly elected [President] [Chief
              Financial Officer] of URS Corporation, a Delaware corporation ("Company");

                   (2) I have reviewed the terms of that certain Credit Agreement dated as of January 10, 1996, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "Credit Agreement", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 and Attachment No. 2 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, the financial institutions listed therein as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

                   (3) The examination described in paragraph (2) above did not disclose, and I have no actual knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

                   Set forth below are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

         _______________________________________________________________

         _______________________________________________________________

         _______________________________________________________________

         _______________________________________________________________

                               Page 243 of 424


                   The foregoing certifications, together with the computations set forth in [Attachment No. 1] [Attachment No. 2] annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, 199_ pursuant to subsection 6.1(vii) of the Credit Agreement.

                                            URS CORPORATION


                                            By:_________________________
                                            Name:_______________________
                                            Title:______________________

                               Page 244 of 424


                                 ATTACHMENT NO. 1
                            TO COMPLIANCE CERTIFICATE


                   This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, 199_ and pertains to the period from ____________, 199_ to ____________,
         199_. Subsection references herein relate to subsections of the Credit Agreement.

         A.   Indebtedness (7.1)

              1.   Indebtedness permitted under               $_________
                   subsection 7.1(vii):
                   (Maximum permitted $5,000,000)

         B.   Liens (7.2)

              1.   Liens permitted under subsection
                   7.2A(iv):                                  $_________
                   (Maximum permitted $5,000,000)

         C.   Investments; Joint Ventures (7.3)

              1.   Investments in Foreign Subsidiaries
                   permitted under subsection 7.3(vii):       $_________
                   (Maximum permitted $5,000,000)

              2.   Investments in Unrestricted Subsidiaries
                   permitted under subsection 7.3(viii):      $_________
                   (Maximum permitted $5,000,000)

              3.   Investments in Joint Ventures permitted
                   under subsection 7.3(ix):                  $_________
                   (Maximum permitted $1,000,000)

              4.   Investments permitted under
                   subsection 7.3(x):                         $_________
                   (Maximum permitted $5,000,000)

         D.   Contingent Obligations (7.4)

              1.   Contingent Obligations under
                   guarantees in ordinary course
                   of business of the obligations of
                   suppliers, customers, franchisees
                   and licensees permitted under
                   subsection 7.4(iv):                        $_________
                   (Maximum permitted $5,000,000)

                               Page 245 of 424


              2.   Contingent Obligations permitted
                   under subsection 7.4(viii):                $_________
                   (Maximum permitted $5,000,000)

         E.   Minimum Quick Ratio (as of _____________, 199_) (7.6A)

              1.   Consolidated Quick Assets:                 $_________

              2.   Consolidated Current Liabilities:          $_________

              3.   Minimum ratio required under
                   subsection 7.6A:                            1.25:1.00

         F. Minimum Fixed Charge Coverage Ratio (for the four-Fiscal Quarter period ending _____________, 199_) (7.6B)

              1.   Consolidated Net Income:                   $_________

                        Pre Merger Greiner     $_________

                        Pre Merger URS         $_________

                        Post Merger Combined   $_________

              2.   Consolidated Interest Expense:             $_________

                        Pre Merger Greiner     $_________

                        Pre Merger URS         $_________

                        Post Merger Combined   $_________

              3.   Provisions for taxes based on income:      $_________

                        Pre Merger Greiner     $_________

                        Pre Merger URS         $_________

                        Post Merger Combined   $_________

              4.   Total depreciation expense:                $_________

                        Pre Merger Greiner     $_________

                        Pre Merger URS         $_________

                        Post Merger Combined   $_________

              5.   Total amortization expense:                $_________

                        Pre Merger Greiner     $_________

                               Page 246 of 424


                        Pre Merger URS         $_________

                        Post Merger Combined   $_________

              6.   Other non-cash items reducing
                   Consolidated Net Income LESS
                   other non-cash items increasing
                   Consolidated Net Income:                   $_________

                        Pre Merger Greiner     $_________

                        Pre Merger URS         $_________

                        Post Merger Combined   $_________

              7.   Consolidated EBITDA (1+2+3+4+5+6):         $_________

              8.   Consolidated Capital Expenditures:         $_________

                        Pre Merger Greiner     $_________

                        Pre Merger URS         $_________

                        Post Merger Combined   $_________

              9.   Adjusted Consolidated EBITDA (7-8):        $_________

              10.  Consolidated Interest Expense (F.2 above): $_________

              11.  Provisions for taxes based on income
                   and payable in Cash:                       $_________

                        Pre Merger Greiner     $_________

                        Pre Merger URS         $_________

                        Post Merger Combined   $_________

              12.  Consolidated Scheduled Principal Payments: $_________

                        Pre Merger Greiner     $_________

                        Pre Merger URS         $_________

                        Post Merger Combined   $_________

              13.  Consolidated Fixed Charges (10+11+12):     $_________

              14.  Fixed Charge Coverage Ratio (9):(13):      ____:1.00

              15.  Minimum ratio required under
                   subsection 7.6B:                           ____:1.00

                               Page 247 of 424



         G.   Maximum Leverage Ratio (as of _____________, 199_) (7.6C)

              1.   Aggregate principal amount of all
                   outstanding Term Loans:                    $_________

              2.   Maximum aggregate amount which is or
                   at any time thereafter may become
                   available for drawing under all
                   letters of credit then outstanding:        $_________

                        Pre Merger Greiner     $_________

                        Pre Merger URS         $_________

                        Post Merger Combined   $_________

              3.   Aggregate amount of that proportion of
                   obligations with respect to Capital Leases
                   that is properly classified as a
                   liability:                                 $_________

                        Pre Merger Greiner     $_________

                        Pre Merger URS         $__________

                        Post Merger Combined   $__________

              4.   Indebtedness evidenced by a note or
                   similar written instrument:                $_________

                        Pre Merger Greiner     $__________

                        Pre Merger URS         $__________

                        Post Merger Combined   $__________

              5.   Average aggregate principal amount of all
                   revolving loans outstanding:               $_________

                        Pre Merger Greiner     $__________

                        Pre Merger URS         $__________

                        Post Merger Combined   $__________

              6.   Consolidated Total Funded Debt
                   (1+2+3+4+5):                               $_________

              7.   Consolidated EBITDA (F.7 above):           $_________

              8.   Leverage Ratio (6):(7):                    ____:1.00

                               Page 248 of 424



              9.   Maximum ratio permitted under
                   subsection 7.6C:                           ____:1.00

         H.   Minimum Consolidated EBITDA (for the four-
              Fiscal Quarter period ending ____________, 199_) (7.6D)

              1.   Consolidated EBITDA
                   (F.7 above):                               $_________
                   (Minimum permitted _______)

         I.   Maximum Tangible Net Worth (as of_____________, 199_)
              (7.6E)

              1.   Consolidated Tangible Net Worth:           $_________

              2.   $8,500,000                                 $_________

              3.   75% of Consolidated Net Income since the
                   quarter ending after consummation of the
                   Merger:                                    $_________

              4.   Minimum Consolidated Net Worth required
                   under subsection 7.6E (2 + 3):             $_________

         J.   Fundamental Changes

              1.   Aggregate fair market value of assets
                   sold in any one or more Asset Sales
                   after Closing Date in one or more
                   transactions permitted under
                   subsection 7.7(v):                         $_________
                   (Maximum permitted $1,000,000)

              2.   Total Purchase Price of Subsequent
                   Acquisition:                               $_________
                   (Maximum permitted $5,000,000)

              3.   Aggregate Total Purchase Price of
                   all Subsequent Acquisitions:               $_________
                   (Maximum permitted $15,000,000)

         K.   Disposal of Subsidiary Stock

              1.   Annual gross revenue of any Subsidiary
                   sold during the period for the immediately
                   preceding twelve-month period:             $_________
                   (Maximum $10,000,000)

                               Page 249 of 424



         L.   Foreign Subsidiaries

              1.   Aggregate annual gross revenues of
                   Foreign Subsidiaries:                      $_________

              2.   Consolidated gross revenues of Company and
                   its Subsidiaries:                          $_________

              3.   Foreign Subsidiary revenue as a
                   percentage of consolidated gross
                   revenues (1 / 2):                          __%

              4.   Maximum percentage permitted under
                   subsection 7.12:                           25%

                               Page 250 of 424


                                 ATTACHMENT NO. 2
                            TO COMPLIANCE CERTIFICATE


                   This Attachment No. 2 is attached to and made a part of a Compliance Certificate dated as of _____________, 199_ and pertains to the month of ____________, 199_. Subsection references herein relate to subsections of the Credit
         Agreement.

         A. Cash                                 URS           Greiner

            1. Cash and Cash Equivalents     $__________     $__________
               and U.S. Treasury
               Securities held:

            2. Minimum permitted under
               subsections 4.2D(ii)(a) and
               4.2D(iii)(a):                 $ 5,000,000     $16,000,000

         B. Consolidated EBITDA

            1.Consolidated Net Income:       $__________     $__________

            2. Consolidated Interest
               Expense:                      $__________     $__________

            3. Provisions for taxes based
               on income:                    $__________     $__________

            4. Total depreciation expense:   $__________     $__________

            5. Total amortization expense:   $__________     $__________

            6. Other non-cash items
               reducing Consolidated Net
               Income LESS other non-cash
               items increasing
               Consolidated Net Income:      $__________     $__________

            7. Consolidated EBITDA
               (1+2+3+4+5+6):                $__________     $__________

            8. Minimum permitted under
               subsections 4.2D(ii)(b) and
               4.2D(iii)(b):                 $__________     $__________

         C. Consolidated Net Income

            1. Consolidated Net Income:      $__________     $__________

                               Page 251 of 424


                                                 URS            Greiner

            2. Minimum permitted under
               subsections 4.2D(ii)(c) and
               4.2D(iii)(c):                 $__________     $__________

         D. Sum of Backlog Plus              $__________     $__________
            Designations

            1. Backlog + Designations        $__________

               Category I Backlog and
               Category II Backlog
               multiplied by 130%                            $__________

            2. Minimum permitted under
               subsections 4.2D(ii)(d) and
               4.2C(iv)(d):                 $350,000,000    $200,000,000

                               Page 252 of 424


                                  EXHIBIT VII-A

                       [FORM OF OPINION OF COMPANY COUNSEL]

                         [Letterhead of Company Counsel]


                                 January 10, 1996



         Wells Fargo Bank, National Association,
         as Administrative Agent
         420 Montgomery Street
         San Francisco, California  94163

              and

         The Lenders Listed on
            Schedule A Hereto

                   Re: Credit Agreement dated as of January 10, 1996 among URS Corporation, a Delaware corporation, the financial institutions listed therein as Lenders, and Wells Fargo Bank, National
                        Association, as Administrative Agent


         Ladies and Gentlemen:

                   We have acted as counsel to URS Corporation, a Delaware corporation (the "Company"), in connection with that certain Credit Agreement dated as of January 10, 1996 (the "Credit Agreement") between the Company, the financial institutions listed therein as Lenders ("Lenders") and Wells Fargo Bank, National Association, as Administrative Agent on behalf of the Lenders ("Administrative Agent"). We are providing this opinion to you at the request of the Company pursuant to Section 4.1H of the Credit Agreement. Except as otherwise indicated, capitalized terms used in this opinion and defined in the Credit Agreement will have the meanings given in the Credit Agreement.

                   In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the following:

                   a. the Certificate of Incorporation of the Company, as amended to date;





                                     VII-A-1


                               Page 253 of 424


         Wells Fargo Bank, National Association, as Administrative Agent January 9, 1996
         Page 2




                   b.   the Bylaws of the Company, as amended to date;

                   c. all records of proceedings and actions of the Board of Directors of the Company relating to the Loan Documents and the transactions contemplated thereby;

                   d.   the Credit Agreement; and

                   e.   the other Loan Documents.

                   As to relevant factual matters, we have relied upon, among other things, the Certified Resolutions of the Company delivered to you pursuant to Section 4.1A(i) of the Credit Agreement and the Incumbency Certificate delivered to you pursuant to Section 4.1A(ii) of the Credit Agreement. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

                   We have assumed the genuineness of all signatures (other than the signatures of officers of the Company on the Loan Documents), the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. To the extent the Company's obligations depend on the due authorization, execution and delivery of the Credit Agreement and the other Loan Documents by the other parties thereto, we have assumed that the Credit Agreement and the other Loan Documents have been so authorized, executed and delivered and that they constitute legally valid and binding obligations of each such party enforceable in accordance with their respective terms.
         We have also assumed that Administrative Agent and all Lenders will exercise their rights under the Loan Documents in a commercially reasonable manner.

                   On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Loan Documents to which the Company is a party constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without


                                     VII-A-2


                               Page 254 of 424


         Wells Fargo Bank, National Association, as Administrative Agent January 9, 1996
         Page 3




         limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, PROVIDED, HOWEVER, we express no opinion with regard to the enforceability of any Letters of Credit to which the Company is an account party but is not liable for payment.

                   Our opinion as to the enforceability of the Credit Agreement and the other Loan Documents is subject to:

                   (i) public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own gross negligence, willful misconduct or unlawful conduct;

                  (ii) the unenforceability under certain circumstances of waivers of rights granted by law where the waivers are against public policy or prohibited by law or the rights waived are not specifically described;

                 (iii) the unenforceability under certain circumstances of provisions waiving the right to a jury trial;

                  (iv) the unenforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; and

                   (v) the unenforceability under certain circumstances of provisions appointing one party as attorney-in-fact or trustee for an adverse party.

                   We express no opinion with respect to your ability to collect attorneys' fees and costs in an action involving the Credit Agreement if you are not the prevailing party in such action (we call your attention to the effect of Section 1717 of the California Civil Code, which provides that where a contract permits one party thereto to recover attorneys' fees, the prevailing party in any action to enforce any provision of the


                                     VII-A-3


                               Page 255 of 424


         Wells Fargo Bank, National Association, as Administrative Agent January 9, 1996
         Page 4




         contract shall be entitled to recover its reasonable attorneys'
         fees).

                   We express no opinion as to any provision of the Loan Documents requiring written amendments or waivers of the Loan Documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

                   We express no opinion as to the effect of non-compliance by you with any state or federal laws or regulations applicable to the transactions contemplated by the Credit Agreement because of the nature of your business.

                   We have further assumed with your consent that each Lender is a bank incorporated or organized under, or a foreign bank licensed to conduct a banking business through an agency located in the United States of America pursuant to, the laws of the United States of America or any state of the United States of America, within the meaning of Section 1 of Article XV of the California Constitution and Section 1716 of the California Financial Code.

                   We are members of the Bar of the State of California only, and express no opinion as to matters of law in jurisdictions other than the State of California and the United States.

                   This opinion is furnished by us as counsel for the Company and may be relied upon by you only in connection with the Credit Agreement. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. You may, however, deliver a copy of this opinion to permitted transferees of the Notes in connection with such transfer, and such transferees may rely on this opinion as if it were addressed and had been delivered to them on the date of this opinion.

                                       Very truly yours,



                             SHEPPARD, MULLIN, RICHTER & HAMPTON LLP


                                     VII-A-4


                               Page 256 of 424


         Wells Fargo Bank, National Association, as Administrative Agent January 9, 1996
         Page 5




                                    SCHEDULE A


         Wells Fargo Bank, National Association
         420 Montgomery Street
         San Francisco, California  94163









































                                     VII-A-5


                               Page 257 of 424


                                EXHIBIT VII-B

                     [FORM OF OPINION OF COMPANY COUNSEL]

                       [Letterhead of Company Counsel]



                             Initial Funding Date


       Wells Fargo Bank, National Association,
       as Administrative Agent
       420 Montgomery Street
       San Francisco, California  94163

            and

       The Lenders Listed on
         Schedule A Hereto

                 Re: Credit Agreement, dated as of January 10, 1996, among URS Corporation, a Delaware corporation, the financial institutions listed therein as Lenders, and Wells Fargo Bank, National
                      Association, as Administrative Agent

       Ladies and Gentlemen:

            We have acted as counsel to URS Corporation, a Delaware corporation (the "Company"), and certain of its subsidiaries (collectively, the "Guarantor Subsidiaries", which term shall include Greiner Engineering, Inc., a Nevada corporation ("Greiner")) in connection with that certain Credit Agreement dated as of January 10, 1996 (the "Credit Agreement") between the Company, the financial institutions listed therein as Lenders ("Lenders") and Wells Fargo Bank, National Association, as Administrative Agent ("Administrative Agent"). We are providing this opinion to you at the request of the Company pursuant to Section 4.2N of the Credit Agreement. Except as otherwise indicated, capitalized terms used in this opinion and defined in the Credit Agreement will have the meanings given in the Credit Agreement.













                                     VII-B-1


                               Page 258 of 424
            In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the following:

                 a. The Certificate of Incorporation of the Company, as amended to date;

                 b.   The Bylaws of the Company, as amended to date;

                 c. All records of proceedings and actions of the Board of Directors of the Company relating to the Loan Documents and the transactions contemplated thereby;

                 d. The Articles or Certificate of Incorporation of each Guarantor Subsidiary, as amended to date;

                 e. The Bylaws of each Guarantor Subsidiary, as amended to date;

                 f. All records of proceedings and actions of the Board of Directors of each Guarantor Subsidiary relating to the Loan Documents and the transactions contemplated thereby;

                 g.   The Credit Agreement;

                 h.   The Collateral Documents;

                 i.   The other Loan Documents;

                 j. The documents, orders, judgments and decrees listed in the Company Certificate dated the Initial Funding Date (the "Company
                      Certificate");

                 k. The documents, orders, judgments and decrees listed in the Guarantor Subsidiary Certificate dated the Initial Funding Date (the "Subsidiary Certificate");

                 l. Unfiled copies of UCC-1 Financing Statements (the "Company UCC-1 Financing Statements") naming the Company as debtor and the Administrative Agent as Secured Party, which we understand will be filed with the filing offices listed on Schedule C hereto (the "Company Filing Offices");

                 m. Unfiled copies of UCC-1 Financing Statements (the "Subsidiary UCC-1 Financing Statements") naming each Guarantor Subsidiary as debtor and the Administrative Agent as Secured Party, which we understand will be filed with the filing


                                   VII-B-2


                               Page 259 of 424
                      offices listed on Schedule D hereto (the
                      "Subsidiary Filing Offices").

            As to relevant factual matters, we have relied upon, among other things, the factual representations of the Company in the Company Certificate and of the Guarantor Subsidiaries in the Subsidiary Certificate, copies of which have been delivered to you. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

            We have assumed, with your consent, the genuineness of all signatures [(other than the signatures of officers of the Company),] the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. To the extent any Loan Party's obligations depend on the due authorization, execution and delivery of the Credit Agreement and the other Loan Documents by the other parties thereto, we have assumed that the Credit Agreement and the other Loan Documents have been so authorized, executed and delivered and that they constitute legally valid and binding obligations of each such party enforceable in accordance with their respective terms. We have also assumed that Administrative Agent and all Lenders will exercise their rights under the Loan Documents in a commercially reasonable manner.

            On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

            1. The Company has been duly incorporated, and is validly existing in good standing under the laws of the State of Delaware, with corporate power to enter into the Loan
       Documents to which it is a party, and to perform its obligations thereunder.

            2. The execution, delivery and performance of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company, and the Loan Documents to which it is a party have been duly executed and delivered by the Company.

            3. The Loan Documents to which the Company is a party constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or


                                   VII-B-3


                               Page 260 of 424
       injunctive relief, regardless of whether considered in a proceeding in equity or at law.

            4. The Company's execution and delivery of, and performance of its obligations under, the Loan Documents to which it is a party do not and will not (i) violate the Company's Certificate of Incorporation or Bylaws, (ii) violate, breach, or result in a default under, any existing obligation of the Company under any other agreement identified in the Company Certificate, or (iii) breach or otherwise violate any existing obligation of the Company under any order, judgment or decree of any California or federal court or governmental authority binding on the Company identified in the Company Certificate.

            5. The execution and delivery by the Company of, and performance of its obligations under, the Loan Documents to which it is a party do not violate any California or federal statute or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company in connection with the transactions contemplated by the Loan Documents.

            6. No order, consent, permit or approval of any California or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to the Company in connection with the transactions contemplated by the Loan Documents, is required on the part of the Company for the execution and delivery of, and performance of its obligations under, the Loan Documents to which it is a party[, except for the authorization of __________, which has been obtained].

            7. Each Guarantor Subsidiary has been duly incorporated, and is validly existing in good standing under the laws of its state of incorporation, with corporate power to enter into the Loan Documents to which it is a party, and to perform its obligations thereunder.

            8. The execution, delivery and performance of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of each Guarantor Subsidiary, and the Loan Documents to which it is a party have been duly executed and delivered by each Guarantor Subsidiary.

            9. The Loan Documents to which each Guarantor Subsidiary is a party constitute legally valid and binding obligations of such Guarantor Subsidiary, enforceable against such Guarantor Subsidiary in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality,


                                   VII-B-4


                               Page 261 of 424
       reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

            10. Each Guarantor Subsidiary's execution and delivery of, and performance of its obligations under, the Loan Documents to which it is a party do not and will not (i) violate such Guarantor Subsidiary's Articles or Certificate of Incorporation or Bylaws, (ii) violate, breach, or result in a default under, any existing obligation of such Guarantor Subsidiary under any other agreement identified in the Subsidiary Certificate, or (iii) breach or otherwise violate any existing obligation of such Guarantor Subsidiary under any order, judgment or decree of any state or federal court or governmental authority binding on such Guarantor Subsidiary identified in the Subsidiary Certificate.

            11. The execution and delivery by each Guarantor Subsidiary of, and performance of its obligations under, the Loan Documents to which it is a party do not violate any state or federal statute or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to such Guarantor Subsidiary in connection with the transactions contemplated by the Loan Documents.

            12. No order, consent, permit or approval of any state or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to any Guarantor Subsidiary in connection with the transactions contemplated by the Loan Documents, is required on the part of such Guarantor Subsidiary for the execution and delivery of, and performance of its obligation under, the Loan Documents to which it is a party[, except for the authorization of __________, which has been obtained].

            13. Any outstanding shares of the capital stock of each of the Guarantor Subsidiaries pledged to Administrative Agent pursuant to the Collateral Documents have been duly authorized by all necessary corporate action on the part of such corporation, are validly issued, fully-paid and nonassessable and are owned of record by the Company or another Guarantor Subsidiary.

            14. Neither the extension of credit nor the use of proceeds provided in the Agreement will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve
       System.

            15.  Neither the Company nor any of the Guarantor
       Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.




                                   VII-B-5


                               Page 262 of 424
            16. Neither the Company nor any of the Guarantor Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            17. Except for those matters described in Schedule 5.6 to the Company Signing Date Disclosure Letter and described on Schedule B attached hereto, we have not, since _______________ given substantive attention on behalf of the Company or any of its Subsidiaries to, or represented the Company or any of its Subsidiaries in connection with, any actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries before any court, arbitrator or governmental agency, which (i) seek to affect the enforceability of any of the Loan Documents or (ii) seek damages in excess of $____________ or any relief other than damages. We call your attention to the fact that our engagement is limited to specific matters as to which we are consulted by the Company and its Subsidiaries.

            18. The Company Security Agreement creates in favor of the Administrative Agent a security interest in such of the Collateral (as defined in the Company Security Agreement) of the Company that is of a type in which a security interest can be created under Division 9 of the Uniform Commercial Code as in effect in the State of California.

            19. Upon the filing of the Company UCC-1 Financing Statements with the Company Filing Offices, the Administrative Agent will have a perfected security interest in the Company's interest in the Collateral described therein, to the extent a security interest in such Collateral can be perfected by the filing of a financing statement with the Company Filing Offices under the Uniform Commercial Code as in effect in the State of California.

            20. With regard to each deposit account referred to in the Company Security Agreement and the Subsidiary Security Agreement which is maintained with an organization located in the State of California, assuming that either (a) the deposit account is maintained with the Administrative Agent or (b) notice of the Administrative Agent's security interest is given in writing to the organization with which the deposit account is maintained, the Administrative Agent has a perfected security interest in the Company's and any Guarantor Subsidiary's interest in the deposit account to the extent a security interest in the deposit account can be perfected under the Uniform Commercial Code as in effect in the State of California.

            21. The Company Pledge Agreement, together with delivery of the Pledged Debt (as defined therein) to the Administrative


                                   VII-B-6


                               Page 263 of 424
       Agent in the State of California, create in favor of the Administrative Agent a perfected security interest under the Uniform Commercial Code as in effect in the State of California in the Pledged Debt. Assuming the Administrative Agent maintains possession of the Pledge Debt in the State of California, such security interest will be prior to any other security interest in such Pledged Debt that may be created under the Uniform Commercial Code as in effect in the State of California.

            22. The Company Pledge Agreement, together with delivery of the certificates representing the shares of stock identified on Schedule I to the Company Pledge Agreement (the "Pledged Securities") to the Administrative Agent in the State of California, create in favor of the Administrative Agent a perfected security interest under the Uniform Commercial Code as in effect in the State of California in the Pledged Securities. Assuming the Administrative Agent acquires its security interest in the Pledged Securities in good faith and without notice of any adverse claims and that each Pledged Security is a certificated security either in bearer form or in registered form, issued or indorsed in the name of the Administrative Agent or in blank, the Administrative Agent will acquire its security interest in the Pledged Securities free of adverse claims.

            23. The Subsidiary Security Agreement creates in favor of the Administrative Agent a security interest in such of the Collateral (as defined in the Subsidiary Security Agreement) of each Guarantor Subsidiary that is of a type in which a security interest can be created under Article 9 of the Uniform Commercial Code as in effect in the State of California.

            24. Upon the filing of the Subsidiary UCC-1 Financing Statements with the Subsidiary Filing Offices, the Administrative Agent will have a perfected security interest in each Guarantor Subsidiary's interest in the Collateral described therein, to the extent a security interest in such Collateral can be perfected by the filing of a financing statement with the Subsidiary Filing Offices under the Uniform Commercial Code as in effect in the State of California and the States listed in paragraph (vii) on page [11] below.

            25. The Subsidiary Pledge Agreement, together with delivery of the certificates representing the shares of stock identified on Schedule I to the Subsidiary Pledge Agreement
                     ----------
       (the "Subsidiary Pledged Securities") to the Administrative Agent in the State of California, create in favor of the Administrative Agent a perfected security interest under the Uniform Commercial Code as in effect in the State of California in the Subsidiary Pledged Securities. Assuming the Administrative Agent acquires its security interest in the


                                   VII-B-7


                               Page 264 of 424

       Subsidiary Pledged Securities in good faith and without notice of any adverse claims and that each Subsidiary Pledged Security is a certificated security either in bearer form or in registered form, issued or indorsed in the name of the Administrative Agent or in blank, the Administrative Agent will acquire its security interest in the Subsidiary Pledged
       Securities free of adverse claims.

            26. Upon the filing of the Certificate of Merger with the Nevada Secretary of State in accordance with the Merger Agreement, and the acceptance of the Certificate of Merger by the Nevada Secretary of State, the Merger will be validly consummated in accordance with the Merger Agreement and Nevada law, each outstanding share of Greiner's stock will be converted as provided in the Merger Agreement and Greiner will be a wholly-owned Subsidiary of the Company.

            Our opinions in paragraphs 3 and 9 above as to the enforceability of the Credit Agreement and the other Loan
       Documents is subject to:

            (i) public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own gross negligence, willful misconduct or unlawful conduct;

           (ii) the unenforceability under certain circumstances of waivers of rights granted by law where the waivers are against public policy or prohibited by law or the rights waived are not specifically described;

          (iii) the unenforceability under certain circumstances of provisions waiving the right to a jury trial;

           (iv) the unenforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; and

            (v) the unenforceability under certain circumstances of provisions appointing one party as attorney-in-fact or trustee for an adverse party.

            We express no opinion with respect to your ability to collect attorneys' fees and costs in an action involving the Loan Documents if you are not the prevailing party in such action (we call your attention to the effect of Section 1717 of the California Civil Code, which provides that where a contract permits one party thereto to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys'
       fees).



                                   VII-B-8


                               Page 265 of 424
            We express no opinion as to any provision of the Loan Documents requiring written amendments or waivers of the Loan Documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

            As to our opinion in paragraph 9, we advise you of California statutory provisions and case law to the effect that, in certain circumstances, a guarantor may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default that impair the subrogation or reimbursement rights of the guarantor against the principal, or otherwise takes, without notifying the guarantor, any action that materially prejudices the guarantor. We express no opinion as to the effect on the Subsidiary Guaranty of: (i) any modification to or amendment of the Company's obligations that materially increases such obligations, or (ii) any other action by Administrative Agent or any Lender that materially prejudices any Guarantor Subsidiary, if, in any such instance, such modification, amendment or action occurs without notice to such Guarantor Subsidiary and without granting to such Guarantor Subsidiary an opportunity to cure any default by such Guarantor Subsidiary. There is also authority (including California Civil Code Section 2856, which has not yet been the subject of judicial interpretation) to the effect that a guarantor may effectively waive statutory suretyship defenses if an express waiver of such defenses is expressly set forth in the guaranty. We express no opinion as to the effectiveness, under California law, of the waivers set forth in the Subsidiary Guaranty.

            We express no opinion as to the effect of non-compliance by you with any state or federal laws or regulations applicable to the transactions contemplated by the Loan Documents because of the nature of your business.

            We advise you that Section __ of the Subsidiary Pledge Agreement, Section __ of the Subsidiary Security Agreement and Section __ of the Subsidiary Guaranty, which provide for jurisdiction of the courts of California, may not be binding on the courts in the forum(s) selected or excluded.

            For purposes of the opinions expressed in paragraphs 4 and 10, we have assumed that neither the Company nor any Guarantor Subsidiary will in the future take any discretionary action (including a decision not to act) permitted by the Loan Documents that would cause the payment of the Loan to violate any California or federal statute, rule or regulation or constitute a violation or breach of or default under any of the agreements, orders, judgments or decrees referred to in clauses
       (ii) and (iii) of paragraph 4 or 10 or require an order,



                                   VII-B-9


                               Page 266 of 424
       consent, permit or approval to be obtained from a California or federal governmental authority.

            We have further assumed with your consent that each Lender is a bank incorporated or organized under, or a foreign bank licensed to conduct a banking business through an agency located in the United States of America pursuant to, the laws of the United States of America or any state of the United States of America, within the meaning of Section 1 of
       Article XV of the California Constitution and Section 1716 of the California Financial Code.

            We express no opinion with respect to:

            (i) the priority of any liens or security interests except as set forth in paragraphs 20, 21 and 24 relating to the Pledged Debt, the Pledged Securities and the Subsidiary Pledged Securities, respectively; or

           (ii) any provision of the Collateral Documents that purports to permit the Administrative Agent or any other person to sell or otherwise dispose of any Collateral subject thereto except in compliance with the Uniform Commercial Code and any other applicable federal and state laws, or to impose on the Administrative Agent standards of care of Collateral in the Administrative Agent's possession other than as provided in Section 9207 of the Uniform Commercial Code.

            In rendering the opinions in paragraphs 18, 19, 20, 21, 22, 23, 24 and 25, we have assumed with your consent:

            (i) that the Company and each Guarantor Subsidiary has, or will have at the relevant time, rights in the Collateral, Pledged Securities or Subsidiary Pledged Securities, as the case may be, in which the Company or such Guarantor Subsidiary, as the case may be, has granted a security interest to the Administrative Agent within the meaning of Section 9203(1)(c) of the Uniform Commercial Code at all times relevant to this opinion;

            (ii) that the Collateral is reasonably identified in the
                 description of collateral set forth in the Company Security Agreement, the Company UCC-1 Financing Statements, the Subsidiary Security Agreement and the Subsidiary UCC-1 Financing Statements; however this assumption does not apply to Collateral described as "accounts"; "chattel paper" and "inventory";





                                   VII-B-10


                               Page 267 of 424
          (iii) that, at all times relevant to this opinion, value has been given within the meaning of Section
                 9203(1)(b) of the Uniform Commercial Code;

           (iv) that none of the Collateral arises out of any transaction described in Section 9104 of the Uniform Commercial Code;

            (v) that the Collateral does not include motor vehicles or boats subject to the registration provisions of the California Vehicle Code (or other statute enacted in any of the States listed in paragraph (vii) on page [11]), mobile homes or commercial coaches subject to the registration provisions of the California Health and Safety Code (or other statute enacted in any of the States listed in paragraph
                 (vii) on page [11]), any vehicle or other item of tangible personal property subject to a registration or certificate of title statute of a jurisdiction other than California or any of the States listed in paragraph (vii) on page [11], goods which are mobile and which are of a type normally used in more than one jurisdiction, uncertificated securities, real property, fixtures, farm products, consumer goods, or crops, timber, minerals or the like (including oil and gas) or accounts resulting from the sale of an interest in minerals or the like (including oil and gas); and

           (vi) that all Collateral constituting chattel paper and negotiable documents does or will bear a legend naming the Administrative Agent as secured party.

            We advise you that:

            (i) a security interest in accounts and general intangibles will be subject to the rights of account debtors;

           (ii) federal and state securities laws may limit the right to transfer or dispose of Collateral which may constitute securities under such laws;

          (iii) under certain circumstances described in Section 9306 of the Uniform Commercial Code the rights of a secured party to enforce its security interest in proceeds of Collateral may be limited;

           (iv) we have not made or undertaken to make any investigation as to the existence of or state of title to the Collateral and we express no opinion as to the existence, condition, location or ownership of the Collateral or, except as specifically set forth



                                   VII-B-11


                               Page 268 of 424
                 in paragraphs 21, 22 and 25, the priority of any liens thereon or security interests therein;

             (v) a security interest in patents, copyrights and
                 trademarks may have to be filed or recorded in one or more federal registration offices, and our opinion in paragraphs 18, 19, 23 and 24 does not cover the effect of a failure to file in such federal office;

           (vi) pursuant to Section 9302(h) of the Uniform Commercial Code, a security interest in any policy of insurance may only be perfected by giving notice thereof in writing to the insurer, and our opinion in paragraphs 19 and 23 does not cover the effect of a failure to give such written notice;

          (vii) Our opinion in paragraph 24 with respect to the States of Delaware, Nevada, New York, Washington, Ohio, Colorado, New Jersey, [other states] and Florida is based solely upon a review of Sections 9-103, 9-203, 9-302, 9-303, 9-304, 9-305, 9-306,
                 9-401, 9-402 and 9-403 of the Uniform Commercial Code as currently in effect in such States, as reported in the [U.C.C. Reporter], and excludes any review of official decisions interpreting these sections or any other review; and

         (viii) Our opinion in paragraph 7 above that each Guarantor Subsidiary "is validly existing in good standing under the laws of its state of incorporation" is based solely upon a review of Certificates of Good Standing issued by the Secretaries of State in the States where the Guarantor Subsidiaries are incorporated.

            We are members of the Bar of the State of California only, and except as provided in the immediately preceding paragraphs
       (vii) and (viii) express no opinion as to matters of law in jurisdictions other than the State of California and the United States, except as to matters relating to the corporate law of Delaware, Nevada, New York, Washington, Ohio, Colorado, New Jersey and Florida to the extent necessary to render the opinions expressed in paragraphs 1 through 4, 7 through 10 and 13 above. We are not qualified to practice in the States of Delaware, Nevada, New York, Washington, Ohio, Colorado, New Jersey and Florida and do not, in the ordinary course of our practice, have occasion to become familiar with the laws thereof.

            This opinion is furnished by us as counsel for the Company and may be relied upon by you only in connection with the Credit Agreement. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our


                                   VII-B-12


                               Page 269 of 424
       prior written consent. You may, however, deliver a copy of this opinion to permitted transferees of the Notes in connection with such transfer, and such transferees may rely on this opinion as if it were addressed and had been delivered to them on the date of this opinion.


                                     Very truly yours,





                           SHEPPARD, MULLIN, RICHTER & HAMPTON LLP










































                                   VII-B-13


                               Page 270 of 424
                                  SCHEDULE A


       Wells Fargo Bank, National Association
       420 Montgomery Street
       San Francisco, California  94163


















































                                   VII-B-14


                               Page 271 of 424
                                  SCHEDULE B























































                                   VII-B-15


                               Page 272 of 424
                                  SCHEDULE C

                            Company Filing Offices





















































                                   VII-B-16


                               Page 273 of 424
                                  SCHEDULE D

                          Subsidiary Filing Offices





















































                                   VII-B-17


                               Page 274 of 424


                                   EXHIBIT VIII

                [FORM OF OPINION OF ADMINISTRATIVE AGENT COUNSEL]

                   [Letterhead of Administrative Agent Counsel]


                                 Initial Funding
                                       Date



                                                             918,120-181
                                                                [doc ID]


         Wells Fargo Bank, National Association,
         as Administrative Agent
         420 Montgomery Street
         San Francisco, CA  94163

              and

         The Lenders Party to the Credit
           Agreement Referenced Below

                   Re:  Loans to URS Corporation
                        ------------------------
         Ladies and Gentlemen:

                   We have acted as counsel to Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, "Administrative Agent"), in connection with the preparation and delivery of a Credit Agreement dated as of January 10, 1996 (the "Credit Agreement") among URS Corporation, a Delaware corporation ("Company"), the financial institutions listed therein as lenders, and Administrative Agent and in connection with the preparation and delivery of certain related documents.

                   We have participated in various conferences with representatives of Company and Administrative Agent and conferences and telephone calls with Sheppard, Mullin, Richter & Hampton, counsel to Company, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the funding of the initial loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the forms of the promissory notes annexed thereto (the "Notes"), and the opinion of Sheppard, Mullin, Richter & Hampton (the "Opinion") and the


                                      VIII-1


                               Page 275 of 424


         Page 2 - Wells Fargo Bank, National Association, as
         Administrative Agent - _________, 1996



         officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

                   Although we have not independently considered all of the matters covered by the Opinion to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form and that the Opinion and the officers' certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial loans under, the Credit Agreement and the Notes are substantially responsive to the requirements of the Credit Agreement.

                                       Respectfully submitted,






























                                      VIII-2


                               Page 276 of 424


                                    EXHIBIT IX

                          [FORM OF ASSIGNMENT AGREEMENT]

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


              This ASSIGNMENT AND ASSUMPTION AGREEMENT (this
         "Agreement") is dated as of ________________, 199__ between ___________________________________ ("Assignor") and
         ___________________________________ ("Assignee").

              WHEREAS, Assignor is a Lender under the Credit Agreement dated as of January 10, 1996 (as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among URS Corporation, a Delaware corporation ("Company"), the Lenders that are parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Credit Agreement. The Credit Agreement and all other agreements, documents and instruments referred to therein or delivered pursuant thereto are collectively called the "Credit Documents".

              WHEREAS, Assignor and Assignee wish (a) Assignor to assign to Assignee [all] [a portion] of its rights and obligations under the Credit Agreement, (b) Assignee to assume such obligations, and (c) Assignor to be released from such obligations.

              NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

              1.   Assignment.
                   ----------
              Effective on the Assignment Effective Date (as defined in
         Section 3 below), Assignor hereby, without recourse, and without representation or warranty (except as expressly provided in Section 6 below), assigns to Assignee the Assigned Rights and Obligations (as defined below).

              [The "Assigned Rights and Obligations" means all of Assignor's rights and obligations under the Credit Agreement on the Assignment Effective Date, including without limitation those relating to its [Revolving Loan] [Tranche A Term Loan] [Tranche B Term Loan] Commitment, its commitment to purchase participations in Letters of Credit, any outstanding [Revolving] [Tranche A Term] [Tranche B Term] Loans and participations in any outstanding Letters of Credit.]

                               Page 277 of 424


              [The "Assigned Rights and Obligations" means (a) [a $______________ portion] [______________] of Assignor's
         $______________ [Revolving Loan] [Tranche A Term Loan] [Tranche B Term Loan] Commitment on the Assignment Effective Date,
         (b) the portion of any [Revolving] [Tranche A Term] [Tranche B Term] Loans by Assignor outstanding on the Assignment Effective Date that is attributable to the above portion of Assignor's [Revolving Loan] [Tranche A Term Loan] [Tranche B Term Loan] Commitment, and (c) all of Assignor's other rights and obligations under the Credit Agreement that are attributable to the above portion of Assignor's [Revolving Loan] [Tranche A Term Loan] [Tranche B Term Loan] Commitment, including, without limitation participations in any outstanding Letters of Credit and commitments to purchase participations in Letters of Credit.]

              2.   Assumption.
                   ----------
              Effective on the Assignment Effective Date, Assignee hereby accepts the foregoing assignment of, and hereby assumes from Assignor, the Assigned Rights and Obligations.

              3.   Effectiveness.
                   -------------
              This Agreement shall become effective on a date (the "Assignment Effective Date") selected by Assignor, which shall be on or as soon as practicable after the execution and delivery of counterparts of this Agreement by Assignor, Assignee, Administrative Agent and Company. Assignor shall promptly notify Assignee, Administrative Agent and Company in writing of the Assignment Effective Date.

              4.   Payments on Assignment Effective Date.
                   -------------------------------------
              In consideration of the assignment by Assignor to and the assumption by Assignee of the Assigned Rights and Obligations, on the Assignment Effective Date (a) Assignee shall pay to Assignor the principal amount of all Loans made by Assignor pursuant to the Credit Agreement that are attributable to the Assigned Rights and Obligations and outstanding on the Assignment Effective Date, and (b) each of Assignor and Assignee shall pay to the other such amounts (if any) as are specified in any written agreement or exchange of letters between them, and (c) Assignee shall pay to Administrative Agent an assignment processing and recordation fee of $3,500.

              5.   Allocation and Payment of Interest and Fees.
                   -------------------------------------------
              (a)  Administrative Agent shall pay to Assignee all
         interest, commitment fees and other amounts not constituting principal that are paid by or on behalf of Company pursuant to the Credit Documents and are attributable to the Assigned

                               Page 278 of 424


         Rights and Obligations ("Company Amounts"), that accrue on and after the Assignment Effective Date. If Assignor receives or collects any such Company Amounts, Assignor shall promptly pay them to Assignee.

              (b) Administrative Agent shall pay to Assignor all Company Amounts that accrue before the Assignment Effective Date. If Assignee receives or collects any such Company Amounts, Assignee shall promptly pay them to Assignor.

              6.   Representations and Warranties.
                   ------------------------------
              (a) Each of Assignor and Assignee represents and warrants to the other as follows:

                   (i) It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement.

                  (ii) The making and performance of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation applicable to it.

                 (iii) This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

                  (iv) All approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

              (b) Assignor represents and warrants to Assignee that Assignor owns the Assigned Rights and Obligations, free and clear of any lien or other encumbrance.

              (c) Assignee represents and warrants to Assignor as follows:

                   (i) Assignee has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Company and any other person or entity obligated under the Credit Documents (collectively, "Credit Parties"), and the value of any collateral now or hereafter securing any of the obligations, indebtedness, liabilities or

                               Page 279 of 424


                        undertakings under the Credit Documents
                        ("Collateral"), in connection with its
                        assumption of the Assigned Rights and
                        Obligations.

                  (ii) Assignee has received a copy of the Credit Documents and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

              7.   No Assignor Responsibility.
                   --------------------------
              Assignor makes no representation or warranty and assumes no responsibility to Assignee for:

              (a) the execution (by any party other than Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Credit Documents or for any representations, warranties, recitals or statements made in the Credit Documents or in any financial or other written or oral statement, instrument, report, certificate or any other document made or furnished or made available by Assignor to Assignee or by or on behalf of any Credit Party to Assignor or Assignee in connection with the Credit Documents and the transactions contemplated thereby;

              (b) the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the existence or possible existence of any default or event of default under the Credit Documents; or

              (c) the accuracy or completeness of any information provided to Assignee, whether by Assignor or by or on behalf of any Credit Party.

              Assignor shall have no initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of any of the Credit Parties, or the value of any Collateral, in connection with the assignment of the Assigned Rights and Obligations or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter.

              8.   Assignee Bound By Credit Agreement.
                   ----------------------------------
              Effective on the Assignment Effective Date, Assignee
         (a) shall be deemed to be a party to the Credit Agreement,
         (b) agrees to be bound by the Credit Agreement as it would have been if it had been an original Lender party thereto, and

                               Page 280 of 424


         (c) agrees to perform in accordance with their terms all of the obligations which are required under the Credit Documents to be performed by it as a Lender. Assignee appoints and authorizes Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

              9.   Assignor Released From Credit Agreement.
                   ---------------------------------------
              Effective on the Assignment Effective Date, Assignor shall be released from the Assigned Rights and Obligations; PROVIDED, HOWEVER, that Assignor shall retain all of its rights to indemnification under subsections 10.3 of the Credit Agreement and the other Credit Documents for any events, acts or omissions occurring before the Assignment Effective Date.

              10.  New Notes.
                   ---------
              On or promptly after the Assignment Effective Date, Company, Administrative Agent, Assignor and Assignee shall make appropriate arrangements so that new Notes executed by Company, dated the Assignment Effective Date and in the amount of the Commitment of [Assignor and] Assignee after giving effect to this Agreement, are issued to [Assignor and] Assignee, in exchange for the surrender by Assignor [and Assignee] to Company of any outstanding Note[s] by Company, marked "Exchanged."

              11.  Foreign Withholding Taxes.
                   -------------------------
              (a) Assignee represents and warrants to Administrative Agent, Company and Assignor that, under applicable law and treaties, Assignee is entitled to receive all payments under the Credit Agreement, the Notes and this Agreement payable to it, without deduction or withholding of any taxes imposed by the United States or any political subdivision thereof.

              (b) On or before the Assignment Effective Date, Assignee shall deliver to each of Company and Administrative Agent
         (i) two executed copies of a valid and properly completed United States Internal Revenue Service Form 1001 or 4224 certifying that Assignee is entitled to receive payments under the Credit Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, or (ii) if Assignee is not a "bank" or other Person described in Section 881(i)(3) of the Internal Revenue Code, a Certificate re Non-Bank status and two executed copies of a valid and properly completed Internal Revenue Service Form W-8 or W-9 establishing an exemption from United States backup withholding tax. If any such form is found to be incomplete or incorrect, or must be replaced (on the same or a successor

                               Page 281 of 424


         form) in order to maintain its effectiveness, Assignee shall execute and deliver to each of Company and Administrative Agent two executed copies of a valid, complete and correct replacement form.

              12.  General.
                   -------
              (a) This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral (other than with respect to any fees payable as provided in Section 4 hereof).

              (b) No term or provision of this Agreement may be amended, waived or terminated orally, but only by an instrument signed by the parties hereto.

              (c) This Agreement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.

              (d) Assignor may at any time and from time to time grant to others as provided in the Credit Agreement assignments of or participations in all or part of Assignor's Loans or Commitment, but not with respect to the Assigned Rights and Obligations.

              (e) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignor nor Assignee may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other. The preceding sentence shall not limit the right of Assignee to grant to others assignments of or participations in all or part of the Assigned Rights and Obligations to the extent permitted by the terms of the Credit Agreement.

              (f) All payments to Assignor or Assignee hereunder shall, unless otherwise specified by the party entitled thereto, be made in United States Dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement. The address of Assignee for notice purposes under the Credit Agreement shall be as specified on the signature pages of this Agreement.

              (g) If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.

              (h) Each party shall bear its own expenses in connection with the preparation and execution of this Agreement.

                               Page 282 of 424



              (i) This Agreement shall be governed by and construed in accordance with the laws of the State of California.


              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



              ASSIGNOR:                _________________________________
                                       By:______________________________
                                       Printed Name:____________________
                                       Title:___________________________


                                       Assignor's Notice Instructions:

                                       _________________________________
                                       _________________________________
                                       _________________________________
                                       Attention:_______________________
                                                 _______________________
                                       Reference:_______________________
                                       Telephone:     (    )____________
                                       Facsimile:     (    )____________


                                       Assignor's Payment Instructions:

                                       _________________________________
                                       _________________________________

                                       _________________________________
                                       Attention:_______________________
                                       Reference:_______________________

                               Page 283 of 424


              ASSIGNEE:                _________________________________
                                       By:______________________________
                                       Printed Name:____________________
                                       Title:___________________________



                                       Assignee's Notice Instructions:

                                       _________________________________
                                       _________________________________
                                       _________________________________
                                       Attention:_______________________
                                       Reference:_______________________
                                       Telephone:     (    )____________
                                       Facsimile:     (    )____________



                                       Assignee's Payment Instructions:

                                       _________________________________
                                       _________________________________

                                       ABA No.__________________________
                                       Account No.______________________
                                       Attention:_______________________
                                       Reference:_______________________

                               Page 284 of 424


         ACKNOWLEDGED AND AGREED:
         -----------------------


              COMPANY:            URS CORPORATION


                                  By:_______________________________

                                  Printed Name:_____________________
                                  Title:____________________________



         ADMINISTRATIVE AGENT:    WELLS FARGO BANK, NATIONAL
                                  ASSOCIATION


                                  By:_______________________________

                                  Printed Name:_____________________
                                  Title:____________________________

                               Page 285 of 424


                                   EXHIBIT X-A

                            [FORM OF AUDITOR'S LETTER]


                      [Letterhead of Coopers & Lybrand, LLP]


                                                 January 10, 1996



         URS Corporation
         100 California Street
         Suite 500
         San Francisco, CA 94111

         Gentlemen:

         Our Firm has audited, in accordance with generally accepted auditing standards, the financial statements of URS Corporation
         (URS) as of and for the year ended October 31, 1995. We understand and acknowledge that (a) the Company plans to provide the Lenders party to the Loan Agreement referred to below with a copy of the audited 1995 financial statements and our report thereon, (b) Wells Fargo Bank, as Administrative Agent, has informed you that the Lenders intend to rely upon our report in connection with the Loan Agreement dated January 10, 1996, between URS, the Lenders and Wells Fargo Bank, as Administrative Agent, and (c) you intend for the Lenders to so rely.

         Our audit was conducted in accordance with generally accepted auditing standards, the objective of which is to form an opinion as to whether financial statements, which are the responsibility and representations of management of the Company, present fairly, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles. Under those standards, we have the responsibility, within the inherent limitations of the auditing process, to design our audit to provide reasonable assurance of detecting errors and irregularities that are material to the financial statements and to exercise due care in the conduct of our audit. The concept of selective testing of the data being audited, which involves judgment regarding both the number of transactions to be audited and the areas to be tested, has been generally accepted as a valid and sufficient basis for an auditor to express an opinion on financial statements. Thus, our audit, based on the concept of selective testing, is subject to the inherent risk that material errors or irregularities, if they exist, were not detected. In addition,


                                      X-A-1


                               Page 286 of 424


         Coopers & Lybrand
         January 9, 1996
         Page 2-A
         ____________________________________________________________




         an audit does not address the possibility that material errors or irregularities may occur in the future. The conduct of an audit requires the application of professional judgment and the assessment of materiality in connection with financial statement assertions. Thus, matters may have existed that would have been differently assessed by others, including Administrative Agent, in connection with the Loan Agreement.

         We understand that, in connection with their loan the Lenders have (a) reviewed the Company's operations with its management;
         (b) retained KPMG Peat Marwick LLP to review, and it has reviewed, the Company's tax returns, the Company's own financial records, and our working papers supporting our report on the financial statements referred to above; and (c) directly or through their attorneys or other advisors, performed such other investigations and reviews as a prudent lender would perform in similar circumstances.

         Further, we understand that the Lenders recognize that (i) the balance sheet on which we reported speaks only as of October 31, 1995; (ii) the procedures followed by us in performing our audit and rendering our report on the Company's financial statements are designed solely to permit us to express our opinion concerning the Company's financial statements taken as a whole, do not address individual line items contained therein, and therefore may not be appropriate for the Lenders' purposes and should not supplant the inquiries and procedures that the Lenders should undertake for their own purposes; and
         (iii) we have performed no procedures subsequent to our report to update such report.

         This letter is issued in connection with our report on the Company's 1995 financial statements. Our understanding and acknowledgement referred to above does not extend to reports, if any, that might be rendered in connection with future engagements.

         Coopers & Lybrand L.L.P.

         Copy to:  Wells Fargo Bank, National Association






                                      X-A-2


                               Page 287 of 424


                                   EXHIBIT X-B

                            [FORM OF AUDITOR'S LETTER]


                       [Letterhead of Administrative Agent]



                              Initial Funding Date



         Price Waterhouse, LLP
         2001 Ross Avenue, Suite 1800
         Dallas, TX 75201
         Attention:  _____________

              Re:  Greiner Engineering, Inc.
                   -------------------------

         Ladies and Gentlemen:

              This letter (this "Letter of Understanding") is being sent to Price Waterhouse, LLP ("CPA") with respect to credit accommodations that certain financial institutions (collectively, "Lenders") may grant to URS Corporation, a Delaware corporation ("Company"), pursuant to that certain Credit Agreement dated as of January 10, 1996 (the "Credit Agreement") by and among Company, Lenders and Wells Fargo Bank, National Association, as Administrative Agent ("Administrative Agent") in connection with the acquisition by Company of Greiner Engineering, Inc., a Nevada corporation ("Greiner").

              We wish to confirm that Lenders may use CPA's audit report dated ____________, 199__ on the financial statements of Greiner as of ____________, 199_ (the "Current Audit Report") in connection with Lenders' decision whether or not to extend the following new credit to Company, pursuant to the Credit Agreement, substantially on the following terms:

              The Credit Agreement provides for an unsecured term loan facility in the principal amount of $50,000,000 which has a final maturity date of January 31, 2003 and an unsecured revolving credit and letter of credit facility in the maximum principal amount of $20,000,000 which has a final maturity date of April 30, 1999 (collectively, the "Proposed Credit").

              Lenders may also use CPA's subsequent audit reports on future financial statements of Greiner (the "Subsequent Audit Reports"; together with the Current Audit Report, the "Audit Reports") in connection with Lenders' provision of credit to


                                      X-B-1


                               Page 288 of 424


         Price Waterhouse
         January 9, 1996
         Page 2
         ______________________________________________________________




         Company so long as there has been no substantial change to the terms of the Proposed Credit as outlined above. CPA may communicate in writing to Administrative Agent that Lenders should no longer use the Audit Reports, in which case Lenders shall no longer have the benefit of this Letter of Understanding with respect to subsequent credit decisions relating to Company.

              Lenders' consideration of the Audit Reports may or may not have an impact on Lenders' decision whether or not to extend the Proposed Credit; nor is any Audit Report a representation of creditworthiness. Lenders' credit decisions will not be based solely on the Audit Reports or the accompanying financial statements, but will also be based on the exercise of reasonable due diligence with respect to other potentially relevant factors bearing on Company's and Greiner's creditworthiness as each individual Lender believes appropriate.

              Consideration by Lenders of the Audit Reports shall not
         (a) change CPA's duties to Greiner with respect to the conduct of any audit of Greiner's financial statements, (b) change the limitations of the audits as set forth in the Audit Reports,
         (c) affect the timeliness of the information contained in the Audit Reports and the accompanying financial statements, or
         (d) alter the responsibility of management of Greiner for the financial statements accompanying the Audit Reports.

              Events may occur after the period covered by any Audit Report which may have an effect on the financial condition of Greiner, and CPA is not responsible under this Letter of Understanding for knowledge or disclosure of such events.

              This Letter of Understanding does not authorize Lenders to use any Audit Report in connection with any transaction other than the granting of the Proposed Credit under the Credit Agreement. This Letter of Understanding shall no longer be binding on CPA if the Credit Agreement is not executed within 90 days of the date of this Letter of Understanding. Administrative Agent and Lenders agree to keep the Audit Reports confidential and, except as required by law or regulation, not to disclose any Audit Report to any other party not involved in the Proposed Credit unless such Audit Report becomes generally available to the public.


                                      X-B-2


                               Page 289 of 424


         Price Waterhouse
         January 9, 1996
         Page 3
         ______________________________________________________________





              Kindly confirm your acknowledgement and agreement to this Letter of Understanding by signing the enclosed copy of this Letter of Understanding and returning it promptly to Administrative Agent.


                                       WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION, as Administrative
                                       Agent



                                       By:___________________________
                                       Name:_________________________
                                       Title:________________________


         ACKNOWLEDGED AND AGREED:

         GREINER ENGINEERING, INC.



         By:________________________________
              Title:



         PRICE WATERHOUSE, LLP



         By:________________________________
              Title:











                                      X-B-3


                               Page 290 of 424


                                    EXHIBIT XI

                  [FORM OF CERTIFICATE RE NON-U.S. BANK STATUS]


                       CERTIFICATE RE NON-U.S. BANK STATUS


                   Reference is hereby made to that certain Credit Agreement dated as of January 10, 1996 (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof, being the "Credit Agreement") by and among URS Corporation, a Delaware corporation, the financial institutions listed therein as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Pursuant to subsection 2.7B(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.




                                       [NAME OF LENDER]

                                       By: ____________________
                                       Title: __________________



























                                       XI-1


                               Page 291 of 424


                                   EXHIBIT XII

                      [FORM OF COLLATERAL ACCOUNT AGREEMENT]

                           COLLATERAL ACCOUNT AGREEMENT



                   This COLLATERAL ACCOUNT AGREEMENT (this "Agreement") is dated as of ________________ and entered into by and between URS CORPORATION, a Delaware corporation ("Pledgor"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of the Lenders party to the Credit Agreement referred to below (in such capacity herein called "Secured Party").


                              PRELIMINARY STATEMENTS

                   A. Secured Party and Lenders have entered into a Credit Agreement dated as of January 10, 1996 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

                   B. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                   NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and issue Letters of Credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

                   SECTION 1. CERTAIN DEFINITIONS. The following terms used in this Agreement shall have the following meanings:

                   "Collateral" means (i) the Collateral Account,
         (ii) all amounts on deposit from time to time in the Collateral Account, (iii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (iv) to the extent not covered by clauses (i) through (iii) above, all proceeds of any or all of the foregoing Collateral.



                                      XII-1


                               Page 292 of 424


                   "Collateral Account" means the restricted deposit account established and maintained by Secured Party pursuant to
         Section 2(a) hereof.

                   "Secured Obligations" means all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement.

                   SECTION 2.  ESTABLISHMENT AND OPERATION OF COLLATERAL
         ACCOUNT.

                   (a) Secured Party is hereby authorized to establish and maintain at its office at _________________, as a blocked account in the name of Secured Party and under the sole dominion and control of Secured Party, a restricted deposit account designated as "URS Corporation Collateral Account".

                   (b) The Collateral Account shall be operated in accordance with the terms of this Agreement.

                   (c) All amounts at any time held in the Collateral Account shall be beneficially owned by Pledgor but shall be held in the name of Secured Party hereunder, for the benefit of Lenders, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. Pledgor shall have no right to withdraw, transfer or, except as expressly set forth herein, otherwise receive any funds deposited into the Collateral Account.

                   (d) Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.


                                      XII-2


                               Page 293 of 424



                   SECTION 3.  DEPOSITS OF CASH COLLATERAL.

                   (a) All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of Pledgor) of immediately available funds, in each case addressed as follows:

                        Account No.:
                        ABA No.:
                        Reference:
                        Attention:

         Pledgor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit.

                   (b) If an Event of Default has occurred and is continuing and, in accordance with Section 8 of the Credit Agreement, Pledgor is required to pay to Secured Party an amount (the "Aggregate Available Amount") equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Pledgor shall deliver funds in such an amount for deposit in the Collateral Account in accordance with Section 3(a) hereof. If for any reason the aggregate amount delivered by Pledgor for deposit in the Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by Pledgor shall be apportioned among all outstanding Letters of Credit for purposes of this Section 3(b) in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "Maximum Available Amount") to the Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit in respect of which Pledgor has deposited in the Collateral Account any amounts described above, Secured Party shall apply such amounts to reimburse the Issuing Lender for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which Pledgor has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (LESS, in the case of such a reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction) FIRST, to the payment of any amounts payable to Secured Party pursuant to Section 13 hereof, SECOND, to the extent of any excess, to the cash collateral-ization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which Pledgor has failed to pay all or a portion of the amounts described above


                                      XII-3


                               Page 294 of 424


         (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), THIRD, to the extent of any further excess, to the payment of any other outstanding Secured Obligations in such order as Secured Party shall elect, and FOURTH, to the extent of any further excess, to the payment to whomsoever shall be lawfully entitled to receive such funds.

                   SECTION 4.  PLEDGE OF SECURITY FOR SECURED
         OBLIGATIONS. Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. sec. 362(a)), of all Secured Obligations.

                   SECTION 5.  NO INVESTMENT OF AMOUNTS IN THE
         COLLATERAL ACCOUNT; INTEREST ON AMOUNTS IN THE COLLATERAL
         ACCOUNT.

                   (a) Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement.

                   (b) To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms.

                   (c) Subject to Secured Party's rights under Section 12 hereof, any interest earned on deposits of cash in the Collateral Account in accordance with Section 5(b) hereof shall be deposited directly in and held in the Collateral Account.

                   SECTION 6. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

                   (a) OWNERSHIP OF COLLATERAL. Pledgor is (or at the time of transfer thereof to Secured Party will be) the legal and beneficial owner of the Collateral from time to time transferred by Pledgor to Secured Party, free and clear of any Lien except as permitted by the Credit Agreement.

                   (b) GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with,


                                      XII-4


                               Page 295 of 424


         any governmental authority or regulatory body is required for either (i) the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Pledgor).

                   (c) PERFECTION. The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

                   (d) OTHER INFORMATION. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all material respects.

                   SECTION 7. FURTHER ASSURANCES. Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (b) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's beneficial title to or Secured Party's security interest in all or any part of the Collateral.

                   SECTION 8. TRANSFERS AND OTHER LIENS. Pledgor agrees that it will not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or
         (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except as permitted by the Credit Agreement.

                   SECTION 9. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to file one or more


                                      XII-5


                               Page 296 of 424


         financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor.

                   SECTION 10. SECURED PARTY MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 13 hereof.

                   SECTION 11. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral or (b) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of like kind.

                   SECTION 12.  REMEDIES.  Subject to the provisions of
         Section 3(b) hereof, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction, as the same may be supplemented from time to time (the "Code") (whether or not the Code applies to the affected Collateral).

                   SECTION 13.  INDEMNITY AND EXPENSES.

                   (a) Pledgor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.




                                      XII-6


                               Page 297 of 424


                   (b) Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with
         (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,
         (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

                   SECTION 14. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Secured Party shall, at Pledgor's expense, promptly execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Collateral as shall not have been otherwise applied pursuant to the terms hereof.

                   SECTION 15.  SECURED PARTY AS ADMINISTRATIVE AGENT.

                   (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.




                                      XII-7


                               Page 298 of 424


                   (b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums held by Secured Party hereunder (which shall be deposited in a new Collateral Account established and maintained by such successor Secured Party), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                   SECTION 16.  AMENDMENTS; ETC.  No amendment,
         modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                   SECTION 17. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or three Business Days after depositing it in the


                                      XII-8


                               Page 299 of 424


         United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

                   SECTION 18. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                   SECTION 19. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                   SECTION 20. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                   SECTION 21. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING, WITHOUT LIMITATION, SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code of the State of California are used herein as therein defined.

                   SECTION 22. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS


                                      XII-9


                               Page 300 of 424


         AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in Section 17 hereof, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.

                   SECTION 23. WAIVER OF JURY TRIAL. PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 23 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                   SECTION 24. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so



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         that all signature pages are physically attached to the same document.

                   [Remainder of page intentionally left blank]


















































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                   IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                       URS CORPORATION, as Pledgor

                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________

                                       Notice Address:__________________
                                       _________________________________
                                       _________________________________
                                       Fax:_____________________________


                                       WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION, as Administrative
                                       Agent, as Secured Party

                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________

                                       Notice Address:__________________
                                       _________________________________
                                       _________________________________
                                       Fax:_____________________________
























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                               Page 303 of 424


                                   EXHIBIT XIII

                        [FORM OF COMPANY PLEDGE AGREEMENT]

                             COMPANY PLEDGE AGREEMENT



                   This COMPANY PLEDGE AGREEMENT (this "Agreement") is dated as of January 10, 1996 and entered into by and between URS CORPORATION, a Delaware corporation ("Pledgor"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of the Lenders party to the Credit Agreement referred to below (in such capacity herein called "Secured Party").


                              PRELIMINARY STATEMENTS


                   A.   Pledgor is the legal and beneficial owner of
         (i) the shares of stock (the "Pledged Shares") described in Part A of Schedule I annexed hereto and issued by the
                   ----------
         corporations named therein and (ii) the intercompany indebtedness arising from the transfer of the proceeds of the Term Loans and the Initial Revolving Loans (the "Pledged Debt") described in Part B of said Schedule I.
                                     ----------

                   B. Secured Party and Lenders have entered into a Credit Agreement dated as of January 10, 1996 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

                   C. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                   NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:




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                   SECTION 1. PLEDGE OF SECURITY. Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the following (the "Pledged Collateral"):

                   (a)  the Pledged Shares and the certificates
         representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distrib-uted in respect of or in exchange for any or all of the Pledged Shares;

                   (b) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

                   (c) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares) to the extent necessary to cause the Pledged Shares to include 100% of the shares of, and 100% of the securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock held by Pledgor of any issuer of the Pledged Shares that is a Domestic Subsidiary of Pledgor and the lesser of 100% of the shares of, and 100% of the securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock held by Pledgor or 65% of the shares of, and 65% of the securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares that is a Foreign Subsidiary of Pledgor, the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights;

                   (d) if required pursuant to the Credit Agreement, all additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash,


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         instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect or in exchange for any or all of such indebtedness;

                   (e)  if required pursuant to the Credit Agreement,
         (i) 100% of the shares of, and 100% of the securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock held by Pledgor of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Domestic Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), and (ii) the lesser of 100% of the shares of, and 100% of the securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock held by Pledgor of or 65% of the shares of, and 65% of the securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes as a result of any occurrence a direct Foreign Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights; provided that in no event shall more than 65% of the shares of any Foreign Subsidiary of Pledgor be pledged to Secured Party under this Agreement or any other Loan Document; and

                   (f)  to the extent not covered by clauses (a) through
         (e) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral.

                   SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. sec. 362(a)), of all obligations and liabilities of every nature of Pledgor now or hereafter existing under or


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                               Page 306 of 424


         arising out of or in connection with the Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations, whether or not a claim is allowed against Pledgor for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor being the "Secured Obligations").

                   SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement), Secured Party shall have the right, without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a). In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

                   (a) DUE AUTHORIZATION, ETC. OF PLEDGED COLLATERAL. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default.

                   (b) DESCRIPTION OF PLEDGED COLLATERAL. The Pledged Shares constitute 100% of the issued and outstanding shares of


                                      XIII-4


                               Page 307 of 424


         stock held by Pledgor of each issuer thereof that is a Domestic Subsidiary of Pledgor and the lesser of 100% of the issued and outstanding shares of stock held by Pledgor or that number of the issued and outstanding shares of stock held by Pledgor which, together with any other shares of stock of such issuer pledged to Secured Party under this Agreement or any other Loan Document, is equal to 65% of the issued and outstanding shares of stock of each issuer thereof that is a Foreign Subsidiary of Pledgor, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the issuer thereof to Pledgor and arising from any transfer of the proceeds of the Term Loans and the Initial Revolving Loans.

                   (c) OWNERSHIP OF PLEDGED COLLATERAL. Pledgor is the legal, record and beneficial owner of the Pledged Collateral free and clear of any Lien except as permitted by the Credit Agreement.

                   SECTION 5. TRANSFERS AND OTHER LIENS; ADDITIONAL PLEDGED COLLATERAL; ETC. Pledgor shall:

                   (a) not, except as expressly permitted by the Credit Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except as permitted by the Credit Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless that percentage of the outstanding capital stock of the surviving or resulting corporation equal to the percentage of shares of such issuer set forth opposite the name of such issuer on Schedule I annexed hereto is, upon such merger or
                   ----------
         consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; PROVIDED that in the event Pledgor makes an Asset Sale permitted by the Credit Agreement and the assets subject to such Asset Sale are Pledged Shares, Secured Party shall release the Pledged Shares that are the subject of such Asset Sale to Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such Asset Sale; PROVIDED, FURTHER that, as a condition precedent to such release, Secured Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Secured Party of the Net Asset Sale Proceeds of such Asset Sale;


                                      XIII-5


                               Page 308 of 424



                   (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor or to licensed professionals employed by Pledgor in order to comply with state licensing laws,
         (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares to the extent necessary to cause the percentage of shares of such issuer pledged hereunder to equal the percentage of shares set forth opposite the name of such issuer on Schedule I
                                                       ----------
         annexed hereto, and (iii) pledge hereunder, if required pursuant to the Credit Agreement, immediately upon its acquisition (directly or indirectly) thereof, 100% of the shares of stock of any Person held by Pledgor that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Domestic Subsidiary of Pledgor and the lesser of 100% of the shares of stock held by Pledgor of or 65% of the shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Foreign Subsidiary of Pledgor; provided that in no event shall more than 65% of the shares of any Foreign Subsidiary of Pledgor be pledged to Secured Party under this Agreement or any other Loan Document;

                   (c)  if required pursuant to the Credit Agreement,
         (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of Pledgor;

                   (d) promptly notify Secured Party of any event of which Pledgor becomes aware causing a material loss or depreciation in the value of the Pledged Collateral;

                   (e) promptly deliver to Secured Party all written notices received by it with respect to the Pledged Collateral; and

                   (f) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; PROVIDED that Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant


                                      XIII-6


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         of attachment entered or filed against Pledgor or any of the Pledged Collateral as a result of the failure to make such payment.

                   SECTION 6.  FURTHER ASSURANCES; PLEDGE AMENDMENTS.

                   (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will:
         (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Pledged Collateral.

                   (b) Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b) or
         (c), promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II annexed
                                               -----------
         hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; PROVIDED that the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

                   SECTION 7.  VOTING RIGHTS; DIVIDENDS; ETC.

                   (a) So long as no Event of Default shall have occurred and be continuing:

                        (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to


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                               Page 310 of 424


              the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; PROVIDED, HOWEVER, that Pledgor shall not exercise or refrain from exercising any such right if Secured Party shall have notified Pledgor in writing that, in Secured Party's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and PROVIDED, FURTHER, that Pledgor shall give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is understood, however, that neither (A) the voting by Pledgor of any Pledged Shares for or Pledgor's consent to the election of directors either by written consent or at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor
              (B) Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 7(a)(i), and no notice of any such voting or consent need be given to Secured Party;

                       (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; PROVIDED, HOWEVER, that except as permitted by the Credit Agreement any and all

                             (A)  dividends and interest paid or payable
                   other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                             (B)  dividends and other distributions paid
                   or payable in cash in respect of any Pledged
                   Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                             (C)  cash paid, payable or otherwise
                   distributed in respect of principal or in redemption of or in exchange for any Pledged Collateral,

              shall be, and shall forthwith be delivered to Secured Party to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to Secured


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                               Page 311 of 424


              Party as Pledged Collateral in the same form as so received (with all necessary indorsements); and

                      (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                   (b) Upon the occurrence and during the continuation of an Event of Default:

                        (i) upon written notice from Secured Party to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

                       (ii)  all rights of Pledgor to receive the
              dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

                      (iii) all dividends, principal and interest pay-ments which are received by Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsements).

                   (c) In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to


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                               Page 312 of 424


         Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

                   SECTION 8. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                   (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor;

                   (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

                   (c) to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

                   (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged
         Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral.

                   SECTION 9. SECURED PARTY MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under subsection 10.2 of the Credit Agreement.




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                   SECTION 10. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

                   SECTION 11.  REMEDIES.

                   (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Secured Party or any Lender may be the purchaser of any or all of the Pledged Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and


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                               Page 314 of 424


         making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obliga-tions, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

                   (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualifica-tion of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circum-stances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged


                                     XIII-12


                               Page 315 of 424


         Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, agree to so register it.

                   (c) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                   SECTION 12. APPLICATION OF PROCEEDS. Except as expressly provided in the Credit Agreement with respect to Asset Sales, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Secured Party, be held by Secured Party as Pledged Collateral for, and/or then, or at any time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

                   (a) To the payment of costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with this Agreement, the Credit Agreement and the other Loan Documents;

                   (b) Thereafter, to the extent of any excess such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the holders thereof; and

                   (c) Thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.




                                     XIII-13


                               Page 316 of 424


                   SECTION 13. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                   SECTION 14.  SECURED PARTY AS ADMINISTRATIVE AGENT.

                   (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Credit Agreement; PROVIDED that Secured Party shall exercise, or refrain from exercising, any remedies provided for in Section 11 in accordance with the instructions of Requisite Lenders or all Lenders, as the case may be.

                   (b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit


                                     XIII-14


                               Page 317 of 424


         Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                   SECTION 15.  AMENDMENTS; ETC.  No amendment,
         modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                   SECTION 16.  NOTICES.  Any notice or other
         communication herein required or permitted to be given shall be in writing and may be personally served or sent by tele-facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement.

                   SECTION 17. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.


                                     XIII-15


                               Page 318 of 424



                   SECTION 18. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                   SECTION 19. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING, WITHOUT LIMITATION, SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code of the State of California are used herein as therein defined.

                   SECTION 20. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                   [Remainder of page intentionally left blank]



















                                     XIII-16


                               Page 319 of 424


                   IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       URS CORPORATION, as Pledgor


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________



                                       WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION, as Administrative
                                       Agent, as Secured Party

                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________

































                                     XIII-S-1


                               Page 320 of 424


                                    SCHEDULE I


                   Attached to and forming a part of the Pledge
         Agreement dated as of January 10, 1996 between URS Corporation, as Pledgor, and Wells Fargo Bank, National Association, as Administrative Agent, as Secured Party.



                                      Part A


                                                               Percent-
                               Stock                           age of
                               Certi-               Number     Out-
         Stock      Class of   ficate     Par       of         standing
         Issuer     Stock      Nos.       Value     Shares     Shares
         ------     --------   ------     ------    -------    --------





                                      Part B

              Debt Issuer                        Amount of Indebtedness
              -----------                        ----------------------


























                                     XIII-I-1


                               Page 321 of 424


                                   SCHEDULE II

                                 PLEDGE AMENDMENT


                   This Pledge Amendment, dated ___________, 199_, is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated January 10, 1996, between the undersigned and Wells Fargo Bank, National Association, as Administrative Agent, as Secured Party (the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                       URS CORPORATION

                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________



                                                               Percent-
                               Stock                           age of
                               Certi-               Number     Out-
         Stock      Class of   ficate     Par       of         standing
         Issuer     Stock      Nos.       Value     Shares     Shares
         ------     --------   ------     ------    -------    --------





              Debt Issuer                        Amount of Indebtedness
              -----------                        ----------------------















                                    XIII-II-1


                               Page 322 of 424


                                   EXHIBIT XIV

                       [FORM OF COMPANY SECURITY AGREEMENT]

                            COMPANY SECURITY AGREEMENT


                   This COMPANY SECURITY AGREEMENT (this "Agreement") is dated as of January 10, 1996 and entered into by and between URS CORPORATION, a Delaware corporation ("Grantor"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of the Lenders party to the Credit Agreement referred to below (in such capacity herein called "Secured Party").


                              PRELIMINARY STATEMENTS

                   A. Secured Party and Lenders have entered into a Credit Agreement dated as of January 10, 1996 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Grantor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Grantor.

                   B. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                   NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:


                   SECTION 1. GRANT OF SECURITY. Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "Collateral"):

                   (a) all inventory in all of its forms (including, but not limited to, (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process,


                                      XIV-1


                               Page 323 of 424


         finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (iii) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by Grantor and all accessions thereto and products thereof (all such inventory, accessions and products being the "Inventory") and all negotiable documents of title (including, without limitation, warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory;

                   (b) all accounts, accounts receivable, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind and all rights in, to and under all guaranties, warranties, indemnity agreements, insurance policies, security agreements, leases and other contracts securing or otherwise relating to any such accounts, accounts receivable, chattel paper, documents, instruments, general intangibles or other obligations (any and all such accounts, accounts receivable, chattel paper, documents, instruments, general intangibles and other rights and obligations being the "Accounts", and any and all such guaranties, warranties, indemnity agreements, insurance policies, security agreements, leases and other contracts being the "Related Contracts");

                   (c)  all deposit accounts, including, without
         limitation, the deposit accounts listed on Schedule I annexed
                                                    ----------
         hereto and all other deposit accounts maintained by Grantor;

                   (d) all trademarks, tradenames, tradesecrets, business names, patents, patent applications, licenses, copyrights, registrations and franchise rights, and all goodwill associated with any of the foregoing;

                   (e)  to the extent not included in any other
         paragraph of this Section 1, all other general intangibles (including, without limitation, tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

                   (f) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                   (g) all proceeds, and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise


                                      XIV-2


                               Page 324 of 424


         included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

         PROVIDED, HOWEVER, that there shall be excluded from Collateral all (i) equipment, (ii) leasehold improvements, (iii) furni-ture, (iv) fixtures, (v) software, and (vi) other tangible personal property, in each case, not otherwise specifically included in this Section 1. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, leased, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all Accounts, including returned premiums, with respect to any insurance relating to any of the foregoing, and all Accounts with respect to any cause of action relating to any of the foregoing.

                   SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. sec. 362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor being the "Secured Obligations").

                   SECTION 3. GRANTOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent


                                      XIV-3


                               Page 325 of 424


         as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
         (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

                   (a) OWNERSHIP OF COLLATERAL. Except for the security interest created by this Agreement, Grantor owns the Collateral free and clear of any Lien.

                   (b) LOCATION OF INVENTORY. All of the Inventory is, as of the date hereof, located at the places specified in
         Schedule II annexed hereto.
         -----------

                   (c)  ASSIGNABILITY.  Except as set forth on
         Schedule III annexed hereto, no contract entered into by
         ------------
         Company and between or among the government of the United States of America, or any agency or division thereof, prohibits the assignment of such contract by Grantor to Secured Party.

                   (d) OFFICE LOCATIONS; OTHER NAMES. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at the addresses set forth on Schedule IV annexed
                                               -----------
         hereto. Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name), except as set forth on Schedule V
                                                           ----------
         annexed hereto.

                   (e) DELIVERY OF CERTAIN COLLATERAL. All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Secured Party duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.






                                      XIV-4


                               Page 326 of 424


                   SECTION 5.  FURTHER ASSURANCES.

                   (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will:
         (i) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, and (iv) at Secured Party's request, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

                   (b) Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

                   (c) Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.








                                      XIV-5


                               Page 327 of 424


                   SECTION 6.  CERTAIN COVENANTS OF GRANTOR.  Grantor
         shall:

                   (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                   (b) notify Secured Party of any change in Grantor's name, identity or corporate structure within 15 days of such change;

                   (c) give Secured Party 30 days' prior written notice of any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

                   (d) if Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

                   (e)  pay promptly when due all taxes, and
         governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith; PROVIDED that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment.

                   SECTION 7. SPECIAL COVENANTS WITH RESPECT TO INVENTORY. Grantor shall keep correct and accurate records of the Inventory and keep the Inventory at the places therefor specified on Schedule II annexed hereto or, upon 30 days' prior
                      -----------
         written notice to Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Inventory shall have been taken.

                   SECTION 8.  SPECIAL COVENANTS WITH RESPECT TO
         ACCOUNTS AND RELATED CONTRACTS.

                   (a) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the


                                      XIV-6


                               Page 328 of 424


         location therefor specified in Section 4 or, upon 30 days' prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper, and Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Secured Party, Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

                   (b) Grantor shall, for not less than five years from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and
         (ii) all documentation relating thereto.

                   (c)  Except as otherwise provided in this
         subsection (c) and subsection (d), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts and Related Contracts. In connection with such collections, Grantor may take (and, at Secured Party's direction, shall take) such action as Grantor or Secured Party may reasonably deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; PROVIDED, HOWEVER, that upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default and upon written notice to Grantor of its intention to do so, Secured Party shall have the right at any time to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and


                                      XIV-7


                               Page 329 of 424


         proceeds (including checks and other instruments) received by Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by
         Section 16, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                   (d) Grantor shall, upon request of Secured Party, take any action and execute any instrument necessary or advisable, in accordance with the procedures enacted under the Assignment of Claims Act of 1940, to ensure that Secured Party receives any and all proceeds from any contract entered into between or among Grantor and the government of the United States of America or any agency or division thereof. Such action shall include, but not be limited to, filing notices of assignment under the provision of 48 C.F.R. 32.805.

                   SECTION 9. DEPOSIT ACCOUNTS. Upon the occurrence and during the continuation of an Event of Default, Secured Party may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with Secured Party constituting part of the Collateral.

                   SECTION 10.  LICENSE OF PATENTS, TRADEMARKS,
         COPYRIGHTS, ETC. Grantor hereby assigns, transfers and conveys to Secured Party, effective upon the occurrence of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes owned or used by Grantor that relate to the Collateral and any other collateral granted by Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor.





                                      XIV-8


                               Page 330 of 424


                   SECTION 11.  TRANSFERS AND OTHER LIENS.  Grantor
         shall not:

                   (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement; or

                   (b) except as permitted by the Credit Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

                   SECTION 12. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion
         (a) to file any claims or notices and to take any other action and execute any instrument necessary or advisable, in accordance with the procedures enacted under the Assignment of Claims Act of 1940, in order to receive any and all proceeds from any contract entered into between or among Grantor and the government of the United States of America or any agency or division thereof, and (b) upon the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                   (i) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (ii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above;

                 (iii) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

                  (iv) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand;



                                      XIV-9


                               Page 331 of 424


                   (v) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

                  (vi) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

                   SECTION 13. SECURED PARTY MAY PERFORM. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under subsection 10.2 of the Credit Agreement.

                   SECTION 14. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

                   SECTION 15. REMEDIES. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral), and also may (a) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (b) enter onto


                                      XIV-10


                               Page 332 of 424


         the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, and (d) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders or all Lenders, as the case may be, shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

                   SECTION 16. APPLICATION OF PROCEEDS. Except as expressly provided in the Credit Agreement with respect to Asset Sales, all proceeds received by the Secured Party in respect of any sale of, collection from or other realization


                                      XIV-11


                               Page 333 of 424


         upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as Collateral for, and/or then, or at any other time thereafter applied, in full or in part by the Secured Party against the Secured Obligations in the following order of priority:

                   (a) To the payment of all costs and expenses of such sale, collection or other realization and all other expenses, liabilities and advances made or incurred by the Secured Party in connection therewith and all amounts for which the Secured Party is entitled to indemnification hereunder and all advances made by the Secured Party hereunder for the account of Grantor and for the payment of all costs and expenses paid or incurred by the Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with this Agreement, the Credit Agreement and the other Loan Documents;

                   (b) Thereafter, to the extent of any excess such proceeds, to the payment of the Secured Obligations for the ratable benefit of the holders thereof; and

                   (c) Thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of the Grantor, or whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                   SECTION 17. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.


                                      XIV-12


                               Page 334 of 424



                   SECTION 18.  SECURED PARTY AS ADMINISTRATIVE AGENT.

                   (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; PROVIDED that Secured Party shall exercise, or refrain from exercising, any remedies provided for in
         Section 15 in accordance with the instructions of Requisite Lenders or all Lenders, as the case may be.

                   (b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                   SECTION 19.  AMENDMENTS; ETC.  No amendment,
         modification, termination or waiver of any provision of this


                                      XIV-13


                               Page 335 of 424


         Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                   SECTION 20.  NOTICES.  Any notice or other
         communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement.

                   SECTION 21. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                   SECTION 22. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                   SECTION 23. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING, WITHOUT LIMITATION, SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code of the State of California are used herein as therein defined.

                   SECTION 24. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such


                                      XIV-14


                               Page 336 of 424


         counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

















































                                      XIV-15


                               Page 337 of 424


                   IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                       URS CORPORATION, as Grantor

                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________


                                       WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION, as Administrative
                                       Agent, as Secured Party

                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________


































                                     XIV-S-1


                               Page 338 of 424


                                    SCHEDULE I

                                 Deposit Accounts



















































                                     XIV-I-1


                               Page 339 of 424


                                   SCHEDULE II

                              Location of Inventory



















































                                     XIV-II-1


                               Page 340 of 424


                                   SCHEDULE III

                               Government Contracts



















































                                    XIV-III-1


                               Page 341 of 424


                                   SCHEDULE IV

                                Office Locations



         Chief Place of Business
         -----------------------




         Chief Executive Officer
         -----------------------




         Location of Records
         -------------------


































                                     XIV-IV-1


                               Page 342 of 424


                                    SCHEDULE V

                      Previous and Fictitious Business Names



















































                                     XIV-V-1


                               Page 343 of 424


                                    EXHIBIT XV

                          [FORM OF SUBSIDIARY GUARANTY]

                               SUBSIDIARY GUARANTY


                   This SUBSIDIARY GUARANTY is entered into as of January 10, 1996 by THE UNDERSIGNED (each a "Guarantor" and collectively, "Guarantors") in favor of and for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent for and representative of (in such capacity herein called "Guarantied Party") the financial institutions ("Lenders") party to the Credit Agreement referred to below and for the benefit of the other Beneficiaries (as hereinafter defined).

                                     RECITALS

                   A.   URS CORPORATION, a Delaware corporation
         ("Company"), has entered into that certain Credit Agreement dated as of January 10, 1996 with Guarantied Party and Lenders (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

                   B. A portion of the proceeds of the Loans may be advanced to Guarantors and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

                   C. It is a condition precedent to the making of the initial Loans under the Credit Agreement that Company's obligations thereunder be guarantied by Guarantors.

                   D.   Guarantors are willing irrevocably and
         unconditionally to guaranty such obligations of Company.

                   NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder, Guarantors hereby agree as follows:

                               Page 344 of 424


         SECTION 1.  DEFINITIONS

              1.1 CERTAIN DEFINED TERMS. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

                   "Beneficiaries" means Guarantied Party and Lenders.

                   "Guarantied Obligations" has the meaning assigned to
              that term in subsection 2.1.

                   "Guaranty" means this Subsidiary Guaranty dated as of
              January 10, 1996, as it may be amended, supplemented or otherwise modified from time to time.

                   "payment in full", "paid in full" or any similar term
              means payment in full of the Guarantied Obligations, including, without limitation, all principal, interest, costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of Beneficiaries as required under the Loan Documents.

              1.2  INTERPRETATION.

              (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

              (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

         SECTION 2.  THE GUARANTY

              2.1 GUARANTY OF THE GUARANTIED OBLIGATIONS. Subject to the provisions of subsection 2.2(a), Guarantors jointly and severally hereby irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. sec. 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes:

              (a) any and all Obligations of Company now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however

                               Page 345 of 424


         arising under or in connection with the Credit Agreement and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of Company or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding; and

              (b)  those expenses set forth in subsection 2.9.

              2.2 LIMITATION ON AMOUNT GUARANTIED; CONTRIBUTION BY GUARANTORS. (a) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and
         (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including, without limitation, any such right of contribution under subsection 2.2(b)).

              (b) Guarantors under this Guaranty together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding

                               Page 346 of 424


         Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors MULTIPLIED BY
         (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty, determined as of such date in accordance with subsection 2.2(a); PROVIDED that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this subsection 2.2(b)) MINUS
         (ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 2.2(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 2.2(b) shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

              2.3 PAYMENT BY GUARANTORS; APPLICATION OF PAYMENTS. Subject to the provisions of subsection 2.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor

                               Page 347 of 424


         by virtue hereof, that upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. sec. 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Guarantied Party:

                   FIRST, to the payment of the costs and expenses of
              any collection or other realization under this Guaranty, including reasonable compensation to Guarantied Party and its agents and counsel, and all reasonable expenses, liabilities and advances made or incurred by Guarantied Party in connection therewith;

                   SECOND, to the payment of all other Guarantied
              Obligations in such order as Guarantied Party shall elect;
              and

                   THIRD, after payment in full of all Guarantied
              Obligations, to the payment to Guarantors, or their respective successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

              2.4 LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

              (a) This Guaranty is a guaranty of payment when due and not of collectibility.

              (b) Guarantied Party may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement

                               Page 348 of 424


         notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default.

              (c) The obligations of each Guarantor hereunder are independent of the obligations of Company under the Loan Documents and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company under the Loan Documents, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

              (d) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guarantied Obligations.

              (e) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may
         (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations;
         (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and

                               Page 349 of 424


         direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guarantied Obligations; and
         (vi) exercise any other rights available to it under the Loan
         Documents.

              (f) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including, without limitation, the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them:
         (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including, without limitation, provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document, or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaran-tied Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any

                               Page 350 of 424


         corresponding restructuring of the Guarantied Obligations;
         (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

              2.5 WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries:

              (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person,
         (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

              (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

              (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

              (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior which arises from any Beneficiary's gross negligence or willful misconduct;

              (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability

                               Page 351 of 424


         hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

              (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

              (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

              2.6  CERTAIN CALIFORNIA LAW WAIVERS.   As used in this
         subsection 2.6, any reference to "the principal" includes Company, and any reference to "the creditor" includes each Beneficiary. In accordance with Section 2856 of the California Civil Code:

              (a) each Guarantor agrees (i) to waive any and all rights of subrogation and reimbursement against Company or against any collateral or security granted by Company for any of the Guarantied Obligations and (ii) to withhold the exercise of any and all rights of contribution against any other guarantor of any of the Guarantied Obligations and against any collateral or security granted by any such other guarantor for any of the Guarantied Obligations until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, all as more fully set forth in subsection 2.7;

              (b) each Guarantor waives any and all other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantied Obligations, or to any other guarantor (including any other Guarantor) of any of the Guarantied Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation

                               Page 352 of 424


         Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

              (c) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Guarantied Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor (including any other Guarantor) of any of the Guarantied Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor.

         No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this subsection 2.6.

              2.7 GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including, without limitation, under California Civil Code
         Section 2847, 2848 or 2849), under common law or otherwise and, including, without limitation, (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and
         (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations (including, without limitation, any such right of contribution under California Civil Code Section 2848 or under subsection 2.2(b)). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or

                               Page 353 of 424


         against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

              2.8 SUBORDINATION OF OTHER OBLIGATIONS. Any indebted-ness of Company now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty.

              2.9 EXPENSES. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Beneficiaries harmless against liability for, any and all reasonable costs and expenses (including reasonable fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

              2.10 CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right (including, without limitation, any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

              2.11 AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

                               Page 354 of 424



              2.12 FINANCIAL CONDITION OF COMPANY. Any Loans may be granted to Company or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

              2.13 RIGHTS CUMULATIVE. The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents, or any agreement between any Guarantor and any Beneficiary or Beneficiaries or between Company and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

              2.14 BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF GUARANTY. (a) So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of Guarantied Party acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankrupt-cy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                   (a) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which

                               Page 355 of 424


         accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and Beneficiaries that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

                   (b) In the event that all or any portion of the Guarantied Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

              2.15 NOTICE OF EVENTS. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give Guarantied Party written notice of any condition or event which has resulted in
         (a) a Material Adverse Effect with respect to any Guarantor or Company or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in the Credit Agreement, any other Loan Document or any other document delivered pursuant hereto or thereto.

              2.16 SET OFF. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to such Guarantor and any other property of such Guarantor held by any Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

                               Page 356 of 424



              2.17 DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale not prohibited by subsection 7.7 of the Credit Agreement or otherwise consented to by Requisite Lenders, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; PROVIDED that, as a condition precedent to such discharge and release, Guarantied Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Guarantied Party of the applicable Net Asset Sale Proceeds.

         SECTION 3.  GUARANTOR'S REPRESENTATIONS AND WARRANTIES

              Guarantor represents and warrants as follows:

              (a) ORGANIZATION AND POWERS. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Guarantor has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Guaranty and to carry out the transactions contemplated thereby.

              (b) QUALIFICATION AND GOOD STANDING. Guarantor is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect on Guarantor.

              (c) AUTHORIZATION. The execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action on the part of Guarantor.

              (d) NO CONFLICT. The execution, delivery and perfor-mance by Guarantor of this Guaranty and the consummation of the transactions contemplated by this Guaranty do not and will not
         (i) violate any provision of any law or any governmental rule or regulation applicable to Guarantor or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Guarantor or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Guarantor or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual

                               Page 357 of 424


         Obligation of Guarantor or any of its Subsidiaries,
         (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Guarantor or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Guarantor or any of its Subsidiaries.

              (e) GOVERNMENTAL CONSENTS. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated by this Guaranty do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

              (f) BINDING OBLIGATION. This Guaranty has been duly executed and delivered by Guarantor and is the legally valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         SECTION 4.  MISCELLANEOUS

              4.1 SURVIVAL OF WARRANTIES. All agreements, representa-tions and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and any increase in the Commitments under the Credit Agreement.

              4.2 NOTICES. Any notice or other communications between Guarantied Party and any Guarantor shall be in writing and may be personally served or sent by telefacsimile or United States mail, postage prepaid, or courier service to each such party at its address set forth in the Credit Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon Guarantied Party or any Guarantor shall not be effective until received.

              4.3 SEVERABILITY. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

              4.4 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in

                               Page 358 of 424


         any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

              4.5 HEADINGS. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

              4.6 APPLICABLE LAW. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING, WITHOUT LIMITATION, SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

              4.7 SUCCESSORS AND ASSIGNS. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Lenders.
         Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

              4.8 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, COUNTY AND CITY OF SAN FRANCISCO. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                   (I)  ACCEPTS GENERALLY AND UNCONDITIONALLY THE
              NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                 (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR

                               Page 359 of 424


              CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH
              GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH
              SUBSECTION 4.2;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                   (V) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI)  AGREES THAT THE PROVISIONS OF THIS SUBSECTION
              4.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 410.40 OR OTHERWISE.

              4.9 WAIVER OF TRIAL BY JURY. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, each Beneficiary, each (i) acknowledges that this waiver is a material inducement for such Guarantor and Beneficiaries to enter into a business relationship, that such Guarantor and Beneficiaries have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and
         (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 4.9 AND EXECUTED BY GUARANTIED PARTY AND EACH GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

              4.10 NO OTHER WRITING.  This writing is intended by
         Guarantors and Beneficiaries as the final expression of this

                               Page 360 of 424


         Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

              4.11 FURTHER ASSURANCES. At any time or from time to time, upon the request of Guarantied Party, Guarantors shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

              4.12 ADDITIONAL GUARANTORS. The initial Guarantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

              4.13 COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Guarantied Party of written or telephonic notification of such execution and authorization of delivery thereof.

                               Page 361 of 424


              4.14 GUARANTIED PARTY AS ADMINISTRATIVE AGENT.

                   (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement; PROVIDED that Guarantied Party shall exercise, or refrain from exercising, any remedies hereunder in accordance with the instructions of Requisite Lenders or all Lenders, as the case may be.

                   (b) Guarantied Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; removal of Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly
         (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party's resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

                   [Remainder of page intentionally left blank]

                               Page 362 of 424


                   IN WITNESS WHEREOF, each of the undersigned
         Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                                       [NAME OF GUARANTOR]


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________

                                       Notice Address:__________________
                                       _________________________________
                                       _________________________________


                                       [NAME OF GUARANTOR]


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________

                                       Notice Address:__________________
                                       _________________________________
                                       _________________________________



























                                      XV-S-1


                               Page 363 of 424


                   IN WITNESS WHEREOF, the undersigned Additional
         Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of ______________, 199_.

                                       [NAME OF ADDITIONAL GUARANTOR]


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________


                                       Notice Address:__________________
                                       _________________________________
                                       _________________________________






































                                      XV-S-2


                               Page 364 of 424


                                   EXHIBIT XVI
                      [FORM OF SUBSIDIARY PLEDGE AGREEMENT]

                           SUBSIDIARY PLEDGE AGREEMENT



                   This SUBSIDIARY PLEDGE AGREEMENT (this "Agreement") is dated as of January 10, 1996 and entered into by and between THE UNDERSIGNED (each a "Pledgor" and collectively, "Pledgors"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of the Lenders party to the Credit Agreement referred to below (in such capacity herein called "Secured Party").


                              PRELIMINARY STATEMENTS


                   A.   Pledgor is the legal and beneficial owner of
         (i) the shares of stock (the "Pledged Shares") described in Part A of Schedule I annexed hereto and issued by the
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         corporations named therein and (ii) the intercompany indebtedness arising from the transfer of the proceeds of the Term Loans and the Initial Revolving Loans (the "Pledged Debt") described in Part B of said Schedule I.
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                   B. Secured Party and Lenders have entered into a Credit Agreement dated as of January 10, 1996 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with URS Corporation, a Delaware corporation ("Company"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

                   C. Pledgor has executed and delivered that certain Subsidiary Guaranty dated as of January 10, 1996 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Guaranty") in favor of Secured Party for the benefit of Lenders, pursuant to which Pledgor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement.

                   D. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that



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         Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                   NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

                   SECTION 1. PLEDGE OF SECURITY. Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the following (the "Pledged Collateral"):

                   (a)  the Pledged Shares and the certificates
         representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distrib-uted in respect of or in exchange for any or all of the Pledged Shares;

                   (b) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

                   (c) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares) to the extent necessary to cause the Pledged Shares to include 100% of the shares of, and 100% of the securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock held by Pledgor of any issuer of the Pledged Shares that is a Domestic Subsidiary of Pledgor and the lesser of 100% of the shares of, and 100% of the securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock held by Pledgor or 65% of the shares of, and 65% of the securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares that is a Foreign Subsidiary of Pledgor, the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all


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         dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights;

                   (d) if required pursuant to the Credit Agreement, all additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

                   (e)  if required pursuant to the Credit Agreement,
         (i) 100% of the shares of, and 100% of the securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock held by Pledgor of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Domestic Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), and (ii) the lesser of 100% of the shares of, and 100% of securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock held by Pledgor of or 65% of the shares of, and 65% of the securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes as a result of any occurrence a direct Foreign Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights; provided that in no event shall more than 65% of the shares of any Foreign Subsidiary of Pledgor be pledged to Secured Party under this Agreement or any other Loan Document; and

                   (f) to the extent not covered by clauses (a) and (e) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral.


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                   SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. sec. 362(a)), of all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Guaranty and all extensions or renewals thereof, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor being the "Secured Obligations").

                   SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon the occurrence and during the continuation of an Event of Default (as defined in the Credit Agreement), Secured Party shall have the right, without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a). In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:



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                   (a) DUE AUTHORIZATION, ETC. OF PLEDGED COLLATERAL. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default.

                   (b) DESCRIPTION OF PLEDGED COLLATERAL. The Pledged Shares constitute 100% of the issued and outstanding shares of stock held by Pledgor of each issuer thereof that is a Domestic Subsidiary of Pledgor and the lesser of 100% of the issued and outstanding shares of stock held by Pledgor or that number of the issued and outstanding shares of stock held by Pledgor which, together with any other shares of stock of such issuer pledged to Secured Party under this Agreement or any other Loan Document, is equal to 65% of the issued and outstanding shares of stock of each issuer thereof that is a Foreign Subsidiary of Pledgor, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the issuer thereof to Pledgor and arising from any transfer of the proceeds of the Term Loans and the Initial Revolving Loans.

                   (c) OWNERSHIP OF PLEDGED COLLATERAL. Pledgor is the legal, record and beneficial owner of the Pledged Collateral free and clear of any Lien except as permitted by the Credit Agreement.

                   (d)  ORGANIZATION AND POWERS.  Pledgor is a
         corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Pledgor has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and to carry out the transactions contemplated thereby.

                   (e) AUTHORIZATION. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Pledgor.

                   (f) NO CONFLICT. The execution, delivery and performance by Pledgor of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Pledgor or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Pledgor or any of its Subsidiaries or any order,


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         judgment or decree of any court or other agency of government binding on Pledgor or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Pledgor or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Pledgor or any of its Subsid-iaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Pledgor or any of its Subsidiaries.

                   (g) GOVERNMENTAL CONSENTS. The execution, delivery and performance by Pledgor of this Agreement and the consum-mation of the transactions contemplated by this Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or
         (ii) the exercise by Administrative Agent of any rights or remedies in respect of the Pledged Collateral (whether specifically granted or created pursuant to this Agreement or created or provided for by applicable law), except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

                   (h) BINDING OBLIGATION. This Agreement has been duly executed and delivered by Pledgor and is the legally valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                   (i)  PERFECTION.  The pledge of the Pledged
         Collateral pursuant to this Agreement creates in favor of Administrative Agent for the benefit of Lenders, as security for the Secured Obligations, a valid and perfected First
         Priority Lien on all of the Pledged Collateral.

                   (j) MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to this Agreement does not violate
         Regulation G, T, U or X of the Board of Governors of the
         Federal Reserve System.




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                   (k)  INFORMATION REGARDING COLLATERAL.  All
         information supplied to Administrative Agent by or on behalf of Pledgor with respect to any of the Pledged Collateral (in each case taken as a whole with respect to the Pledged Collateral) is accurate and complete in all material respects.

                   SECTION 5. TRANSFERS AND OTHER LIENS; ADDITIONAL PLEDGED COLLATERAL; ETC. Pledgor shall:

                   (a) not, except as expressly permitted by the Credit Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except as permitted by the Credit Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless that percentage of the outstanding capital stock of the surviving or resulting corporation equal to the percentage of shares of such issuer set forth opposite the name of such issuer on Schedule I annexed hereto is, upon such merger or
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         consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; PROVIDED that in the event Pledgor makes an Asset Sale permitted by the Credit Agreement and the assets subject to such Asset Sale are Pledged Shares, Secured Party shall release the Pledged Shares that are the subject of such Asset Sale to Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such Asset Sale; PROVIDED, FURTHER that, as a condition precedent to such release, Secured Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Secured Party of the Net Asset Sale Proceeds of such Asset Sale;

                   (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor or to licensed professionals employed by Pledgor in order to comply with state licensing laws,
         (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares to the extent necessary to cause the percentage of shares of such issuer pledged hereunder to equal the percentage of shares set forth opposite the name of such issuer on Schedule I
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         annexed hereto, and (iii) pledge hereunder, if required pursuant to the Credit Agreement, immediately upon its acquisition (directly or indirectly) thereof, 100% of the shares of stock of any Person held by Pledgor that, after the


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         date of this Agreement, becomes, as a result of any occurrence, a direct Domestic Subsidiary of Pledgor and the lesser of 100% of the shares of stock held by Pledgor of or 65% of the shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Foreign Subsidiary of Pledgor; provided that in no event shall more than 65% of the shares of any Foreign Subsidiary of Pledgor be pledged to Secured Party under this Agreement or any other Loan Document;

                   (c)  if required pursuant to the Credit Agreement,
         (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of Pledgor;

                   (d) promptly notify Secured Party of any event of which Pledgor becomes aware causing a material loss or depreciation in the value of the Pledged Collateral;

                   (e) promptly deliver to Secured Party all written notices received by it with respect to the Pledged Collateral; and

                   (f) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; PROVIDED that Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Pledgor or any of the Pledged Collateral as a result of the failure to make such payment.

                   SECTION 6.  FURTHER ASSURANCES; PLEDGE AMENDMENTS.

                   (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will:
         (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices,


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         as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Pledged Collateral.

                   (b) Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b) or
         (c), promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II annexed
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         hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; PROVIDED that the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

                   SECTION 7.  VOTING RIGHTS; DIVIDENDS; ETC.

                   (a) So long as no Event of Default shall have occurred and be continuing:

                        (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; PROVIDED, HOWEVER, that Pledgor shall not exercise or refrain from exercising any such right if Secured Party shall have notified Pledgor in writing that, in Secured Party's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and PROVIDED, FURTHER, that Pledgor shall give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is understood, however, that neither (A) the voting by Pledgor of any Pledged Shares for or Pledgor's consent to the election of directors either by written consent or at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor


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              (B) Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 7(a)(i), and no notice of any such voting or consent need be given to Secured Party;

                       (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; PROVIDED, HOWEVER, that except as permitted by the Credit Agreement any and all

                             (A)  dividends and interest paid or payable
                   other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                             (B)  dividends and other distributions paid
                   or payable in cash in respect of any Pledged
                   Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                             (C)  cash paid, payable or otherwise
                   distributed in respect of principal or in redemption of or in exchange for any Pledged Collateral,

              shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary indorsements); and

                      (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                   (b) Upon the occurrence and during the continuation of an Event of Default:



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                        (i) upon written notice from Secured Party to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

                       (ii)  all rights of Pledgor to receive the
              dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

                      (iii) all dividends, principal and interest pay-ments which are received by Pledgor contrary to the provi-sions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsements).

                   (c) In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

                   SECTION 8. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place


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         and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                   (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor;

                   (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

                   (c) to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

                   (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged
         Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral.

                   SECTION 9. SECURED PARTY MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 13(b).

                   SECTION 10. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged


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         Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

                   SECTION 11.  REMEDIES.

                   (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Secured Party or any Lender may be the purchaser of any or all of the Pledged Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place


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                               Page 377 of 424


         fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obliga-tions, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

                   (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collat-eral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to so register it.

                   (c) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.




                                      XVI-14


                               Page 378 of 424


                   SECTION 12. APPLICATION OF PROCEEDS. Except as expressly provided in the Credit Agreement with respect to Asset Sales, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Secured Party, be held by Secured Party as Pledged Collateral for, and/or then, or at any time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

                   (a) To the payment of costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 13;

                   (b) Thereafter, to the extent of any excess such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the holders thereof; and

                   (c) Thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                   SECTION 13.  INDEMNITY AND EXPENSES.

                   (a) Pledgor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agree-ment), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                   (b) Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with
         (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party


                                      XVI-15


                               Page 379 of 424


         hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

                   SECTION 14. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                   SECTION 15.  SECURED PARTY AS ADMINISTRATIVE AGENT.

                   (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Credit Agreement; PROVIDED that Secured Party shall exercise, or refrain from exercising, any remedies provided for in Section 11 in accordance with the instructions of Requisite Lenders, or all Lenders, as the case may be.

                   (b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to subsection 9.5 of


                                      XVI-16


                               Page 380 of 424


         the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                   Section 16. ADDITIONAL PLEDGORS. The initial Pledgors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Pledgors (each an "Additional Pledgor"), by executing a counterpart of this Agreement. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Pledgors, each such Additional Pledgor shall be a Pledgor and shall be as fully a party hereto as if such Additional Pledgor were an original signatory hereof. Each Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Pledgor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Company to become an Additional Pledgor hereunder. This Agreement shall be fully effective as to any Pledgor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Pledgor hereunder.

                   SECTION 17.  AMENDMENTS; ETC.  No amendment,
         modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor


                                      XVI-17


                               Page 381 of 424


         therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                   SECTION 18.  NOTICES.  Any notice or other
         communication herein required or permitted to be given shall be in writing and may be personally served or sent by tele-facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

                   SECTION 19. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                   SECTION 20. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                   SECTION 21. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                   SECTION 22. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING, WITHOUT LIMITATION, SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS


                                      XVI-18


                               Page 382 of 424


         OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code of the State of California are used herein as therein defined.

                   SECTION 23. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, COUNTY AND CITY OF SAN FRANCISCO. BY EXECUTING AND DELIVERING THIS AGREEMENT, PLEDGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                   (I)  ACCEPTS GENERALLY AND UNCONDITIONALLY THE
              NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                 (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO PLEDGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 18;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                   (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 23 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 410.40 OR OTHERWISE.

                   SECTION 24. WAIVER OF JURY TRIAL. PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract


                                      XVI-19


                               Page 383 of 424


         claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relation-ship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 24 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                   SECTION 25. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective as to each Pledgor upon the execution of a counterpart hereof by such Pledgor (whether or not a counterpart hereof shall have been executed by any other Pledgor) and receipt by Secured Party of written or telephonic notification of such execution and authorization of delivery thereof.

                   [Remainder of page intentionally left blank]


















                                      XVI-20


                               Page 384 of 424


                   IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                       WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION, as Administrative
                                       Agent, as Secured Party

                                       _________________________________
                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________

                                       Notice Address:
                                       _________________________________
                                       _________________________________
                                       _________________________________


                                       [NAME OF PLEDGOR]

                                       _________________________________
                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________

                                       Notice Address:__________________
                                       _________________________________
                                       _________________________________























                                     XVI-S-1


                               Page 385 of 424


                   IN WITNESS WHEREOF, the undersigned Additional
         Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of ______________, 199_.

                   Attached hereto is Schedule I of this Agreement,
                                      ----------
         completed with respect to the undersigned Additional Pledgor.


                                  [NAME OF ADDITIONAL PLEDGOR]



                                  By:___________________________________
                                  Name:_________________________________
                                  Title:________________________________


                                  Address:______________________________
                                  ______________________________________
                                  ______________________________________
































                                     XVI-S-2


                               Page 386 of 424


                                    SCHEDULE I


                   Attached to and forming a part of the Pledge
         Agreement dated as of January 10, 1996 between _____________________, the parties on the signature pages thereof, each as a Pledgor, and Wells Fargo Bank, National Association, as Administrative Agent, as Secured Party.


                                      Part A


                                                               Percent-
                               Stock                           age of
                               Certi-               Number     Out-
         Stock      Class of   ficate     Par       of         standing
         Issuer     Stock      Nos.       Value     Shares     Shares
         ------     --------   ------     ------    -------    --------





                                      Part B

              Debt Issuer                        Amount of Indebtedness
              -----------                        ----------------------


























                                     XVI-I-1


                               Page 387 of 424


                                   SCHEDULE II


                                 PLEDGE AMENDMENT


                   This Pledge Amendment, dated ____________, 199__, is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated January 10, 1996, between the undersigned, the parties on the signature pages thereof, each as a Pledgor, and Wells Fargo Bank, National Association, as Administrative Agent, as Secured Party (the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                       [NAME OF PLEDGOR]



                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________





                                    Stock
                                    Certi-                     Number
         Stock         Class of     ficate        Par          of
         Issuer        Stock        Nos.          Value        Shares
         ------        --------     ------        ------       -------





              Debt Issuer                        Amount of Indebtedness
              -----------                        ----------------------










                                     XVI-II-1


                               Page 388 of 424


                                   EXHIBIT XVII

                     [FORM OF SUBSIDIARY SECURITY AGREEMENT]

                          SUBSIDIARY SECURITY AGREEMENT


                   This SUBSIDIARY SECURITY AGREEMENT (this "Agreement") is dated as of January 10, 1996 and entered into by and between THE UNDERSIGNED (each a "Grantor" and collectively, "Grantors"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of the Lenders party to the Credit Agreement referred to below (in such capacity herein called "Secured Party").


                              PRELIMINARY STATEMENTS

                   A. Secured Party and Lenders have entered into a Credit Agreement dated as of January 10, 1996 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with URS Corporation, a Delaware corporation ("Company"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

                   B. Grantor has executed and delivered that certain Subsidiary Guaranty dated as of January 10, 1996 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Guaranty") in favor of Secured Party for the benefit of Lenders, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents.

                   C. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                   NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:





                                      XVII-1


                               Page 389 of 424


                   SECTION 1. GRANT OF SECURITY. Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "Collateral"):

                   (a) all inventory in all of its forms (including, but not limited to, (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (iii) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by Grantor and all accessions thereto and products thereof (all such inventory, accessions and products being the "Inventory") and all negotiable documents of title (including, without limitation, warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory;

                   (b) all accounts, accounts receivable, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind and all rights in, to and under all guaranties, warranties, indemnity agreements, insurance policies, security agreements, leases and other contracts securing or otherwise relating to any such accounts, accounts receivable, chattel paper, documents, instruments, general intangibles or other obligations (any and all such accounts, accounts receivable, chattel paper, documents, instruments, general intangibles and other rights and obligations being the "Accounts", and any and all such guaranties, warranties, indemnity agreements, insurance policies, security agreements, leases and other contracts being the "Related Contracts");

                   (c)  all deposit accounts, including, without
         limitation, the deposit accounts listed on Schedule I annexed
                                                    ----------
         hereto and all other deposit accounts maintained by Grantor;

                   (d) all trademarks, tradenames, tradesecrets, business names, patents, patent applications, licenses, copyrights, registrations and franchise rights, and all goodwill associated with any of the foregoing;

                   (e)  to the extent not included in any other
         paragraph of this Section 1, all other general intangibles (including, without limitation, tax refunds, rights to payment


                                      XVII-2


                               Page 390 of 424


         or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

                   (f) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                   (g) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

         PROVIDED, HOWEVER, that there shall be excluded from Collateral all (i) equipment, (ii) leasehold improvements, (iii) furni-ture, (iv) fixtures, (v) software, and (vi) other tangible personal property, in each case, not otherwise specifically included in this Section 1. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, leased, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all Accounts, including returned premiums, with respect to any insurance relating to any of the foregoing, and all Accounts with respect to any cause of action relating to any of the foregoing.

                   SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. sec. 362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Guaranty and all extensions or renewals thereof, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time


                                      XVII-3


                               Page 391 of 424


         decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor being the "Secured Obligations").

                   SECTION 3. GRANTOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
         (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

                   (a) OWNERSHIP OF COLLATERAL. Except for the security interest created by this Agreement, Grantor owns the Collateral free and clear of any Lien.

                   (b) LOCATION OF INVENTORY. All of the Inventory is, as of the date hereof, located at the places specified in
         Schedule II annexed hereto.
         -----------

                   (c)  ASSIGNABILITY.  Except as set forth on
         Schedule III annexed hereto, no contract entered into by
         ------------
         Grantor and between or among the government of the United States of America, or any agency or division thereof, prohibits the assignment of such contract by Grantor to Secured Party.

                   (d) OFFICE LOCATIONS; OTHER NAMES. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at the addresses set forth on Schedule III annexed
                                               ------------



                                      XVII-4


                               Page 392 of 424


         hereto. Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name), except as set forth on Schedule IV
                                                           -----------
         annexed hereto.

                   (e) DELIVERY OF CERTAIN COLLATERAL. All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Secured Party duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

                   (f)  ORGANIZATION AND POWERS.  Grantor is a
         corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Grantor has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and to carry out the transactions contemplated thereby.

                   (g) AUTHORIZATION OF BORROWING. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Grantor.

                   (h) NO CONFLICT. The execution, delivery and performance by Grantor of this Agreement and the consummation of the transactions contemplated by this Agreement and will not
         (i) violate any provision of any law or any governmental rule or regulation applicable to Grantor or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Grantor or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Grantor or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Grantor or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Grantor or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Grantor or any of its Subsidiaries.

                   (i) GOVERNMENTAL CONSENTS. The execution, delivery and performance by Grantor of this Agreement and the consum-mation of the transactions contemplated by this Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory


                                      XVII-5


                               Page 393 of 424


         body. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantor of the Liens purported to be created in favor of Administrative Agent pursuant to this Agreement or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to this Agreement or created or provided for by applicable law), except for filings or recordings contemplated by the Credit Agreement.

                   (j) BINDING OBLIGATION. This Agreement has been duly executed and delivered by Grantor and is the legally valid and binding obligation of Grantor, enforceable against Grantor in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                   (k)  CREATION, PERFECTION AND PRIORITY OF LIENS.
         This Agreement together with the filing described in the Credit Agreement are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the Secured Obligations, a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

                   (l) ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

                   (m)  INFORMATION REGARDING COLLATERAL.  All
         information supplied to Administrative Agent by or on behalf of Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

                   SECTION 5.  FURTHER ASSURANCES.

                   (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby


                                      XVII-6


                               Page 394 of 424


         or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will:
         (i) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, and (iv) at Secured Party's request, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

                   (b) Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

                   (c) Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

                   SECTION 6.  CERTAIN COVENANTS OF GRANTOR.  Grantor
         shall:

                   (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                   (b) notify Secured Party of any change in Grantor's name, identity or corporate structure within 15 days of such change;




                                      XVII-7


                               Page 395 of 424


                   (c) give Secured Party 30 days' prior written notice of any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

                   (d) if Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

                   (e) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith; PROVIDED that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment.

                   SECTION 7. SPECIAL COVENANTS WITH RESPECT TO INVENTORY. Grantor shall keep correct and accurate records of the Inventory and keep the Inventory at the places therefor specified on Schedule II annexed hereto or, upon 30 days' prior
                      -----------
         written notice to Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Inventory shall have been taken.

                   SECTION 8.  SPECIAL COVENANTS WITH RESPECT TO
         ACCOUNTS AND RELATED CONTRACTS.

                   (a) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 4 or, upon 30 days' prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from


                                      XVII-8


                               Page 396 of 424


         such records and chattel paper, and Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Secured Party, Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

                   (b) Grantor shall, for not less than five years from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and
         (ii) all documentation relating thereto.

                   (c)  Except as otherwise provided in this
         subsection (c) and subsection (d), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts and Related Contracts. In connection with such collections, Grantor may take (and, at Secured Party's direction, shall take) such action as Grantor or Secured Party may reasonably deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; PROVIDED, HOWEVER, that upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default and upon written notice to Grantor of its intention to do so, Secured Party shall have the right at any time to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by
         Section 16, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.


                                      XVII-9


                               Page 397 of 424



                   (d) Grantor shall, upon request of Secured Party, take any action and execute any instrument necessary or advisable in accordance with the procedures enacted under the Assignment of Claims Act of 1940 to insure that Secured Party receives any and all proceeds from any contract entered into between or among Grantor and the Government of the United States of America or any agency or division thereof. Such action shall include, but not be limited to, filing notices of assignment under the provision of 48 C.F.R. 32.805.

                   SECTION 9. DEPOSIT ACCOUNTS. Upon the occurrence and during the continuation of an Event of Default, Secured Party may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with Secured Party constituting part of the Collateral.

                   SECTION 10.  LICENSE OF PATENTS, TRADEMARKS,
         COPYRIGHTS, ETC. Grantor hereby assigns, transfers and conveys to Secured Party, effective upon the occurrence of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes owned or used by Grantor that relate to the Collateral and any other collateral granted by Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor.

                   SECTION 11.  TRANSFERS AND OTHER LIENS.  Grantor
         shall not:

                   (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement; or

                   (b) except as permitted by the Credit Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.




                                     XVII-10


                               Page 398 of 424


                   SECTION 12. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion
         (a) to file any claims or notices and to take any other action and execute any instrument necessary or advisable, in accordance with the procedures enacted under the Assignment of Claims Act of 1940, in order to receive any and all proceeds from any contract entered into between or among Grantor and the government of, the United States of America or any agency or division thereof and (b) upon the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                   (i) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (ii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above;

                 (iii) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

                  (iv) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand;

                   (v) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

                  (vi) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems


                                     XVII-11


                               Page 399 of 424


         necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

                   SECTION 13. SECURED PARTY MAY PERFORM. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under Section 14.

                   SECTION 14. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

                   SECTION 15. REMEDIES. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral), and also may (a) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, and (d) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent


                                     XVII-12


                               Page 400 of 424


         for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders or all Lenders, as the case may be, shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

                   SECTION 16. APPLICATION OF PROCEEDS. Except as expressly provided in the Credit Agreement with respect to Asset Sales, all proceeds received by the Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as Collateral for, and/or then, or at any other time thereafter applied, in full or in part by the Secured Party against the Secured Obligations in the following order of priority:

                   (a) To the payment of all costs and expenses of such sale, collection or other realization and all other expenses, liabilities and advances made or incurred by the Secured Party in connection therewith and all amounts for which the Secured Party is entitled to indemnification hereunder and all advances made by the Secured Party hereunder for the account of Grantor and for the payment


                                     XVII-13


                               Page 401 of 424


              of all costs and expenses paid or incurred by the Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 17;

                   (b) Thereafter, to the extent of any excess such proceeds, to the payment of the Secured Obligations for the ratable benefit of the holders thereof; and

                   (c) Thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of the Grantor, or whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                   SECTION 17.  INDEMNITY AND EXPENSES.

                   (a) Grantor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                   (b) Grantor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with
         (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,
         (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

                   SECTION 18. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to


                                     XVII-14


                               Page 402 of 424


         Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

                   SECTION 19.  SECURED PARTY AS ADMINISTRATIVE AGENT.

                   (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; PROVIDED that Secured Party shall exercise, or refrain from exercising, any remedies provided for in
         Section 15 in accordance with the instructions of Requisite Lenders or all Lenders, as the case may be.

                   (b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and


                                     XVII-15


                               Page 403 of 424


         obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                    SECTION 20. ADDITIONAL GRANTORS. The initial Grantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Grantors (each an "Additional Grantor"), by executing a counterpart of this Agreement. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereof. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

                   SECTION 21.  AMENDMENTS; ETC.  No amendment,
         modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                   SECTION 22.  NOTICES.  Any notice or other
         communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

                   SECTION 23.  FAILURE OR INDULGENCE NOT WAIVER;
         REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege


                                     XVII-16


                               Page 404 of 424


         hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                   SECTION 24. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                   SECTION 25. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.


                   SECTION 26. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING, WITHOUT LIMITATION, SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code of the State of California are used herein as therein defined.

                   SECTION 27. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, COUNTY AND CITY OF SAN FRANCISCO. BY EXECUTING AND DELIVERING THIS AGREEMENT, GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                   (I)  ACCEPTS GENERALLY AND UNCONDITIONALLY THE
              NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;



                                     XVII-17


                               Page 405 of 424


                  (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                 (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 22;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                   (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 27 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 410.40.

                   SECTION 28. WAIVER OF JURY TRIAL. GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor and Secured Party each acknowledge that this waiver is a material inducement for Grantor and Secured Party to enter into a business relationship, that Grantor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 28 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                   SECTION 29. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties


                                     XVII-18


                               Page 406 of 424


         hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective as to each Grantor upon the execution of a counterpart hereof by such Grantor (whether or not a counterpart hereof shall have been executed by any other Grantor) and receipt by Secured Party of written or telephonic notification of such execution and authorization of delivery thereof.

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                                     XVII-19


                               Page 407 of 424


                   IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION, as Administrative
                                       Agent, as Secured Party

                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________

                                       Notice Address:__________________
                                       _________________________________
                                       _________________________________
                                       _________________________________


                                       [NAME OF GRANTOR]


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________

                                       Notice Address:__________________
                                       _________________________________
                                       _________________________________

























                                     XVII-S-1


                               Page 408 of 424


                   IN WITNESS WHEREOF, the undersigned Additional
         Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of ______________, 199_.

                   Attached hereto are Schedules I, II, III, IV and V of
                                       ------------------------------
         this Agreement, completed with respect to the undersigned Additional Grantor.

                                  [NAME OF ADDITIONAL GRANTOR]


                                  By:___________________________________
                                  Name:_________________________________
                                  Title:________________________________

                                  Notice Address:_______________________
                                  ______________________________________
                                  ______________________________________


































                                     XVII-S-2


                               Page 409 of 424


                                    SCHEDULE I

                                 Deposit Accounts



















































                                     XVII-I-1


                               Page 410 of 424


                                   SCHEDULE II

                              Location of Inventory



















































                                    XVII-II-1


                               Page 411 of 424


                                   SCHEDULE III

                               Government Contracts



















































                                    XVII-III-1


                               Page 412 of 424


                                   SCHEDULE IV

                                Office Locations



         Chief Place of Business
         -----------------------




         Chief Executive Officer
         -----------------------




         Location of Records
         -------------------


































                                    XVII-IV-1


                               Page 413 of 424


                                    SCHEDULE V

                      Previous and Fictitious Business Names



















































                                     XVII-V-1


                               Page 414 of 424


                                 EXHIBIT XVIII-A

                    [FORM OF FINANCIAL CONDITION CERTIFICATE]

                         FINANCIAL CONDITION CERTIFICATE


                   This FINANCIAL CONDITION CERTIFICATE (this
         "Certificate") is delivered in connection with that certain Credit Agreement dated as of January 10, 1996 (the "Credit Agreement") by and among URS Corporation, a Delaware corporation ("Company"), the financial institutions referred to therein as Lenders ("Lenders") and Wells Fargo Bank, National Association, as Administrative Agent ("Administrative Agent"). Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

                   A. I am, and at all pertinent times mentioned herein have been, the duly qualified and acting chief financial officer of Company. I have, together with other officers of Company, acted on behalf of Company in connection with the evaluation and negotiation of the proposed acquisition of Greiner Engineering, Inc., a Nevada corporation ("Greiner"), and the negotiation of the Credit Agreement and I am familiar with the terms and conditions thereof.

                   B. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for Company for the purpose of discussing the meaning of its contents.

                   C.   In connection with preparing for the
         consummation of the acquisition as well as the transactions and financings contemplated by the Credit Agreement (the "Proposed Transactions"), I have participated in the preparation of, and I have reviewed, pro forma projections of net income and cash flows for Greiner and its Subsidiaries for the fiscal years of Company ending October 31, 1996 through October 31, 2003, inclusive (the "Projected Financial Statements"). The Projected Financial Statements, attached hereto as Exhibit A,
                                                            ---------
         give effect to the consummation of the Proposed Transactions and assume that the debt obligations of Company will be paid in part from the cash flow generated by the operations of Greiner and its Subsidiaries. The Projected Financial Statements were prepared on the basis of information available at December 31, 1995. I know of no facts that have occurred since such date that would lead me to believe that the Projected Financial Statements are inaccurate in any material respect. The Projected Financial Statements do not reflect (i) any potential changes in interest rates from those assumed in the Projected Financial Statements, (ii) any potential material, adverse



                                    XVIII-A-1


                               Page 415 of 424


         changes in general business conditions, or (iii) any potential changes in income tax laws.

                   D. I have also participated in the preparation of, and I have reviewed, a pro forma summary balance sheet of Greiner and its Subsidiaries (the "Fair Value Summary Balance Sheet") as of the Initial Funding Date, giving effect to the Proposed Transactions. The Fair Value Summary Balance Sheet is attached hereto as Exhibit B and has been prepared as described
                            ---------
         in paragraphs F and G below and not in accordance with GAAP.

                   E. In connection with the preparation of the Projected Financial Statements, I have made such investigations and inquiries as I have deemed necessary and prudent therefor and, specifically, have relied on historical information with respect to revenues, expenses and other relevant items supplied by the supervisory personnel of Company and its Subsidiaries and of Greiner and its Subsidiaries directly responsible for the various operations involved. The assumptions upon which the Projected Financial Statements are based are stated therein. Although any assumptions and any projections by necessity involve uncertainties and approximations, I believe, based on my discussions with other members of management, that the assumptions on which the Projected Financial Statements are based are reasonable. Based thereon, I believe that the projections for Company and its Subsidiaries, taken as a whole, reflected in the Projected Financial Statements provide reasonable estimations of future performance, subject, as stated above, to the uncertainties and approximations inherent in any projections.

                   F. The Fair Value Summary Balance Sheet has been prepared in a manner which I believe reflects a conservative estimate of the fair value of the assets of Greiner on a parent-company basis (which reflects the estimated fair value of the stock of Greiner's Subsidiaries rather than consolidating the individual assets and liabilities of such Subsidiaries) and the probable liability on all of its debts, contingent or otherwise. For purposes of this Certificate, I understand "fair value" of any assets to mean the amount which may be realized within a reasonable time, either through collection of such assets or through sale of such assets at the regular market value thereof, conceiving of the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions. The specific methodology used by management for valuing Greiner and its Subsidiaries is set forth in paragraph G below.




                                    XVIII-A-2


                               Page 416 of 424


                   G. For purposes of constructing the Fair Value Summary Balance Sheet, I have utilized the following procedures:

                   I have separately estimated the fair value of the stock of each of Greiner's Subsidiaries by calculating the difference between the fair value of the assets of such Subsidiary and the probable liability on all of its debts, contingent or otherwise.

                   With respect to the asset values reflected in the Fair Value Summary Balance Sheet (including the asset values used to calculate the fair value of the stock of each of Greiner's Subsidiaries), I have included the net working capital of Greiner and its Subsidiaries, calculated as the difference between the current assets and current liabilities reported in their December 31, 1995 financial statements, and I have relied on the capitalization of earnings methodology -- whereby earnings before interest and taxes (EBIT) are capitalized at a specified EBIT multiple -- to arrive at the estimated fair value of the long-term assets of Greiner and its Subsidiaries. For these purposes I have utilized an EBIT multiplier of ____, which reflects a conservative estimate of the EBIT multiplier reflected in acquisition prices paid for total ownership positions in companies whose lines of business are similar to those of Greiner and its Subsidiaries.

                   With respect to liabilities reflected in the Fair Value Summary Balance Sheet (including liabilities used to calculate the fair value of the stock of Greiner's Subsidiaries), I have included long-term liabilities reported by Greiner and its Subsidiaries in their December 31, 1995 financial statements and the portion of the debts to be incurred by Greiner under the Subsidiary Guaranty and the Proposed Transactions. In addition, with respect to contingent liabilities (such as litigation, guaranties (other than the Subsidiary Guaranties) and pension plan liabilities), I have consulted with legal, financial and other personnel of Greiner and its Subsidiaries and have reflected as liabilities our best judgment as to the maximum exposure that can reasonably be expected to result therefrom in light of all the facts and circumstances existing at this time, recognizing that any such estimation is inherently subject to uncertainties.

                   Based on the foregoing, I have reached the following conclusions:

                   1. Greiner is not now, nor will the incurrence of the obligations under the Subsidiary Guaranty and the incurrence of the other obligations contemplated by the Proposed Transactions render Greiner "insolvent" as defined in this paragraph 1. The recipients of this


                                    XVIII-A-3


                               Page 417 of 424


              Certificate and I have agreed that, in this context, "insolvent" means that the present fair value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured. We have also agreed that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent. My conclusion expressed above is supported by the Fair Value Summary Balance Sheet. Valuation of Greiner on the basis thereof would reflect the net value of Greiner as $__________ representing the difference between asset values of $__________ and liabilities of $__________.

                   2. By the incurrence of the obligations under the Subsidiary Guaranty and the incurrence of the other obligations contemplated by the Proposed Transactions, Greiner will not incur debts beyond its ability to pay as such debts mature. I have based my conclusion in part on the Projected Financial Statements, which demonstrate that Greiner will have positive cash flow after paying all of its scheduled anticipated indebtedness (including the portion of the debts to be incurred by Greiner under the Subsidiary Guaranty and the Proposed Transactions projected to be paid from the cash flow generated by the operations of Greiner and its Subsidiaries and other permitted indebtedness). I have concluded that the realization of current assets in the ordinary course of business will be sufficient to pay recurring current debt and short-term and long-term debt service as such debts mature, and that the cash flow (including earnings plus non-cash charges to earnings [and the disposition of surplus fixed assets held for sale]) will be sufficient to provide cash necessary to repay the portion of the Loans and other obligations under the Credit Agreement and the other obligations contemplated by the Proposed Transactions projected to be paid pursuant to the Subsidiary Guaranty and other long-term indebtedness as such debt matures.

                   3. The incurrence of the obligations under the Subsidiary Guaranty and the incurrence of the other obligations contemplated by the Proposed Transactions will not leave Greiner with property remaining in its hands constituting "unreasonably small capital." In reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Greiner and its



                                    XVIII-A-4


                               Page 418 of 424


              Subsidiaries in light of the Projected Financial
              Statements and available credit capacity.

                   4. To the best of my knowledge, Greiner has not executed the Subsidiary Guaranty or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

                   I understand that Administrative Agent and Lenders are relying on the truth and accuracy of the foregoing in connection with the extension of credit to Company pursuant to the Credit Agreement.

                   I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate this ___ day of ________, 1996.

                                       URS CORPORATION

                                       _________________________________

                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________





























                                    XVIII-A-5


                               Page 419 of 424


                                 EXHIBIT XVIII-B

                    [FORM OF FINANCIAL CONDITION CERTIFICATE]

                         FINANCIAL CONDITION CERTIFICATE


                   This FINANCIAL CONDITION CERTIFICATE (this
         "Certificate") is delivered in connection with that certain Credit Agreement dated as of January 10, 1996 (the "Credit Agreement") by and among URS Corporation, a Delaware corporation ("Company"), the financial institutions referred to therein as Lenders ("Lenders") and Wells Fargo Bank, National Association, as Administrative Agent ("Administrative Agent"). Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

                   A. I am, and at all pertinent times mentioned herein have been, the duly qualified and acting chief financial officer of Company. In such capacity I have participated actively in the management of its financial affairs and am familiar with its financial statements and those of its Subsidiaries. I have, together with other officers of Company, acted on behalf of Company in connection with the evaluation and negotiation of the proposed acquisition of Greiner Engineering, Inc., a Nevada corporation ("Greiner"), and the negotiation of the Credit Agreement and I am familiar with the terms and conditions thereof.

                   B. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for Company for the purpose of discussing the meaning of its contents.

                   C.   In connection with preparing for the
         consummation of the acquisition as well as the transactions and financings contemplated by the Credit Agreement (the "Proposed Transactions"), I have participated in the preparation of, and I have reviewed, pro forma projections of net income and cash flows for Company and its Subsidiaries for the fiscal years of Company ending October 31, 1996 through October 31, 2003, inclusive (the "Projected Financial Statements"). The Projected Financial Statements, attached hereto as Exhibit A,
                                                            ---------
         give effect to the consummation of the Proposed Transactions and assume that the debt obligations of Company will be paid from the cash flow generated by the operations of Company and its Subsidiaries. The Projected Financial Statements were prepared on the basis of information available at October 31, 1995. I know of no facts that have occurred since such date that would lead me to believe that the Projected Financial Statements are inaccurate in any material respect. The Projected Financial Statements do not reflect (i) any potential


                                    XVIII-B-1


                               Page 420 of 424


         changes in interest rates from those assumed in the Projected Financial Statements, (ii) any potential material, adverse changes in general business conditions, or (iii) any potential changes in income tax laws.

                   D. I have also participated in the preparation of, and I have reviewed, a pro forma summary balance sheet of Company and its Subsidiaries (the "Fair Value Summary Balance Sheet") as of the Initial Funding Date, giving effect to the Proposed Transactions. The Fair Value Summary Balance Sheet is attached hereto as Exhibit B and has been prepared as described
                            ---------
         in paragraphs F and G below and not in accordance with GAAP.

                   E. In connection with the preparation of the Projected Financial Statements, I have made such investigations and inquiries as I have deemed necessary and prudent therefor and, specifically, have relied on historical information with respect to revenues, expenses and other relevant items supplied by the supervisory personnel of Company and its Subsidiaries and of Greiner and its Subsidiaries directly responsible for the various operations involved. The assumptions upon which the Projected Financial Statements are based are stated therein. Although any assumptions and any projections by necessity involve uncertainties and approximations, I believe, based on my discussions with other members of management, that the assumptions on which the Projected Financial Statements are based are reasonable. Based thereon, I believe that the projections for Company and its Subsidiaries, taken as a whole, reflected in the Projected Financial Statements provide reasonable estimations of future performance, subject, as stated above, to the uncertainties and approximations inherent in any projections.

                   F. The Fair Value Summary Balance Sheet has been prepared in a manner which I believe reflects a conservative estimate of the fair value of the assets of Company on a parent-company basis (which reflects the estimated fair value of the stock of Company's Subsidiaries rather than consolidating the individual assets and liabilities of such Subsidiaries) and the probable liability on all of its debts, contingent or otherwise. For purposes of this Certificate, I understand "fair value" of any assets to mean the amount which may be realized within a reasonable time, either through collection of such assets or through sale of such assets at the regular market value thereof, conceiving of the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions. The specific methodology used by management for valuing Company and its Subsidiaries is set forth in paragraph G below.


                                    XVIII-B-2


                               Page 421 of 424



                   G. For purposes of constructing the Fair Value Summary Balance Sheet, I have utilized the following procedures:

                   I have separately estimated the fair value of the stock of each of Company's Subsidiaries by calculating the difference between the fair value of the assets of such Subsidiary and the probable liability on all of its debts, contingent or otherwise.

                   With respect to the asset values reflected in the Fair Value Summary Balance Sheet (including the asset values used to calculate the fair value of the stock of each of Company's Subsidiaries), I have included the net working capital of Company and its Subsidiaries, calculated as the difference between the current assets and current liabilities reported in their October 31, 1995 financial statements, and I have relied on the capitalization of earnings methodology -- whereby earnings before interest and taxes (EBIT) are capitalized at a specified EBIT multiple -- to arrive at the estimated fair value of the long-term assets of Company and its Subsidiaries. For these purposes I have utilized an EBIT multiplier of ____, which reflects a conservative estimate of the EBIT multiplier reflected in acquisition prices paid for total ownership positions in companies whose lines of business are similar to those of Company and its Subsidiaries.

                   With respect to liabilities reflected in the Fair Value Summary Balance Sheet (including liabilities used to calculate the fair value of the stock of Company's Subsidiaries), I have included long-term liabilities reported by Company and each of its Subsidiaries in their October 31, 1995 financial statements and the portion of the debts to be incurred by Company under the Credit Agreement and the Proposed Transactions. In addition, with respect to contingent liabilities (such as litigation, guaranties (other than the Subsidiary Guaranties) and pension plan liabilities), I have consulted with legal, financial and other personnel of Company and its Subsidiaries and have reflected as liabilities our best judgment as to the maximum exposure that can reasonably be expected to result therefrom in light of all the facts and circumstances existing at this time, recognizing that any such estimation is inherently subject to uncertainties.

                   Based on the foregoing, I have reached the following conclusions:

                   1. Company is not now, nor will the incurrence of the obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions render Company "insolvent" as


                                    XVIII-B-3


                               Page 422 of 424


              defined in this paragraph 1. The recipients of this Certificate and I have agreed that, in this context, "insolvent" means that the present fair value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured. We have also agreed that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent. My conclusion expressed above is supported by the Fair Value Summary Balance Sheet. Valuation of Company on the basis thereof would reflect the net value of Company as $__________ representing the difference between asset values of $__________ and liabilities of $__________.

                   2. By the incurrence of the obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions, Company will not incur debts beyond its ability to pay as such debts mature. I have based my conclusion in part on the Projected Financial Statements, which demonstrate that Company will have positive cash flow after paying all of its scheduled anticipated indebtedness (including the portion of the debts to be incurred by Company under the Credit Agreement and the Proposed Transactions and other permitted indebtedness). I have concluded that the realization of current assets in the ordinary course of business will be sufficient to pay recurring current debt and short-term and long-term debt service as such debts mature, and that the cash flow (including earnings plus non-cash charges to earnings [and the disposition of surplus fixed assets held for sale]) will be sufficient to provide cash necessary to repay the portion of the Loans and other obligations under the Credit Agreement and the other obligations contemplated by the Proposed Transactions and other long-term indebtedness as such debt matures.

                   3. The incurrence of the obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions will not leave Company with property remaining in its hands constituting "unreasonably small capital." In reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Company and its Subsidiaries in light of the Projected Financial Statements and available credit capacity.



                                    XVIII-B-4


                               Page 423 of 424


                   4. To the best of my knowledge, Company has not executed the Credit Agreement or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

                   I understand that Administrative Agent and Lenders are relying on the truth and accuracy of the foregoing in connection with the extension of credit to Company pursuant to the Credit Agreement.

                   I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate this ___ day of ________, 1996.

                                       URS CORPORATION

                                       _________________________________

                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________
































                                    XVIII-B-5


                               Page 424 of 424